AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996
                                                     REGISTRATION NO. 333-15263
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                    WILSHIRE FINANCIAL SERVICES GROUP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6719                      93-1223879
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                                (I.R.S.
     (STATE OR OTHER                                     EMPLOYERIDENTIFICATION
     JURISDICTION OF                                            NUMBER)
     INCORPORATION OR
      ORGANIZATION)

             1776 SW MADISON ST. PORTLAND, OR 97205 (503) 223-5600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

 LAWRENCE A. MENDELSOHN PRESIDENT 1776 SW MADISON ST. PORTLAND, OR 97205 (503)
                                   223-5600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

      JAMES M. WADDINGTON, ESQ.                       ROBERT E. DEAN, ESQ.
PROSKAUER ROSE GOETZ & MENDELSOHN LLP             GIBSON, DUNN & CRUTCHER LLP
             1585 BROADWAY                                 4 PARK PLAZA
    NEW YORK, NEW YORK 10036-8299                 IRVINE, CALIFORNIA 92614-8557
            (212) 969-3000                                (714) 451-3800


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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                                                           PROPOSED       PROPOSED
                                                           MAXIMUM        MAXIMUM
                                         AMOUNT         OFFERINGPRICE    AGGREGATE    AMOUNT OF
     TITLE OF EACH CLASS OF               TO BE              PER          OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED      SHARE OR NOTE(3)   PRICE(3)       FEE
-------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
 share..........................   1,725,000 shares(1)      $12.00      $20,700,000   $6,272.73
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Notes due 2003..................     $86,250,000(2)          100%       $86,250,000   $26,136.36
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  Total.......................                                          $106,950,000  $32,409.09

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(1) Includes 225,000 shares of Common Stock which the Common Stock
    Underwriters have an option to purchase to cover over-allotments, if any.
(2) Includes $11,250,000 of Notes which the Notes Underwriter has an option to purchase to cover over-allotments, if any.
(3) Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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                               EXPLANATORY NOTE

  This Registration Statement is being filed with respect to (i) 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Wilshire Financial Services Group Inc. (and an additional 225,000 shares of Common Stock issuable upon exercise of the Common Stock Underwriters' over-allotment option), and (ii) $75 million principal amount of % Notes due 2003 (the "Notes") of Wilshire Financial Services Group Inc. (and an additional $11,250,000 of Notes issuable upon exercise of the Notes Underwriter's over-allotment option).

  This Registration Statement contains two forms of Prospectus. The first Prospectus relates to the offering of the Common Stock and the second Prospectus relates to the offering of the Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 18, 1996

PROSPECTUS
                           ------------------------
                                   WILSHIRE
                           ------------------------
                           FINANCIAL SERVICES GROUP

                        1,500,000 SHARES OF COMMON STOCK

  This Prospectus relates to the offering by Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG" and together with its subsidiaries, the "Company"), of 1,500,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of WFSG (the "Common Stock Offering"). Prior to the Common Stock Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the shares of Common Stock offered hereby will be between $10.00 and $12.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied for quotation of the Common Stock on the Nasdaq National Market ("Nasdaq") under the symbol "WFSG." Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 78% of the combined voting power of all outstanding shares of the Common Stock.

  The Underwriters have reserved 4.2% of the shares of Common Stock offered hereby for sale at the initial public offering price to directors, officers and employees of the Company and to certain other persons.

  In addition, WFSG is concurrently offering $75 million aggregate principal
amount of   % Notes due 2003 (the "Notes") of WFSG (the "Notes Offering"). See
"Description of Notes Offering." The Common Stock Offering and the Notes Offering are each conditioned on the completion of the other offering.

  THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 11 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS OF THE COMMON STOCK OFFERED HEREBY.

                                  -----------

 THE SECURITIES OFFERED  HEREBY ARE  NOT SAVINGS ACCOUNTS  OR SAVINGS DEPOSITS
  AND  ARE  NOT  INSURED  OR  GUARANTEED BY  THE  FEDERAL  DEPOSIT  INSURANCE
   CORPORATION ("FDIC"), ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE FDIC, THE OFFICE OF THRIFT SUPERVISION
 ("OTS") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, FDIC, OTS OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
  PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                            PRICE TO UNDERWRITING  PROCEEDS TO
                                             PUBLIC  DISCOUNT(1)  THE COMPANY(2)
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Per Share.................................   $          $             $
Total(3)..................................   $          $             $

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(1) See "Underwriting" for information relating to the indemnification of the Underwriters.
(2) Before deducting expenses payable by the Company estimated to be $   .
(3) WFSG has granted the Common Stock Underwriters an option, exercisable within 30 days of the date hereof, to purchase from WFSG up to 225,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent the option is exercised, the Underwriters will offer the additional shares of Common Stock at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Proceeds to the Company will be $   , $    and $   ,
    respectively. See "Underwriting."

  The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the shares of Common Stock will be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, the representative of the several Underwriters (the "Representative"), or in book-entry form through the facilities of The Depository Trust Company on or
about       , 1996.

                                  -----------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                   The date of this Prospectus is    , 1996.

  IN CONNECTION WITH THE COMMON STOCK OFFERING AND THE NOTES OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER THE COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  WFSG has filed with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance where such contract or other document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. As a result of the filing of the Registration Statement with the Commission, WFSG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. WFSG intends to furnish its stockholders annual reports containing audited financial statements and an opinion thereon expressed by WFSG's independent auditors as well as quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of the Registration Statement, including all exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including WFSG. The Company has applied for quotation of the Common Stock on Nasdaq. If the Common Stock is quoted on Nasdaq, reports, proxy and information statements and other information regarding the Company will be available for inspection at the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option to purchase additional shares of Common Stock. Unless the context otherwise requires, all references to the Company herein shall be deemed to include the Company and its subsidiaries. Unless otherwise indicated, all information in this Prospectus assumes that no outstanding stock options are exercised. The information contained in this Prospectus gives effect to certain transactions to be consummated prior to or simultaneously with the closing of the Common Stock Offering and the Notes Offering.

                                  THE COMPANY

GENERAL

  Wilshire Financial Services Group Inc. ("WFSG" and, together with its subsidiaries, the "Company") is a newly formed financial services holding company for certain companies and businesses previously held as a part of, and operated by, the Wilshire group of companies (the "Wilshire Companies") pursuant to a reorganization of the Wilshire Companies (the "Reorganization"). As part of the Reorganization, certain companies forming part of the Wilshire Companies will become subsidiaries of WFSG and therefore will be part of the publicly held group following the Common Stock Offering (the "Wilshire Public Companies") and certain companies, notably Wilshire Credit Corporation ("WCC"), will not become subsidiaries of WFSG and will remain privately held (the "Wilshire Private Companies"). The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of loan portfolios ("Loan Portfolios"), banking and non-traditional bankcard processing.

HISTORICAL STRUCTURE

  Prior to the Reorganization, the Wilshire Companies operated principally through two separate companies: (i) WCC, which conducted a substantial portion of the loan acquisition activities of and all of the loan servicing for the Wilshire Companies; and (ii) Wilshire Acquisitions Corporation ("WAC"), the holding company for two federally-chartered savings banks, First Bank of Beverly Hills, F.S.B. ("First Bank"), and Girard Savings Bank, F.S.B. ("Girard" and together with First Bank, the "Savings Banks"). The Wilshire Companies commenced Loan Portfolio acquisitions in 1990 funded primarily by lines of credit and joint ventures with institutional partners. Through October 21, 1996, the Wilshire Companies had purchased or committed to purchase approximately 409 Loan Portfolios, aggregating $2.4 billion in principal amount. In addition, at September 30, 1996 the Wilshire Companies serviced $1.4 billion of loans. The Wilshire Companies' income has been principally derived from ownership and servicing of, and profit participations in, Loan Portfolios.

  In the early 1990's, WCC acquired loans primarily from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation (the "RTC"), generally in auctions of pools of loans acquired from financial institutions which failed during the late 1980's and early 1990's. Although governmental agencies such as the FDIC and the Department of Housing and Urban Development ("HUD") continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Wilshire Companies purchased loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies.

  Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal owners of the Wilshire Companies (the "Principals"), purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC (the "Shareholder Loans"). The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Wilshire Companies. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. WAC has increased assets from $230.6 million at December 31, 1994 to $533.1 million at September 30, 1996 primarily through the acquisition of Loan Portfolios.

  The Principals have injected approximately $30 million into WAC since the acquisition of the Savings Banks to fund substantial asset growth and to maintain required capital levels given the substantial reserves taken on loans acquired as part of the acquisition of the Savings Banks (the "Inherited Loans") and approximately $24.5 million of sub-prime auto loans acquired in the fourth quarter of 1995 and the first quarter of 1996 (the "Sub-Prime Auto Loans"). As a result of the high level of loan loss reserves required in 1996, and other regulatory concerns regarding the management of the Savings Banks and the policies and procedures of the Savings Bank regarding internal asset reviews, allowances for loan and lease losses, loan purchases, internal audits and hedging transactions, the Office of Thrift Supervision (the "OTS"), on October 31, 1996 increased the level of regulatory supervision and imposed cease-and-desist orders (the "Orders") on and restricted further growth of assets at both Savings Banks. See "Regulation--Imposition of Cease and Desist Orders." The Company recently has hired additional management for the Savings Banks and taken other steps to address these regulatory concerns, but the Company will not be able to use the Savings Banks for growth until the Orders are lifted or modified. See "Risk Factors--Risks Related to Imposition of Cease and Desist Orders."

REORGANIZED STRUCTURE

  Following the Reorganization, WFSG will be the holding company for WAC, the Savings Banks, Wilshire Funding Corporation, a company formed to pursue loan acquisition and loan origination businesses similar to WCC following the Common Stock Offering and the Notes Offering ("WFC"), and Wilshire Servicing Corporation, a company formed to engage in the loan servicing business following the receipt of necessary licenses ("WSC"). As more fully described in the following paragraph, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG or transfer assets and liabilities to the Wilshire Public Companies as part of the Reorganization. The Company intends to build on the expertise of the Wilshire Companies and aggressively pursue the acquisition of Loan Portfolios. The Company evaluates Loan Portfolios based on anticipated future cash flows, available funding sources and minimum expected returns on equity. The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. The aggregate principal amount of the loans acquired by the Wilshire Companies during the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was approximately $501.4 million, $337.4 million, $388.5 million and $333.8 million, respectively, and the aggregate principal amount of the loans acquired by the Wilshire Public Companies during such period was approximately $242.6 million, $199.8 million, $147.6 million, and $2.2 million, respectively. As of September 30, 1996, the Company had $533.1 million of assets and stockholders' equity of $34.6 million.

  After giving effect to the Reorganization, the organizational structure of the Company will be as follows:

Wilshire Financial Services Group Inc.

Wilshire Funding Corporation
European Operations
Special Purpose Entities**

Wilshire Servicing Corporation*

Wilshire Acquisitions Corporation
First Bank of Beverly Hills, F.S.B.
Girard Savings Bank, F.S.B.

--------
 *Expected to commence servicing activities in 2-3 years following receipt of necessary licenses.
**Entities to be formed for financings and to complete securitizations.

  In the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. See "The Company--The Reorganization." WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at a market rate. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize extensive leverage. Key elements of this strategy include:

  . Significant Growth in Loan Portfolio Investments. During the last four years, the Wilshire Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans and other consumer loans, and Subordinate Securities (as defined herein). The Company expects to utilize its available funding sources to aggressively pursue Loan Portfolio acquisitions in the United States and Western Europe, a substantial portion of which are expected to be non-performing Loan Portfolios purchased at a discount ("Discounted Loans"). In addition, the Company expects to increase its purchases of commercial real estate loans.

  . Utilization of Varied Funding Sources. The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, and repurchase facilities. As of the closing of the Common Stock Offering and the Notes Offering, certain existing undrawn lines of credit ($416.0 million as of September 30, 1996) of the Wilshire Private Companies will be transferred to the Company. Amounts currently drawn under such lines of credit by the Wilshire Private Companies ($84.0 million as of September 30, 1996) will be transferred to the Company once such amounts are repaid by the Wilshire Private Companies. Substantially all of the Company's Loan Portfolio investments are expected to utilize a high degree of borrowed funds, minimizing the Company's equity investment to the extent possible. Since the Wilshire Companies' initial use of securitization in 1995 through September 30, 1996, the Wilshire Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including securitizations of non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming mortgage loans. The Company expects to securitize its Loan Portfolios when advantageous.

  . Expansion into European Markets. The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for conducting servicing activities in the United Kingdom. The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems, detailed investor reporting and aggressive servicing and work-out approaches.

  . Capitalize on Servicing Expertise. The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its investment in proprietary software have allowed the Wilshire Companies to effectively value and price Loan Portfolios. As of September 30, 1996, WCC was servicing more than $1.4 billion principal amount of loans, including $502.0 million for the Savings Banks. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while the Company is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company generally at a market rate. Accordingly, the Company does not expect any significant servicing income until it commences servicing loans for its own account in two to three years.

  . Growth of Non-Traditional Bankcard Processing Operations. The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa (R) and Mastercard (R) transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation, which was commenced in the third quarter of 1994, have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $5.1 million during the nine months ended September 30, 1996. Management believes that there are opportunities to expand this business using the Company's existing infrastructure.

  . Development of Wholesale Origination Network. In late 1995, the Wilshire Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage and manufactured housing loans on a nationwide basis through correspondents. Originations to date have been modest. While the Company is obtaining necessary licensing, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans at acquisition cost to the Company. Currently, this program focuses on the origination of in park manufactured housing loans and conforming and non-conforming first and second lien mortgage loans. The Company is in the process of launching two new programs for loans to good-credit borrowers.

                           THE COMMON STOCK OFFERING

Common Stock Offered....  1,500,000 shares (plus up to 225,000 shares subject to the Underwriters' over-allotment option).

Common Stock
outstanding (after the
Common Stock
Offering)...............  7,000,000 shares (plus up to 225,000 shares subject to the Underwriters' over-allotment option).

Dividend Policy.........  The Company intends to retain its earnings to support its future growth strategy and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

Reserved Nasdaq           WFSG.
symbol..................

Use of Proceeds.........  The net proceeds from the Common Stock Offering and the Notes Offering are expected to be used by the Company to support leveraged acquisitions of Loan Portfolios and for other general corporate purposes, including expansion into Western Europe.

                               THE NOTES OFFERING

  Concurrently with the Common Stock Offering, the Company is separately offering $75 million principal amount of Notes (plus up to $11.25 million of Notes subject to the Notes Underwriters' over-allotment option), which will
mature on    , 2003. The Notes will be general unsecured obligations of the
Company. Interest on the Notes will accrue at the rate of   % per annum and
will be payable semi-annually in arrears on     and     of each year commencing
on     , 1997. For information regarding the anticipated use of proceeds from the Notes Offering by the Company and the Notes generally, see "Use of Proceeds" and "Description of Notes Offering."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective investors of the Common Stock offered hereby.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following tables present Summary Consolidated Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine month period ended September 30, 1996 and the years ended December 31, 1995 and 1994 have been derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus (the "Audited Financial Statements").

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII") acquired 94.9% of the common stock of Girard in a purchase accounting transactions.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated basis and includes the accounts of WAC, First Bank, and Girard. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  The historical income statement and data presented for the nine months ended September 30, 1995 has been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period of the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

                                  NINE MONTHS
                                     ENDED          YEAR ENDED
                                 SEPTEMBER 30,     DECEMBER 31,
                                ----------------  ----------------
                                 1996     1995     1995     1994
                                -------  -------  -------  -------
                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Total interest income.........  $34,137  $17,052  $24,381  $ 9,569
Total interest expense........   19,592   10,411   14,481    5,457
                                -------  -------  -------  -------
Net interest income...........   14,545    6,641    9,900    4,112
Provision for estimated losses
 on loans.....................   15,751    3,221    4,266    2,173
                                -------  -------  -------  -------
Net interest income (loss) af-
 ter provision for estimated
 losses on loans..............   (1,206)   3,420    5,634    1,939
Other income (loss):
Bankcard income(1)............    5,078    3,202    4,694      635
Bankcard processing expense...   (3,865)  (2,408)  (3,462)    (274)
Other, net....................    5,164    1,940    1,875      866
                                -------  -------  -------  -------
  Total other income (loss)...    6,377    2,734    3,107    1,227
Other expenses:
Other general and administra-
 tive expenses................   10,905    5,247    8,102    4,944
                                -------  -------  -------  -------
(Loss) income before income
 tax provision................   (5,734)     907      639   (1,778)
Income tax (benefit) provi-
 sion.........................   (4,652)      68       47     (526)
                                -------  -------  -------  -------
Net (loss) income ............  $(1,082) $   839  $   592  $(1,252)
                                =======  =======  =======  =======
Pro forma net (loss) in-
 come(5)......................  $(1,302)          $   112
                                =======           =======
Pro forma (loss) earnings per
 share(5).....................  $(16.90)          $  4.75
                                =======           =======

                                                             DECEMBER 31,
                                            SEPTEMBER 30, --------------------
                                                1996        1995       1994
                                            ------------- ---------  ---------
                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................    $ 533,109   $ 341,454  $ 230,636
Loan portfolio, net(2)....................      177,280     258,827    179,377
Discounted loan portfolio:
 Total loans..............................       10,767      20,210      2,995
 Unaccreted discount......................       (1,632)     (3,008)      (470)
 Allowance for loan losses................       (5,716)     (3,855)      (431)
 Discounted loans, net....................        3,419      13,347      2,094
Loans held for sale, net, at lower of cost
 or market(3).............................      260,804      18,597        --
Real estate owned, net....................        2,514       4,964      1,208
Deposits, net.............................      487,535     303,524    196,289
Borrowings................................          --       13,000     21,500
Stockholders' equity(4)...................       34,554       7,039      6,793

--------
(1) The Company began its bankcard operations in 1994.
(2) Does not include Discounted Loans.
(3) Loans held for sale increased due to the Company's intent to sell approximately $277.5 million of single-family residential loans in the fourth quarter of 1996.
(4) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for Subordinated Debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.

(5) Assumes management employment agreements were in place at beginning of period rather than as of November 1, 1996 and that base compensation payable thereunder was paid during period rather than actual compensation. See Note 1 to the Consolidated Financial Statements.

                                               NINE MONTHS     YEAR ENDED
                                                  ENDED       DECEMBER 31,
                                              SEPTEMBER 30,  ---------------
                                                  1996        1995     1994
                                              -------------  -------  ------
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.....................       (.22)%       .24%   (.92)%
Return on average equity.....................      (3.09)%      8.65% (31.03)%
Average interest rate on total loans.........       9.39%       9.57%   7.65%
Average equity to average assets.............       7.24%       2.72%   2.96%
Net interest spread(6).......................       3.15%       3.08%   2.85%
Net interest margin(7).......................       3.88%       3.72%   3.04%
Ratio of earnings to fixed charges(8):
 Including interest on deposits..............                   1.04
 Excluding interest on deposits..............                   2.19
Non-performing loans to loans at end of
 period(2)...................................       9.11%       4.46%   5.95%
Allowance for loan losses to total loans at
 end of period...............................        9.2%        7.6%    3.9%
                                               NINE MONTHS     YEAR ENDED
                                                  ENDED       DECEMBER 31,
                                              SEPTEMBER 30,  ---------------
                                                  1996        1995     1994
                                              -------------  -------  ------
                                                 (DOLLARS IN THOUSANDS)
LOAN ORIGINATIONS(9).........................    $ 2,280     $ 8,748  $4,345
LOAN ACQUISITION DATA(9):
Loans:
 Single-family residential...................    221,581(10) 121,883  36,462
 Multi-family residential....................        --          --   61,247
 Commercial and other mortgage loans.........        --        2,126  31,091
 Consumer and other loans(11)................     18,742      11,012  10,847
Discounted Loans.............................        -- (12)  55,995   3,624
LOANS SOLD(9)................................     27,965(10)  16,673     --

--------

(6) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.

(7) Net interest margin represents net interest income divided by total average earnings assets.

(8) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense. Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1994 were inadequate to cover fixed charges by $5,734 and $1,778, respectively.

(9) Unpaid principal balances.

(10) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."

(11) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.

(12) Girard recently purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors before deciding to make an investment in shares of Common Stock.

RECENT LOSSES

  The Company reported a net loss of approximately $1.1 million for the nine months ended September 30, 1996, principally due to provisions for estimated losses on the Sub-Prime Auto Loans ($8.6 million) and the Inherited Loans ($4.8 million). A $1.4 million charge for the Savings Association Insurance Fund (the "SAIF") special assessment also contributed to the year-to-date loss. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Regulation--The Savings Banks--Recapitalization of SAIF."

NO ASSURANCE AS TO CONSISTENCY OF RESULTS OF OPERATIONS

  The results of operations of the Company may be significantly affected by required provisions for estimated loan losses, the timing and size of such provisions, variations in the volume of the Company's loan acquisitions, the volume of loans resolved, the differences between the Company's cost of funds and the average interest rates of the acquired loans, the effectiveness of the Company's hedging strategies, the interest rate for Senior Securities (as defined herein) issued in securitizations, and the timing and size of securitizations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Since the Company is not acquiring the assets and liabilities of WCC nor its servicing income, its result of operations in the short term following the closing of the Common Stock Offering in the Reorganization and the Notes Offering principally will be determined by the results of operations of the Savings Banks. Additionally, it is expected that the management of the Company will take approximately six months or more to fully utilize (through leverage) the proceeds of the Common Stock Offering and the Notes Offering.

RISKS RELATED TO RESULTS OF REGULATORY EXAMINATIONS

  Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to take actions to achieve compliance with certain laws and regulations and safe and sound practices and to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review, (iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS-West Region.

RISKS RELATED TO IMPOSITION OF CEASE-AND-DESIST ORDERS

  In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions; (b) develop plans to augment the depth and expertise of the management teams; (c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and (h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging a "big six" accounting firm to review management's implementation of corrective actions required by the OTS, (iii) increasing the size of the internal asset review department, and (iv) revising internal asset review policies. The Company is also in the process of hiring a manager to complete the development and implementation of an effective asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without modifications. Additionally there can be no assurances that the OTS will not impose further restrictions on the Savings Banks which could affect the Savings Banks ability to expand their lending and loan acquisition activities.

NO ASSURANCES OF EXPANSION

  A substantial amount of the net proceeds from the Common Stock Offering and the Notes Offering will be invested by the Company to support future expansion and growth of its lending activities and loan acquisition and servicing activities. There can be no assurance that the Company will be able to increase these activities in a manner which is consistent with management's business strategy and objectives or otherwise successfully expand its operations, which could have an adverse effect on the Company's results of operations.

RISKS RELATED TO AGGRESSIVE EXPANSION STRATEGY

  The Company, primarily through Girard, has had rapid growth during 1995 and the first nine months of 1996. The Savings Banks' deposits increased from $196.3 million at December 31, 1994 to $487.5 million at September 30, 1996. More than 73% of Girard's total loan portfolio was acquired in the five quarters ended September 30, 1996. Part of the Company's business strategy is to continue to aggressively pursue the acquisition of Loan Portfolios, a substantial portion of which are expected to be Loan Portfolios purchased at a discount. Additionally, the Company may decide to purchase loans with respect to which the Company does not have any prior loan acquisition experience. A substantial increase in the Company's total loan portfolio or the purchase of new categories of loans may increase the risk of loss on acquired loans and could have an adverse affect on the Company's results of operations.

IMPACT OF OTS GROWTH RESTRICTIONS

  Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, in excess of $145 million and $408 million, respectively, plus total net interest credited on deposit liabilities.

IMPACT OF FAILURE TO COMPLY WITH OTS GROWTH RESTRICTIONS

  Because the Orders prohibit the Savings Banks from increasing their total assets above specified levels as measured at the end of each calendar quarter, the Company may increase, and has currently increased total assets above such specified levels and is obligated to reduce its total assets to such specified levels at the end of the next calendar quarter. The increase of assets above specified levels could place the Savings Banks at a competitive disadvantage in the market place as they will have to dispose of certain assets prior to the end of each calendar quarter. As a result, the Savings Banks may not be able to obtain the best price or terms in connection with the disposition of assets and may be required to dispose of assets at a loss. In addition, failure to comply with the Orders at the end of any calendar quarter could have significant adverse consequences to the Savings Banks, including termination of FDIC insurance and civil money penalties.

RISK OF ADDITIONAL PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with the Company's acquisition of First Bank in 1993 and Girard in 1994 the Company acquired a substantial volume of impaired loans which required the Savings Banks to establish allowances for loan losses. For the nine months ended September 30, 1996 and for each of the years ended December 31, 1995, 1994, and 1993 First Bank was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.2 million, $2.6 million, $1.1 million and $1.1 million, respectively. For the nine months ended September 30, 1996 and for each of the years ended December 31, 1995 and 1994, Girard was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.6 million, $0.9 million, $1.1 million, respectively.

  In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations, the Savings Banks have been required to write off as a loss all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain rights in the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 50.7% of which have become greater than 30 days delinquent. The Savings Banks established reserves aggregating $8.6 million during the nine months ended September 30, 1996, including a 10% reserve on such loans which are current. As a result of the repossession of the collateral securing the loans, the Savings Banks now hold approximately 317 cars as assets, which they plan to sell as soon as practicable. The cars are not carried as assets on the Company's balance sheet since the loans were written off in full.

  Although the Company believes its allowances for loan losses are now adequate, no assurance can be given that future events will not require significant additional provisions for loan losses, for the Inherited Loans, Sub-Prime Auto Loans or otherwise at the Savings Banks. Future additions to these allowances may be required by the OTS, which periodically reviews the Savings Banks' allowances for losses and the carrying value of assets. Increases in the Company's or the Savings Banks' provisions for losses on loans would adversely affect the Company's results of operations and could result in losses in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATED TO A FAILURE TO MAINTAIN REQUIRED CAPITAL LEVELS AT THE SAVINGS BANKS

  The Orders require both Savings Banks to maintain "well-capitalized" status as measured at the end of each calendar quarter commencing December 31, 1996. The Principals have injected approximately $30 million into WAC since the acquisitions of the Savings Banks to fund the substantial asset growth and to maintain required capital levels given reserves taken on the Inherited Loans and the Sub-Prime Auto Loans.

  Failure to comply with the Orders could have significant adverse consequences to the Savings Banks. To the extent that either or both of the Savings Banks incur future losses, including losses as a result of required additional loan loss provisions, the Company may be required to inject additional capital into the Savings Banks to maintain compliance with the Orders, whether or not such capital can more effectively be utilized for other operations of the Company. Such additional capital contributions may have the effect of reducing or eliminating the Company's overall net income or requiring the Company to obtain additional debt or equity capital.

  OTS regulations permit the OTS to impose higher capital requirements on a savings bank if it determines that the capital level is or may become inadequate in view of such bank's circumstances. In making such determination, the OTS can take into account a number of factors, including the savings bank's loan portfolio quality, recent operating losses or anticipated losses, the condition of its holding company and whether the savings bank is receiving special supervisory attention, among other matters. Should the OTS impose an individual minimum capital requirement on either of the Savings Banks, the Company would be required to inject additional capital into such Savings Bank, whether or not such usage of capital is optimal for the Company.

RISKS RELATED TO EXTENSIVE USE OF FINANCIAL LEVERAGE

  The Company's acquisitions of Loan Portfolios through WFC are expected to be highly leveraged with full recourse to the Company. Performing Loan Portfolios are currently expected to generally be financed approximately 95% with secured borrowings and non-performing Loan Portfolios are currently expected to generally be financed approximately 90% with secured borrowings. Subject to certain assumptions, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of net proceeds to acquire Loan Portfolios. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity." While the highly leveraged nature of the Company's Loan Portfolios can offer the opportunity for increased rates of return on equity, it involves a greater degree of risk as relatively smaller declines in the value of a Loan Portfolio can reduce or eliminate the Company's capital invested in such Loan Portfolio. In addition, such declines can result in margin calls (i.e., demands by the Company's lenders for additional cash or assets as security for their lending) which can have an adverse impact on the Company's liquidity and capital resources. The high degree of leverage on the Company's Loan Portfolios also may make the Company more vulnerable to a downturn in business, real estate values or the economy generally. Though management would normally expect to repay any secured indebtedness incurred in connection with loan acquisitions from the proceeds of the Loan Portfolios acquired, such a downturn in the economy or real estate market could have an impact on the Company's ability to repay such indebtedness. An increase in market interest rates or a decline in the value of the collateral may have an adverse effect on the ability of the Company to satisfy its loan obligations and could therefore have a material adverse effect on the Company's results of operations. The Company's aggressive expansion strategy may result in the need for additional debt and/or equity financing in the future. Any additional debt financing could increase the Company's leverage over current levels.

UNCERTAINTIES AND RISKS OF DISCOUNTED LOAN ACQUISITION ACTIVITIES

  Since 1993, WCC has aggressively sought to increase its discounted loan portfolio. As of September 30, 1996, WCC's discounted loan portfolio included $490.8 million gross unpaid principal balances of Discounted Loans. The Company currently expects to continue to aggressively acquire non-performing loan portfolios. Although management of the Company has been actively involved in the acquisition of loans since 1991, the acquisition of non-performing ("discounted loans") and under-performing loans involves uncertainties and risks, including without limitation the risk that the discount on the loans acquired may not be sufficient to profitably resolve the loans.

  Discounted Loans become real estate owned when the Company forecloses on the collateral properties. The value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

DEPENDENCE ON WILSHIRE CREDIT CORPORATION

  Following the closing of the Common Stock Offering and the Notes Offering, the Company will not have the necessary licenses to conduct loan origination and loan servicing activities directly. Until necessary licenses are obtained, the Company will rely upon WCC to conduct loan origination and loan servicing activities for the Company pursuant to certain agreements with WCC. See "Certain Relationships and Related Transactions." Management expects to obtain the necessary licenses within two to three years, however there can be no assurances that management will obtain the licenses within such period, which would extend the period of the Company's dependence on WCC.

DEPENDENCE ON KEY PERSONNEL

  The Company's growth and development to date have been largely dependent upon the services of Andrew A. Wiederhorn, Chief Executive Officer of the Company and Lawrence A. Mendelsohn, President of the Company. Although the Company has been able to attract and retain other qualified management personnel, the loss of either Andrew Wiederhorn's or Lawrence Mendelsohn's services for any reason could have a material adverse effect on the Company. The Company has entered into employment agreements with each of Messrs. Wiederhorn and Mendelsohn, which contain non-competition agreements. See "Management-- Employment Agreements." The Company also maintains "key man" life insurance on the lives of Messrs. Wiederhorn and Mendelsohn.

RISKS RELATED TO MANAGEMENT OF GROWTH

  The Company has undergone a period of significant growth, and further expansion may significantly strain the Company's management, financial and other resources. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the necessary personnel to meet its business objectives. If the Company is unable to manage its growth effectively, the Company's business, operating results and financial condition could be materially and adversely affected.

RISKS RELATED TO FUNDING SOURCES

  The Company will fund the loans that it originates or purchases through borrowings under warehouse and repurchase financing facilities with certain national investment banking firms, brokered and wholesale deposits, secured term loans and internally generated funds. To the extent that the Company is not successful in maintaining or replacing its existing financing sources, it would have to curtail its loan acquisition activities or sell loans, which may have an adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS RELATED TO RELIANCE ON WHOLESALE AND BROKERED DEPOSITS.

  Though the Company as a whole has other sources of funding, the Savings Banks currently use brokered and wholesale deposits as a significant source of funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Funding Sources." The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its market. Because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits to fund their operations if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. In addition, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments.

NO PRIOR EXPERIENCE WITH INTERNATIONAL OPERATIONS; START-UP PERIOD

  The Company is expanding its activities internationally. Neither the Company nor the Wilshire Private Companies has previously conducted operations outside the United States. Risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, heightened risks of political and economic instability, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. There can be no assurance that one or more of these factors will not have a materially adverse effect on the Company's European operations. Since the Company's financial statements are stated in U.S. Dollars, and since not all the Company's expenses are incurred in U.S. Dollars, the Company's operations may be affected by fluctuations in currency exchange rates.

  The Company's international expansion will require significant capital which will initially result in losses for such operations. As a result, the Company does not expect its European operations to make a significant contribution to revenues or income in the near term.

HIGH-RISK NON-TRADITIONAL BANKCARD PROCESSING ACTIVITIES

  There is a higher risk of consumer charge-backs associated with non-traditional mail order, telephone order and audiotext bankcard processing activities because the consumer is not physically present at the time of the transaction.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS

  The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business or their real estate markets likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of its collateral. Moreover, earthquakes and other natural disasters could have similar effects.

RISKS RELATED TO CHANGES IN INTEREST RATES

  The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets plus accreted purchase discount and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate and purchase loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; and the Savings Banks' ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. An effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. The nature and timing of and the counter-party to a hedging transaction may impact the effectiveness of hedging strategies. Poorly designed strategies or improperly executed transactions may increase rather than mitigate the risk. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in periods of rising or fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, which could have a material adverse effect on the Company's results of operations.

RISKS RELATED TO CONCENTRATION OF LOAN PORTFOLIO IN THE STATE OF CALIFORNIA

  At September 30, 1996, approximately 54.9% of the Company's total loan portfolio was in the state of California, which from time to time, including recently, has experienced adverse economic conditions, including a decline in real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional declines in the local economy, rising interest rates and regulatory requirements could have a material adverse effect on the Company's result of operations. The concentration of the Company's total loan portfolio is expected to change in the near future. See "Recent Developments."

REGULATION

  The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured financial institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender (as defined herein) generally has the broadest authority to engage in various types of business activities with little to no restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. Multiple savings and loan holding companies are subject to activities limitations. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust;
(vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board (the "FRB") as permissible investment for bank holding companies. The Company is currently unable to merge First Bank and Girard, thereby becoming a unitary savings and loan holding company subject to fewer activities restrictions, until certain regulatory concerns regarding the Savings Banks are resolved. There can be no assurance that the Company will be able to merge the Savings Banks.

LIMITATIONS ON STOCK OWNERSHIP

  With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock of the Company or obtaining the ability to control in any manner the election of the directors or otherwise direct the management or policies of a savings and loan holding company or a savings institution, without prior notice or application to and approval of the OTS.

COMPETITION

  The businesses in which the Company is engaged generally are highly competitive. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. The acquisition of loans is particularly capital-intensive and is typically based on competitive bidding.

CONTROL OF CURRENT STOCKHOLDERS

  Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 78% of the combined voting power of all outstanding shares of Common Stock of the Company. As a result, these stockholders, acting together, would be able to effectively control virtually all matters requiring approval by the stockholders of the Company. This voting control may have the effect of discouraging offers to acquire the Company because the consummation of any such acquisition would require the consent of Andrew A. Wiederhorn and Lawrence A. Mendelsohn.

ABSENCE OF A PRIOR MARKET FOR THE COMMON STOCK

  Prior to the Common Stock Offering, there has been no public market for the Common Stock. The Company has applied for quotation of the Common Stock on Nasdaq under the symbol "WFSG." Any approval of such application will be subject to the Company's compliance with certain requirements of the NASD, including, among other requirements, a requirement that there be at least two market makers for the Common Stock and at least 400 stockholders of record. Although the Company will use its best efforts to encourage and assist market makers in establishing and maintaining a market for the Common Stock in the over-the-counter market, there can be no assurance that there will be one or more other market makers for the Common Stock, or that the Company will be able to comply with the number of stockholders and other requirements of the NASD for quotation of the Common Stock on the Nasdaq National Market. Moreover, even if such requirements are met, there can be no assurance that an established and liquid trading market will develop or that, if developed, it will be sustained, especially given the small size of the Common Stock Offering.

  The initial public offering price of the Common Stock offered hereby will be determined by negotiations among the Company and the Representative and may not be indicative of the prices at which the Common Stock will trade after the Common Stock Offering. See "Underwriting." Moreover, there may be significant volatility in the market price for the Common Stock after the Common Stock Offering. Quarterly operating results of the Company, changes in conditions in the economy or the financial services industry or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially.

SHARES ELIGIBLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that future sales of the Common Stock or the availability of the Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Upon completion of the Common Stock Offering, 7,000,000 shares of Common Stock will be issued and outstanding and 1,081,225 shares of Common Stock (assuming the Underwriter's overallotment option is not exercised) will be issuable upon the exercise of stock options that the Company has granted or agreed to grant. Of such outstanding shares, 5,500,000 shares of Common Stock will be "restricted" shares as defined in Rule 144 ("Rule 144") promulgated under the Securities Act. Accordingly, such shares of Common Stock may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144. Under Rule 144, if at least three years have elapsed since the acquisition of restricted shares from the Company or an affiliate of the Company (whichever is later), a holder of such restricted shares that has not been an affiliate of the Company for the three months preceding the sale will in general be entitled to sell such shares in the public market, without restriction under the Securities Act. The shares of Common Stock held by affiliates of the Company as well as any restricted shares as to which the three-year period has not yet elapsed, will be eligible for sale under Rule 144 if the minimum two-year holding period thereunder for such shares has elapsed, subject to volume and other restrictions. The Commission is considering shortening these periods.

  The Principals, who hold an aggregate of 5,425,457 shares have agreed not to offer, sell, or otherwise dispose of any shares of Common Stock without the prior written consent of the Representative for a period of 180 days after the date of this Prospectus. Sales of substantial amounts of the Common Stock, or the perception that such sales could occur, may affect the market price of the Common Stock prevailing from time to time. See "Underwriting" and "Shares Eligible for Future Sale." As of the date hereof, the Company had granted or agreed to grant options to purchase an aggregate of approximately 1,081,225 shares of Common Stock, none of which are currently exercisable. Such outstanding options will become exercisable 60 days after the closing of the Common Stock Offering and the Notes Offering. Shortly after the date of this Prospectus, the Company intends to file a registration statement on Form S-8 under the Securities Act registering approximately 1,750,000 shares of Common Stock issuable upon the exercise of options granted under the Company's Stock Incentive Plan pursuant to which the Company has granted or agreed to grant options to purchase an aggregate of 1,050,000 shares of Common Stock, assuming the Underwriters' overallotment option is not exercised. Upon effectiveness of the registration statement, shares issued to nonaffiliates upon the exercise of the options generally will be freely tradeable without restriction or further registration under the Securities Act.

IMMEDIATE DILUTION

  Purchasers of the Common Stock offered hereby will experience immediate dilution in net tangible book value per share of Common Stock from the initial public offering price. The initial public offering price is substantially greater than the effective price at which the Company's existing stockholders purchased their shares and the effective exercise price of the Company's outstanding stock options. See "Dilution."

                                  THE COMPANY

GENERAL

  WFSG was recently formed as a financial services holding company for a group of companies previously held as a part of, and operated by, the Wilshire Companies. As part of the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG and will remain privately held. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional bankcard processing. The Company, as a savings and loan holding company, is subject to regulation by the OTS.

  Prior to the Reorganization, the Wilshire Companies operated principally through two separate companies: (i) WCC, which conducted the servicing and a portion of the loan acquisition activities; and (ii) WAC, the holding company for the Savings Banks. The Savings Banks are subject to regulation by the OTS, as their chartering authority, and by the FDIC as a result of their membership in the SAIF, which insures the Savings Banks' deposits up to the maximum extent permitted by law. The Savings Banks are also members of the Federal Home Loan Bank ("FHLB") of San Francisco, one of 12 regional banks which comprise the FHLB system.

  The Wilshire Companies began in 1987 as an equipment leasing company primarily involved in leasing cellular phones. WCC was formed in May 1989 to manage the Wilshire Companies' activities in the loan and lease servicing business and to service a third party's heavy industrial equipment leasing portfolio which consisted of leases of containers, railroad cars and other similar equipment. During the early 1990s, the Wilshire Companies sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by acquiring Loan Portfolios from the RTC, the FDIC and private sellers such as banks, thrifts, finance companies and leasing companies and selling participations in such Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such Loan Portfolios. The Principals purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC. The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Wilshire Companies. Both of the Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. More recently, the Company decided to expand its loan acquisitions and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. See "Business-- European Operations."

THE REORGANIZATION

  Following the Reorganization, the Company will be the holding company for WAC and the Savings Banks and its other subsidiaries will include WFC, a company formed to continue the loan acquisition and loan origination businesses of the Wilshire Companies following the Common Stock Offering and the Notes Offering, and WSC, a company formed to continue the loan servicing business of the Wilshire Companies following the receipt of necessary licenses. In the Reorganization, the Wilshire Private Companies, including WCC will not become subsidiaries of the Company or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans made to the Principals to fund acquisitions of, and certain capital contributions to, the Savings Banks. The Wilshire Private Companies are Subchapter S corporations under the Federal tax code, and the taxable income of the corporations is passed through to the shareholders (Messrs. Wiederhorn and Mendelsohn) and reported in the Messrs. Wiederhorn's and Mendelsohn's individual tax returns. Contribution of the Wilshire Private Companies, or of certain of the assets of the Wilshire Private Companies, to the new public entity, would have triggered taxable gains and have adverse tax consequences to the Messrs. Wiederhorn and Mendelsohn. WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio of loans; provided, however, WCC will not compete with the Company for third party servicing. See "Business--Servicing Relationships." New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at market rates. Following such period, WSC will commence servicing loans for the Company and WCC, until such time as WCC has liquidated its existing portfolio of loans. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios. WCC will continue to operate its other businesses and may in the future enter into other lines of business. WCC's other businesses include, indirectly the leasing of cellular phone air time. WCC through its private affiliates is also involved in the business of ownership and management of office buildings and other similar long-term real estate investments.

  The Company's executive offices are located at 1776 SW Madison St., Portland, Oregon 97205, and the telephone number of its executive offices is
(503) 223-5600 and its facsimile number is (503) 223-8799.

                              RECENT DEVELOPMENTS

LOAN ACQUISITIONS

  During October 1996, the Company acquired or committed to acquire four Loan Portfolios aggregating $311.0 million principal amount, all of which were or will be acquired by the Savings Banks.

  In October 1996, Girard committed to purchase approximately $240.8 million unpaid principal amount of discounted residential mortgage loans offered by Citicorp North America Inc. and Citibank N.A. in a sealed bid auction (the "Citicorp Portfolio"). Such transaction settled on November 1, 1996 (the "Settlement Date"). Girard made a concurrent sale of approximately $38.8 million unpaid principal amount of the Citicorp Portfolio to an unaffiliated third party on the Settlement Date resulting in a gain. The remainder of the purchase price to Citicorp was financed by Girard under a master repurchase agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC") pursuant to which BSMCC has purchased certain performing and non-performing mortgage loans and Girard has simultaneously agreed to repurchase such loans on a specified date. The Company currently expects that Girard will repay such financing by selling certain performing residential mortgage loans to WFC, which in turn is expected to securitize such loans.

  In October 1996, Girard acquired approximately $38.2 million in unpaid principal amount of discounted residential mortgage loans from a successful bidder in an auction conducted by HUD. Girard also agreed to acquire in December 1996 approximately $31.9 million in unpaid principal amount of discounted residential mortgage loans to be sold by a successful bidder in an auction conducted by HUD.

  As a result, on completion of such series of transactions, Girard will have purchased approximately $272 million of unpaid principal balance discounted residential mortgage loans and sold an equivalent market value of performing residential mortgage loans. Although the Orders prohibit Girard from increasing its total assets above $408 million, the amount of total assets is only measured on a quarterly basis. Therefore, Girard may increase its assets so long as at the end of a quarter the assets are not in excess of the amount specified by the OTS. The Company had extensive negotiations with the OTS in connection with the issuance of the Orders during which the Orders were revised to apply an end-of-the-calendar-quarter test and to allow the Company to increase total assets above specified limits provided that the Company meets the test as of the end of the calendar quarter. The Company has subsequently confirmed this practice in conversations with the OTS prior to bidding and upon the acquisition of the Citicorp Portfolio.

  WFC has also agreed to acquire approximately $106 million unpaid principal amount of home equity loans, second lien mortgages, consumer loans and Subordinate Securities (the "Institutional Portfolio") from a major institutional investor (the "Institutional Investor") at a discount. The settlement of this transaction is expected to occur in the first quarter of 1997. WCC receives a small percentage of the initial cash flow and a portion of the profits as a servicing fee, which servicing fee will be assigned by WCC to WSC prior to the sale of the Institutional Portfolio to WFC.

ACQUISITION OF SERVICING RIGHTS

  In October 1996, the Company committed to acquire the servicing rights to a portfolio of approximately $292 million unpaid principal amount of residential mortgage loans offered by Merrill Lynch Credit Corporation through a competitive bid (the "Merrill Portfolio") and the servicing transfer is expected to be completed in the fourth quarter of 1996. The Company is expected to retain WCC as a subservicer of the Merrill Portfolio at below-market rates.

EUROPEAN EXPANSION

  The Company has agreed in principal with a major U.S. investment bank (the "J.V. Partner") to form a joint venture to service residential mortgage loans in the United Kingdom. Under the preliminary terms of the proposed joint venture, the Company would acquire a 50% interest in a United Kingdom servicing company (the "U.K. Servicer") for a nominal amount. The Company and the J.V. Partner would each appoint three directors, and the Company would manage the day-to-day operations of the U.K. Servicer. Each of the Company and the J.V. Partner are expected to agree to use the U.K. Servicer to service any U.K. residential mortgage loans acquired by such party or mortgage loans included in securitizations placed by the J.V. Partner to the extent that seller of such loans does not retain servicing. At September 30, 1996, the U.K. Servicer serviced approximately (Pounds)500 million (as of September 30, 1996 approximately US$780 million (source: Bloomberg Symbol BPUS)) principal amount of loans (or approximately 9,000 loans). The Company is currently negotiating the definitive terms of the joint venture with the J.V. Partner and expects that definitive documents will be executed in the fourth quarter of 1996 or the first quarter of 1997. There can be no assurance, however, that this joint venture will be completed, or as to the terms on which it may be completed.

                                USE OF PROCEEDS

  Net proceeds to be received by the Company from the Common Stock Offering currently are estimated to be $16.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company ($18.7 million, if the Common Stock Underwriters' over-allotment option is exercised in full). Net proceeds to be received by the Company from the Notes Offering currently are estimated to be $71.5 million before deducting the underwriting discount and estimated offering expenses payable by the Company ($82.3 million, if the Notes Underwriters' over-allotment is exercised in full).

  Substantially all of the net proceeds of the Common Stock Offering and Notes Offering will be used for leveraged acquisitions of Performing and Discounted Loan Portfolios (primarily single-family and multi-family residential secured by real estate) in the U.S. and Western Europe. Performing Loan Portfolios are expected to generally be financed approximately 95% with secured borrowings and Discounted Loan Portfolios are expected to generally be financed approximately 90% with secured borrowings. Although the Company expects to utilize the net proceeds to acquire approximately equal amounts of Performing and Discounted Loan Portfolios, market conditions may impact the composition of the Company's loan acquisitions. The Company expects to use its extensive funding sources, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios to fund its leveraged acquisitions of Loan Portfolios. See "Business--Funding Sources." Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is most cost effective. The actual dollar amount of secured borrowings incurred by the Company will vary depending on a number of factors, including the breakdown between performing and non-performing loans acquired by the Company, the amount of leverage lenders are willing to make available at the time a Loan Portfolio is acquired (which will be affected by market conditions), and management's determination as to the appropriate amount of leverage at the time a portfolio is acquired. Based on the Company's current business plan (which assumes that an equal amount of performing and non-performing loans will be acquired), assuming that the Company can locate and acquire sufficient Loan Portfolios and continue to obtain financing for 95% of Performing Loan Portfolios and 90% for Non-performing Portfolios and assuming no exercise of the overallotment options, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of the net proceeds to acquire Loan Portfolios. In addition, the Company expects that approximately $5 million of the net proceeds from the Common Stock Offering and the Notes Offering will be for general corporate purposes, including expansion into Western Europe. Such net proceeds will give the Company increased flexibility in conducting the businesses in which it is engaged, including the acquisition and resolution of Discounted Loans and other loans. The Company expects that it will take approximately six months or more to fully utilize the net proceeds of the Common Stock Offering and Notes Offering.

                                DIVIDEND POLICY

  The Company currently intends to retain its earnings to support its future growth strategy and does not anticipate paying any dividends on the Common Stock in the foreseeable future. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. There are various regulatory restrictions on the ability of the Savings Banks to pay dividends or make other distributions to the Company. See "Regulation--The Savings Banks--Restrictions on Capital Distributions" and "--Affiliate Transactions." In addition, the Company is subject to certain restrictions on distributions to stockholders under the indenture relating to the Notes. Pursuant to the Indenture the Company may not make any Restricted Payments (which term includes dividends on the Common Stock) upon the occurrence of a Default or Event of Default or the failure of the Company to comply with certain other covenants. See "Description of Notes Offering." Any determination to pay dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, and other factors deemed relevant at that time by the Company's Board of Directors.

                                   DILUTION

  The net book value of the Company's Common Stock as of September 30, 1996 was $34.6 million or approximately $6.28 per share. Net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by shares of Common Stock outstanding.

  Dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Common Stock Offering and the pro forma net tangible book value per share of Common Stock immediately after the completion of the Common Stock Offering. Shares used in the computation of per share amounts below include 5,500,000 shares outstanding as of September 30, 1996 and 1,500,000 shares of Common Stock issued in the Common Stock Offering. After giving effect to the sale by the Company of 1,500,000 shares of Common Stock in the Common Stock Offering and $75 million principal amount of Notes in the Notes Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of September 30, 1996 would have been $50.7 million or $7.24 per share. This represents an immediate increase in net tangible book value of $.96 per share to existing stockholders and an immediate dilution in net tangible book value of $4.76 per share to purchasers of Common Stock in the Common Stock Offering, as illustrated in the following table:

Assumed Common Stock Offering price per share(1)....................... $12.00
  Pro-forma net tangible book value per share as of September 30,
   1996(2)............................................................. $ 6.28
  Increase per share attributable to new investors..................... $  .96
Pro forma net tangible book value per share after the Common Stock Of-
 fering and Notes Offering(3).......................................... $ 7.24
Dilution per share to new investors.................................... $ 4.76

--------
(1) Before deducting estimated underwriting discounts and estimated expenses of the Common Stock Offering payable by the Company.
(2) Outstanding shares as of September 30, 1996 are based on Common Stock issued, at the date when WFSG was formed, to existing shareholders of WAC and the Savings Banks in exchange for their Common Stock of those entities. WFSG was actually formed subsequent to September 30, 1996.
(3) Excludes 1,050,000 shares of Common Stock issuable upon the exercise of options to be granted at the Closing of the Common Stock Offering and Notes Offering pursuant to the Incentive Stock Plan and 31,225 shares of Common Stock issuable upon the exercise of options. See "Management-- Incentive Stock Plan--Options to be Granted at Closing."

  The following table summarizes on a pro forma as adjusted basis as of September 30, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share of the Common Stock paid by the existing stockholders and the new investors in the Common Stock Offering.

                               SHARES OWNED
                             AFTER THE PUBLIC
                                 OFFERING      TOTAL CONSIDERATION     AVERAGE
                             ----------------- ---------------------    PRICE
                              NUMBER   PERCENT  AMOUNT     PERCENT    PER SHARE
                             --------- ------- ---------- ----------  ---------
Existing Stockholders(1).... 5,500,000  78.57%     34,554      65.75%  $ 6.28
New Investors............... 1,500,000  21.43%     18,000      34.25%  $12.00
                             ---------  -----  ----------  ---------   ------
  Total..................... 7,000,000    100%     52,554        100%

--------
(1) Excludes shares of Common Stock issuable upon the exercise of options. See "Management--Incentive Stock Plan--Options to be Granted at Closing."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1996 and as adjusted as of that date to give effect to (i) the Common Stock Offering and the Notes Offering and the application of the net proceeds therefrom as described under "Use of Proceeds"; (ii) no exercise of any over-allotment option; and (iii) the Reorganization pursuant to which certain of the Wilshire Companies became subsidiaries of the Company. This information below should be read in conjunction with the Consolidated Financial Statements and the Notes thereto which are included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Management--Executive Compensation" and "--Incentive Stock Plan."

                                                        SEPTEMBER 30, 1996
                                                      -------------------------
                                                       ACTUAL      AS ADJUSTED
                                                      ----------  -------------
                                                      (DOLLARS IN THOUSANDS)
Short-term debt:
  Repurchase agreements.............................. $      --    $       --
Long-term debt:
   % Notes due 2003..................................        --         75,000
                                                      ----------   -----------
      Total..........................................        --         75,000
                                                      ----------   -----------
Stockholders' equity:
  Preferred Stock, par value $0.01 per share;
   10,000,000 shares authorized; no shares outstand-
   ing...............................................        --            --
  Common Stock, par value $0.01 per share; 50,000,000
   shares authorized; 5,500,000 shares issued and
   outstanding (actual); 7,000,000 shares issued and
   outstanding (as adjusted) for the Common Stock Of-
   fering(1).........................................     35,550        51,690
  Retained earnings (accumulated deficit)............       (827)         (827)
  Unrealized gain on available for sale securities...       (169)         (169)
                                                      ----------   -----------
      Total stockholders' equity.....................     34,554        50,694
                                                      ----------   -----------
      Total capitalization........................... $   34,554   $   125,694
                                                      ==========   ===========
  Savings Banks' Regulatory Capital:
  Regulatory capital ratios of First Bank
    Tangible capital.................................        6.0%          6.0%
    Core capital.....................................        5.9%          5.9%
    Total capital to risk-weighted assets............       10.0%         10.0%
  Regulatory capital ratios of Girard
    Tangible capital.................................        6.8%          6.8%
    Core capital.....................................        7.0%          7.0%
    Total capital to risk-weighted assets............       11.0%         11.0%

--------
(1) Excludes shares of Common Stock issuable upon the exercise of options. See "Management--Incentive Stock Plan--Options to be Granted at Closing."

                        SELECTED FINANCIAL INFORMATION

  The following tables present Selected Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994 have been derived from the Audited Consolidated Financial Statements included elsewhere in this Prospectus.

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC, Wilshire Acquisitions Corporation II ("WACII") acquired 94.9% of the common stock of Girard in a purchase accounting transaction.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated basis and includes the accounts of WAC, First Bank, and Girard. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated."

  The historical income statement and data presented for the nine months ended September 30, 1995 has been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentations to the Company's results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

                              NINE MONTHS ENDED      YEAR ENDED
                                SEPTEMBER 30,       DECEMBER 31,
                              ------------------  -----------------
                                1996      1995      1995     1994
                              --------  --------  --------  -------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                 AMOUNTS)
INCOME STATEMENT DATA:
Interest Income:
 Loans......................  $ 31,686  $ 15,224  $ 21,821  $ 7,923
 Mortgage-backed
  securities................     1,280     1,099     1,359    1,361
 Investments and federal
  funds sold................     1,171       729     1,201      285
                              --------  --------  --------  -------
 Total interest income......    34,137    17,052    24,381    9,569
                              --------  --------  --------  -------
Interest expense:
 Deposits...................    17,448     9,979    13,944    5,017
 Borrowings.................     2,144       432       537      440
                              --------  --------  --------  -------
 Total interest expense.....    19,592    10,411    14,481    5,457
                              --------  --------  --------  -------
Net interest income.........    14,545     6,641     9,900    4,112
Provision for estimated
 losses on loans............    15,751     3,221     4,266    2,173
                              --------  --------  --------  -------
Net interest (loss) income
 after provision for
 estimated losses on loans..    (1,206)    3,420     5,634    1,939
                              --------  --------  --------  -------
Other Income:
 Bankcard income(1).........     5,078     3,202     4,694      635
 Bankcard processing
  expense...................    (3,865)   (2,408)   (3,462)    (274)
 Gain on sale of loans......     1,983       981       642      --
 Loan fees and charges......     1,217       522       610       43
 Trading account--unrealized
  gain......................     1,601       --        --       --
 Gain on sale of mortgage-
  backed securities
  available for sale........       --        --         14       54
 Amortization of deferred
  credits...................       346       346       460      388
 Other, net.................        17        91       149      381
                              --------  --------  --------  -------
 Total other income.........     6,377     2,734     3,107    1,227
                              --------  --------  --------  -------
Other Expenses:
 Compensation and employee
  benefits..................     2,955     1,716     2,516    1,922
 FDIC insurance premiums....     2,066       444       721      261
 Occupancy..................       218       221       385      319
 Professional services......       572       461     1,028      507
 Data processing and
  equipment rentals.........       189       146       232      162
 Real estate owned, net.....       231        46       170      241
 Loan service fees and
  expenses..................     3,522     1,015     1,958      242
 Other general and
  administrative expenses...     1,152     1,198     1,092    1,290
                              --------  --------  --------  -------
 Total other expenses.......    10,905     5,247     8,102    4,944
                              --------  --------  --------  -------
(Loss) income before income
 tax (benefit) provision....    (5,734)      907       639   (1,778)
Income tax (benefit)
 provision..................    (4,652)       68        47     (526)
                              --------  --------  --------  -------
Net (loss) income...........  $ (1,082) $    839  $    592  $(1,252)
                              ========  ========  ========  =======
Pro forma net (loss) income
 (15).......................  $ (1,302)           $    112
                              ========            ========
Pro forma (loss) earnings
 per share(15)..............  $ (16.90)           $   4.75
                              ========            ========

                                                               DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.................................    $533,109    $341,454  $230,636
Cash and due from banks......................      11,231       3,382     4,880
Federal funds sold...........................       9,300       1,100     3,950
Trading account securities...................       7,092         --        --
Investment securities held to maturity, at
 amortized cost..............................       7,425       6,470     4,505
Mortgage-backed securities available for
 sale, at fair value.........................       6,483       9,083    10,943
Mortgage-backed securities held to maturity,
 at amortized cost...........................      22,380      13,119    14,439
Loan portfolio, net(3).......................     177,280     258,827   179,377
Discounted loan portfolio:
 Total loans.................................      10,767      20,210     2,995
 Unaccreted discount.........................      (1,632)     (3,008)     (470)
 Allowance for loan losses...................      (5,716)     (3,855)     (431)
 Discounted loans, net.......................       3,419      13,347     2,094
Loans held for sale, net, at lower of cost or
 market......................................     260,804      18,597       --
Stock in FHLB of San Francisco, at cost......       2,911       1,421     1,612
Real estate owned, net.......................       2,514       4,964     1,208
Leasehold improvements and equipment.........         336         275       167
Due from affiliate(4)........................       8,357       4,514     4,062
Accrued interest receivable..................       4,268       3,042     1,599
Prepaid expenses and other assets............       3,887       1,724     1,026
Income taxes receivable, net.................       5,422       1,589       774
Deposits.....................................     487,535     303,524   196,289
Borrowings...................................         --       13,000    21,500
Due to affiliates(5).........................       2,286         759       652
Deferred credits(6)..........................         832       1,134     1,772
Subordinated debt(7).........................         --       11,000       --
Minority interest............................         277         600       574
Preferred stock in subsidiary held by oth-
 ers.........................................         --          --      1,000
Accounts payable and other liabilities.......       7,625       4,398     2,056
Stockholders' equity(7)......................      34,554       7,039     6,793

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                               --------------
                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,
                                                     1996      1995    1994
                                                 ------------- ------ -------
                                                   (DOLLARS IN THOUSANDS)
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.......................       (.22)%     .24%    (.92)%
Return on average equity.......................      (3.09)%    8.65%  (31.03)%
Average interest rate on total loans...........       9.39 %    9.57%    7.65 %
Average equity to average assets...............       7.24 %    2.72%    2.96 %
Net interest spread(8).........................       3.15 %    3.08%    2.85 %
Net interest margin(9).........................       3.88 %    3.72%    3.04 %
Ratio of earnings to fixed charges(10)(11):
 Including interest on deposits................                 1.04
 Excluding interest on deposits................                 2.19
Non-performing loans to loans at end of
 period(3).....................................       9.11 %    4.46%    5.95 %
Allowance for loan losses to total loans at end
 of period.....................................        9.2 %     7.6%     3.9 %

                                                  NINE MONTHS      YEAR ENDED
                                                     ENDED        DECEMBER 31,
                                                 SEPTEMBER 30,   ---------------
                                                     1996         1995    1994
                                                 -------------   ------- -------
LOAN ORIGINATIONS...............................   $  2,280      $ 8,748 $ 4,345
LOAN ACQUISITION DATA:
Loan Portfolio:
 Single-family residential......................    221,581(12)  121,883  36,462
 Multi-family residential.......................        --           --   61,247
 Commercial and other mortgage loans............        --         2,126  31,091
 Consumer and other loans(13)...................     18,742       11,012  10,847
Discounted Loans:
 Single-family residential......................        -- (14)   49,662   1,542
 Multi-family residential.......................        -- (14)       96     --
 Commercial and other mortgage loans............        --           869   1,843
 Consumer and other loans.......................        --         5,368     239
LOANS SOLD......................................     27,965       16,673     --

--------
 (1) The Company began its bankcard operations in 1994.
 (2) (Loss) earnings per share amounts are based on weighted average number of shares outstanding of WAC during the applicable periods. See Note 1 in the Company's Consolidated Financial Statements. The capital structure of WAC is substantially different from that of WFSG, which did not exist at or prior to September 30, 1996. There were no dividend payments on common stock by WAC during any periods presented.
 (3) This item does not include Discounted Loans.
 (4) Due from affiliate consists of amounts received by WCC from mortgagors on loans it is servicing for the Company and has not yet transferred to the Company.
 (5) Due to affiliates primarily consists of amounts owed to WCC for WAC operating expenses paid by WCC.
 (6) Deferred credits represent negative goodwill--the excess of the net fair values of the Savings Banks' assets and liabilities over the purchases prices paid by WAC for the Savings Banks.
 (7) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for subordinated debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
 (8) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
 (9) Net interest margin represents net interest income divided by total average earning assets.
(10) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense. Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1994 were inadequate to cover fixed charges by $5,734 and $1,778, respectively.
(11) Pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 and the year ended December 31, 1995 were less than 1:1.
(12) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(13) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(14) Girard has purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

(15) Assumes management employment agreements were in place at beginning of period rather than as of November 1, 1996 and that base compensation payable thereunder was paid during period rather than actual compensation. See Note 1 to the Consolidated Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with Selected Financial Information and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

  The Company's net interest income has increased substantially during the last three years primarily due to the growth in the Company's total loan portfolio resulting from the Company's strategy of aggressively acquiring Loan Portfolios and by the acquisition of First Bank in 1993 and Girard in 1994. The Company's total loan portfolio, net as of September 30, 1996 and December 31, 1995 and 1994 was $441.5 million, $290.8 million and $181.5 million, respectively. Net interest income for the nine month period ended September 30, 1996 and for the years ended December 31, 1995 and 1994 was $14.5 million, $9.9 million and $4.1 million, respectively.

  The Company has reported net losses and reduced net income in recent periods primarily as a result of significant additions to the Company's provision for estimated losses on loans, primarily Inherited Loans and Sub-Prime Auto Loans. The Company reported a net loss of approximately $1.1 million for the nine months ended September 30, 1996, compared to net income in the similar prior year period of $0.8 million. The Company reported net income of $0.6 million for the fiscal year ended December 31, 1995 compared to a loss in calendar 1994 of $1.3 million.

  The Company's net losses during the first nine months of fiscal year 1996 and the fiscal year 1994 and lower net income in fiscal year 1995 resulted primarily from provisions for losses on loans. Provisions for loan losses totaled approximately $15.8 million in the first nine months of 1996, $4.3 million for the year ended December 31, 1995 and $2.2 million in 1994. These loss provisions resulted primarily from deterioration in the Company's Inherited Loans and Sub-Prime Auto Loans. These loss provisions reflect the poor quality of the assets of the Savings Banks at the time they were acquired by the Company and loan loss provisions taken with respect to Sub-Prime Auto Loans. Following the addition of approximately $4.5 million of reserves taken in the third quarter of 1996, allowances for Sub-Prime Auto Loans as a percentage of the unpaid principal balances were 52.3% at September 30, 1996.

PRINCIPAL SOURCES OF REVENUE

  The principal component of the Company's revenues is interest income, with lesser contributions from gains on securitizations and income from bankcard processing operations. The following table sets forth the components of the Company's revenues for the periods indicated:

                              SOURCES OF REVENUE

                                          NINE MONTHS ENDED   YEAR ENDED
                                            SEPTEMBER 30,    DECEMBER 31,
                                          ----------------- ---------------
                                            1996     1995    1995    1994
                                          -------- -------- ------- -------
                                                 (DOLLARS IN THOUSANDS)
Interest income..........................  $34,137  $17,052 $24,381 $ 9,569
Gains on sale of loans...................    1,983      981     642     --
Bankcard income..........................    5,078    3,202   4,694     635
Other, net(1)............................    3,181      959   1,233     866
                                          -------- -------- ------- -------
  Total revenue..........................  $44,379  $22,194 $30,950 $11,070
                                          ======== ======== ======= =======

--------
(1) Other consists primarily of loan fees and charges, the amortization of negative goodwill and unrealized gain on trading securities.

  Net Interest Income. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received plus accreted purchase discount from its assets and the interest expense paid on its interest-bearing liabilities. Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities, the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities and timing of receipt of purchased principal discount. With respect to the Company's Discounted Loan portfolio, the Company treats accreted discount on Discounted Loans as interest for accounting purposes.

  The following table sets forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on quarterly balances during the indicated periods.

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                                                            YEAR ENDED DECEMBER 31,
                                 NINE MONTHS ENDED         -----------------------------------------------------------
                                SEPTEMBER 30, 1996                     1995                          1994
                          -------------------------------- ----------------------------- -----------------------------
                          AVERAGE               AVERAGE    AVERAGE             AVERAGE   AVERAGE             AVERAGE
                          BALANCE   INTEREST YIELD/RATE(1) BALANCE   INTEREST YIELD/RATE BALANCE   INTEREST YIELD/RATE
                          --------  -------- ------------- --------  -------- ---------- --------  -------- ----------
                                                           (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 28,934  $ 1,280      5.90%     $ 24,054  $ 1,359     5.65%   $ 23,515   $1,361     5.79%
Loan portfolio(2).......   449,947   31,686      9.39       227,970   21,821     9.57     103,583    7,923     7.65
Investment securities
 and other..............    21,242    1,171      7.35        14,216    1,201     8.45       7,969      285     3.58
                          --------  -------                --------  -------             --------   ------
Total interest-earning
 assets, interest
 income.................   500,123   34,137      9.10       266,240   24,381     9.16     135,067    9,569     7.08
Non-interest earning
 cash...................     5,218      --        --          1,868      --       --        2,053      --       --
Allowance for loan
 losses and unaccreted
 discount...............   (50,732)     --        --        (31,845)     --       --       (8,595)     --       --
Other assets............    29,225      --        --         15,277      --       --        7,646      --       --
                          --------  -------                --------  -------             --------   ------
 Total assets...........  $483,834  $34,137                $251,540  $24,381             $136,171   $9,569
                          ========  =======                ========  =======             ========   ======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $405,549  $17,448      5.74      $231,555  $13,944     6.02    $118,277   $5,017     4.24
FHLB advances...........     1,778      105      7.87         1,381      104     7.53       5,916      228     3.85
Subordinated debentures
 and other interest-
 bearing obligations....    31,697    2,039      8.58         5,383      433     8.04       4,757      212     4.46
                          --------  -------                --------  -------             --------   ------
 Total interest-bearing
  liabilities, interest
  expense...............   439,024   19,592      5.95       238,319   14,481     6.08     128,950    5,457     4.23
Non-interest bearing
 deposits...............     2,202      --        --          2,196      --       --        1,537      --       --
Escrow deposits.........       225      --        --            106      --       --           74      --       --
Other liabilities.......     7,364      --        --          4,077      --       --        1,582      --       --
                          --------  -------                --------  -------             --------   ------
 Total liabilities......   448,815   19,592                 244,698   14,481              132,143    5,457
Stockholders' equity....    35,019      --        --          6,842      --       --        4,028      --       --
                          --------  -------                --------  -------             --------   ------
 Total liabilities and
  stockholders' equity..  $483,834  $19,592                $251,540  $14,481             $136,171   $5,457
                          ========  =======                ========  =======             ========   ======
Net interest income.....            $14,545                          $ 9,900                        $4,112
Net interest spread.....                         3.15                            3.08                          2.85
Net interest margin.....                         3.88                            3.72                          3.04
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     113.9%                           111.7%                        104.7%
                          ========                         ========                      ========

--------
(1) Presented on an annualized basis.
(2) The average balances of the loan portfolio include Discounted Loans and non-performing loans, interest on which is recognized on a cash basis.

  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                        CHANGES IN NET INTEREST INCOME

                             NINE MONTHS ENDED
                          SEPTEMBER 30, 1996 VS.               YEAR ENDED DECEMBER 31,
                                YEAR ENDED           ------------------------------------------------
                             DECEMBER 31, 1995           1995 VS. 1994            1994 VS. 1993
                          -------------------------  -----------------------  -----------------------
                            INCREASE (DECREASE)       INCREASE (DECREASE)      INCREASE (DECREASE)
                                  DUE TO                     DUE TO                  DUE TO
                          -------------------------  -----------------------  -----------------------
                           RATE    VOLUME    TOTAL    RATE   VOLUME   TOTAL    RATE    VOLUME  TOTAL
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
                                                 (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
 Mortgage-backed
  securities............  $  (14) $    (65)  $  (79) $  (37) $    35 $    (2) $   168  $  975  $1,143
 Loan portfolio.........    (197)   10,062    9,865   2,405   11,493  13,898       60   6,480   6,540
 Investment securities
  and other.............      11       (41)     (30)    581      335     916     (112)    344     232
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
 Total interest-earning
  assets................    (200)    9,956    9,756   2,949   11,863  14,812      116   7,799   7,915
Interest-Bearing Liabil-
 ities:
 Interest-bearing depos-
  its...................    (236)    3,740    3,504   2,723    6,204   8,927    1,368   2,885   4,253
 FHLB advances..........     --          1        1    (626)     502    (124)     --      228     228
 Other interest-bearing
  obligations...........      22     1,584    1,606     191       30     221      146     (19)    127
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
 Total interest-bearing
  liabilities...........    (214)    5,325    5,111   2,288    6,736   9,024    1,514   3,094   4,608
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
Increase (decrease) in
 net interest income....  $   14  $  4,631  $ 4,645  $  661  $ 5,127 $ 5,788  $(1,398) $4,705  $3,307
                          ======  ========  =======  ======  ======= =======  =======  ======  ======

          RESULTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1996
                  VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1995

NET INTEREST INCOME

  The Company's net interest income increased by approximately $7.9 million or 118.9% during the nine months ended September 30, 1996, as compared to the same period in the prior year. This increase resulted from an approximately $17.1 million or 100.2% increase to interest income due to an approximately $239.1 million or 91.6% increase in average interest-earning assets from period to period. The increase in interest income was offset in part by an approximately $9.2 million or 88.2% increase in interest expense due to an approximately $216.8 million or 97.6% increase in average interest-bearing liabilities, primarily certificates of deposit, and, to a lesser extent, a 21 basis point increase in the weighted average rate paid on interest-bearing liabilities.

  The increase in interest income during the nine months ended September 30, 1996, as compared to the same period in the prior year, reflects substantial increases in the average balances of the loan portfolio. The Company's business strategy currently contemplates continued strong growth in its total loan portfolio, with a particular emphasis on increasing its Discounted Loan portfolio. For information on the growth in the Company's total loan portfolio, including its Discounted Loan portfolio, see "--Changes in Financial Condition" below.

  The average balance of the Company's interest-bearing liabilities increased $216.8 million or 97.6% during the nine months ended September 30, 1996, as compared to the same period in the prior year, as a result of the Savings Banks' financing of growth of interest-bearing assets. As of the closing of the Common Stock Offering, the Company will have extensive funding sources available for investment and lending activities. See "Business--Funding Sources."

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the Discounted Loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolio and the Discounted Loan portfolio, historical loss experience, current economic conditions and other relevant factors. See "Business--Asset Quality-- Allowances for Loan Losses" for a discussion of management's methods of estimating loan loss provisions.

  The Company recorded provisions for estimated losses on loans totalling approximately $15.8 million for the nine months ended September 30, 1996, as compared to approximately $3.2 million for the comparable period in the prior year, an increase of 389.0%. The following table sets forth the Company's provision for estimated losses on loans for the nine months ended September 30, 1996:

                                                                           % OF
                                                               PROVISIONS TOTAL
                                                               ---------- ------
                                                                (IN THOUSANDS)
     Inherited Loans..........................................  $ 4,774    30.3%
     Sub-Prime Auto Loans.....................................    8,583    54.5%
     Other Purchased Loans....................................    2,394    15.2%
                                                                -------   ------
     Total provision for estimated losses on loans............  $15,751   100.0%
                                                                =======   ======

  Approximately $6.1 million of the increase in the provisions from 1995 to 1996 was made after discussions between the OTS and the Savings Banks concerning the appropriate provision for the Sub-Prime Auto Loans acquired by the Savings Banks in the fourth quarter of 1995 and the first quarter of 1996.

  The Company also made a provision of approximately $4.8 million in the nine months ended September 30, 1996 related to Inherited Loans owned by First Bank or Girard at the time the Savings Banks were acquired by the Company. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets.

  Although management attempts to utilize its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in non-performing asset trends, large movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and Discounted Loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income (loss) after provision for estimated losses on loans decreased 135.3% to a loss of approximately $(1.2) million for the nine months ended September 30, 1996 from income of approximately $3.4 million for the same period in 1995. This decrease was due to the substantial increase in provisions for estimated losses on loans.

OTHER INCOME

  The Company's other income was approximately $6.4 million for the nine months ended September 30, 1996 compared to approximately $2.7 million for the same period in the prior year, an increase of 133.3%. This increase was primarily attributable to revenue growth in the Company's bankcard operation and from gains on the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Other income:
       Bankcard income................................ $     5,078  $     3,202
       Bankcard processing expense....................      (3,865)      (2,408)
       Gain on sale of loans..........................       1,983          981
       Loan fees and charges..........................       1,217          522
       Amortization of deferred credits...............         346          346
       Trading account-unrealized gain................       1,601          --
       Other, net.....................................          17           91
                                                       -----------  -----------
         Total other income........................... $     6,377  $     2,734
                                                       ===========  ===========

  Bankcard Income and Processing Expense. The increase in other income for the nine months ended September 30, 1996 was due in part to an increase of approximately $1.9 million in bankcard income, from approximately $3.2 million for the nine months ended September 30, 1995 to approximately $5.1 million for the nine months ended September 30, 1996. The large increase in income from the Company's bankcard operations was primarily due to the development of a number of new accounts. Bankcard processing expense increased by approximately $1.5 million from approximately $2.4 million for the nine months ended September 30, 1995 to approximately $3.9 million for the nine months ended September 30, 1996. This increase resulted primarily from an increase in bankcard processing due to growth in merchant transactions evidenced by the growth in bankcard income.

  Gains on Sale of Loans. The increase in other income in 1996 was also due in part to an increase of approximately $1.0 million in gains on sales of loans, from $1.0 million for the nine months ended September 30, 1995 to approximately $2.0 million for the nine months ended September 30, 1996. This increase was due to gains from the securitization of approximately $33.1 million of non-performing and sub-performing mortgage loans and real estate owned.

  Gains or losses on Loan Portfolios sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors (the "Senior Securities") and the Company's cost basis allocated to the Senior Securities. The Company's cost basis in Loan Portfolios sold is allocated between the Senior Securities and the Subordinate Securities retained by the Company based on the relative fair values of the two types of securities. The cost basis of the loans securitized is determined by their acquisition cost (for purchased loans) or net carrying value (for originated loans). The Company carries Subordinate Securities at fair value. As such, the carrying value of these securities is impacted by changes in market interest rates and prepayment and loss experiences of these and similar securities. The Company determines the fair value of the Subordinate Securities utilizing prepayment and credit loss assumptions appropriate for each particular securitization. The range of values attributable to the factors used in determining fair value is broad. Accordingly, the Company's estimate of fair value is subjective.

  Other income also includes loan fees and charges (e.g. late fees, commitment fees). Loan fees and charges increased approximately $0.7 million, from approximately $0.5 million for the nine months ended September 30, 1995 to approximately $1.2 million for the nine months ended September 30, 1996. The increase was primarily due to an increase in loan volume.

OTHER EXPENSE

  The Company's other expenses totalled approximately $10.9 million for the nine months ended September 30, 1996 compared to approximately $5.2 million for the nine months ended September 30, 1995, an increase of 107.8%.

  Loan Service Fees and Expenses. The largest component of other expenses in 1996 was loan service fees and expense which increased by approximately $2.5 million from approximately $1.0 million for the nine months ended September 30, 1995 to approximately $3.5 million for the nine months ended September 30, 1996. Loan servicing fees and charges are paid to WCC and include (a) "normal" servicing fees, and (b) collection-related expenses incurred directly by WCC and reimbursed by the Company. Servicing fees for Discounted Loans have been based on a percentage of cash flows collected. Therefore, when Discounted Loans are sold, servicing fees increase substantially. The Savings Banks' volume of loans being serviced by WCC, and particularly the volume of Discounted Loans, increased substantially during 1996 compared to 1995 resulting from substantial growth in the Savings Banks' total loan portfolio. Also, due to a securitization of non-performing loans (primarily Discounted Loans) in March 1996, higher fees associated with the accelerated cash flows to the Savings Banks were paid to WCC in the first quarter. These factors accounted for the increase in servicing fees and charges in the nine months ended September 30, 1996 compared to the same period in 1995.

  Compensation and Employee Benefits. Other expense relating to compensation and employee benefits also increased from approximately $1.7 million for the nine months ended September 30, 1995 to approximately $3.0 million for the nine months ended September 30, 1996, an increase of approximately $1.3 million (or 72.2%). The increase in compensation and employee benefits during this period reflected normal salary adjustments and an increase in the average number of full-time equivalent employees from 37 for the nine months ended September 30, 1995 to 48 for the nine months ended September 30, 1996, reflecting the expansion of business activities, particularly loan acquisition activities and the growth of non-traditional bankcard activities. In addition, the Savings Banks' administrative offices were relocated to Portland, Oregon in August 1996 which resulted in approximately $0.7 million of additional employee compensation.

  FDIC Insurance Premiums. FDIC insurance premiums increased from approximately $0.4 million for the nine months ended September 30, 1995 to approximately $2.1 million for the nine months ended September 30, 1996, an increase of approximately $1.7 million (or 365.3%), as a result of growth in deposits outstanding and the SAIF special assessment.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $4.7 million during the nine months ended September 30, 1996 compared to a provision of less than $0.1 million during the nine months ended September 30, 1995. This increase was due primarily to assessment of the valuation allowances against deferred tax assets. The Company's effective tax rate amounted to (81.1%) and 7.5% during the nine months ended September 30, 1996 and 1995, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to (41%) and 41% during the nine months ended September 30, 1996 and 1995, respectively.

                 RESULTS OF OPERATIONS--1995 COMPARED TO 1994

NET INTEREST INCOME

  The Company's net interest income was $9.9 million for fiscal year 1995 compared to $4.1 million for the fiscal year 1994, an increase of 140.8%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $24.4 million for fiscal year 1995 compared to $9.6 million for fiscal year 1994, an increase of 154.8%. The increase in the Company's interest income from 1994 to 1995 was due primarily to an increase in interest received on loans from $7.9 million in 1994 to $21.8 million in 1995. The increase in interest received on loans was a result of an increase in the gross principal amount of the Company's total loan portfolio from $198.6 million in 1994 to $337.5 million in 1995, an increase of 69.9%. The Savings Banks made substantial acquisitions of Discounted Loans in June 1995 and performing single-family loans in the fourth quarter of 1995. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations only reflect two months of Girard's operations while 1995 results reflect a full year of operations by Girard. In addition, the average rate earned by the Company on its interest-bearing assets increased from 7.08% in 1994 to 9.16% in 1995.

  Interest Expense. The Company's interest expense was approximately $14.5 million for fiscal year 1995 compared to approximately $5.5 million in fiscal year 1994, an increase of 165.4%. The increase in interest expense from 1994 to 1995 was due primarily to an increase in average certificates of deposit outstanding from approximately $118.3 million in 1994 to approximately $231.6 million in 1995 (an increase of 104.4%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased due to the inclusion of Girard's results of operations for the full year ending December 31, 1995, compared to fiscal year 1994 which only reflected two months of Girard's operations. In addition, the average interest rate on the Company's borrowings increased from 4.23% to 6.08% from 1994 to 1995.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with its provision for estimated losses on loans the Company recorded an expense totalling approximately $4.3 million for fiscal year 1995 compared to approximately $2.2 million for fiscal year 1994, an increase of 96.3%.

  The increase in the provisions from 1994 to 1995 was primarily attributable to higher provisions related to the Inherited Loans and having a full year of Girard's operations presented in 1995. The increase in the provisions from 1994 to 1995 was also to a lesser degree attributable to the earthquake in Southern California in January 1994, which affected delinquency and collateral values in 1995. For a discussion of the Company's methods for establishing provisions for loan losses, see "Business--Asset Quality--Allowances for Loan Losses."

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased 190.6% to approximately $5.6 million for fiscal year 1995 from approximately $1.9 million for fiscal year 1994.

OTHER INCOME

  The Company's other income was approximately $3.1 million for fiscal year 1995 compared to approximately $1.2 million for fiscal year 1994, an increase of 153.2%. This increase was primarily attributable to growth in the Company's bankcard operation and gains from the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Other Income:
  Bankcard income.................................... $     4,694  $       635
  Bankcard processing expense........................      (3,462)        (274)
  Gain on sale of loans..............................         642          --
  Loan fees and charges..............................         610           43
  Gain on sale of mortgage-backed securities avail-
   able for sale.....................................          14           54
  Amortization of deferred credits...................         460          388
  Other, net.........................................         149          381
                                                      -----------  -----------
    Total other income............................... $     3,107  $     1,227
                                                      ===========  ===========

  The increase in other income in 1995 was due primarily to an increase of approximately $4.1 million in bankcard income, from approximately $0.6 million for fiscal year 1994 to approximately $4.7 million for fiscal year 1995. The large increase in income from the Company's bankcard operations reflects a full year of Bankcard operations in 1995 compared to a partial year for 1994, since bankcard operations commenced in mid-1994. bankcard processing expense increased by approximately $3.2 million from approximately $0.3 million for fiscal year 1994 to approximately $3.5 million for fiscal year 1995. The increase in bankcard processing expense was primarily the result of the same factors. The increase in other income in 1995 was also due in part to approximately $0.6 million in gains on sales of loans in fiscal year 1995 from no gains on sales of loans for fiscal 1994. This increase was due to gains from the 1995 sale of approximately $7.9 million of mortgage loans into a securitization. The increase in other income in 1995 was also due in part to an increase of approximately $0.6 million in loan fees and charges, from less than $0.1 million in 1994 to approximately $0.6 million in 1995. The increases in loan fees and charges are primarily attributable to an increase in the average Loan Portfolio from $103.6 million in 1994 to $228.0 million in 1995, an increase of 120.1%.

OTHER EXPENSE

  The Company's other expense totalled approximately $8.1 million for fiscal year 1995 compared to approximately $4.9 million for fiscal year 1994, an increase of 63.9%. The largest component of other expense was loan service fees and expenses which increased by approximately $1.8 million from approximately $0.2 million in fiscal year 1994 to $2.0 million in fiscal year 1995. This increase resulted from the substantially higher volume of loans being serviced in 1995, including a full year of operations of Girard, and the purchase of a portfolio of Discounted Loans in June 1995 which was serviced at higher fees. All of the key items of other expense (including loan service fees and expenses, compensation and employee benefits, FDIC insurance premiums and professional services) showed an increase from 1994 to 1995 except for real estate owned (net) and other general and administrative expenses. This increase was primarily attributable to growth in the Savings Banks.

  Other expense relating to compensation and employee benefits increased from approximately $1.9 million in 1994 to approximately $2.5 million in 1995, an increase of $0.6 million (or 30.9%), primarily as a result of an increase in the average number of full-time equivalent employees from 31 in 1994 to 44 in 1995 (including an entire year's compensation expenses for Girard in 1995).

  FDIC insurance premiums increased from $0.3 million in 1994 to $0.7 million in 1995, an increase of approximately $0.4 million (or 176.2%), as a result of growth in certificates of deposit outstanding. Other expense relating to professional services also increased from approximately $0.5 million in 1994 to approximately $1.0 million in 1995 primarily as a result of legal and accounting expenses incurred in connection with a proposed acquisition of another savings bank in 1995, which was not completed due to a failure of the principals ultimately to agree on terms.

  These increases in other expense were partially offset by a small decrease in expenses related to real estate owned (net). Other expenses related to real estate owned (net) were approximately $0.2 million in fiscal year 1994 and $0.2 million in fiscal year 1995. Other general and administrative expenses decreased from approximately $1.3 million in 1994 to approximately $1.1 million in 1995, a decrease of 15.3%.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to an expense of less than $0.1 million in 1995 compared to a benefit of approximately $0.5 million for 1994. The Company's effective tax rate amounted to 7.4% and (29.6)% during 1995 and 1994, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to 41% and (41)% during 1995 and 1994, respectively. For additional information regarding the Company's income tax provisions and tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

CHANGES IN FINANCIAL CONDITION

  The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                DECEMBER 31,
                                                SEPTEMBER 30, -----------------
                                                    1996        1995     1994
                                                ------------- -------- --------
                                                    (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents.....................    $ 20,531    $  4,482 $  8,830
Trading account securities....................       7,092         --       --
Securities held to maturity, at amortized
 cost.........................................       7,425       6,470    4,505
Mortgage-backed securities available for sale,
 at fair value................................       6,483       9,083   10,943
Mortgage-backed securities held to maturity,
 at amortized cost............................      22,380      13,119   14,439
Loans receivable, net.........................     177,280     258,827  181,471
Discounted loans net..........................       3,419      13,347      --
Loans held for sale, at lower of cost or mar-
 ket..........................................     260,804      18,597      --
Stock in Federal Home Loan Bank of San Fran-
 cisco, at cost...............................       2,911       1,421    1,612
Real estate owned, net........................       2,514       4,964    1,208
Leasehold improvements and equipment, net.....         336         275      167
Due from affiliate............................       8,357       4,514    4,062
Accrued interest receivable...................       4,268       3,042    1,599
Prepaid expenses and other assets.............       3,887       1,724    1,026
Income taxes receivable, net..................       5,422       1,589      774
                                                  --------    -------- --------
  Total Assets................................    $533,109    $341,454 $230,636
                                                  ========    ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits......................................    $487,535    $303,524 $196,289
Borrowings....................................         --       13,000   21,500
Accounts payable and other liabilities........       7,625       4,398    2,056
Subordinated debt.............................         --       11,000      --
Preferred stock in subsidiary held by others..         --          --     1,000
Deferred credits..............................         832       1,134    1,772
Minority interest in subsidiaries.............         277         600      574
Due from affiliates...........................       2,286         759      652
                                                  --------    -------- --------
  Total liabilities...........................     498,555     334,415  223,843
Stockholders' Equity..........................      34,554       7,039    6,793
                                                  --------    -------- --------
  Total Liabilities and Stockholders' Equity..    $533,109    $341,454 $230,636
                                                  ========    ======== ========

  Mortgage-Backed and Other Securities. The Company's mortgage-backed securities available for sale and trading account securities increased $4.4 million during the nine months ended September 30, 1996 primarily as a result of purchasing certain subordinated bonds associated with the sale of Discounted Loans. Investment securities and mortgage-backed securities held to maturity increased by approximately $1.0 million and $9.3 million, respectively, during the nine months ended September 30, 1996. United States Treasury securities are generally held for the purpose of meeting regulatory liquidity requirements. As the amount of deposits and borrowings increases, the regulatory liquidity requirement increases proportionately. The increase in mortgage-backed securities held to maturity resulted primarily from purchases of GNMA adjustable-rate mortgage securities to secure certain representations and warranties under a mortgage loan securitization and for collateral securing an interest-rate swap contract.

  Loans Receivable, Net. Since 1994, the Company has emphasized the acquisition of traditional performing mortgage loans as well as under-performing and non-performing loans which generally are purchased at a discount to both unpaid principal amount of the loan and the estimated value of the property securing the loan. As a result, the average balance of the Company's Total Loan Portfolio has increased significantly since 1993 as illustrated by the following table:

             AVERAGE BALANCE OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                             NINE MONTHS ENDED       DECEMBER 31,
                               SEPTEMBER 30,   ---------------------------
                                   1996          1995      1994     1993
                             ----------------- --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residen-
   tial.....................     $288,243      $ 93,350  $ 31,414  $20,254
  Multi-family residential..       74,131        70,631    36,089   25,567
  Commercial and other mort-
   gage loans...............       57,899        53,852    33,163   26,396
  Consumer and other........       29,675        10,137     2,917      383
                                 --------      --------  --------  -------
    Total loans.............      449,947       227,970   103,583   72,600
  Unaccreted discount.......      (17,281)      (10,254)   (4,086)    (988)
  Allowance for loan loss-
   es.......................      (33,451)      (21,591)   (4,509)  (4,314)
                                 --------      --------  --------  -------
                                 $399,215      $196,125  $ 94,988  $67,298
                                 ========      ========  ========  =======

  The Company's total loan portfolio, net of discounts and allowances, increased by approximately $150.7 million during the nine months ended September 30, 1996 primarily as a result of the Company's business strategy of aggressively acquiring loan portfolios of Discounted Loans and other mortgage loans. The Company's total loan portfolio, net of discounts and allowances, increased by approximately $109.3 million during 1995 primarily as a result of the Company's loan purchase strategy. Included in the amount of increases in the Company's total loan portfolio in the nine months ended September 30, 1996 and the year ended December 31, 1995 are a decrease of $26.9 million and an increase of $29.3 million, respectively, in the net carrying amount of Discounted Loans. The increase in 1995 reflected the initial implementation of the Discounted Loan acquisition strategy. The decrease in the first six months of 1996 reflected paydowns and other resolutions of some of the loans, and the sale of most of the Discounted Loans in a securitization transaction completed in March 1996.

  Loans Held For Sale. The Company's loans held for sale increased by $243.3 million during the nine months ended September 30,1996 due to the Company's intent to sell approximately $277.5 million of single-family residential loans in the fourth quarter of 1996.

  Real Estate Owned, Net. Real estate owned, net consists almost entirely of properties acquired by foreclosure or deed-in-lieu thereof on loans in the Company's total loan portfolio. Real estate owned decreased by approximately $2.5 million or 49.4% during the nine months ended September 30, 1996 as a result of the securitization of certain real estate owned and other resolution activities. The approximately $3.8 million increase in the Company's net real estate owned during 1995 primarily reflects increases in real estate owned related to the Company's Discounted Loan portfolio, which reflects the growth in the Company's Discounted Loan acquisition and resolution activities in recent periods.

  The Company actively manages its real estate owned. During the nine months ended September 30, 1996, the Company sold 57 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $6.6 million. During 1995, the Company sold 17 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $5.5 million, as compared to the sale of properties of real estate owned related to its total loan portfolio with carrying values of approximately $3.3 million during 1994.

  Due from Affiliate. Due from affiliate increased by approximately $3.8 million or 85.1% during the nine months ended September 30, 1996 primarily as a result of growth in loan portfolios. The balance in the account as of any month-end reflects the lag between receipts of loan payments by WCC, as servicer, and payment to the Company. Due from affiliate increased by approximately $0.5 million during 1995 for the same reason.

  Deposits. Deposits increased by approximately $184.0 million or 60.6% during the nine months ended September 30, 1996 primarily as a result of the Company's strategy to increase deposits to permit the Savings Banks to acquire loan portfolios. Deposits increased by approximately $107.2 million during 1995 primarily for the same reason.

  Borrowings. Borrowings decreased by approximately $13.0 million during 1996 as a result of replacing short-term borrowings with longer term deposits.

  Subordinated Debt. Subordinated debt decreased by approximately $11.0 million during the nine months ended September 30, 1996 because on January 1, 1996, the subordinated debt was exchanged for common stock.

  Stockholders' Equity. Stockholders' equity increased by $27.5 million during the nine months ended September 30, 1996 primarily as a result of the exchange of $11.0 million of outstanding subordinated debt for common stock and the infusion of approximately $17.8 million to support growth and maintain required regulatory capital ratios at the Savings Banks. Stockholders' equity increased during 1995 primarily as a result of the Company's net income during the period.

ASSET AND LIABILITY MANAGEMENT

  Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the asset and liability committees for the Company and the Savings Banks (the "Asset and Liability Committees") which meet regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and securitization activity, and maturities of investments and borrowings. The Asset and Liability Committees coordinate with the Savings Banks' boards of directors and the Company's investment committees with respect to overall asset and liability composition.

  Since most of the Company's assets and liabilities reprice relatively frequently, the Company's gap tends to be relatively easy to manage and the Company's interest rate risk analysis focuses less on managing the overall gap and more on ensuring that individual Loan Portfolios are properly hedged. In hedging the interest rate exposure of a fixed-rate or lagging-index asset that is held for sale, the Company creates a hedge which matches the principal amortization of such asset against the maturity of the Company's liabilities generally by entering into short sales or forward sales of U.S. Treasury securities, U.S. agency mortgage-backed securities or interest rate futures contracts. This results in market gains or losses on hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on loans being hedged. The Company evaluates the interest rate sensitivity of each Loan Portfolio and decides whether to hedge the interest rate exposure of a particular portfolio. In general, the Company tends to hedge its fixed-rate Loan Portfolios. The Company generally does not hedge the interest rate risk associated with holding non-lagging index adjustable-rate mortgages pending their sale or securitization due to the decreased significance of such risk. Though the Company's loan portfolio changes relatively frequently as a result of Loan Portfolio acquisitions and the sale of Loan Portfolios through securitization, the Company to date has not experienced any significant costs or problems in hedging its portfolio. In general, as a new Loan Portfolio is acquired, the Company will determine whether or not to hedge and, with respect to any sale or financing of Loan Portfolios through securitization, the Company will determine whether or not to discontinue its duration-matched hedging activities with respect to the relevant loans. In connection with the acquisition of the Citicorp Portfolio, the Company does not currently anticipate entering into any hedging transactions.

  The Asset and Liability Committees are authorized to utilize a wide variety of off-balance sheet financial techniques to assist them in the management of interest rate risk. These techniques include interest rate swap agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate swap agreements are utilized by the Company to protect against the narrowing of the interest spread between fixed rate loans and associated liabilities funding those loans. The Company had approximately $65.6 million notional principal amount of interest rate swap agreements outstanding at September 30, 1996, which had the effect of decreasing the Company's net interest income by approximately $0.1 million during the nine months ended September 30, 1996. For additional information see Note 9 to the Consolidated Financial Statements. There was no significant hedging activity in 1995.

  In addition, as required by OTS regulations, the Asset and Liability Committees also regularly review interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Boards of Directors of the Savings Banks. In addition, at June 30, 1996, management estimates based upon the MVPE analysis prepared by the OTS that the estimated percentage change in the Company's MVPE over the ensuing four-quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 15% decrease or 6% increase, respectively. The following table highlights the interest rate sensitivity of MVPE of a change in rates from 0 to 400 basis points ("bp").

               INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE

                     AT JUNE 30, 1996

                          Net Portfolio Value
            Change in  --------------------------
             Rates      Amount $ Change  % Change
            +400bp     $42,628 $(22,944)      -35%
            +300bp      49,563  (16,009)      -24%
            +200bp      55,986   (9,586)      -15%
            +100bp      61,464   (4,108)       -6%
              0bp       65,572      --
            -100bp      68,312    2,740         4%
            -200bp      69,521    3,949         6%
            -300bp      69,923    4,351         7%
            -400bp      70,738    5,166         8%


  Management of the Company believes that the assumptions (including pre-payment assumptions) used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity is the measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, purchase loans, purchase Discounted Loans, fund lending activities and for general business purposes. The Company's sources of cash flow include certificates of deposit, securitizations, net interest income and borrowings under its warehouse and repurchase financing facilities and from institutional investors and other lenders. In addition, the Savings Banks obtain funding through FHLB advances.

  The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset and Liability Committees and reviewed periodically by the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

  Sources of liquidity include wholesale and brokered certificates of deposit. As of September 30, 1996, the Company had approximately $480.3 million of certificates of deposit. As of September 30, 1996, scheduled maturities of certificates of deposit during the 12 months ending September 30, 1997 and thereafter amounted to approximately $425.1 million and approximately $55.2 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn by the investor upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. However, management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds.

  As of September 30, 1996, the Company's sources of borrowing included Master Repurchase Agreements between each of the Savings Banks and Bear Stearns Mortgage Capital Corporation as to which the parties have orally agreed that approximately $210 million in aggregate would be available for the purchase of loans. On closing of the Common Stock Offering and Notes Offering, the amounts available to the Wilshire Private Companies under a $100 million warehouse lending agreement (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. and certain repurchase arrangements will be made available to the Company or one of its subsidiaries, including $150 million under a repurchase agreement with First Boston Mortgage Capital Corporation. Such Repurchase Agreement will be increased to $250 million upon transfer to WFC. See "Business--Funding Sources."

  Sources of borrowings also include FHLB advances, which are required to be secured by single-family and/or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. As of September 30, 1996, the Company had no FHLB advances outstanding, and was eligible to borrow up to an aggregate of $11.6 million from the FHLB of San Francisco and had $2.0 million of single-family residential loans, approximately $16.6 million of multi-family residential loans and $2.6 million of commercial loans which were pledged as security for such advances. At the same date, the Company had a contractual relationship with the FHLB of San Francisco pursuant to which it could obtain funds from reverse repurchase agreements and had $7.6 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

  The Company's uses of cash include the funding of loan purchases and origination, payment of interest expenses, repayment of loans, funding of initial over-collateralization requirements for securitizations, operating and administrative expenses, income taxes and capital expenditures. The Company's purchases of loans is expected to utilize secured borrowings and be highly leveraged. The actual dollar amount of secured borrowings incurred by the Company will vary depending on a number of factors, including the breakdown between performing and non-performing loans acquired by the Company, the amount of leverage lenders are willing to make available at the time a Loan Portfolio is acquired (which will be effected by market conditions), and management's determination as to the appropriate amount of leverage at the time a portfolio is acquired. Based on the Company's current business plan (which assumes that an equal amount of performing and non-performing loans will be acquired), assuming that the Company can locate and acquire sufficient Loan Portfolios and continue to obtain financing for 95% of Performing Loan Portfolios and 90% for Non-performing Portfolios and assuming no exercise of the over-allotment options, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of the net proceeds to acquire Loan Portfolios. Management expects to repay any secured indebtedness incurred in connection with loan acquisitions from the proceeds of the Loan Portfolios acquired. Capital expenditures were immaterial for the nine months ended September 30, 1996 and the years ended December 31, 1995, and 1994. In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 9 to the Consolidated Financial Statements.

  The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis and other monitoring procedures.

  Adequate credit facilities and other sources of funding, including the ability of the Company to securitize loans, are essential to the continuation of the Company's ability to purchase and originate loans, and acquire Subordinate Securities. During the first nine months of 1996, and fiscal years 1995 and 1994, the Company used cash in the approximate amounts of $227.6 million, $186.9 million, and $41.6 million, respectively, for new loan purchases. During the first nine months of 1996 and fiscal year 1995, the Company received cash from the securitization of loans of approximately, $26.3 million and $16.7 million, respectively.

  After utilizing available working capital, deposits and any securitization proceeds, the Company borrows money to fund its loan purchases and originations. During the first nine months of 1996, and fiscal years 1995 and 1994, the Company used borrowings under various repurchase arrangements and FHLB advances in the approximate amounts of $308.1 million, $77.4 million and $41.7 million, respectively, for new loan purchases and origination. The Company's business plan generally calls for using a high degree of leverage in acquiring Loan Portfolios. With respect to Loan Portfolios of Discounted Loans and performing loans, the Company generally seeks to fund 90% and 95%, respectively, of the market value of such Loan Portfolios with borrowed money. See "Risk Factors--Risks Related to Extensive Use of Financial Leverage." The Company draws on a number of sources to obtain such funds including certificates of deposit and repurchase arrangements with Wall Street investment banks. As of the closing of the Common Stock Offering and the Notes Offering, certain existing lines of credit will be transferred to the Company. See "Business--Funding Sources."

  The Company believes that cash flow from operations, the net proceeds of the Common Stock Offering and the Notes Offering, the proceeds of certificates of deposit, the availability under the warehouse financing facility and other borrowings, and the net proceeds from securitizations will be sufficient to fund operating needs, commitments and capital expenditures.

  The Savings Banks are required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. First Bank's liquidity, as measured for regulatory purposes, amounted to 9.0% as of September 30, 1996 and averaged 11.4%, 9.1%, and 8.0% during the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, respectively. Girard's liquidity, as measured for regulatory purposes, amounted to 6.4% as of September 30, 1996 and averaged 6.4%, 11.2%, and 8.5% during the nine months ended September 30, 1996, the year ended December 31, 1995, and the quarter ended December 31, 1994, respectively.

REGULATORY CAPITAL REQUIREMENTS

  Federally-insured savings associations such as the Savings Banks are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Under the Orders, the Savings Banks are required to be "well-capitalized" as of December 31, 1996. See "Regulation--Imposition of Cease and Desist Orders."

  The following table sets forth the regulatory capital ratios of the Savings Banks at September 30, 1996.

                           REGULATORY CAPITAL RATIOS

                                                                      TO BE
                                                                   CATEGORIZED
                                                                     AS "WELL
                                                                   CAPITALIZED"
                                        OTS MINIMUM                 UNDER OTS
                             ACTUAL     REQUIREMENTS    EXCESS     REGULATIONS     EXCESS
                          ------------- ------------ ------------- ------------ ------------
                          AMOUNT  RATIO    RATIO     AMOUNT  RATIO    RATIO     AMOUNT RATIO
                          ------- ----- ------------ ------- ----- ------------ ------ -----
                                                (DOLLARS IN THOUSANDS)
Tangible Capital:
 First Bank.............  $ 8,434  6.0%     1.5%     $ 6,314 4.5%      N.A.       N.A. N.A.
 Girard.................   26,739  6.8%     1.5%      20,884 5.3%      N.A.       N.A. N.A.
Tier 1 Capital to Aver-
 age Assets:
 First Bank.............    8,434  5.9%     4.0%       2,728 1.9%      5.0%     $1,302  0.9%
 Girard.................   26,739  7.0%     4.0%      11,419 3.0%      5.0%      7,589  2.0%
Tier 1 Capital to Risk-
 Weighted Assets:
 First Bank.............    8,434  8.7%     N.A.        N.A. N.A.      6.0%      2,614  2.7%
 Girard.................   26,739  9.7%     N.A.        N.A. N.A.      6.0%     10,231  3.7%
Total Risk-Based Capital
 to Risk-Weighted As-
 sets:
 First Bank.............    9,711 10.0%     8.0%       1,951 2.0%       10%         10  0.0%
 Girard.................   30,297 11.0%     8.0%       8,287 3.0%       10%      2,784  1.0%

  In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Savings Banks' risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Savings Banks--Regulatory Capital Requirements" and Note 10 to the Consolidated Financial Statements.

                                   BUSINESS

GENERAL

  WFSG is a newly formed financial services holding company for certain companies and businesses previously held as part of, and operated by, the Wilshire Companies. As part of the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG and will remain privately held. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional merchant credit card processing.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize extensive leverage. Key elements of this strategy include:

  . significant growth in Loan Portfolio investments;

  . utilize varied funding sources;

  . expansion into European markets;

  . utilize servicing expertise;

  . growth of non-traditional bankcard processing operations; and

  . develop wholesale origination network.

LOAN ACQUISITIONS

  General. During the last four years, the Wilshire Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans, other consumer loans and Subordinate Securities.

  In the early 1990's, the Wilshire Companies acquired loans primarily from the FDIC and the RTC, primarily in auctions of pools of loans acquired from financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Wilshire Companies purchased loans from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. Whether because a financial institution desires to reduce overhead costs, is not staffed to handle large volumes of Loan Portfolios or simply does not want to distract management and personnel with the intensive and time-consuming job of servicing Loan Portfolios, many financial institutions now recognize that outside contractors often are better staffed to manage and service Loan Portfolios. These financial institutions include multi-national, money center, super-regional and regional banking institutions as well as mortgage companies and insurance companies. Moreover, many financial institutions have embraced the concept of packaging and selling Loan Portfolios to investors as a means of disposing of non-performing and under-performing loans and improving a financial institution's balance sheet. Consolidations within the banking industry have reinforced this trend. Additionally, management believes that there is a market for management and resolution services for delinquent, sub-performing and non-performing loans.

  The Company intends to build on its expertise in loan acquisitions and aggressively pursue Loan Portfolio acquisitions in the United States and Europe, a substantial portion of which are expected to be Discounted Loans. The Company's acquisition of Loan Portfolios is expected to be highly leveraged. In addition, the Company expects to increase its purchases of commercial real estate loans above existing levels. The Company believes it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. Areas in which the Company views itself as having a competitive advantage include (i) under-performing, non-performing and charged-off loans which generally are purchased at substantial discount to both the unpaid principal amount of the loan and the estimated value of the properties securing the loans; (ii) single family and multi-family loan portfolios which do not comply with Federal National Mortgage Association (the "FNMA") or Federal Home Loan Mortgage Corporation (the "FHLMC") guidelines or may not meet preset securitization guidelines for certain mortgage loan conduit programs; (iii) manufactured housing loans; (iv) home equity or second lien loans; and (v) to a lesser degree, consumer and other loans.

  Loan Acquisition Procedures. Loans generally are acquired in pools ("Loan Portfolios") from a wide variety of sources, including private sellers such as banks, thrifts, finance companies, leasing companies, mortgage companies and governmental agencies. The Company expects to obtain information on available Loan Portfolios from several sources, such as referrals from Loan Portfolio sellers with whom the Wilshire Companies have transacted business in the past and from co-investors who seek the Company's participation in Loan Portfolio purchases. Management of the Company has developed relationships with banks, finance companies, mortgage companies and institutional investment banks which management believes will be a continuing source of information on available Loan Portfolios.

  Loan Portfolios generally are acquired through competitive bids in which there is often substantial competition or negotiated transactions. The competition for larger Loan Portfolios is generally more intense. In addition to bidding on and often acquiring large Loan Portfolios, the Company has often acquired small Loan Portfolios where competition is less. The average size of the Loan Portfolios acquired by the Company was $9.3 million for the first nine months of 1996 and $3.8 million for the year ended December 31, 1995. The Company believes that its funding flexibility, experienced personnel, proprietary software and mortgage loan database provide the Company with a competitive advantage in pricing and ultimately purchasing Loan Portfolios.

  Prior to making an offer to purchase a Loan Portfolio, the Company's employees who specialize in the analysis of loans will conduct an extensive investigation and evaluation of the individual loans in the Loan Portfolio. This examination typically consists of analyzing the information made available by the Loan Portfolio seller (generally, the respective credit and collateral files for the loans), reviewing other relevant material that may be available (including tax records), and analyzing the underlying collateral (including consulting the Company's United States mortgage loan database which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtaining value opinions from third parties and, in some cases, conducting site inspections). The Company also will review information on the local economy and real estate markets (including the amount of time required to foreclose on real property) in the area in which the loan collateral is located.

  The Company's senior acquisition personnel who conduct the due diligence on the Loan Portfolio will determine the amount to be offered by the Company to acquire the Loan Portfolio by using a proprietary modeling system which focuses on, among other things, the anticipated recovery amount, timing, type and quality of the servicing transfer and cost of the resolution of the loans. With respect to Discounted Loans and with certain other loans as well, the amount that will be offered by the Company will generally be at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment. The Company's Investment Committee which consists of senior management and the senior acquisition personnel that conducted the due diligence on the Loan Portfolio will review the due diligence file and make a final determination as to the amount of the offer. Loan acquisition decisions at the Savings Banks are made by their respective boards of directors.

LOAN PORTFOLIO

  General. The Company's total loan portfolio currently includes residential mortgage loans, multi-family residential loans, commercial real estate loans, manufactured housing loans, commercial and business loans, auto loans, boat loans and other consumer loans. As of September 30, 1996, the Company's total loan portfolio, net of unaccreted discount and allowance for loan losses amounted to $441.5 million. The Company expects to utilize its available funding sources to continue to aggressively expand its loan portfolio through the acquisition of Loan Portfolios from government agencies and private sector entities and through its mortgage conduit program. As part of the Reorganization, WCC will continue to originate mortgage loans for the Company, during the period of time that the Company is obtaining the necessary licenses to conduct the mortgage conduit program. See "--Loan Origination."

  The Company expects to securitize its Loan Portfolios when advantageous. The Company may also from time to time engage in whole loan sales or determine to hold loans until maturity. Loans not presented as held for sale in the Audited Consolidated Financial Statements are expected to be held to maturity.

 Activity in the Company's Loan Portfolio.

  The following table sets forth the activity in the gross principal amount of the Company's total loan portfolio during the periods indicated, excluding activity in the allowance for loan losses, deferred fees and unaccreted discount on purchased loans.

                ACTIVITY IN THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                              YEAR ENDED
                                      NINE MONTHS ENDED      DECEMBER 31,
                                        SEPTEMBER 30,      ------------------
                                             1996            1995    1994(1)
                                    ---------------------- --------  --------
                                    (DOLLARS IN THOUSANDS)
Balance at beginning of period.....        $337,455        $198,588  $ 74,045
Originations:
  Single-family residential........           1,906           3,508     1,478
  Multi-family residential.........             374           1,180       252
  Commercial and other mortgage
   loans...........................             --            4,060     2,615
  Consumer and other loans.........             --              --        --
                                           --------        --------  --------
    Total loans originated.........           2,280           8,748     4,345
Loan Purchases(3):
  Single-family residential........         221,581         121,883    36,462
  Multi-family residential.........             --              --     61,247
  Commercial and other mortgage
   loans...........................             --            2,126    31,091
  Consumer and other loans(2)......          18,742          11,012    10,847
                                           --------        --------  --------
    Total loans purchased..........         240,323         135,021   139,647
Discounted Loan Purchases:
  Single-family residential........             --           49,662     1,542
  Multi-family residential.........             --               96       --
  Commercial and other mortgage
   loans...........................             --              869     1,843
  Consumer and other loans.........             --            5,368       239
                                           --------        --------  --------
    Total Discounted Loans pur-
     chased........................             --           55,995     3,624
Sales..............................         (27,965)        (16,673)      --
Principal repayments, net of capi-
 talized interest..................         (37,789)        (27,464)  (14,813)
Transfer to real estate owned and
 other.............................         (12,350)        (16,760)   (8,260)
                                           --------        --------  --------
Net increase (decrease) in loans...         164,499         138,867   124,543
                                           --------        --------  --------
Balance at end of period...........        $501,954        $337,455  $198,588
                                           ========        ========  ========

--------
(1) Includes as purchases $90.6 million aggregate principal amount of loans held by Girard on the date that it was acquired by WACII.
(2) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(3) Excludes Discounted Loans.

  Composition of Total Loan Portfolio. As of September 30, 1996, the Company's total loan portfolio, net of unaccreted discount, deferred fees and allowance for loan losses, amounted to $441.5 million or 83.6% of the Company's total assets. The following table sets forth the composition of the Company's total loan portfolio by type of loan at the dates indicated.

               COMPOSITION OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                                   SEPTEMBER 30,        DECEMBER 31,
                                   -------------  ---------------------------
                                       1996         1995      1994     1993
                                   -------------  --------  --------  -------
                                           (DOLLARS IN THOUSANDS)
LOAN PORTFOLIO:
  Single-family residential.......   $324,910(2)  $139,566  $ 53,095  $20,657
  Multi-family residential........     72,717       71,239    77,884   26,076
  Commercial real estate..........     61,235       53,458    57,881   26,921
  Consumer and other..............     30,698       19,753     6,733      391
                                     --------     --------  --------  -------
Loan portfolio....................    489,560      284,016   195,593   74,045
Unaccreted discount and deferred
 fees.............................    (12,400)     (14,362)   (8,946)    (988)
Valuation allowance...............    (40,086)     (10,237)   (7,270)  (4,314)
                                     --------     --------  --------  -------
Loan portfolio, net...............   $437,074     $259,417  $179,377  $68,743
                                     ========     ========  ========  =======
DISCOUNTED LOAN PORTFOLIO:
  Single-family residential.......   $ 11,188(3)  $ 50,937  $    348  $   --
  Multi-family residential........        -- (3)       --        --       --
  Commercial real estate..........        482        1,523       432      --
  Consumer and other..............        724          979     2,215      --
                                     --------     --------  --------  -------
Discounted Loan portfolio.........     12,394       53,439     2,995      --
Unaccreted discount and deferred
 fees.............................     (1,747)      (6,671)     (470)     --
Valuation allowance(1)............     (6,218)     (15,414)     (431)     --
                                     --------     --------  --------  -------
Discounted Loan portfolio, net....   $  4,429     $ 31,354  $  2,094  $   --
                                     ========     ========  ========  =======

--------
(1) For discussion of the valuation allowance allocation for purchase discount, see "--Asset Quality--Allowances for Losses."
(2) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(3) Girard has purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

  The real properties which secure the Company's mortgage loans are located throughout the United States. As of September 30, 1996, the five states with the greatest concentration of properties securing the Company's loans were California, New York, New Jersey, Florida and Texas, which had $274.2 million, $32.8 million, $21.9 million, $17.4 million and $10.8 million principal amount of loans, respectively. The real properties which secure the Company's Discounted Loans are located throughout the United States. As of September 30, 1996, the five states with the greatest concentration of properties securing the Company's Discounted Loans were Massachusetts, Connecticut, California, Texas and New Jersey, which had $3.8 million, $3.1 million, $1.2 million, $1.1 million and $.9 million principal amount of loans, respectively. The Company believes that the broad distribution of the real property in its Discounted Loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas. The geographic concentration of the Company's Discounted Loan portfolio is expected to change with the acquisition of the Citicorp Portfolio, which is concentrated in New York and New Jersey. See "Recent Developments."

  Contractual Principal Repayments. The following table sets forth certain information as of September 30, 1996 regarding the dollar amount of loans maturing in the Company's loan portfolio (excluding Discounted Loans) based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for undisbursed loan proceeds, unearned discounts and the allowance for loan losses.

                  MATURITY OF THE COMPANY'S LOAN PORTFOLIO(1)

                                               MATURING IN
                         -------------------------------------------------------
                         ONE YEAR   AFTER ONE YEAR   AFTER FIVE YEARS    AFTER
                         OR LESS  THROUGH FIVE YEARS THROUGH TEN YEARS TEN YEARS
                         -------- ------------------ ----------------- ---------
                                         (DOLLARS IN THOUSANDS)
Single-family residen-
 tial................... $ 6,999       $23,385            $15,681      $278,845
Multi-family residen-
 tial...................  16,226        26,205             15,943        14,343
Commercial and other
 mortgage loans.........  18,025        25,288             14,130         3,792
Consumer and other
 loans..................   6,019        23,589                370           720
Interest rate terms on
 amounts due after one
 year:
  Fixed.................     --         47,317             12,415        98,277
  Adjustable............     --         51,150             33,709       199,423

--------
(1) Excludes Discounted Loans.

  Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

LOAN ORIGINATION

  General. In late 1995, WCC launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. From the launch of the program in the fourth quarter of 1995 through September 30, 1996, WCC purchased or committed to purchase under its mortgage conduit program approximately $5.9 million principal amount of manufactured housing loans and $18.0 million principal amount of first and second lien mortgage loans. While the Company is obtaining necessary regulatory approvals, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans to the Company. The Company will simultaneously provide the funding for the newly originated residential mortgage loans. Although WCC will be originating mortgage loans for the Company's account while the Company obtains necessary licenses, the mortgage conduit program will be conducted by the Company.

  The mortgage conduit program currently focuses on the origination of manufactured housing loans, and conforming and non-conforming first and related second lien mortgage loans. All borrowers and the collateral must meet the Company's credit underwriting guidelines. The Company believes that the higher risk generally associated with non-agency borrowers is partially offset by the Company's strong credit underwriting guidelines and the better pricing associated with these loans. The Company is in the process of launching two new programs for loans to good credit borrowers. The Company expects to further expand the mortgage conduit program as it identifies market niches in the mortgage lending market where the Company believes it has a competitive advantage.

  The Company expects to securitize loans that it originates when advantageous. The Company may also from time to time sell whole loans or determine to hold loans until maturity. Loans not presented as held for sale in the Audited Consolidated Financial Statements are expected to be held to maturity.

  Correspondent Relationships. Mortgage loans are currently acquired by WCC through its correspondent relationships with mortgage banking firms and other financial services companies. WCC has entered into mortgage loan purchase agreements with each such correspondent which require specified minimum levels of experience in origination of non-conventional mortgage loans and provide representations, warranties and buy-back provisions identical to the representations and warranties required of the Wilshire Companies for the securitization of their own loans. Correspondent institutions originate loans based on guidelines provided by the Company and currently sell the loans to WCC on a servicing-released basis. As of October 1996, WCC had approximately seventy-eight approved correspondents. The Company's current strategy is to continue to solidify and expand the correspondent relationships, which are subject to a thorough due diligence and approval process to ensure quality sources of new business.

  Underwriting. The Company has adopted guidelines that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to borrowers. While the Company is in the process of obtaining necessary licenses, WCC will conduct the underwriting process for the Company. Once a correspondent has completed its underwriting process it will submit the initial loan application to WCC. Upon receipt of an application, WCC's underwriting department will review the application and perform its own underwriting. Evaluations of initial loan applications will be conducted by WCC's employees who specialize in the analysis of loans, often with further specialization based on geographic or collateral specific factors. Initial loan applications are reviewed for completeness, accuracy, and compliance with the Company's underwriting criteria and governmental regulations. The Company's underwriting criteria focuses on debt-to-income ratios, loan-to-value ratios, current credit reports of potential borrowers, property appraisals and a potential borrower's job history. As part of the underwriting process the Company requires an additional field review appraisal of the collateral to be conducted by an approved third party at the correspondent's expense.

  Loans which clearly conform to the Company's underwriting guidelines are approved by the underwriting department. Loans which clearly do not conform are rejected and returned to the correspondent. Loans that present certain underwriting issues may be returned to correspondents requesting changes or may be forward to underwriting managers for approval. Variations from the Company's underwriting guidelines must be approved by an appropriate officer of the Company.

EUROPEAN OPERATIONS

  The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. The Company's expansion strategy involves understanding each new market's regulatory requirements and tailoring the Company's acquisitions and servicing to comply with such requirements and identifying and training management and employees to run the Company's European operations. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for continuing and expanding the servicing activities of a company located in the United Kingdom. See "Recent Developments." The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's. The decline in the real estate market which began in the United States in 1987 and continued through the early 1990's occurred in the United Kingdom in late 1989 and France in 1992. Since the decline began in France in 1992 the value of real estate has fallen further than it did in the United States. In addition, there are currently only a few purchasers of distressed assets in the United Kingdom and France, which is similar to the way the market for distressed assets was in the United States when the RTC first began selling loans in the late 1980s. Based on these facts management believes that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.- style servicing with its automated systems and detailed investor reporting and aggressive servicing and work-out approaches. Most of the purchasers of distressed assets in the United Kingdom and France are U.S. based companies, which have utilized U.S.-style servicing and investor reporting in connection with the purchase of distressed assets in the United States and with the exception of recently originated loans, the servicing and reporting system in the United Kingdom and France for loans is generally less technologically developed and more labor intensive.

FUNDING SOURCES

  General. The Company, in addition to deposits at the Savings Bank, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective. Following the Common Stock Offering and Notes Offering, the Company will continue to rely on these sources of capital, in addition to the proceeds of the Common Stock Offering and Notes Offering, to finance its operations. As of the closing of the Common Stock Offering and Notes Offering, certain existing undrawn lines of credit ($416.0 million as of September 30, 1996) will be transferred to the Company. Amounts currently drawn under the lines of credit by the Wilshire Private Companies ($84.0 million as of September 30, 1996) will be transferred to the Company as such amounts are repaid by the Wilshire Private Companies.

  Deposits. The primary source of deposits for the Savings Banks currently is "wholesale" certificates of deposit. To a lesser extent the Savings Banks obtain brokered certificates of deposit from national investment banking firms which pursuant to agreements with the Savings Banks, solicit funds from their customers for deposit with the banks. As of September 30, 1996, $154.6 million or 31% of the Savings Banks' total deposits were brokered and $325.6 million or 67% were wholesale deposits. Wholesale deposits generally are obtained on more economically attractive terms to the Savings Banks than brokered deposits.

  The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its markets. The Savings Banks have been able to pursue this strategy because the general and administrative costs associated with operating the Savings Banks is significantly lower than traditional banks and savings institutions with branch office networks. The Savings Banks have generally accumulated deposits by participating in deposit rate surveys which list the Savings Banks among the higher rate paying insured institutions, and periodically advertising in various local market newspapers and other media. However, because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. The Orders issued by the OTS currently prohibit the Savings Banks from increasing their total assets above specified levels. See "Risk Factors--Risks Related to imposition of Cease and Desist Orders."

  The following table sets forth information relating to the Company's deposits at the dates indicated.

                            THE COMPANY'S DEPOSITS

                                                                 DECEMBER 31,
                           SEPTEMBER 30,    -------------------------------------------------------
                                1996               1995               1994              1993
                         ------------------ ------------------ ------------------ -----------------
                          AMOUNT  AVG. RATE  AMOUNT  AVG. RATE  AMOUNT  AVG. RATE AMOUNT  AVG. RATE
                         -------- --------- -------- --------- -------- --------- ------- ---------
                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing
 checking accounts...... $  5,192   0.00%   $  3,532   0.00%   $  3,045   0.00%   $   --     -- %
NOW and money market
 checking accounts......    1,706   1.82       2,846   2.99       3,170   3.28      3,633   2.96
Saving accounts.........      371   2.10         304   2.38         215   2.25        194   2.50
Certificates of depos-
 it.....................  480,266   5.89     296,842   6.15     189,859   5.48     80,994   3.86
                         --------   ----    --------   ----    --------   ----    -------   ----
 Total deposits......... $487,535   5.81%   $303,524   6.04%   $196,298   5.35%   $84,821   3.83%
                         ========   ====    ========   ====    ========   ====    =======   ====

  The following table sets forth by various interest rate categories the certificates of deposit in the Company at September 30, 1996.

      INTEREST RATE CATEGORIES FOR THE COMPANY'S CERTIFICATES OF DEPOSIT

                                                              SEPTEMBER 30,
                                                                   1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      3.50% or less......................................        $  1,070
      3.51-4.50..........................................              46
      4.51-5.50..........................................          50,126
      5.51-6.50..........................................         409,925
      6.51-7.50..........................................          16,232
      7.51-8.50..........................................           2,867
                                                                 --------
        Total............................................        $480,266
                                                                 ========

  The following table sets forth the amount and maturities of the certificates of deposit in the Company as of September 30, 1996.

              MATURITIES OF THE COMPANY'S CERTIFICATES OF DEPOSIT

                               ORIGINAL MATURITY IN MONTHS
                              -------------------------------
                              12 OR LESS 13 TO 26  37 OR MORE
                              ---------- --------  ----------
                                  (DOLLARS IN THOUSANDS)
   Balances Maturing in 3
    Months or Less..........   $145,202  $ 6,394      $  0
    Weighted Avg............       5.74%    6.57%      0.0%
   Balances Maturing in 4 to
    12 Months...............   $236,176  $36,866      $446
    Weighted Avg............       5.89%    6.32%     6.67%
   Balances Maturing in 13
    to 36 Months............        --   $54,637      $497
    Weighted Avg............                6.07%     6.98%
   Balances Maturing in 37
    or More Months..........        --       --       $ 48
    Weighted Avg............                          2.76%

  As of September 30, 1996, the Company had $13.2 million of certificates of deposit in amounts greater than $100,000 maturing as follows: $4.6 million within three months; $2.5 million over three months through six months; $4.1 million over six months through 12 months; and $2.0 million thereafter.

  Borrowings. The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                              DECEMBER 31,
                                           SEPTEMBER 30, ----------------------
                                               1996       1995    1994    1993
                                           ------------- ------- ------- ------
                                                  (DOLLARS IN THOUSANDS)
FHLB Advances.............................      $ 0      $    -- $13,000 $   --
Reverse Repurchase Agreements.............        0       13,000   8,500  6,608
                                                ---      ------- ------- ------
  Total...................................       $0      $13,000 $21,500 $6,608
                                                ===      ======= ======= ======

  The following table sets forth certain information related to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and repurchase agreements are the only categories for borrowings meeting this criteria. Averages determined by utilizing month-end balances.
                     SHORT-TERM BORROWINGS OF THE COMPANY

                                                          AT OR FOR THE
                                                            YEAR ENDED
                                     AT OR FOR THE         DECEMBER 31,
                                   NINE MONTHS ENDED  ------------------------
                                   SEPTEMBER 30, 1996  1995     1994     1993
                                   ------------------ -------  -------  ------
                                            (DOLLARS IN THOUSANDS)
FHLB advances:....................
  Average amount outstanding dur-
   ing the period.................      $ 2,396       $ 1,381  $ 5,916  $  --
  Maximum month-end balance out-
   standing during the period.....      $11,000       $ 8,000  $13,000  $  --
  Weighted average rate:
    During the period.............         5.80%         7.53%    3.85%    --
    At end of period..............          --            --      4.33%    --
Repurchase agreements:
  Average amount outstanding dur-
   ing the period.................      $35,721       $ 4,122  $ 4,757  $4,507
  Maximum month-end balance out-
   standing during the period.....      $97,000       $14,950  $11,377  $6,654
  Weighted average rate:
    During the period.............         6.83%         5.62%    4.44%   7.54%
    At end of period..............          0.0%         6.70%    5.81%   3.35%

  The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities. The following table sets forth the Company's post-Reorganization lending arrangements and amounts utilized by the Company and the Wilshire Private Companies as of September 30, 1996.

                                    CURRENT            BORROWER AFTER
         LENDER                    BORROWER            REORGANIZATION    AMOUNT       UTILIZED(2)
         ------          ----------------------------- -------------- ------------    -----------
COMMITTED FACILITIES:
 CS First Boston
  Mortgage Capital
  Corporation........... Wilshire Private Companies(1)   WFC          $250 million(5)   $67,012
 Prudential Securities
  Realty Funding
  Corp. ................ Wilshire Private Companies(1)   WFC(4)       $100 million      $12,374
UNCOMMITTED FACILI-
 TIES(3):
 Bear Stearns Mortgage
  Capital Corporation... First Bank                      First Bank   $ 10 million          --
 Bear Stearns Mortgage
  Capital
  Corporation........... Girard                          Girard       $200 million          --
 Bear, Stearns Interna-
  tional (U.K.)......... Wilshire Private Companies(1)   WFC(4)       $100 million      $ 1,673
 CS First Boston Corpo-
  ration
  (Hong Kong) Limited... Wilshire Private Companies(1)   WFC(4)       $ 50 million      $ 2,912
                                                                      ------------
TOTAL AMOUNT............                                              $710 million
                                                                      ============

--------
(1) On the closing of the Common Stock Offering and the Notes Offering, existing lines of credit will be transferred to the Company or a wholly owned Subsidiary of the Company.
(2) Amounts currently drawn under the lines of credit by the Wilshire Private Companies will be transferred to the Company as they become available.
(3) Though agreements governing such commitments do not specify a minimum or maximum amount available, the parties have agreed that such agreements may be used up to the specified amount. Any such agreement may be modified at any time.
(4) These facilities will be transferred to a wholly owned subsidiary of WFC.
(5) Amount will be increased to $250 million upon transfer to WFC.

  Repurchase Facilities. Each of First Bank and Girard entered into a Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC"). Pursuant to these agreements, the parties may enter into transactions in which First Bank or Girard agrees to transfer to BSMCC mortgage loans or other financial instruments against the transfer of funds by BSMCC, with a simultaneous agreement by BSMCC to retransfer such assets at a date certain or on demand, against the transfer of the borrowed funds by First Bank and Girard, as the case may be. Though such master repurchase agreements do not specify a maximum amount available under such agreements, the parties have currently agreed that such agreement may be used for up to $210 million of acquisitions in the aggregate. These agreements enable First Bank and/or Girard to purchase Loan Portfolios with immediate financing from BSMCC which can then be repaid as First Bank and/or Girard increases its deposits. See "-- Deposits" for a discussion of certain limitations on the ability of the Savings Banks to increase deposits.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with CS First Boston Mortgage Capital Corporation ("FBMCC") pursuant to which FBMCC has agreed to lend up to $150 million to the Private Companies for the purchase of portfolios of performing and non-performing mortgage loans. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any loans acquired with any funds lent by FBMCC and will be repaid out of the proceeds of any such structured transaction. This facility will be increased to $250 million as part of the transfer to WFC.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with an affiliate of Bear, Stearns & Co., Inc. pursuant to which such affiliate may lend money to the Wilshire Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $100 million of acquisitions. Pursuant to the agreement, Bear, Stearns & Co., Inc. may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by such affiliate and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with CS First Boston (Hong Kong) Limited pursuant to which such affiliate may lend money to the Wilshire Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $50 million of acquisitions. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by CS First Boston (Hong Kong) Limited and will be repaid out of the proceeds of any such structured transaction.

  Warehouse Facilities. The Wilshire Private Companies have a secured warehouse financing facility (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. ("Prudential Securities") of up to $100 million for the origination or purchase of residential first and second lien mortgage loans. Pursuant to the agreement, Prudential Securities may generally participate in the securitization of the mortgage loans acquired with any funds lent by Prudential Securities and will be repaid out of the proceeds of any such structured transaction.

  FHLB Advances. The Savings Banks obtain advances from the FHLB of San Francisco upon the security of certain of its assets, including FHLB stock, provided certain standards related to the creditworthiness of the Savings Banks have been met. FHLB advances are available to member financial institutions such as the Savings Banks for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and a range of maturities.

  Securitizations. Since the Wilshire Companies's initial use of securitization in 1995 through September 1996, the Wilshire Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming loans. Securitizations are expected to allow the Company to increase its loan acquisition and origination volume, reduce the risks associated with interest rate fluctuations and provide access to longer term funding sources. The Company currently intends to complete securitizations either through private placements or in public offerings when advantageous. The Company is currently in the process of securitizing a pool of consumer receivables and expects to securitize a portfolio of non-performing and under-performing assets in the near future.

  In a securitization, a company will generally transfer a pool of loans to a separate entity (a "Special Purpose Entity") in exchange for subordinate securities ("Subordinate Securities") in the Special Purpose Entity and cash, which constitutes the proceeds of Senior Securities issued by the Special Purpose Entity. The cash generally will be used to repay borrowings used to finance the pool of loans that were acquired by the company. Generally, the holders of the Senior Securities are entitled to receive scheduled principal collected on the pool of securitized loans and interest at the pass-through interest rate on the certificate balance. The Subordinate Securities represent the subordinated right to receive cash flows from the pool of securitized loans after payment of the required amounts to the holders of the Senior Securities and the costs associated with the securitization.

  The Company may arrange for credit enhancement for a transaction to achieve an improved credit rating on the Senior Securities issued if this improves the level of profitability for such transaction. This credit enhancement may take the form of an insurance and indemnity policy, insuring the holders of the Senior Securities of timely payment of the scheduled pass-through interest and principal. In addition, the pooling and servicing agreements that govern the distribution of cash flows from the loan pool included in the transaction typically require over-collateralization as an additional means of credit enhancement. Over-collateralization may in some cases also require an initial deposit, the sale of loans at less than par or retention in the Special Purpose Entity of collections from the pool until a specified over-collateralization amount has been attained. This retention of excess cash flow creates a faster amortization of the scheduled balance of the Senior Securities than the amortization of the principal balance of the securitized loan pool. The purpose of the over-collateralization is to provide a source of payment in the event of higher than anticipated credit losses. Losses resulting from defaults by borrowers on the payment of principal or interest on the loans in a securitized loan pool will reduce the over-collateralization to the extent that funds are available and may result in a reduction in the value of the Subordinate Securities.

  The Company intends to retain the servicing rights to the loans it securitizes and WCC will initially service such loans on the Company's behalf. See "--Servicing Relationships." In addition, the Company may, in the future, consider using Subordinated Securities that it purchases or acquires pursuant to a securitization in a structured transaction, including a securitization.

SERVICING RELATIONSHIPS

  The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its proprietary software and U.S. mortgage loan database has allowed the Wilshire Companies to more effectively value and price Loan Portfolios. As of September 30, 1996, WCC was servicing approximately $1.4 billion principal amount of loans, including approximately $502.0 million for the Savings Banks.

  The Company, WFC and WCC will enter into a non-exclusive loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Company or its affiliates (including new third party servicing) (the "Loans"). Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate based on comparable fees charged by unaffiliated third parties in arm's length transactions for similar types of loans at the time of acquisition. WCC has also agreed to license its proprietary computer software to the Company and WFC. WCC has agreed for a period of twenty years not to compete with or be engaged in the same business and in the same areas as currently conducted by the Company, including purchasing and servicing loans.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans and assume certain assets and liabilities of WCC relating thereto (the "Servicing Transfer"), provided that, the Company or one of its subsidiaries has obtained the appropriate regulatory approvals. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering, unless prohibited by applicable law. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. The fees and costs to be paid by WCC for the servicing of its loans shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each performing loan serviced (which the Company believes is a below-market rate). The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date. It is anticipated that the Savings Banks will terminate their agreements with WCC once WCC's servicing operations have been transferred to WSC. At such time the Savings Banks would enter into an agreement with WSC pursuant to which WSC would service the mortgage loans and other assets of the Savings Banks.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Discounted Loan portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Discounted Loan portfolios. To date each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to
(i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the Discounted Loan portfolios. Due to the OTS requirements, servicing fees for new Discounted Loan portfolios will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement on a portfolio basis.

  WCC's servicing staff has extensive experience in servicing all types of financial assets and over the years the WCC has developed clear cut servicing procedures designed to effectively service and if necessary liquidate a loan. The system, which is able to service a variety of loans, provides WCC with, among other things, payment-processing, cashiering, collection and reporting functions.

  In addition, the servicing system and procedures are structured to deal specifically with problem assets and discounted loans and to maximize in a timely manner cash recovery on each loan in a Loan Portfolio. If a loan becomes delinquent or once a non-performing loan is acquired, WCC enters information with respect to each loan that is acquired in its computer system. WCC then attempts to resolve each loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to WCC in lieu of foreclosure, and (iv) WCC forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the WCC. The general goal of WCC's asset resolution process is to maximize in a timely manner cash recovery on each loan.

  Under the Orders, the Savings Banks can terminate WCC's servicing agreement if WCC fails to complete a comprehensive audit of the Savings Banks' adjustable rate mortgages serviced by WCC, fails to correct certain information system items, or fails to deliver certain statements to borrowers.

NON-TRADITIONAL BANKCARD PROCESSING OPERATIONS

  The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa and Mastercard transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation which commenced in the third quarter have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $5.1 million during the nine months ended September 30, 1996. Management believes that there are opportunities to expand this business using its existing infrastructure.

ASSET QUALITY

  The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

  Non-Performing Loans. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio (excluding discounted loans) which are past due 90 days or more and to place such loans on non-accrual status. The Company does not accrue interest on Discounted Loans (unless such loan later becomes performing). Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

  The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated.

            NON-PERFORMING LOANS IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                          DECEMBER 31,
                                       SEPTEMBER 30, ------------------------
                                           1996       1995     1994     1993
                                       ------------- -------  -------  ------
                                              (DOLLARS IN THOUSANDS)
Non-performing loans:
  Single-family residential...........    $31,112    $10,996  $ 5,554  $1,285
  Multi-family residential............      1,583        270    1,471     379
  Commercial real estate and land.....      7,301        910    4,207   5,354
  Consumer and other loans............      4,586        503      400     175
                                          -------    -------  -------  ------
    Total.............................    $44,582    $12,679  $11,632  $7,193
                                          =======    =======  =======  ======
Non-performing loans as a percentage
 of:
  Total loans(2)......................       9.11%      4.46%    5.95%   9.71%
  Total assets........................       8.36%      3.71%    5.04%   7.27%
Allowance for loan losses as a per-
 centage of:
  Total loans(2)......................       8.19%      3.60%    3.72%   5.83%
  Non-performing loans................      89.92%     80.74%   62.50%  59.97%

--------
(1) This table does not include Discounted Loans although a substantial portion of such loans are non-performing.
(2) Total loans is exclusive of Discounted Loans, undisbursed loan proceeds, unaccreted discount and allowance for loan losses. For information relating to the Company's Discounted Loan portfolio, see "--Loan Portfolio."

  Real Estate Owned. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively.

  The following table sets forth certain information relating to the Company's real estate owned (by source of acquisition) at the dates indicated.

                       REAL ESTATE OWNED BY THE COMPANY

                                                            DECEMBER 31,
                                          SEPTEMBER 30, -----------------------
                                              1996       1995     1994    1993
                                          ------------- -------  ------  ------
                                                (DOLLARS IN THOUSANDS)
Discounted loan portfolio:
  Single-family residential..............    $  663(1)  $ 3,226  $  --   $  --
  Multi-family residential...............       --          --      --      --
  Commercial and other mortgage loans....       290          66     --      --
                                             ------     -------  ------  ------
    Total................................       953       3,292     --      --
Loan portfolio:
  Singe-family residential...............       787       1,676     613     764
  Multi-family residential...............       275         611     254     --
  Commercial and other mortgage loans....       855         578     464     328
                                             ------     -------  ------  ------
    Total Portfolio......................     1,917       2,865   1,331   1,092
    Total................................     2,870       6,157   1,331   1.092
Allowance for total losses...............      (356)     (1,193)   (123)    (55)
                                             ------     -------  ------  ------
Real estate owned, net...................    $2,514     $ 4,964  $1,208  $1,037
                                             ======     =======  ======  ======

--------
(1) The differences between the balance at December 31, 1995 and September 30, 1996 reflects the securitization of certain single-family residential loans and properties.

  The following table sets forth certain geographical information as of September 30, 1996 related to the Company's real estate owned attributable to the Company's total loan portfolio.

     REAL ESTATE OWNED ATTRIBUTABLE TO THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                            MULTI-FAMILY
                                                           RESIDENTIAL AND
                        SINGLE FAMILY RESIDENTIAL      COMMERCIAL REAL ESTATE
                        -----------------------------  --------------------------
                                           NO. OF                      NO. OF
                          AMOUNT         PROPERTIES     AMOUNT       PROPERTIES
                        -------------- --------------  ------------ -------------
                                     (DOLLARS IN THOUSANDS)
California.............           $399             10        $1,130            4
Connecticut............            366              5            91            1
Texas..................            325             10            29            5
New Jersey.............            --             --            170            1
New York...............            101              1           --           --
Other..................            259             18           --           --
                        --------------    -----------  ------------    ---------
  Total................         $1,450             44        $1,420           11
                        ==============    ===========  ============    =========

  Classified Assets. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

  Excluding assets which have been classified loss and fully reserved by the Savings Banks, the Savings Banks' classified assets as of September 30, 1996 consisted of $63.5 million of assets classified as substandard and $3.1 million of assets classified as doubtful. The substandard and doubtful asset classifications include $2.8 million and $3.1 million of Discounted Loans, respectively. In addition, at the same date, $41.6 million of assets were designated as special mention, which includes $10.9 million of Sub-Prime Auto Loans.

  Allowances for Losses. The Company maintains an allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. The allowance is increased by provisions for loan losses charged against operations, recoveries of previously charged off credits, and allocations of discounts on purchased loans, and is decreased by charge-offs. Loans are charged off when they are deemed to be uncollectible, or in the case of automobile and other consumer loans, when payments are delinquent by more than 120 days.

  The Company uses its internal asset review system to identify and evaluate impaired loans and to classify loans as special mention, substandard, doubtful, loss. These terms correspond to varying degrees of risk that the loans will not be collected in part or in full. The Company's policy is to evaluate smaller-balance, homogenous pools of loans for impairment on a pooled basis. These are primarily single-family residential and automobile and other consumer loans. All other loans, whether Discounted Loans or other loans, are evaluated for impairment on a loan-by-loan basis. All loans are subject to potential classification as special mention, substandard, doubtful, or loss. The frequency at which a specific loan is subjected to internal asset review depends on the type and size of the loan and the presence or absence of other risk factors, such as delinquency and changes in collateral values.

  The allowance for loan losses comprises specific valuation allowances established for impaired loans and for certain other classified loans, and general valuation allowances. Specific valuation allowances are based on the estimated fair value of the collateral for impaired or troubled collateral dependent loans, in most cases. General valuation allowances are based on management's periodic analyses of the composition of the loan portfolio, delinquencies, loan classifications, historical loss experience, peer group data, OTS guidelines, economic factors and other relevant information. These estimation techniques apply to allowances established for both loans and Discounted Loans.

  When the Company increases the allowance for loan losses related to loans other than Discounted Loans, it records a corresponding increase to the provision for loan losses in the statement of operations. For Discounted Loans, increases to the allowance for loan losses are recorded shortly after each acquisition of a pool by allocating a portion of the purchase discount deemed to be associated with measurable credit risk. The allocation is based on the analyses of specific and general valuation allowances discussed above. Amounts allocated to the allowance for loan losses from purchase discounts do not increase the provision for loan losses recorded in the statement of operations; rather they decrease the amounts of the purchase discounts that are accreted into the interest income over the lives of the loans. If, after the initial allocation of the purchase discount to the allowance for loan losses, management subsequently identifies the need for additional allowances against Discounted Loans, the additional allowances are established through charges to the provision for loan losses.

  Accretion of purchase discounts (excluding amounts allocated to the allowance for loan losses) and interest income on Discounted Loans are recorded based on cash receipts. The same income recognition policies apply to loans other than Discounted Loans when they are deemed to be non-performing, generally when they are 90 days or more delinquent.

  The Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and in the case of First Bank, an expected imminent regulatory takeover. As part of the acquisition, the Company acquired a substantial volume of impaired loans, which required the Savings Banks to establish allowances for loan losses. In addition, the OTS, as part of its examination process, periodically reviews the Savings Banks' allowances for losses and the carrying values of assets.

  First Bank and Girard increased their allowances for loan losses with respect to the Inherited Loans by $4.8 million through September 30, 1996. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become delinquent. The Savings Banks have established reserves aggregating $8.6 million through the third quarter of 1996, including a 10% reserve on such loans which are current.

  In the third quarter of 1996, the Company established $4.5 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. Although the Company believes its allowances for loan losses are now adequate, future additions to these allowances, in the form of provisions for losses on loans, may be necessary due to changes in economic conditions, increases in the size of the Company's loan portfolio and the performance of the loan portfolio. The following table sets forth the Company's provision for estimated losses on loans, net of recoveries, for the nine months ended September 30, 1996.

                                                                       % OF
                                                        PROVISIONS     TOTAL
                                                       ------------- ----------
                                                       (DOLLARS IN THOUSANDS)
                                                       ------------------------
     Inherited Loans..................................  $     4,774       30.3%
     Sub-Prime Auto Loans.............................        8,583       54.5%
     Other Purchased Loans............................        2,394       15.2%
                                                        -----------  ----------
     Total provision for estimated losses on loans....  $    15,751      100.0%
                                                        ===========  ==========

  The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and Discounted Loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated. The Company's allowances for losses includes purchased discount.

                     COMPANY'S TOTAL ALLOWANCES FOR LOSSES

                                                    YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30, ------------------------
                                          1996          1995        1994
                                      ------------- ------------ -----------
                                                (DOLLARS IN THOUSANDS)
Loan portfolio:
Real estate..........................    $34,825    $      9,830 $     6,948
Non-real estate......................      5,261             407         322
Discounted Loan portfolio............      6,218(1)       15,414         431
                                         -------    ------------ -----------
  Total Allowances...................    $46,304    $     25,651 $     7,701
                                         =======    ============ ===========

--------
(1)The difference between the balance at December 31, 1995 and September 30, 1996 reflects a securitization.

  The following table sets forth an analysis of activity in the allowance for losses relating to the Company's total loan portfolio during the periods indicated.

                  ACTIVITY IN COMPANY'S ALLOWANCES FOR LOSSES

                                               YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30, --------------------------
                                     1996          1995          1994
                                 ------------- ------------   -----------
                                           (DOLLARS IN THOUSANDS)
Balance, beginning of period...     $25,651    $      7,701   $     4,314
Provision for loan losses......      15,751           4,266         2,173
Allocation from purchased loan
 discounts.....................      15,972          19,007         2,809
Charge-offs:
  Real estate..................      10,394           5,096         1,620
  Non-real estate..............       2,100             308            46
                                    -------    ------------   -----------
  Total charge-offs............      12,494           5,404         1,666
Recoveries:
  Real estate..................       1,361              81            71
  Non-real estate..............          63             --            --
                                    -------    ------------   -----------
  Total Recoveries.............       1,424              81            71
                                    -------    ------------   -----------
Net (charge-offs) recoveries...     (11,070)         (5,323)       (1,595)
                                    -------    ------------   -----------
Balance, end of period.........     $46,304    $     25,651   $     7,701
                                    =======    ============   ===========
Net (charge-offs) recoveries as
 a percentage of average loan
 portfolio.....................        (2.5)%          (2.2)%        (1.4)%

  Delinquency. The table below sets forth the delinquency status of the Company's loan portfolio (excluding Discounted Loans) at each of the dates indicated.

                DELINQUENCY IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                        DECEMBER 31,
                         NINE MONTHS ENDED  -------------------------------------
                         SEPTEMBER 30, 1996        1995               1994
                         ------------------ ------------------ ------------------
                                 PERCENT OF         PERCENT OF         PERCENT OF
                         BALANCE PORTFOLIO  BALANCE PORTFOLIO  BALANCE PORTFOLIO
                         ------- ---------- ------- ---------- ------- ----------
                                          (DOLLARS IN THOUSANDS)
Period of Delinquency:
  30-59 days............ $17,956     3.7%   $ 3,726    1.3%    $ 4,513    2.4%
  60-89 days............  10,577     2.2      3,037    1.1       2,202    1.1
  90 days or more(2)....  44,582     9.1     12,679    4.5      11,632    6.1
                         -------    ----    -------    ---     -------    ---
    Total loans delin-
     quent.............. $73,115    15.0%   $19,442    6.9%    $18,347    9.6%
                         =======            =======            =======

--------
(1) This table excludes Discounted Loans.
(2) All loans delinquent 90 days or more were on nonaccrual status.
(3) Increase is primarily due to Inherited Loans, Sub-Prime Auto Loans and purchased sub-performing residential loans.

INVESTMENT ACTIVITIES

  Investment Securities. Investment securities consist primarily of U.S. Government securities and required investment in FHLB stock.

  The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated:

                      THE COMPANY'S INVESTMENT SECURITIES

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,      DECEMBER 31,
                                       ------------- -----------------------
                                           1996       1995    1994    1993
                                       ------------- ------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Available for sale:
  Mortgage-backed securities..........    $ 6,483    $ 9,083 $10,943 $ 6,632
Held to maturity
  U.S. Government securities..........      7,425      6,470   4,505     --
  Mortgage-backed securities..........     22,380     13,119  14,439  14,787
  FHLB stock(1).......................      2,911      1,421   1,612     564
                                          -------    ------- ------- -------
    Total.............................     32,716     21,010  20,556  15,351
                                          -------    ------- ------- -------
  Total investment securities.........    $39,199    $30,093 $31,499 $21,983
                                          =======    ======= ======= =======

--------
(1) As a member of the FHLB of San Francisco, the Savings Banks are required to purchase and maintain stock in the FHLB of San Francisco in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 3% of borrowings, whichever is greater.

PROPERTIES

  The Company's corporate headquarters are located in Portland, Oregon, where the Company leases approximately 5,000 square feet of office space from a corporation which is beneficially owned by Andrew A. Wiederhorn and Lawrence
A. Mendelsohn. See "Certain Relationships and Related Transactions." The Savings Banks also rent approximately 8,000 sq. ft. of office space in two locations in Portland, Oregon from a corporation which is beneficially owned by Messrs. Wiederhorn and Mendelsohn. See "Certain Relationships and Related Transactions." Girard leases its branch office in La Jolla, California pursuant to a lease expiring May 31, 1997. First Bank leases its branch office in Beverly Hills, California and office space for its merchant bankcard operations in Calabasas, California pursuant to leases expiring February 29, 2000 and November 30,

1999, respectively. The Company also leases office space in London, England pursuant to a month-to-month lease. The Company believes its facilities are both suitable and adequate for its current business purposes.

COMPUTER SYSTEMS AND OTHER EQUIPMENT

  The Company believes that its use of information technology is a key factor in achieving a competitive advantage in acquiring Loan Portfolios, minimizing operating costs and increasing overall profitability. The Company uses proprietary software which was developed over a period of years by the Wilshire Companies. In addition to standard industry software applications, the Wilshire Companies have internally developed fully integrated proprietary applications designed to provide decision support and automation of portfolio tracking and reporting. The Company's systems have significant additional capacity for expansion without commensurate cost increases.

  The proprietary software packages developed for asset resolution use advanced financial models to support the resolution strategy, as well as track performance against specified timeliness for each procedure. The system permits immediate access to pertinent loan information and the automatic preparation of letters and notices to borrowers. The Company also maintains a centralized data warehouse.

EMPLOYEES

  As of September 30, 1996, the Savings Banks had 46 employees. As of the closing of the Common Stock Offering and the Notes Offering the Company and its subsidiaries are expected to have approximately 80 full-time and shared employees in the United States and 6 employees in the United Kingdom. The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

ENVIRONMENTAL MATTERS

  To date, the Company has not been required to perform any investigation or clean-up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

  In the course of its business, the Company has acquired and may acquire in the future, properties securing loans that are in default. Although to date the Company primarily lends to owners of and purchases loans secured by residential properties, there is a risk that the Company could be required to investigate and clean-up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

COMPETITION

  The Company's competition in the financial services business includes mortgage banking companies, mortgage brokers, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. Competition in loan markets can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees, and interest rates. The Company believes that it is able to compete on the basis of providing prompt and responsive service and its ability to analyze and purchase performing, sub-performing and discounted loans secured by varied collateral.

  The Company also faces competition in its discounted loan acquisition activities. Discounted loans are generally acquired in auctions or competitive bid circumstances. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in servicing and resolving troubled loans, its large investment in proprietary software, technology and other resources which are necessary to conduct its business, and the strategic relationships and contacts which it has developed in connection with these activities.

                                  REGULATION

  Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Savings Banks and the Company can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Savings Banks and the Company, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

  The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

  The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Savings Banks and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review,
(iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS--West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank, also effective October 31, 1996. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well- capitalized" under OTS regulations. The Orders further require that the Savings Banks appropriately risk-weight their assets and off-balance sheet items pursuant to OTS regulations and establish and thereafter maintain internal controls sufficient to ensure the accuracy and integrity of the calculation of their regulatory capital ratios. The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions;

(b) develop plans to augment the depth and expertise of the management teams;
(c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and
(h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Specifically, among other things, the Orders require that the Savings Banks revise and submit to the OTS their internal asset review policies and procedures (the "IAR Policies") to provide guidance on identifying and classifying troubled, collateral dependent loans under OTS regulatory guidance and, for purposes of ensuring the independence of the internal asset review process, to require that loan underwriting, servicing and purchasing functions be generally segregated from the credit review function. The Savings banks delivered copies of their revised IAR Policies to the OTS prior to October 31, 1996. In addition, the Orders require the Savings Banks to develop, implement and maintain an effective internal asset review system that provides for adequate internal controls to ensure that management timely reviews and classifies assets under the IAR Policies. Management of the Savings Banks is in the process of finalizing its IAR system and fully expects that it will be implemented by December 31, 1996.

  The Orders also require the Savings Banks to revise and submit to the OTS their policies and procedures for allowances for loan and lease losses (the "ALLL Policies") regarding the factors considered in setting loan loss allowances and to provide adequate internal controls to ensure that management and the Savings Banks comply with the revised ALLL Policies. Under the Orders, when the Savings Banks report quarterly to the OTS on their progress in implementing the ALLL Policies, the Savings Banks must also submit their reserve analyses for the preceding calendar quarter.

  The Orders also require that the Savings Banks revise and submit to the OTS their loan purchase policies and procedures (the "Loan Purchase Policies") to provide specific guidance on due diligence scope and sampling, assign personnel to oversee due diligence activities and require such personnel to ensure that all diligence is completed in accordance with the Loan Purchase Policies and to provide specific guidance regarding the use and reliance on broker price opinions. Under the Orders, the Savings Banks are directed to establish and maintain sufficient internal controls to confirm that loan data for all purchased loans meet certain minimum standards set by the Savings Banks and to identify loan documentation deficiencies prior to purchase.

  The Orders require that the Savings Banks submit to the OTS an amended accounting policy that requires management to establish and adhere to appropriate guidance and procedures for the amortization of discounts on Discounted Loans, to establish appropriate reserves on Discounted Loans prior to recognizing the yield adjustment on such loans into income and to demonstrate the accuracy of the yield adjustment component of the discount.

  In connection with the requirements of the Orders regarding asset liability management, the Savings Banks are required to submit to the OTS a hedging policy that fully complies with relevant accounting guidance and that establishes written guidelines to ensure the Savings Banks document their hedging strategy. In addition, the Savings Banks are required to submit to the OTS a plan to develop or obtain internal expertise and resources necessary to measure, monitor and model the Savings Banks' interest rate risk.

  The Orders provide that the Savings Banks must submit a plan detailing how WCC will complete a comprehensive audit of certain of its servicing activities for the Savings Banks and take such action to ensure that WCC fully implements the results of such audit. Further, the Orders require that the Savings Banks take corrective actions specified, and adhere to the controls developed, in the audit.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging Arthur Andersen LLP to review management's implementation of corrective actions required by the OTS,
(iii) increasing the size of the internal asset review department, and (iv) revising the internal asset review policy. The Company is also in the process of hiring a manager to complete the development and implementation of an effective internal asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without further modification or will not impose further restrictions on the Savings Banks.

  OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, above $145 million and $408 million, respectively, unless such increase is an amount that represents the total net interest credited on deposit liabilities earned during that quarter plus any increase permitted under the Orders in prior quarters.

SAVINGS AND LOAN HOLDING COMPANIES

  The Company is a savings and loan holding company that is regulated and subject to examination by the OTS. The activities of savings and loan holding companies are governed by the provisions of the Home Owners' Loan Act, as amended (the "HOLA"). Pursuant to the HOLA, a savings and loan holding company may not (i) acquire control of a savings association or savings and loan holding company without prior OTS approval; (ii) acquire, except with prior OTS approval, by process of merger, consolidation, or purchase of assets of another savings association or savings and loan holding company, all or substantially all of the assets of any such association or holding company; or
(iii) acquire, by purchase or otherwise, more than 5% of the voting shares of a savings association that is not a subsidiary, or of a savings and loan holding company that is not a subsidiary. In considering whether to grant approval for any such transaction, the OTS will take into consideration a number of factors, including the competitive effects of the transaction, the financial and managerial resources and future prospects of the holding company and the institution involved, and the compliance records of such subsidiaries with the Community Reinvestment Act ("CRA").

  Federal law empowers the Director of the OTS to take substantive action when he determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of any particular activity constitutes a serious risk to the financial safety, soundness or stability of a savings and loan holding company's subsidiary savings institutions. In addition, the Director of the OTS has oversight authority with respect to all holding company affiliates. Specifically, the Director of the OTS may, as necessary
(i) limit the payment of dividends by the savings institutions; (ii) limit transactions between the savings institutions, the holding company and the subsidiaries or affiliates of either; or (iii) limit any activities of the savings institutions that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institutions. Any such limits would be issued in the form of a directive having the legal effect of a cease and desist order.

  Activities Limitations--The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender ("QTL"), described below, generally has the broadest authority to engage in various types of business activities with few restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. A holding company that owns two or more financial institutions, such as the Company, or whose sole subsidiary fails to meet the QTL test is subject to the activities limitations applicable to multiple savings and loan holding companies. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the FRB as permissible investment for bank holding companies.

  Restrictions on Transactions with the Savings Banks--The Savings Banks are subject to restrictions in their dealings with the Company and the Company's non-bank subsidiaries under HOLA and certain provisions of the Federal Reserve Act ("FRA") that are made applicable to savings institutions by HOLA and OTS regulations.

  A savings institution's transactions with its affiliates are subject to limitations set forth in the HOLA and OTS regulations, which incorporate Sections 23A, 23B, 22(g) and 22(h) of the FRA and Regulation O adopted by the FRB. Under Section 23A, an "affiliate" of an institution is defined generally as (i) any company that controls the institution and any other company that is controlled by the company that controls the institution, (ii) any company that is controlled by the shareholders who control the institution or any company that controls the institution or (iii) any company that is determined by regulation or order to have a relationship with the institution (or any subsidiary or affiliate of the institution) such that "covered transactions" with the company may be affected by the relationship to the detriment of the institution. "Control" is determined to exist if a percentage stock ownership test is met or if there is control over the election of directors or the management or policies of the company or institution. "Covered transactions" generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions.

THE SAVINGS BANKS

  General. The Savings Banks are federally-chartered savings banks organized under HOLA. As such, the Savings Banks are subject to regulation, supervision and examination by the OTS. The deposit accounts of the Savings Banks are insured up to applicable limits by the FDIC through the SAIF and, as a result, the Savings Banks also are subject to regulation, supervision and examination by the FDIC.

  The business and affairs of the Savings Banks are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Savings Banks may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Savings Banks and changes in control of the Savings Banks.

  Regulatory Capital Requirements. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. The Orders require that both Savings Banks maintain minimum capital ratios required of institutions to be deemed "well-capitalized" commencing December 31, 1996.

  Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For these purposes, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights. Since neither Savings Bank had intangibles at September 30, 1996, tangible Capital was the same as core Capital for both Savings Banks. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus' minority interests in the equity accounts of fully consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits.

  A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt which meets specified requirements, subject to certain limitations, and loan and lease loss general valuation allowances. General valuation allowances can generally be included up to 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

  OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities.) Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited to taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Savings Banks' regulatory capital as of September 30, 1996.

  The OTS promulgated a regulation that requires that an interest-rate ("IRR") risk component be included in the risk-based capital regulation. However, the effective date of the interest-rate risk component has been delayed. Under the rule, an institution with a greater than specified level of interest rate risk is subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution would be required to maintain additional capital in order to comply with the risk-based capital requirement. Had the interest-rate risk component been in effect at June 30, 1996, the Savings Banks' capital ratios would not have been affected by this rule.

  Insurance of Accounts. As an FDIC-insured institution, the Savings Banks are required to pay deposit insurance premiums to the SAIF as administered by the FDIC. The SAIF maintains a fund to insure deposits of savings institutions, including the Savings Banks. The SAIF also maintains a fund to insure the deposits of institutions, such as the Savings Banks, that were previously insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"). The SAIF historically has had three major obligations: to fund losses associated with the failure of institutions with SAIF-insured deposits; to increase the SAIF's reserves to 1.25% of insured deposits; and to make interest payments on debt incurred to provide funds to the FSLIC (the "FICO debt"). Under current FDIC regulations, institutions are assigned to one of three capital groups based on the level of an institution's capital, "well-capitalized," "adequately capitalized," or "undercapitalized," which are defined in the same manner as in the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the institution's primary federal banking regulator, resulting in nine assessment classifications. Deposit insurance premium assessment rates currently range from .23% for well capitalized institutions with only a few supervisory concerns to .31% for undercapitalized institutions with substantial supervisory concerns.

  Recently proposed FDIC regulations would reduce future semi-annual SAIF assessments for savings institutions such as the Savings Banks. The proposed reduced assessment schedule would reduce rates to .18% for well capitalized with only a few minor supervisory concerns to .27% for undercapitalized institutions with substantial supervisory concerns for the period October 1, 1996 through December 31, 1996 and thereafter to .0% to .27%, respectively. In addition, savings institutions such as the Savings Banks will pay an additional .0645% in semi-annual premiums to cover costs of the FICO debt.

  Recapitalization of SAIF. The SAIF, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain the statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996, provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC currently estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment at 67.5 basis points resulted in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million.

  The law also provides that the SAIF and the Bank Insurance Fund ("BIF") BIF shall be merged on January 1, 1999, provided that all savings associations have converted to banks by that date, but does not provide legislation to implement such a conversion. The law further provides that between January 1, 1997, and December 31, 1999 (or the date the last savings association ceases to exist, whichever is earlier), the interest costs for FICO debt will be shared by SAIF and BIF assessments, with SAIF institutions paying about 60% of the dollar amount and BIF institutions paying about 40% of the dollar amount. If the BIF and SAIF have not merged by January 1, 2000, these FICO interest costs will be assessed pro rata, with all insured institutions paying the same rate. The law also includes a provision intended to limit "deposit shifting" from a SAIF-insured institution to a BIF-insured affiliate.

  The FDIC may terminate the deposit insurance of any insured depository institution, including the Savings Banks, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Savings Banks' deposit insurance.

  Prompt Corrective Action. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii)

"undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.00%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0.% The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. As of September 30, 1996, the Savings Banks were "well capitalized" institutions under the prompt corrective action regulations of the OTS.

  Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

  Brokered Deposits. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are not subject to any brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited.

  Restrictions on Capital Distributions. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. The regulations establish a tiered system of regulation with the greatest flexibility being afforded to well-capitalized institutions.

  An institution that meets its fully phased-in capital requirements is permitted to make capital distributions during a calendar year, without prior OTS approval, of up to the greater of (i) 100% of its net income during the calendar year, plus the amount that would reduce by not more than one-half its "surplus capital ratio" at the beginning of the calendar year (the amount by which the institution's actual capital exceeded its fully phased-in capital requirement at that date) or (ii) 75% of its net income over the most recent four-quarter period. An institution that meets its current minimum capital requirements but not its fully phased-in capital requirements may make capital distributions, without prior OTS approval, of up to 75% of its net income over the most recent four-quarter period, as reduced by the amounts of any capital distributions previously made during such period. An institution that does not meet its minimum regulatory capital requirements prior to, or on a pro forma basis after giving effect to, a proposed capital distribution, or that the OTS has notified as needing more than normal supervision, is not authorized to make any capital distributions unless it receives prior written approval from the OTS or the distributions are in accordance with the express terms of an approved capital plan.

  The OTS has proposed an amendment to its capital distribution regulation to conform to its PCA regulations by replacing the current "tiered" approach summarized above with one that would allow institutions to make capital distributions that would not result in the institution falling below the PCA "adequately capitalized" capital category. Under this proposal, an institution would be able to make a capital distribution (i) without notice or application, if the institution is not held by a savings and loan holding company and received a sufficiently favorable regulatory rating of 1 or 2,
(ii) by providing notice to the OTS if, after the capital distribution, the institution would remain at least "adequately capitalized," or (iii) by submitting an application to the OTS.

  The OTS retains the authority to prohibit any capital distribution otherwise authorized under its regulations if the OTS determines that the capital distribution would constitute an unsafe or unsound practice. The regulations also apply to direct and indirect distributions to affiliates, including those occurring in connection with corporation reorganizations.

  Affiliate Transactions. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Savings Banks.

  Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

  Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the FRB has determined to be permissible for bank holding companies. Savings associations are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

  Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

  Qualified Thrift Lender Test. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank;
(iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank.

Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

  Historically, the QTL test has required that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. As of September 30, 1996, the qualified thrift investments of the First Bank and Girard were approximately 83.2% and 85.7%, respectively, of their portfolio assets. Recently enacted legislation provides that certain education, small business and consumer loans may be included as qualified thrift investments for purposes of the QTL test.

  Loans-to-One Borrower. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Savings Banks to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

  As of September 30, 1996, First Bank's and Girard's unimpaired capital and surplus amounted to $11.1 million and $26.7 million, respectively, resulting in a general loans-to-one borrower limitation of $1.7 million and $4.0 million, respectively under applicable laws and regulations. See "Business-- Loan Portfolio."

COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS

  Truth in Lending. The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain certain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Company and the Savings Banks. Management of the Company and the Savings Banks believes that they are in compliance with TILA in all material respects. If the Company and the Savings Banks were found not to be in compliance with TILA, aggrieved borrowers could have the right to rescind their loans and to demand, among other things, the return of finance charges and fees paid to the Company.

  Other Lending Laws. The Company is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on certain prohibited bases, including race, color, religion, national origin, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. Among other things, it also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. In addition, the Company is subject to the Fair Housing Act and regulations thereunder, which broadly prohibit certain discriminatory practices in connection with the Company's business. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures that must be followed by, mortgage lenders and services, and disclosures that must be made to consumer borrowers. Failure to comply with such laws, as well as with the laws described above, may result in civil and criminal liability.

  Community Reinvestment Act. Under the CRA, as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate- income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institutions, to assess the institution's CRA rating and requires that the OTS provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The four ratings are "outstanding record of meeting community credit needs," "satisfactory record of meeting community credit needs," "needs to improve record of meeting community credit needs" and "substantial non-compliance in meeting community credit needs." An institution's CRA rating is taken into account in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Poor CRA performance maybe the basis for denying an application. First Bank and Girard each received a "needs to improve record of meeting community credit needs" rating during their respective most recent OTS examinations.

                                   TAXATION

FEDERAL TAXATION

  The Company and its subsidiaries will file a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

  Savings institutions such as the Savings Banks, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, are permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Savings Banks' taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (i.e., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to non-qualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

  Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income. As of December 31, 1995, approximately 84.5% of Girard's and 82.0% of First Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code. Girard and First Bank anticipate that at least 75% and 80%, respectively of Girard's and First Bank's assets, respectively will continue to be qualifying assets in the immediate future. If this ceases to be the case, the Savings Banks may be required to restore their bad debt reserve to taxable income in the future.

  The amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method is subject to certain limitations. These limitations are not expected to restrict the Bank from taking maximum advantage of the percentage of taxable income method in the future, although there can be no assurances in this regard. As of December 31, 1995, the Savings Banks' total bad debt reserve was approximately $6.1 million.

  To the extent (i) a savings association's reserve for losses on real property loans under the percentage of taxable income method exceeds the amount that would have been allowed under the experience method and (ii) a savings association makes distributions to stockholders (including distributions in redemption, dissolution or liquidation) that are considered to result in withdrawals from that excess bad debt reserve, the amounts considered withdrawn will be included in the savings association's taxable income. The amount that would be deemed withdrawn from such reserves upon such distribution and which would be subject to taxation at the savings association level at the normal corporate tax rate would be an amount equal to the amount distributed plus the amount necessary to pay the corporate income tax with respect to the withdrawal. Dividends will not be considered to result in withdrawals from an association's bad debt reserves to the extent of current or accumulated earnings and profits as calculated for federal income tax purposes. Dividends in excess of a savings association's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation will be considered to come first from its bad debt reserve. The Savings Banks have no intention of paying dividends or taking any other action which would result in recapture of its bad debt reserves for tax purposes.

  Recently enacted legislation repealed the special bad debt rules applicable to savings associations for taxable years beginning after December 31, 1995. Under the new provisions, savings associations will follow the same rules for purposes of computing allowable bad debt deductions as banks. To the extent the bad debt reserve of the savings association exceeds the allowable reserve as computed under the rules applicable to banks, such excess will be subject to recapture. Such amount, for the Savings Banks, is approximately $6.0 million as of December 31, 1995. There is an exception that, in general, grandfathers the balance of the savings associations reserve balance as of December 31, 1987. Under the newly enacted law, if a savings association converts to a bank or is merged into a bank, the associations bad debt reserve will not be automatically subject to recapture. Recapture of the grandfathered bad debt reserve would still occur in the event of certain distributions as previously discussed. Such amount, for the Savings Banks, is approximately $0.1 million.

  In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

STATE TAXATION

  For additional information regarding taxation, see Note 8 to the Consolidated Financial Statements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the directors and executive officers of the Company as of October 28, 1996.

           NAME             AGE                      OFFICE
           ----             ---                      ------
Andrew A. Wiederhorn.......  30 Chairman of the Board, Chief Executive Officer,
                                 Secretary and Treasurer
Lawrence A. Mendelsohn.....  35 President and Director
Bo G. Aberg................  48 Senior Vice President, European Operations
Donald J. Berchtold........  51 Senior Vice President, Administration
Kenneth R. Kepp............  41 Senior Vice President, Operations
Sheryl Anne Morehead.......  48 Senior Vice President, S&L Group and Chief
                                 Executive Officer of the Savings Banks
Chris Tassos...............  39 Senior Vice President and Chief Financial
                                 Officer
Phillip D. Vincent.........  42 Senior Vice President, Loan Servicing
Don H. Coleman.............  58 Director
Philip G. Forte............  32 Director
David Dale-Johnson.........  49 Director

  All of the executive officers of the Company were elected at a meeting of the Board of Directors held in October 1996. Their terms of office continue until the next annual meeting of the Board of Directors and until their successors shall have been elected and qualified.

  Andrew A. Wiederhorn is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Wiederhorn founded the Wilshire Companies in 1987 and continues to serve as the Chief Executive Officer of the Wilshire Private Companies. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

  Lawrence A. Mendelsohn is a director and the President of the Company. Since February 1993 Mr. Mendelsohn has been the Executive Vice President of the Wilshire Companies. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992 Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for JP Morgan and Co./JP Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and is a Ph.D./ABD in Finance from the University of Southern California.

  Bo G. Aberg is the Senior Vice President, European Operations of the Company. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. From January 1982 to September 1992 Mr. Aberg held several positions within the PK Group (a Swedish banking group), and from September 1974 to January 1982 he was a Chartered Accountant for Hagstroms Revisions Byra AB Sweden (now Ernst & Young). Mr. Aberg received the equivalent of a B.S. degree in Economics (Ekonomexanon) and an academic degree in Law (Jurkandexamen) both from the University of Stockholm, Sweden.

  Donald J. Berchtold is the Senior Vice President, Administration. From March 1992 until October 1996 Mr. Berchtold was the Senior Vice President, Administration of the Wilshire Companies. From February 1991 until November 1992 he was a consultant to Entertainment Publications Inc.-- CUC International Inc. Mr. Berchtold received a BSc. degree in
Business/Finance and Marketing from Santa Clara University. Mr. Berchtold is Mr. Wiederhorn's father-in-law by marriage.

  Kenneth R. Kepp is the Senior Vice President, Operations. From November 1991 until October 1996 Mr. Kepp was the Senior Vice President--Operations of the Wilshire Companies. From June 1990 until November 1991 Mr. Kepp was the Managing Director of Network Associates International, a consulting company to the leasing industry. Mr. Kepp received a B.S. degree in Finance from Northern Illinois University.

  Sheryl Anne Morehead is the Senior Vice President, S&L Group of the Company and Chief Executive Officer of the Savings Banks. From December 1993 until October 1996, Ms. Morehead was the Chief Credit Officer/Chief Operating Officer of First Los Angeles Bank/San Paulo Bank Group, a savings bank. From August 1990 until December 1993, Ms. Morehead was the Chief Credit Officer/Executive Vice President of First Federal Bank, a savings bank. Ms. Morehead received a B.S. degree from Boston University and an M.B.A. degree from Harvard Graduate School of Business.

  Chris Tassos is the Senior Vice President and Chief Financial Officer of the Company. Since August 1995 Mr. Tassos has been the Senior Vice President of Finance of the Wilshire Companies. From March 1992 until February 1995 he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton. From July 1979 until April 1984 and May 1985 until September 1990 Mr. Tassos was an auditor for Deloitte & Touche LLP.

  Phillip D. Vincent is Senior Vice President, Loan Servicing of the Company. Mr. Vincent was Senior Vice President and Chief Administrative Officer of The J.E. Robert Company, Inc., one of the largest real estate and mortgage investment managers in the U.S. from April 1995 until July 1996, Senior Vice President and Managing Officer of The J.E. Robert Company, Inc. from June 1992 until September 1995, and Vice President and Division Manager of The J.E. Robert Company, Inc. from 1991 until May 1992. Mr. Vincent is a member of the American Institute of Certified Public Accountants. Mr. Vincent received a B.S. degree in Finance from Oklahoma State University.

  Don H. Coleman is a director of the Company. Since March 1994 Mr. Coleman has been the President of International Manufacturing and Licensing, Inc., a subsidiary of the ICT Group, Inc., a supplier of wireless phone equipment worldwide. From January 1988 until March 1994, Mr. Coleman was President of Liquid Spring Corporation, a manufacturer of automobile components. From 1984 to 1986, Mr. Coleman was President of Clarion Corporation of America, a major supplier of automotive sound systems and electronics. Mr. Coleman is a director of ICT Group, Inc., and Fabricated Metals, Inc., a materials handling equipment manufacturer. Mr. Coleman received a B.A. degree in Economics and an M.B.A. degree from Stanford University.

  Philip G. Forte is a director of the Company. Mr. Forte has been the President of Wilshire Cellular, Inc., a cellular phone leasing company, since June 1994. Wilshire Cellular, Inc. is not part of the Wilshire Private Companies, nor is it an affiliate of the Company. From March 1992 until June 1994, Mr. Forte was the Vice President, Sales and Marketing of Vinyl Chem International, Inc., a textile chemical repair manufacturer. From September 1989 until March 1992 Mr. Forte was the Vice President, Sales and Marketing of Pacific Western University. Mr. Forte received a B.S. degree in Business Administration from the University of Southern California.

  David Dale-Johnson is a director of the Company. Since 1988 Mr. Dale-Johnson has been the Director, Program in Real Estate, School of Business Administration, University of Southern California. Mr. Dale-Johnson is also a consultant for several public and private companies and government agencies. Mr. Dale-Johnson received his B.A. degree in Art History from the University of British Columbia, M. Sc. degree in Business Administration from the University of British Columbia and a Ph.D. degree in Business Administration from the University of California, Berkeley.

CERTAIN KEY EMPLOYEES

  Stuart Adair is the Vice President, European Loan Acquisitions of WFC. From 1993 until September 1996 Mr. Adair was the Vice President, Loan Acquisitions of the Wilshire Companies. From 1989 until 1993 Mr. Adair was an asset manager of the Federal Deposit Insurance Corporation. Mr. Adair received a B.A. degree from the University of Washington.

  Glenn J. Ohl is the Chief Financial Officer of WFC. From August 1995 until October 1996 Mr. Ohl was the Senior Vice President and Corporate Treasurer of CWM Mortgage Holdings, Inc., an affiliate of Countrywide Credit Industries Inc., a residential financing company. From September 1992 until August 1995 Mr. Ohl was the Executive Vice President and Chief Financial Officer of ARCS Mortgage, Inc., a financing company. Mr. Ohl received a B.A. degree from Franklin and Marshall College and an M.B.A. degree from New York University.

  Peter O'Kane is the Vice President, Loan Acquisitions. From May 1994 until October 1996 Mr. O'Kane was the Vice President, Loan Acquisitions of the Wilshire Companies. From September 1992 until April 1994 Mr. O'Kane was an Asset Manager, Investment Division of J.E. Robert Company, Inc. From September 1991 until September 1992 Mr. O'Kane was a staff consultant with Arthur Andersen & Company. From March 1990 until August 1991 Mr. O'Kane was an analyst for GranCorp, Inc., a real estate investment company. Mr. O'Kane received a B.A. degree from the University of Washington.

  Richard A. Papworth is the Chief Financial Officer of Girard and First Bank. From May 1996 until August 1996 Mr. Papworth was the Chief Financial Officer of Girard. From October 1995 until May 1996 Mr. Papworth was the Director of Finance for Maintenance Warehouse America Corp., a national building maintenance supply company. From October 1994 until October 1995 Mr. Papworth was an Independent Financial Consultant. From July 1993 until October 1994 Mr. Papworth was the Acting Chief Financial Officer and Treasurer of George Wimpey Inc. and the Assistant Treasurer from April 1989 until July 1993. Mr. Papworth received a B.S. degree in Accounting and a M.Acc. degree in Taxation from Brigham Young University.

  R. Scott Stevenson is the President of the Girard and First Bank. From June 1991 until October 1996 he was the President and Chief Executive Officer of Girard. From January 1986 until June 1991 he held various positions at Girard including Chief Operating Officer, Chief Financial Officer and a Loan Officer. Mr. Stevenson received a B.S. degree in Accounting and an M.S. degree in Taxation from Brigham Young University.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  Audit Committee. The Audit Committee, which consists of a majority of independent directors who are not affiliated with the Principals ("Independent Directors"), makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Messrs. Wiederhorn, Coleman and Dale-Johnson are the members of the Audit Committee.

ELECTION OF DIRECTORS

  Prior to the first annual meeting of the stockholders of the Company, the Company's Board of Directors will be divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. No determination has been made as to which directors will be members of each class.

COMPENSATION OF DIRECTORS

  The Company intends to pay its directors who are not employees of the Company a per meeting fee of $1,000 for each Directors' meeting and a per hour fee for each committee meeting attended which is not on a regularly scheduled meeting date. Under the Company's Stock Incentive Plan, each non-employee director has been granted, effective as of the date on which the initial public offering price is determined, a non-qualified option to purchase at the initial public offering price a number of shares of Common Stock equal to 6,250 divided by the initial public offering price, and each new non-employee director upon the date of his or her election or appointment will be granted a non-qualified option to purchase at the fair market value on the date of grant a number of shares of Common Stock equal to 6,250 divided by the fair market value on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Determinations regarding compensation of the Company's employees are made by the Compensation Committee of the Board of Directors. David Dale-Johnson and Don H. Coleman are the members of the Compensation Committee. Neither David Dale-Johnson nor Don Coleman participated in the compensation decisions relating to Messrs. Wiederhorn's and Mendelsohn's base salary for fiscal 1996 and 1997. Messrs. Wiederhorn and Mendelsohn actively participated in such decisions. Messrs. Dale-Johnson and Coleman will determine the bonuses to be paid by the Company to executive officers in fiscal 1996 and 1997 and Messrs. Wiederhorn and Mendelsohn will not participate in such decisions.

  Leases. The Company leases office space for its corporate headquarters from Wilshire Properties I, Incorporated, an Oregon corporation ("WPI"). Andrew A. Wiederhorn and Lawrence A. Mendelsohn are the beneficial owners of WPI. The lease agreement provides for an aggregate annual rent payment in 1997 of approximately $90,000 and expires December 31, 2001. In addition to base rent the Company is required to pay its proportionate share of operating expenses incurred by WPI in connection with the operations of the building. The Savings Banks lease approximately 8,000 sq. ft. of office space in two locations pursuant to lease which provides for an aggregate annual rental payment in 1997 of approximately $96,000 and expires December 31, 1997.

  Stock Transactions. Upon the closing of the Common Stock Offering and Notes Offering, certain executive officers and directors will exchange 5.1% of the capital stock of Girard, 5.1% of the capital stock of First Bank, and approximately 99% of the capital stock of WAC (which itself owns 94.9% of the capital stock of Girard and First Bank), for 5,447,901 shares of Common Stock of WFSG.

  Loan Servicing Agreement between the Company, WFC, WSC and WCC. The Company, WFC, WSC and WCC (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC) entered into a non-exclusive loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all Loans. WCC has also agreed to license its proprietary computer software to the Company, WSC and WFC. Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate based on comparable fees charged by unaffiliated third parties in arm's length transactions for similar types of loans at the time of acquisition. WCC has agreed for a period of twenty years not to compete with or be engaged in the same business in the same areas as currently conducted by the Company, including purchasing and servicing loans.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans (the "Servicing Transfer"), provided that the Company or one of its subsidiaries has obtained the appropriate licenses. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering and Notes Offering. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. Following the Servicing Transfer, the fees and costs to be paid by WCC for the servicing of its loans and the loans of persons other than the Company shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

  Loan Servicing Agreement between the Savings Banks and WCC. Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC) pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the

Savings Banks. WCC receives a fee equal to ten dollars per month for each loan serviced. The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific discounted Loan Portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Loan Portfolios. To date, each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to (i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan Portfolios (other than escrow payments, if any) which is in excess of the initial payments made by the Savings Banks to acquire the Discounted Loan Portfolios. Servicing fees for new Discounted Loan portfolio servicing agreements will be chosen by the boards of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third-party servicing agreement.

  Administrative Services Agreement. Pursuant to the Administrative Services Agreement, WCC and its private affiliates (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC and its private affiliates) and the Company have agreed to provide, commencing with the completion of the Common Stock Offering and the Notes Offering, certain services to each other, including, among other things, certain financial reporting functions, legal compliance, banking, risk management and operational and strategic matters. The Administrative Services Agreement will provide for the payment of a market rate plus reimbursement of any third party expenses for any services rendered by one party for another. The term "market rate" means the rate determined by the parties as being the rate charged by independent third parties for providing similar services in an arm's-length transaction. The initial term of the Administrative Services Agreement will expire on December 31, 1997; it will continue for successive one year renewal periods unless terminated by either of the parties on not less than 90 days notice prior to the end of any period. The parties to the Administrative Service Agreement have agreed to indemnify each other against liability arising out of the willful misconduct or gross negligence of the indemnifying party.

  Employment with WCC. Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC. Messr. Wiederhorn is also the sole director of WCC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while the Company is in the process of obtaining the necessary licensing approvals for its servicing operations certain executive officers of the Company, including Messrs. Wiederhorn, Mendelsohn, Kepp, Berchtold, Tassos and Vincent, will also continue to be executive officers of WCC. Such executive officers will receive minimal compensation from WCC. Following receipt of the necessary licensing approvals only Messrs. Wiederhorn and Mendelsohn, the shareholders of WCC will continue to be executive officers of WCC.

EXECUTIVE COMPENSATION

  The following table shows compensation received from the Wilshire Private Companies by the Company's Chief Executive Officer and the three other most highly paid executive officers for the fiscal years ended December 31, 1995. The Company's Chief Executive Officer and such other officers received no compensation from the Wilshire Public Companies in 1995. There were no other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1995.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                ------------------------------
                   NAME AND
              PRINCIPAL POSITION                YEAR SALARY($)(1)  BONUS($)(1)
              ------------------                ---- ------------  -----------
Andrew A. Wiederhorn........................... 1995    51,992(2)       --
 Chairman of the Board, Chief Executive
 Officer, Secretary and Treasurer
Lawrence A. Mendelsohn ........................ 1995    68,293(2)       --
 President
Donald J. Berchtold ........................... 1995   146,451       44,260
 Senior Vice President, Corporate
 Development
Kenneth R. Kepp ............................... 1995   135,012       50,000
 Senior Vice President, Operations

--------
(1) For the year ended December 31, 1995 the Chief Executive Officer and the three other most highly paid executive officers derived their salaries from the Wilshire Private Companies taken as a whole and therefore salaries and bonuses paid for the year do not necessarily reflect the amount of salary and bonus attributable to work performed for WAC and the Savings Banks, if any.
(2) Mr. Wiederhorn and Mr. Mendelsohn elected in the past to receive minimal compensation from the Wilshire Private Companies to maintain capital in the Wilshire Private Companies and have received shareholder loans from the Wilshire Private Companies to fund their investment in WAC and certain other expenses.

EMPLOYMENT AGREEMENTS

  The Company has entered into substantially similar employment agreements, effective November 1, 1996, with Andrew A. Wiederhorn ("Mr. Wiederhorn") (as Chief Executive Officer) and Lawrence A. Mendelsohn ("Mr. Mendelsohn") (as President) (each individually, an "Executive" and collectively, the "Executives"). Each agreement provides for an initial three-year term which is automatically renewable for successive two-year terms (the "Employment Term") unless either party gives written notice to the other at least ninety days prior to the expiration of the then Employment Term. During the Employment Term, each Executive will be obligated to devote a significant portion of his business time, energy, skill and efforts to the performance of his duties under the agreement and shall faithfully serve the Company, subject to his right to serve as an employee and/or board member of certain companies and to manage his personal financial and legal affairs.

  The agreement provides for an annual base salary of $300,000 for Mr. Wiederhorn and $300,000 for Mr. Mendelsohn (which may be increased, but not decreased, by the Compensation Committee of the Board of Directors) and an annual bonus. The bonus payable to Mr. Wiederhorn and Mr. Mendelsohn will be determined by the Compensation Committee of the Board of Directors and may not exceed in the aggregate 20% of the pre-tax profits of the Company. Mr. Wiederhorn and Mr. Mendelsohn share will share equally in the first $400,000 of any such bonus and thereafter their respective bonus will be two-thirds and one-third. The agreement also provides that Mr. Wiederhorn and Mr. Mendelsohn may participate in the Company's Incentive Stock Plan. See "--Stock Incentive Plan."

  The agreement also provides that during the Employment Term and thereafter, the Company will indemnify the Executive to the fullest extent permitted by law, in connection with any claim against the Executive as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company in or with regard to any other entity, employee benefit plan or enterprise. Following the Executive's termination of employment, the Company will continue to cover the Executive even if the Executive has ceased to serve in such capacity.

  If any payment to the Executive together with certain other amounts paid to the Executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the agreements provide that the Executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a "grossed up" basis.

  The agreement may be terminated at any time by the Executive for Good Reason or with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs) or by the Company with or without Cause (as each capitalized term is defined in the agreement).

  If the Executive terminates his employment with the Company for Good Reason, with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs), the Executive is terminated without Cause, or the Executive's employment terminates as a result of the Company giving notice of nonextention of the Employment Term, he will receive severance pay (i) in an amount equal to three times Base Salary in effect at termination and three times the highest annual bonus paid or payable for any of the previous three years, (ii) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) three years of additional service credit that the Executive would otherwise have been credited under any pension type qualified or nonqualified pension plan, (v) three years of the maximum Company contribution under any qualified or nonqualified 401(k) type plan and (vi) continued medical benefits for three years. The agreement provides that Executive will have no obligation to mitigate the Company's financial obligations in the event of his termination due to death, disability, termination for Good Reason, termination with or without Good Reason during the Change in Control Protection Period or termination without Cause, and there will be no offset against the Company's financial obligations for other amounts earned by the Executive.

  If termination is the result of Executive's death, the Company will pay to the Executive (or his estate), an amount equal (i) any earned but not yet paid compensation, (ii) a pro-rated bonus, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) payment on a monthly basis of 6 months of base salary to Executive's spouse or dependents and (v) continued medical coverage for the Executive's spouse and dependents for three years. In addition, the Executive will receive accelerated full vesting under all outstanding equity-based and long-term incentive plans. If Executive's employment is terminated by reason of disability, the Executive will be entitled to receive payments and benefits to which his representatives would be entitled in the event of his termination by reason of death, provided that the payment of base salary will be reduced by any long-term disability payments under any policy maintained by the Company.

INCENTIVE STOCK PLAN

  The following is a summary of certain features of the Company's Incentive Stock Plan (the "Stock Plan"). This summary is qualified by reference to the Stock Plan itself. A copy of the Stock Plan is an exhibit to the Registration Statement.

  The Company's Board of Directors adopted the Stock Plan on October 28, 1996. The Company's stockholders approved it on October 28, 1996. The purpose of the Stock Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with equity participation in the Company. Accordingly, the Stock Plan permits the company to grant incentive stock options ("ISOs"), non-statutory stock options ("NSOs"), restricted stock and stock appreciation rights (collectively "Awards") to employees, directors and consultants of the Company and subsidiaries of the Company. The Stock Plan will terminate on October 28, 2006 unless terminated earlier by the Board of Directors.

  Administration of the Plan. The Stock Plan will be administered by the Company's Board of Directors, a committee appointed by the board (the "Committee") or a combination of the two. References below to the "Administrator" are to the body that administers the plan. For the present, the Board of Directors has delegated administration of the Stock Plan to a committee consisting of David Dale-Johnson and Don Coleman, two of the Company's non-employee directors.

  Securities Subject to the Plan. During the ten-year term of the Stock Plan, the Company may grant Awards for a maximum of 1,750,000 shares of Common Stock subject to adjustment in the case of stock splits and similar events. No one person may receive Awards covering more than a cumulative total of 900,000 shares of Common Stock under the Stock Plan.

  Employee Options. Under the Stock Plan, the Company may grant ISOs (under
Section 422 of the Code) and NSOs. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. However, the exercise price of ISOs granted to holders of more than 10% of the Company's outstanding stock may not be less than 110% of that fair market value. Options will not be transferable other than by will or the laws of descent and distribution or, in the case of NSOs, under qualified domestic relations orders.

  The Administrator will select the persons to whom options will be granted, the number of shares subject to each option and the other terms and conditions of each option, but in all cases consistent with the Stock Plan. The Option Agreement evidencing each option will specify whether the option is intended to be an ISO or an NSO. The Administrator may provide that options will be exercisable in full at grant or become exercisable over time in accordance with a vesting schedule. Options must expire no later than ten years after they are granted (five years in the case of ISOs granted to holders of more than 10% of the Company's outstanding stock). The exercise price of options will be payable in cash or, if the Administrator permits, by the optionee's full recourse promissory note, the surrender of shares of the Common Stock already owned by the optionee or the "netting" of stock covered by the option (the surrender of a portion of the option in payment of the exercise price).

  Options granted as ISOs will be intended to qualify for special tax status under Section 422 of the Code. An optionee will not have taxable income upon the grant or exercise of an ISO (although exercise will result in income for purposes of the alternative minimum tax), and the Company will receive no income tax deduction at grant or exercise. The optionee will be entitled to long-term capital gain treatment upon the sale of the option shares if the shares are held more than two years after the grant date and more than one year after the shares are transferred to the optionee. If the shares are sold within either period, the difference between the exercise price and the market value at the exercise date (but not more than the actual gain on sale) may be taxable as ordinary income. Any additional gain would be a capital gain. Any capital gain would be long-term if the optionee held the shares more than one year. The Company will receive no deduction in connection with ISOs, except to the extent an employee recognizes taxable ordinary income upon disposition of option shares.

  Upon the grant of an NSO, an optionee will not recognize taxable income for federal income tax purposes and the Company will not be entitled to any federal income tax deduction. Upon the exercise of an NSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction. Special rules may govern the timing of the recognition of income by optionees subject to Section 16 of the Exchange Act.

  Director Options. On the last trading day of each calendar quarter beginning March 31, 1997, the Company will automatically grant each director who is not also an employee of the Company or a subsidiary of the Company (a "non-employee director") an NSO to purchase that number of shares of Common Stock that equals $6,250 divided by the fair market value per share of Common Stock (its market price) on the date of grant. The exercise price of these options will be that fair market value. Each of these director options will be fully exercisable beginning six months after the date of grant and will terminate (unless sooner terminated under the terms of the Stock Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, these options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Stock Plan, the Company could grant Awards to non-employee directors in addition to these "automatic" quarterly option grants.

  Restricted Stock. Under the Stock Plan, the Administrator may also grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). In general, shares subject to a restricted stock Award may not be sold, assigned, transferred or pledged until the restrictions have lapsed and rights to the shares have vested.

  Stock Appreciation Rights. The Administrator may also grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or (if the Administrator so permits) Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Administrator in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Administrator will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

  Terms and Conditions to Which All Awards Are Subject. If there is a stock dividend, stock split, reverse stock split or reclassification of Common Stock, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan and each outstanding Award, and the exercise price of each outstanding Award. Each such adjustment will be determined by the Administrator in its sole discretion.

  In addition, new Awards may be substituted for Awards previously granted, or the Company's obligations respecting outstanding Awards may be assumed by an employer corporation other than the Company, in connection with any merger, consolidation or sale of substantial assets (but not a merger or consolidation in which the Company is the continuing corporation which does not result in any reclassification or exchange of the Common Stock). Further, in the event of such a merger, consolidation or sale, the Administrator may decide to pay cash to plan participants and terminate their Awards, or terminate their Awards after giving them notice of the merger or other event to give them an opportunity to exercise their Awards before the event.

  Subject to the special rules described previously regarding the options to be granted quarterly to non-employee directors, the Administrator will establish the effect of employment termination on vested Awards.

  Amendment and Termination. The Board of Directors at any time may amend or terminate the Stock Plan. However, in general, amendments and termination would not affect Awards previously granted. Certain amendments would be subject to stockholder approval.

  Initial Awards. As of the date of this preliminary Prospectus, the Company had not granted any Awards. The day before the Commission declares the Registration Statement effective, the Company will grant options under the Stock Plan to Messrs. Wiederhorn and Mendelsohn. If, by that date, the underwriters have not notified the Company that the underwriters will exercise their over-allotment option, those options will cover 1,050,000 shares of Common Stock for Messrs. Wiederhorn and Mendelsohn combined. If the underwriters by that date have notified the Company that they will exercise their over-allotment option in full, those options will cover a total of 1,083,750 shares of Common Stock. A partial exercise of the over-allotment option will result in option amounts between 1,050,000 and 1,083,750 shares. A portion of these options are intended to be ISOs. The balance will be NSOs. The exercise price of the ISOs will be $ per share (110% of the initial offering price to the public in the Common Stock Offering). The exercise price for a portion of the NSOs will be $ per share (100% of the initial offering price to the public in the Common Stock Offering). The remainder of the NSOs
will be at an exercise price of $    per share (125% of the initial offering
price to the public in the Common Stock Offering). Approximately 65.6% of the NSOs will be priced at 100% of the initial offering price. All of these options will be fully vested by January 2, 1997. The ISOs will have a five-year term and the NSOs will have a ten-year term. The options will not terminate earlier if the optionee ceases to be employed by the Company.

  The following table sets forth information concerning the options to be granted to Messrs. Wiederhorn and Mendelsohn before the Registration Statement becomes effective.

                       OPTIONS TO BE GRANTED AT CLOSING

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                        PERCENT OF                             STOCK PRICE
                          NUMBER OF       TOTAL                               APPRECIATION
                            SHARES       OPTIONS                               FOR OPTION
                          UNDERLYING    GRANTED TO   EXERCISE                    TERM (3)
                           OPTIONS     EMPLOYEES IN PRICES PER EXPIRATION ---------------------
          NAME             GRANTED     FISCAL 1996    SHARE      DATES        5%        10%
          ----            ----------   ------------ ---------- ---------- ---------- ----------
                                                                             (IN THOUSANDS)
Andrew A. Wiederhorn....   700,000(1)       67%        $--          (2)
Lawrence A. Mendelsohn..   350,000(4)       33%         --          (2)

--------
(1) This figure will be 722,536 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.
(2) Five years after the closing of the Common Stock Offering for the ISOs
    (      shares for Mr. Wiederhorn and        shares for Mr. Mendelsohn) and
    ten years for the NSOs (      shares for Mr. Wiederhorn and        shares
    for Mr. Mendelsohn). If the options are increased as indicated in notes
    (1) above and (4) below, the ISO figures become    shares for Mr.
    Wiederhorn and    shares for Mr. Mendelsohn and the NSO figures become
    shares for Mr. Wiederhorn and    shares for Mr. Mendelsohn.
(3) These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock.
(4) This figure will be 361,214 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.

  The following table contains additional information regarding cumulative activity under the Stock Plan based on the same assumptions used for the previous table.

                           CUMULATIVE OPTION STATUS

                                                                TOTAL OPTION VALUES
                                               ------------------------------------------------------
                                               NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                            SHARES                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           ACQUIRED    VALUE   ---------------------------- -------------------------
          NAME            ON EXERCISE REALIZED EXERCISABLE(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- -------------- ------------- ----------- -------------
Andrew A. Wiederhorn....        0       $ 0       700,000(2)         0          $ 0           --
Lawrence A. Mendelsohn..        0         0       350,000(3)         0            0           --

--------
(1) By January 2, 1997.
(2) See note (1) to the previous table.
(3) See note (4) to the previous table.

  Deductibility of Executive Compensation. Under Section 162(a) of the Code, a corporation may deduct "a reasonable allowance for salaries or other compensation for personal services actually rendered." However, Section 162(m) generally limits the deduction for compensation paid to the chief executive officer and certain other officers of a publicly-held corporation to $1 million in any taxable year. The corporation cannot deduct the compensation paid to a covered officer in excess of $1 million.

  In general, the excess of the fair market value of stock received on exercise of Awards (other than ISOs) over the option exercise price is treated as compensation for this purpose. Accordingly, the deduction for that excess may be disallowed. However, this principle does not apply to "qualified performance-based compensation." In addition, a special rule applies to compensation paid under a plan that existed before the corporation became publicly held. Options granted under the Stock Plan for a period of approximately three and one-half years after the closing of the Common Stock Offering will be intended to qualify under this special rule. In addition, the Company may choose to cause options and other Awards granted after the Company becomes publicly-held and which do not qualify under this special rule to qualify for exemption from Section 162(m) as "qualified performance-based compensation." However, there are no assurances that any or all Awards will not be subject to the limitation of Section 162(m).

                            PRINCIPAL STOCKHOLDERS

  The following table presents certain information regarding the beneficial ownership of Common Stock as of the date of this Prospectus by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each executive officer, and (d) all directors and executive officers as a group.

                          OWNERSHIP PRIOR TO OFFERING     OWNERSHIP AFTER OFFERING
                          ------------------------------  ---------------------------
                           AMOUNT AND                      AMOUNT AND
                            NATURE OF                      NATURE OF
  NAME AND ADDRESS OF      BENEFICIAL       PERCENT OF     BENEFICIAL     PERCENT OF
  BENEFICIAL OWNERS(1)      OWNERSHIP          CLASS       OWNERSHIP       CLASS(2)
  --------------------    ---------------  -------------  -------------  ------------
Andrew A. Wiederhorn....        3,617,127          65.77%     3,617,127        51.67%
Lawrence A. Mendelsohn..        1,808,330          32.88%     1,808,330        25.83%
Bo G. Aberg.............              --              --            --            --
Donald J. Berchtold.....              --              --            --            --
Sheryl Anne Morehead....              --              --            --            --
Kenneth E. Kepp.........              --              --            --            --
Chris Tassos............              --              --            --            --
Phillip D. Vincent......              --              --            --            --
Don H. Coleman..........           11,222             .2%        11,222          .16%
Philip G. Forte.........              --              --            --            --
David Dale-Johnson......           11,222             .2%        11,222          .16%
All directors and execu-
 tive officers as a
 group (11 persons).....        5,447,901          99.05%     5,447,901        77.82%

--------
(1) The address for each of the named officers and directors is c/o Wilshire Financial Services Group Inc., 1776 SW Madison, Portland, Oregon 97205.
(2) Assumes no exercise of the Common Stock Underwriters' over-allotment option.

  Except as noted in the footnotes above (i) none of such shares is known by the Company to be shares with respect to which such beneficial ownership and
(ii) the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For a discussion of certain relationships and related transactions see "Compensation Committee Interlocks and Insider Participation."

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to (i) applicable provisions of Delaware law, and (ii) the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is part.

  The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, (ii) 50,000,000 shares of Common Stock. Upon consummation of the Common Stock Offering and Notes Offering, 7,000,000 shares of Common Stock and no shares of Preferred Stock will be outstanding. The issued and outstanding shares of Common Stock assuming no exercise of the Underwriter's overallotment option have been, and the shares of Common Stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable. In addition, 31,225 shares of Common Stock have been reserved for issuance upon exercise of outstanding options and an additional 1,750,000 have been reserved for options eligible to be granted under the Stock Incentive Plan. The following summary description of the Company's capital stock is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Company, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  Holders of shares of Common Stock shall be entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. Holders of Common Stock casting a plurality of the votes of stockholders entitled to vote in an election of directors may elect all of the directors. Shares of Common Stock do not have cumulative voting rights with respect to the election of directors. Immediately after the Common Stock Offering, certain executive officers and directors will hold shares of Common Stock constituting approximately 78% of the voting power of the outstanding Common Stock, which will allow them to control all actions to be taken by the stockholders, including the election of all directors to the Board of Directors. While such executive officers and directors will have the voting power to control the votes on any matter requiring stockholder approval, the Company intends to submit all such matters to a vote of all stockholders, and to hold an Annual Meeting of Stockholders. However, because the Company's Bylaws provide that any action that can be taken at a meeting of the stockholders may be by written consent in lieu of the meeting if the Company receives consents signed by stockholders having a minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present, such executive officers and directors may take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting. See "Principal Stockholders" and "Risk Factors--Control of Current Stockholders."

  Holders of shares of Common Stock are entitled, in the event of liquidation, dissolution or winding up of the affairs of the Company, to share ratably in all assets remaining after payment of liabilities and preference applicable to the Preferred Stock outstanding at the time. Holders of Common Stock do not have any preemptive rights or rights to subscribe for additional securities of the Company. Shares of Common Stock are not redeemable and there are no sinking fund provisions.

  Subject to preferences applicable to the Preferred Stock outstanding at the time, holders of shares of Common stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor. The Company currently intends to retain its earnings to support its future growth strategy and does not anticipate paying dividends foreseeable future. See "Dividend Policy." Under the Indenture, dividends on the Common Stock can be paid only in certain circumstances and up to a maximum amount.

TRANSFER AGENT

  The transfer agent and registrar for the Common Stock is The Bank of New York. Its address is 101 Barclay St., New York, NY 10286, attn: Investor Relations, 11E. Its telephone number is 800-524-4458 and its facsimile number is 212-815-3201.

UNDESIGNATED PREFERRED STOCK

  Pursuant to the Certificate of Incorporation, the Board of Directors is authorized (subject to any limitations prescribed by law and the Company's Certificate of Incorporation or by the rules of Nasdaq or any stock exchange on which the Common Stock may then be listed) to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distributions of assets of the Company upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and shall have such designations, preferences, rights, qualifications, limitations and restrictions as shall be provided by the Board of Directors.

  The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have an adverse effect on holders of Common Stock, depending upon the rights of such Preferred Stock, by delaying or preventing a change in control of the Company, making removal of the present management of the Company more difficult, or resulting in restrictions upon the payment of dividends or other distributions to holders of Common Stock.

                         DESCRIPTION OF NOTES OFFERING

  The following summary of the principal terms of the Notes does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture governing the Notes and the Notes, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture.

  The Notes will be limited in aggregate principal amount to $75 million ($86.25 million if the Notes Underwriter's over-allotment option is exercised
in full) and will mature on    , 2003. The Notes will be unsecured obligations
of the Company. Interest on the Notes will accrue at a rate of  % per annum
and will be payable in cash semi-annually in arrears on     and     of each
year, commencing    , 1997.

  On and after              , 2001, the Notes will be redeemable at any time
at the option of the Company, in whole or in part, at specified redemption prices together with accrued and unpaid interest to the date of redemption.
The Notes are not otherwise redeemable prior to      , 2001 except that until
    , 2001, the Company may redeem, at its option, up to 35% of the original
aggregate principal amount of the Notes at a redemption price equal to   % of
the principal amount thereof, plus accrued and unpaid interest to the redemption date, from the net proceeds of one or more private or public sales of Qualified Capital Stock (as defined) if at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption. Upon the occurrence of a Change in Control Event (as defined), holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

  The Indenture governing the Notes will contain certain covenants, including net worth and liquidity maintenance requirements, limitations on the incurrence of indebtedness, transfers and issuances of stock of the banks, the making of restricted payments (including restrictions on the payment of dividends on the Common Stock), the imposition of certain payment restrictions on subsidiaries, transactions with affiliates, the existence of liens, the making of guarantees by subsidiaries, and on mergers and sales of assets.

  The Common Stock Offering is conditioned upon the consummation of the Notes Offering.

                        SHARES ELIGIBLE FOR FUTURE SALE

  The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. Upon completion of the Common Stock Offering, there will be outstanding 7,000,000 shares of Common Stock (assuming no exercise of the Underwriters' over-allotment option).

  The 1,500,000 shares of Common Stock to be sold in the Common Stock Offering (1,725,000 shares if the Underwriters' over-allotment option is exercised in full) will be available for resale in the public market without restriction or further registration under the Securities Act, except for shares purchased by affiliates of the Company (in general, any person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144. 5,500,000 presently outstanding shares of Common Stock and the 1,081,225 shares of Common Stock issuable upon the exercise of options that the Company has granted or agreed to grant will be "restricted securities" within the meaning of Rule 144, and are eligible for sale in the public market in compliance with Rule 144. Shortly after the date of this Prospectus, the Company intends to file a registration statement on Form S-8 under the Securities Act registering approximately 1,750,000 shares of Common Stock issuable upon the exercise of options granted or to be granted pursuant to the Company's Stock Incentive Plan. Upon effectiveness of the registration statement, shares issued to nonaffiliates upon the exercise of the options generally will be freely tradeable without restriction or further registration under the Securities Act. All officers and directors of the Company have agreed, subject to certain exceptions, that they will not offer, sell or otherwise dispose of any shares of Common Stock owned by them for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative of the Underwriters. The Company has agreed, subject to certain exceptions, that it will not offer, sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative of the Underwriters.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of restricted shares as to which at least two years have elapsed from the later of the acquisition of such shares from the Company or an affiliate of the Company in an amount that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (70,000 shares based upon 7,000,000 shares to be outstanding immediately after the Common Stock Offering), or (ii) if the Common Stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares as to which at least three years has elapsed form the later of the acquisition of such shares form the Company or an affiliate of the Company is entitled to sell them without regard to the volume, manner of sale, or notice requirements of Rule 144.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement with respect to the Common Stock Offering (the "Common Stock Underwriting Agreement") among the Company and each of the underwriters named below (the "Common Stock Underwriters"), for whom Friedman, Billings, Ramsey, & Co., Inc. is acting as representative (the "Representative"), has severally agreed to purchase from WFSG the aggregate number of shares of Common Stock set forth opposite its name below.

                           UNDERWRITER                          NUMBER OF SHARES
                           -----------                          ----------------
   Friedman, Billings, Ramsey & Co., Inc.......................
                                                                   ---------
     Total.....................................................    1,500,000
                                                                   =========

  The Common Stock Underwriting Agreement provides that the obligations of the Common Stock Underwriters are subject to certain conditions precedent, including the completion of the Notes Offering, and that the Common Stock Underwriters will purchase all of the Common Stock offered hereby if any such Common Stock are purchased.

  WFSG has been advised by the Representative that the Common Stock Underwriters propose initially to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share. The Common Stock Underwriters may allow, and such dealers may re-
allow, a discount not in excess of $    per share to certain other dealers.
The offering of the Common Stock is made for delivery when, as and if accepted by the Common Stock Underwriters and is subject to prior sale and to the Common Stock Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify the offer without notice. After the initial public offering of the Common Stock, the offering price and other selling terms may be changed by the Common Stock Underwriters.

  WFSG has granted the Common Stock Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an aggregate of 225,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus. The Common Stock Underwriters may exercise such option only to cover over-allotments, if any, made in connection with the sale of shares of Common Stock offered hereby. If purchased, the Common Stock Underwriters will offer such additional shares of Common Stock on the same terms as the 1,500,000 shares of Common Stock are being offered. To the extent that the Common Stock Underwriters exercise such option, each of the Common Stock Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the above table bears to 1,500,000 and WFSG will be obligated, pursuant to the option, to sell such shares of Common Stock to the Common Stock Underwriters.

  The Company has agreed to indemnify the Common Stock Underwriters against certain liabilities including liabilities under the federal securities laws, or to contribute to payments the Common Stock Underwriters' may be required to make in respect thereof.

  Prior to the Common Stock Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock was determined by negotiations between the Company and the Representative. Among the factors considered in such negotiations were the history of, and prospects for the Company and the industry in which it competes, an assessment of management, the Company's past and present operations, its past and present earnings and the trend of such earnings, the prospects for future earnings of the Company, the general condition of the securities markets at the time of the Common Stock Offering and the market prices of publicly-traded common stocks of comparable companies in recent periods.

  The Common Stock Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will is being passed on for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Common Stock Underwriters by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

  The audited consolidated financial statements of the Company and its subsidiaries at and for the nine months ended September 30, 1996, and at December 31, 1995 and 1994 and for the two years then ended, the audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the period from January 1 through November 8, 1994, and the audited combined financial statements of Wilshire Credit Corporation and Affiliates at and for the nine months ended September 30, 1996 and at December 31, 1995 and 1994 and for the two years then ended, have been included herein in reliance upon the reports of Deloitte & Touche LLP, independent auditors, upon the authority of said firm as experts in auditing and accounting.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                          WILSHIRE CREDIT CORPORATION

WCC'S LOAN ACTIVITY

  Since the Company has and will be engaged in the loan acquisition and origination businesses similar to those conducted by WCC, this section contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans (including servicing rights) are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. The financial statements of WCC are included as an appendix since the Company will carry on certain similar business operations with some of the same management as WCC. However, the Company does not believe that the historical results of operations of WCC are representative of future results of operations of the Company or WFC. In addition, there can be no assurance that the results of operations of WCC will be indicative of future performance or that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

                    ACTIVITY IN WCC'S TOTAL LOAN PORTFOLIO

                                       NINE MONTHS
                                          ENDED      YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30, --------------------------
                                          1996        1995     1994     1993
                                      ------------- -------- -------- --------
                                               (DOLLARS IN THOUSANDS)
LOAN ACQUISITION AND ORIGINATION
 DATA:
Loan purchases and originations:
  Single-family residential..........  $  143,581   $  5,742 $ 57,832 $  1,059
  Multi-family residential...........         --         983      667      --
  Commercial and other mortgage
   loans.............................       3,915      2,671   39,002    1,964
  Consumer and other.................          45     14,223  101,890   39,330
                                       ----------   -------- -------- --------
    Total............................     147,541     23,619  199,391   42,353
Discounted loan purchases:
  Single-family residential..........      92,444     36,653   26,342       95
  Multi-family residential...........       1,158      4,773    1,392      191
  Commercial and other mortgage
   loans.............................      16,598     22,252    8,087    4,322
  Consumer and other.................       1,030     50,345    5,669  284,663
                                       ----------   -------- -------- --------
    Total............................     111,230    114,023   41,490  289,271
                                       ----------   -------- -------- --------
Total loan acquisitions and
 originations........................  $  258,771   $137,642 $240,881 $331,624
                                       ==========   ======== ======== ========
LOANS SOLD...........................  $  138,429   $133,500 $  9,000 $    --
LOANS SERVICED-END OF PERIOD.........  $1,418,507   $894,649 $889,585 $606,122

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  The following table sets forth the composition of WCC's total gross loan portfolio at the end of the periods indicated.

                   COMPOSITION OF WCC'S TOTAL LOAN PORTFOLIO

                                  SEPTEMBER 30,         DECEMBER 31,
                                  ------------- ------------------------------
                                      1996        1995       1994       1993
                                  ------------- ---------  ---------  --------
                                            (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residential......   $  72,425   $  60,951  $ 138,063  $    197
  Multi-family residential.......       1,838       2,196        721       --
  Commercial and other mortgage
   loans.........................      26,079      25,277     36,276       242
  Consumer and other.............      30,841      51,848     96,980    50,563
                                    ---------   ---------  ---------  --------
    Loan Portfolio...............     131,183     140,272    272,040    51,002
Discounted Loan Portfolio:
  Single-family residential......     112,972      79,636     19,939        68
  Multi-family residential.......       6,265       8,835        699       135
  Commercial and other mortgage
   loans.........................      58,027      60,736      8,905     2,008
  Consumer and other.............     313,496     261,880    324,358   453,693
                                    ---------   ---------  ---------  --------
    Discounted Loan Portfolio....     490,760     411,087    353,901   455,904
Accrued Interest.................     266,617     238,021    210,050   210,667
Unaccreted discount (1)..........    (601,840)   (615,341)  (583,870) (658,946)
                                    ---------   ---------  ---------  --------
Total Loan Portfolio, net .......   $ 286,720   $ 174,039  $ 252,121  $ 58,627
                                    =========   =========  =========  ========

--------
(1) Includes unaccreted discount for principal and accrued interest.

WCC'S FINANCIAL INFORMATION

  General. The following tables present Summary Combined Financial Information for WCC and affiliates at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993 have been derived from the audited combined financial statements of WCC and affiliates included elsewhere in this Prospectus (the "WCC Audited Financial Statements").

  Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the WCC Financial Statements and related notes as set forth elsewhere herein.

  Management believes that WCC's historical financial statements are only relevant to the extent that such financial statements give an indication of the ability of management to acquire Loan Portfolios and that such historical financial information is not directly relevant in evaluating the Company's results of operations because (i) the servicing revenues of WCC--its primary source of revenues--are significantly different from the servicing revenues that the Company may generate in the future, (ii) the public investors will acquire no interest in the historical assets or liabilities of WCC and the earnings on such assets are substantially different from that which might be expected for the Company, and (iii) the Company is not expected to generate significant servicing revenues for at least two years.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  Significant Differences in Servicing Revenues. The servicing revenues expected to be derived by the Company in the future are expected to be a fixed rate per performing loan on the principal amount of such loan or a specified dollar amount per month and a fixed rate as a percentage of the principal amount or cash flow for a non-performing loan, in each case consistent with standard industry practice. Servicing revenues generated by WCC in the past are very different from those expected to be generated by the Company since a substantial percentage of loans owned and serviced by WCC were participated out to third party investors pursuant to participation agreements. These participation agreements provided that WCC would generally receive 5-10% of cash flow from each asset until the investors had received their capital and thereafter WCC was generally entitled to receive 15-35% of the cash flow. Accordingly, WCC's servicing revenues included an element of profit participation which is not expected to be present in a typical servicing arrangement for the Company and WCC's servicing revenues would be expected to be higher than the servicing revenues expected to be generated by the Company in the future.

  No Transfer of Historical Assets and Liabilities. As part of the Reorganization, the public investors will acquire no interest in the historical assets or liabilities of WCC, nor in any income to be derived from those assets or expense associated with those liabilities. As mentioned above, the most significant assets on the WCC balance sheet are the loans subject to participation agreements, which agreements have a significant impact on WCC's rights to such assets and the income stream generated by such assets. It is currently anticipated that the Company will seek to acquire assets outright and not engage in participation agreements (in order to obtain all of the benefit (and risk) of such assets).

  Timing of Servicing Revenues. Following the completion of the Common Stock Offering and the Notes Offering, WCC would service at market rates any loans acquired by the Company for at least two years following the offering and possibly longer (up to three years). Accordingly, the Company would have a servicing expense (the fee payable to WCC) during such period and WCC would generate the profits associated with such servicing (the servicing fee less the cost of servicing).

                                   NINE MONTHS
                                      ENDED           DECEMBER 31,
                                  SEPTEMBER 30, --------------------------
WCC SELECTED FINANCIAL                1996        1995      1994     1993
INFORMATION                       ------------- --------  --------  ------
                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Servicing fees..................    $  6,041    $  9,739  $  3,339  $1,356
Interest and dividend income....       6,718       5,124     1,667     560
Other revenues..................       1,542         668       657   4,509
Compensation and other general
 and administrative expenses....      (9,278)    (11,029)   (5,964) (4,509)
Interest expense................      (9,116)     (3,789)     (894)   (339)
Other...........................          72        (194)      133     --
                                    --------    --------  --------  ------
Net income (loss)...............    $ (4,021)   $    519  $ (1,062) $1,577
                                    ========    ========  ========  ======
BALANCE SHEET DATA:
Total assets....................    $353,168    $206,373  $288,004
Loan portfolio, net.............         --      121,420   125,942
Discounted Loan portfolio, net..       4,824      19,352    17,188
Loans held for sale, at lower of
 cost or market.................     281,896      33,267   108,991
Participation liabilities.......     143,424     150,298   205,331
Borrowings......................     243,239      70,165    60,941
Stockholders' equity (deficit)..     (50,963)    (23,801)  (11,099)

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  Servicing Fees and Income from Investments in Loans and Securities. WCC's servicing fees decreased by $1.7 million, and income from investments in loans and securities increased by $3.8 million, during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995. These changes are related to a shift between mid-1995 and mid-1996 to a strategy of acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding. Participation arrangements entail greater servicing income, whereas direct ownership in loans entails more interest income.

  Other Revenues. Other revenues are derived from various sources including rental income from commercial properties and gains on sales of loans. Total other revenues increased during the first nine months of 1996 compared to the year ended December 31, 1995 due to the sale of loans which resulted in a gain of approximately $0.9 million.

  General and Administrative Expense. WCC's general and administrative expense increased by approximately $1.3 million during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995 as a result of the increased cost in acquiring and servicing a greater number of loan portfolios.

  Interest Expense. WCC's interest expense increased by approximately $8.4 million during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995 as a result of increased borrowings to acquire loan portfolios and to fund shareholder loans to capitalize the Savings Banks.

  Performing and Discounted Loans. WCC's loans increased by approximately $112.7 million during the nine months ended September 30, 1996 as a result of the Company's business strategy of aggressively acquiring loan portfolios of discounted loans and performing mortgage loans.

  Participations. Participations decreased by approximately $6.9 million during the nine months ended September 30, 1996 primarily as a result of securitization of portfolios or the resolution of outstanding loans and decreased reliance on participation funding for acquiring loan portfolios.

  Borrowings. Borrowings increased by approximately $173.1 million during the nine months ended September 30, 1996 as a result of WCC securitizing certain loans (accounted for as a financing), acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding, and distributions to shareholders.

  Stockholders' Equity. Stockholders' equity decreased by approximately $27.2 million during the nine months ended September 30, 1996 primarily as a result of distributions to shareholders, primarily for the purpose of adding capital to affiliated banks to fund growth and for other purposes.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................  F-2
 Consolidated Financial Statements:
  Consolidated Statements of Financial Condition--September 30, 1996 and
   December 31, 1995......................................................  F-3
  Consolidated Statements of Operations--Nine Months Ended September 30,
   1996 and
   Years Ended December 31, 1995 and 1994 ................................  F-4
  Pro Forma Consolidated Statements of Operations--Nine Months ended
   September 30, 1996 and Year ended December 31, 1995 (Unaudited)........  F-5
  Consolidated Statements of Cash Flows--Nine Months Ended September 30,
   1996 and
   Years Ended December 31, 1995 and 1994.................................  F-6
  Consolidated Statements of Stockholders' Equity--Nine Months Ended
   September 30, 1996
   and Years Ended December 31, 1995 and 1994.............................  F-7
  Notes to Consolidated Financial Statements..............................  F-8
GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY
  Independent Auditors' Report............................................ F-28
 Consolidated Financial Statements:
  Consolidated Statements of Operations for the Period from January 1,
   1994 through
   November 8, 1994....................................................... F-29
  Consolidated Statements of Cash Flows for the Period from January 1,
   1994 through
   November 8, 1994....................................................... F-30
  Notes to Consolidated Financial Statements.............................. F-31
WILSHIRE CREDIT CORPORATION AND AFFILIATES
  Independent Auditors' Report............................................ F-34
 Combined Financial Statements:
  Combined Statements of Financial Condition--September 30, 1996 and
   December 31, 1995...................................................... F-35
  Combined Statements of Operations--Nine Months Ended September 30, 1996
   and the
   Years Ended December 31, 1995 and 1994 ................................ F-36
  Combined Statements of Stockholders' Equity--Nine Months Ended September
   30, 1996
   and the Years Ended December 31, 1995 and 1994......................... F-37
  Combined Statements of Cash Flows--Nine Months Ended September 30, 1996
   and
   the Years Ended December 31, 1995 and 1994............................. F-38
  Notes to Combined Financial Statements.................................. F-40

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Wilshire Financial Services Group Inc. and Subsidiaries

  We have audited the accompanying consolidated statements of financial condition of Wilshire Financial Services Group Inc. and Subsidiaries (the "Company") as of September 30, 1996 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Wilshire Financial Services Group Inc. and Subsidiaries as of September 30, 1996 and December 31, 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

  As discussed in Note 10 to the consolidated financial statements, the Company's subsidiaries, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B., are operating under regulatory agreements with the Office of Thrift Supervision that require them to meet certain prescribed requirements.

                                          /s/ Deloitte & Touche LLP
November 13, 1996
Los Angeles, California

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
                                                           (IN THOUSANDS)
ASSETS
  Cash and due from banks...........................   $ 11,231      $  3,382
  Federal funds sold................................      9,300         1,100
                                                       --------      --------
    Total cash and cash equivalents.................     20,531         4,482
  Mortgage-backed securities held to maturity, at
   amortized cost (fair values: September 30, 1996,
   $21,778; December 31, 1995, $12,873).............     22,380        13,119
  Mortgage-backed securities available for sale, at
   fair value (amortized cost: September 30, 1996,
   $6,652; December 31, 1995, $9,099)...............      6,483         9,083
  Securities held to maturity, at amortized cost
   (fair values:
   September 30, 1996, $7,452; December 31, 1995,
   $6,488)..........................................      7,425         6,470
  Trading account securities........................      7,092           --
  Loans, net........................................    177,280       258,827
  Discounted loans, net.............................      3,419        13,347
  Loans held for sale, net, at lower of cost or
   market...........................................    260,804        18,597
  Stock in Federal Home Loan Bank of San Francisco,
   at cost..........................................      2,911         1,421
  Real estate owned, net............................      2,514         4,964
  Leasehold improvements and equipment, net.........        336           275
  Due from affiliate................................      8,357         4,514
  Accrued interest receivable.......................      4,268         3,042
  Prepaid expenses and other assets.................      3,887         1,724
  Income taxes receivable, net......................      5,422         1,589
                                                       --------      --------
TOTAL...............................................   $533,109      $341,454
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits..........................................   $487,535      $303,524
  Borrowings........................................        --         13,000
  Accounts payable and other liabilities............      7,625         4,398
  Subordinated debt.................................        --         11,000
  Deferred credits..................................        832         1,134
  Minority interest in subsidiaries.................        277           600
  Due to affiliates.................................      2,286           759
                                                       --------      --------
    Total liabilities...............................    498,555       334,415
                                                       --------      --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock...................................        --            --
  Common stock......................................     35,550         6,800
  Retained earnings (accumulated deficit)...........       (827)          255
  Unrealized loss on available-for-sale securities,
   net of tax.......................................       (169)          (16)
                                                       --------      --------
    Total stockholders' equity......................     34,554         7,039
                                                       --------      --------
TOTAL...............................................   $533,109      $341,454
                                                       ========      ========

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
                                                    (IN THOUSANDS, EXCEPT
                                                   PER SHARE INFORMATION)
INTEREST INCOME:
  Loans.......................................     $31,686    $21,821  $ 7,923
  Mortgage-backed securities..................       1,280      1,359    1,361
  Securities and federal funds sold...........       1,171      1,201      285
                                                   -------    -------  -------
    Total interest income.....................      34,137     24,381    9,569
                                                   -------    -------  -------
INTEREST EXPENSE:
  Deposits....................................      17,448     13,944    5,017
  Borrowings..................................       2,144        537      440
                                                   -------    -------  -------
    Total interest expense....................      19,592     14,481    5,457
                                                   -------    -------  -------
NET INTEREST INCOME...........................      14,545      9,900    4,112
PROVISION FOR ESTIMATED LOSSES ON LOANS.......      15,751      4,266    2,173
                                                   -------    -------  -------
NET INTEREST (LOSS) INCOME AFTER PROVISION FOR
 ESTIMATED LOSSES ON LOANS....................      (1,206)     5,634    1,939
                                                   -------    -------  -------
OTHER INCOME (LOSS):
  Bankcard income.............................       5,078      4,694      635
  Bankcard processing expense.................      (3,865)    (3,462)    (274)
  Gain on sale of loans.......................       1,983        642      --
  Loan fees and charges.......................       1,217        610       43
  Trading account--unrealized gain............       1,601        --       --
  Gain on sale of mortgage-backed securities
   available for sale.........................         --          14       54
  Amortization of deferred credits............         346        460      388
  Other, net..................................          17        149      381
                                                   -------    -------  -------
    Total other income (loss).................       6,377      3,107    1,227
                                                   -------    -------  -------
OTHER EXPENSES:
  Compensation and employee benefits..........       2,955      2,516    1,922
  FDIC insurance premiums.....................       2,066        721      261
  Occupancy...................................         218        385      319
  Professional services.......................         572      1,028      507
  Data processing and equipment rentals.......         189        232      162
  Real estate owned, net......................         231        170      241
  Loan service fees and expenses paid to
   affiliate..................................       3,522      1,958      242
  Other general and administrative expenses...       1,152      1,092    1,290
                                                   -------    -------  -------
    Total other expenses......................      10,905      8,102    4,944
                                                   -------    -------  -------
(LOSS) INCOME BEFORE INCOME TAX PROVISION.....      (5,734)       639   (1,778)
INCOME TAX (BENEFIT) PROVISION................      (4,652)        47     (526)
                                                   -------    -------  -------
NET (LOSS) INCOME.............................     $(1,082)   $   592  $(1,252)
                                                   =======    =======  =======

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

        PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                     NINE MONTHS
                                                        ENDED      YEAR ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1996          1995
                                                    ------------- ------------
                                                      (IN THOUSANDS, EXCEPT
                                                      PER SHARE INFORMATION)
INTEREST INCOME:
  Loans............................................    $31,686      $21,821
  Mortgage-backed securities.......................      1,280        1,359
  Securities and federal funds sold................      1,171        1,201
                                                       -------      -------
    Total interest income..........................     34,137       24,381
                                                       -------      -------
INTEREST EXPENSE:
  Deposits.........................................     17,448       13,944
  Borrowings.......................................      2,144          537
                                                       -------      -------
    Total interest expense.........................     19,592       14,481
                                                       -------      -------
NET INTEREST INCOME................................     14,545        9,900
PROVISION FOR ESTIMATED LOSSES ON LOANS............     15,751        4,266
                                                       -------      -------
NET INTEREST (LOSS) INCOME AFTER PROVISION FOR
 ESTIMATED LOSSES ON LOANS.........................     (1,206)       5,634
                                                       -------      -------
OTHER INCOME (LOSS):
  Bankcard income..................................      5,078        4,694
  Bankcard processing expense......................     (3,865)      (3,462)
  Gain on sale of loans............................      1,983          642
  Loan fees and charges............................      1,217          610
  Trading account--unrealized gain.................      1,601          --
  Gain on sale of mortgage-backed securities
   available for sale..............................        --            14
  Amortization of deferred credits.................        346          460
  Other, net.......................................         17          149
                                                       -------      -------
    Total other income (loss)......................      6,377        3,107
                                                       -------      -------
OTHER EXPENSES:
  Compensation and employee benefits (See Note 1)..      3,285        2,996
  FDIC insurance premiums..........................      2,066          721
  Occupancy........................................        218          385
  Professional services............................        572        1,028
  Data processing and equipment rentals............        189          232
  Real estate owned, net...........................        231          170
  Loan service fees and expenses paid to
   affiliate.......................................      3,522        1,958
  Other general and administrative expenses........      1,152        1,092
                                                       -------      -------
    Total other expenses...........................     11,235        8,582
                                                       -------      -------
(LOSS) INCOME BEFORE INCOME TAX PROVISION..........     (6,064)         159
INCOME TAX (BENEFIT) PROVISION.....................     (4,762)          47
                                                       -------      -------
NET (LOSS) INCOME..................................    $(1,302)     $   112
                                                       =======      =======
(LOSS) EARNINGS PER SHARE..........................    $(16.90)     $  4.75
                                                       =======      =======

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, -----------------
                                                   1996        1995     1994
                                               ------------- --------  -------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...........................   $ (1,082)   $    592  $(1,252)
  Reconciliation of net (loss) income to net
   cash (used in) provided by operating
   activities:
    Provision for estimated losses on loans...     15,751       4,266    2,173
    Provision for real estate owned losses....        --          598      100
    Depreciation and amortization.............        116         241      121
    Loss (gain) on sale of real estate owned..        164         (97)     406
    Gain from sale of mortgage-backed
     securities available
     for sale ................................        --          (14)     (54)
    Gain on sale of loans.....................     (1,983)       (642)     --
    Amortization of discounts and deferred
     fees.....................................     (2,126)     (1,246)    (600)
    Amortization of deferred credits..........       (346)       (460)    (388)
    FHLB stock dividend.......................        (64)        (40)     (39)
    Change in:
      Trading account.........................     (6,526)        --       489
      Accrued interest receivable.............     (1,226)     (1,443)    (238)
      Prepaid expenses and other assets.......     (2,163)       (698)     483
      Due from affiliates.....................     (3,843)       (452)  (2,833)
      Due to affiliates.......................      1,527         107     (210)
      Current income taxes receivable.........        728        (396)     591
      Deferred income taxes...................     (4,561)       (419)     111
      Accounts payable and other liabilities..      3,227       1,846     (474)
      Minority interest.......................       (323)         26      --
      Other...................................         43        (180)     --
                                                 --------    --------  -------
        Net cash (used in) provided by
         operating activities.................     (2,687)      1,589   (1,614)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of loans...........................   (227,632)   (186,895) (41,561)
  Loan repayments, net of originations........     35,521      49,035   16,836
  Proceeds from sale of loans.................     26,335      16,673      --
  Purchase of mortgage-backed securities
   available for sale.........................        --          --   (10,655)
  Proceeds from maturity of securities held to
   maturity...................................      5,000       1,000      --
  Purchase of mortgage-backed securities held
   to maturity................................    (11,182)        --    (4,198)
  Repayments of mortgage-backed securities
   held to maturity...........................      1,820         824      643
  Proceeds from sale of mortgage-backed
   securities available for sale..............        --        1,496    3,963
  Repayments of mortgage-backed securities
   available for sale.........................      1,871       1,528      --
  Purchases of securities and FHLB stock......     (7,344)     (2,965)    (105)
  Proceeds from sale of FHLB stock............        --          231      --
  Proceeds from sale of real estate owned.....      5,763       5,254      569
  Purchase of subsidiary net of cash and cash
   equivalents................................        --          --      (346)
  Purchases of leasehold improvements and
   equipment..................................       (177)       (349)    (184)
                                                 --------    --------  -------
        Net cash used in investing
         activities...........................   (170,025)   (114,168) (35,038)

                                                                     (continued)
                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits......................   $ 184,011   $107,731  $ 26,181
  Proceeds from issuance of common stock......      17,750        --      3,750
  Issuance of subordinated debt...............         --       9,000       --
  Proceeds from other borrowings..............     308,109     77,419    41,677
  Repayments of other borrowings..............    (321,109)   (85,919)  (30,285)
  Issuance of preferred stock.................         --         --      1,000
                                                 ---------   --------  --------
    Net cash provided by (used in) financing
     activities...............................     188,761    108,231    42,323
                                                 ---------   --------  --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................      16,049     (4,348)    5,671
CASH AND CASH EQUIVALENTS:
  Beginning of year...........................       4,482      8,830     3,159
                                                 ---------   --------  --------
  End of year.................................   $  20,531   $  4,482  $  8,830
                                                 =========   ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid (received) during the period for:
  Interest....................................   $  18,772   $ 13,833  $  5,479
  Income taxes................................         216        365       110
NONCASH INVESTING ACTIVITIES:
  Additions to real estate owned acquired in
   settlement of loans........................       4,377      9,878     3,122
  Loans to facilitate the sale of real estate
   owned......................................         --         367     2,352
NONCASH FINANCING ACTIVITIES:
  Exchange of subordinated debt for common
   stock......................................      11,000        --        --
  Exchange of preferred stock for subordinated
   debt.......................................         --       2,000       --


                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          UNREALIZED
                                                                             GAIN
                                                                          (LOSS) ON
                                                               RETAINED   AVAILABLE-
                          PREFERRED STOCK      COMMON STOCK    EARNINGS    FOR-SALE
                         -------------------  -------------- (ACCUMULATED SECURITIES
                           SHARES    AMOUNT   SHARES AMOUNT    DEFICIT)   NET OF TAX  TOTAL
                         ----------  -------  ------ ------- ------------ ---------- -------
BALANCE, January 1,
 1994...................        --   $   --    6,644 $ 3,050   $   915      $(159)   $ 3,806
 Net loss...............                                        (1,252)               (1,252)
 Unrealized loss on
  available-for-sale
  securities--net of
  tax...................                                                     (511)      (511)
 Issuance of stock......  1,000,000    1,000  16,952   3,750                           4,750
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, December 31,
 1994...................  1,000,000    1,000  23,596   6,800      (337)      (670)     6,793
 Net income.............                                           592                   592
 Unrealized gain on
  available-for-sale
  securities--net of
  tax...................                                                      654        654
 Exchange of preferred
  stock for
  subordinated debt..... (1,000,000)  (1,000)                                         (1,000)
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, December 31,
 1995...................                      23,596   6,800       255        (16)     7,039
 Net loss...............                                        (1,082)               (1,082)
 Unrealized loss on
  available-for-sale
  securities--net of tax
  ......................                                                     (153)      (153)
 Exchange of
  subordinated debt for
  common stock..........                      29,142  11,000                          11,000
 Issuance of common
  stock ................                      47,025  17,750                          17,750
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, September 30,
 1996...................        --   $   --   99,763 $35,550   $  (827)     $(169)   $34,554
                         ==========  =======  ====== =======   =======      =====    =======


                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Wilshire Financial Services Group Inc. and subsidiaries (the "Company") operate two savings banks (the "Banks") located in Southern California and have administrative headquarters in Portland, Oregon. The Banks are federally chartered savings institutions regulated by the Office of Thrift Supervision ("OTS"). The Company's primary sources of revenue are real estate and consumer loans acquired in purchase transactions, mortgage-backed securities, loan securitization transactions, and merchant bankcard operations.

  Principles of Consolidation and Combination--Wilshire Financial Services Group Inc. ("WFSG") was incorporated in 1996 to be the holding company for Wilshire Acquisitions Corporation ("WAC"), which is the holding company for the Banks. WFSG has had no historical operations other than those of WAC and its subsidiaries, but has formed other subsidiaries that will conduct other operations in the future.

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank of Beverly Hills, F.S.B. ("FBBH") in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII")--acquired 94.9% of the common stock of Girard Savings Bank, F.S.B. and subsidiary ("GSB") in a purchase accounting transaction.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated or combined basis and includes the accounts of WAC, FBBH and GSB. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  The purchase prices of the Banks were less than the fair values of the net assets acquired. As a result, the Company recorded deferred credits, or negative goodwill, totaling $2,156. These credits are being amortized over five years on a straight-line basis. The other material purchase accounting adjustment relates to the carrying value of GSB loans; the difference between the carrying value and the estimated fair value of the loans at the date of acquisition is being amortized over the expected lives of the related loans.

  Pro Forma Consolidated Statements of Operations (Unaudited)--The accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 differ from the historical consolidated statements of operations in that they reflect, on a pro forma basis, additional compensation costs related to the employment agreements for the two principal shareholders of the Company that will be in effect after the closing of the initial public offerings discussed in Note 17.

  These employment agreements provide for annual base salaries of $300,000 to each shareholder and an annual bonus determined by the Board of Directors, not to exceed in the aggregate 20% of the pre-tax profits of the Company. The Pro Forma Consolidated Statements of Operations reflect increased compensation for these agreements of $330,000 and $480,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. The pro forma amounts do not include a provision for an annual bonus due to the operating results of the Company during those periods.

  Use of Estimates in the Preparation of the Consolidated Financial Statements--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation allowances for loans and real estate owned, merchant bankcard charge-back reserves and fair values of certain financial instruments for which there is not an active market.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

  Securities and Mortgage-Backed Securities--The Company's securities portfolios consist of mortgage-backed and other securities that are classified as held-to-maturity, trading account and available-for-sale securities. Securities are classified as held-to-maturity when management believes the Company has the ability and the positive intent to hold the securities to maturity. Securities classified as held-to-maturity are carried on an historical cost basis, adjusted for the amortization of premiums and accretion of discounts using a method that approximates the interest method. Securities classified as trading account securities are residual interests in loan securitization transactions initiated by the Company. Trading account securities are carried at estimated fair value, and unrealized gains and losses are recorded in current operations. Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time, but not necessarily to maturity. Securities classified as available-for-sale are reported at their fair values. Unrealized holding gains and losses on securities available-for-sale are reported, net of tax, as a separate component of stockholders' equity. Realized gains and losses from the sales of available-for-sale securities are reported separately in the consolidated statements of operations and are calculated using the specific identification method.

  Loans, Discounted Loans, Loans Held for Sale and Allowance for Loan Losses-- The Company's principal business involves acquiring loans, including loans that are nonperforming when acquired. Acquired loans are generally purchased in pools, or portfolios, for prices at or below face value (i.e., unpaid principal balances plus accrued interest). Nonperforming loans are generally acquired at deep discounts to face value and are classified as discounted loans in the consolidated statements of financial condition. Loans that have been identified as likely to be sold are classified as held-for-sale in the consolidated statements of financial condition. Loans other than discounted loans and loans held for sale are classified simply as loans.

  Discounted loans are presented in the consolidated statements of financial condition net of unamortized discount and the portion of the allowance for loan losses established for those loans. When discounted loans are purchased, discounts are segregated into (a) valuation allowances for estimated losses on specific loans ("specific valuation allowances"), (b) valuation allowances for the inherent risk of losses in the loan portfolio that have yet to be specifically identified ("general valuation allowances") and (c) portions of the discounts regarded as yield adjustments. The allocated specific and general valuation allowances are included in the allowance for loan losses. The allowance for loan losses is also increased by additional provisions for losses that are recorded in current operations. The portion of purchase discounts regarded as yield adjustments is accreted into income in proportion to cash receipts of principal. Accrued interest on discounted loans is recognized in income only when collected in cash.

  Loans other than discounted loans are presented in the consolidated statements of financial condition in substantially the same manner as discounted loans except that discounts associated with purchased loans are accreted into income using a method approximating the interest method, and interest income is recognized on an accrual basis. That portion of the total loan portfolio representing originated loans is carried net of unamortized deferred origination fees. Deferred fees are recognized in interest income over the terms of the loans using a method that approximates the interest method.

  Loans held for sale are presented at lower of cost or market value, and cost is determined as described above depending on whether the loans held for sale are discounted loans or other loans. If market value is less than

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES cost, a valuation allowance is recorded to reduce the carrying value. Gains or losses on loans sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors and the Company's cost basis allocated to such interests in the loans. The percentage allocation of the loan pools' cost basis between the portions sold and subordinated interests retained is based on the relative fair values of those portions.

  The Company evaluates commercial and multi-family real estate loans (whether purchased or originated and whether classified as loans or discounted loans) for impairment under SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. Commercial and multi-family real estate loans are considered to be impaired, for financial reporting purposes, when it is probable that the Company will be unable to collect all principal or interest when due. Specific valuation allowances are established, either through allocations of purchase discount or through provisions for losses, as described above, for impaired loans with estimated fair values that are less than the face value of the loans. Fair values of impaired loans are estimated based on the fair value of the real estate collateral.

  The Company evaluates single-family real estate, consumer and other loans for impairment on a pooled basis. These loans are considered to be smaller-balance, homogeneous loans, and are evaluated on a portfolio basis considering the projected net realizable value of the portfolio compared to the net carrying value of the portfolio.

  All specific and general valuation allowances established for loans and discounted loans are recorded in the allowance for loan losses. The allowance is decreased by the amount of loans charged off and is increased by recoveries of previously charged-off loans. The allowance is maintained at a level believed adequate by management to absorb potential losses in the total loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the portfolio and other relevant factors.

  Derivative Financial Instruments--Beginning in 1996, the Company utilizes interest-rate swaps as a component of its interest-rate risk hedging strategy. Swaps are matched against fixed-rate loans, effectively converting them to variable-rate loans. Settlements with the counterparty to the swaps increase or reduce loan interest income reported in the statements of operations.

  Real Estate Owned--Real estate acquired in settlement of loans is originally recorded at fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Allowances are recorded to provide for estimated declines in fair value subsequent to the date of acquisition. Any subsequent operating expenses or income, as well as gains or losses on disposition of such properties, are charged to current operations.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Income Taxes--The Company files consolidated federal income tax returns with its subsidiaries. Deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is recorded against deferred tax assets when there is not presumptive evidence that it is more likely than not that the deferred tax assets will be realized.

  Bankcard Operations--Bankcard income includes merchant discounts and transaction fees for processing Visa and Mastercard transactions. Bankcard expense consists primarily of fees paid to the Company's third-party

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES processors and interchange fees paid to card-issuing banks. Other direct and indirect costs of Bankcard operations are included in various other categories of expenses and are not specifically allocated separately from other operating expenses of the Company.

  Capital Structure--In the accompanying consolidated statements of stockholders' equity, shares of common stock issued and outstanding are presented based on the actual number of shares issued by WAC, and the number of shares issued by WACII adjusted to their WAC equivalents as determined when the two entities merged in 1995. As of September 30, 1996 and December 31, 1995, WAC has the following types of authorized shares of stock:
   50,000,000 shares of common, $0.01 par value
  200,000,000 shares of preferred, $0.01 par value

  Of the 200,000,000 shares of preferred stock authorized, 100,000,000 has been designated as Series A. The Series A preferred stock has a $1 per share liquidation preference and a dividend rate of $.14 per share per annum, noncumulative. No cash dividends have been declared or paid on such stock at any point when it has been outstanding.

  Preferred stock issued and outstanding at December 31, 1994 consisted of Series A preferred stock of WACII, which was exchanged for Series A preferred stock of WAC in 1995, pursuant to the merger of the two companies. All common stock of WACII was also exchanged in the merger. The preferred stock of a subsidiary (FBBH) held by the majority stockholders of WAC as of December 31, 1994 was also exchanged for WAC Series A preferred in 1995. All of the WAC Series A preferred was then exchanged for subordinated debt issued by the majority stockholders. Effective January 1, 1996, all subordinated debt was exchanged for WAC's common stock.

  Subsequent to September 30, 1996, all outstanding common stock of WAC was exchanged by WAC stockholders for common stock of WFSG, and all minority interests in common stock of FBBH and GSB were exchanged for common stock of WFSG. Outstanding shares of WFSG, prior to an initial public offering of common stock (see Note 17), total 5,500,000.

  Pro Forma Earnings Per Share (Unaudited)--Historical earnings per share have been omitted from the accompanying financial statements; rather, pro forma earnings per share are presented in the pro forma consolidated statements of operations that give effect to new shareholder employment agreements, as previously discussed in this footnote. Pro forma earnings per share are calculated based on the weighted average number of shares of WAC common stock outstanding during the year giving effect to the exercise of stock options using the treasury stock method if such effect is not anti-dilutive. The weighted average number of shares outstanding for the nine months ended September 30, 1996 and for the year ended 1995 was 77,024 and 23,596, respectively.

  Recent Accounting Standards--In 1996, the Company adopted SFAS Nos. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, SFAS No. 122, Accounting for Mortgage Servicing Rights, and SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 121 and 122 did not have a material effect on the Company's financial statements.

  As permitted by SFAS No. 123, the Company did not adopt the provisions of that statement relating to the accounting method used for stock options. The Company will continue to use the intrinsic value method of accounting for its stock options rather than the fair value method, and will make the disclosures required by the statement (see Note 12).

  SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Financial Liabilities, is generally effective for relevant transactions occurring after December 31, 1996, and must be applied prospectively. Earlier application is not permitted. Based on the types of transactions the Company has engaged in historically, the pronouncement is expected to be relevant to similar future transactions and may affect both the accounting for, and disclosures about, such transactions. Transactions affected may include sales

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES of loans, particularly sales affected through securitization transactions, and repurchase agreements. The Company does not currently service financial assets and does not expect to be immediately affected by the provisions of SFAS No. 125 related to servicing. The Company does not believe that the pronouncement would have had a material effect on any transactions reflected in the accompanying financial statements, if its provisions had been previously adopted.

  Reclassifications--Certain amounts in the consolidated financial statements for 1995 and 1994 have been reclassified to conform to the 1996 presentation.

2. SECURITIES

  The amortized cost, fair value and gross unrealized gains and losses on U.S. Treasury notes and mortgage-backed securities as of September 30, 1996 and December 31, 1995 are shown below. Fair value estimates were obtained from an independent pricing service.

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  FAIR
   SEPTEMBER 30, 1996                    COST      GAINS      LOSSES    VALUE
   ------------------                  --------- ---------- ---------- -------
   Available-for-sale mortgage-backed
    securities........................  $ 6,652    $ --        $169    $ 6,483
                                        =======    =====       ====    =======
   Held-to-maturity:
     U.S. Treasury notes..............    7,425       27        --       7,452
     Mortgage-backed securities.......   22,380      --         602     21,778
                                        -------    -----       ----    -------
       Total held-to-maturity.........  $29,805    $  27       $602    $29,230
                                        =======    =====       ====    =======
   DECEMBER 31, 1995
   -----------------
   Available-for-sale mortgage-backed
    securities........................  $ 9,099    $ --        $ 16    $ 9,083
                                        =======    =====       ====    =======
   Held-to-maturity:
     U.S. Treasury notes..............    6,470       22          4      6,488
     Mortgage-backed securities.......   13,119      --         246     12,873
                                        -------    -----       ----    -------
       Total held-to-maturity.........  $19,589    $  22       $250    $19,361
                                        =======    =====       ====    =======

  The amortized cost and estimated fair value of securities held to maturity other than mortgage-backed securities at September 30, 1996, and December 31, 1995 by contractual maturity, are as follows:

                                                               AMORTIZED  FAIR
   SEPTEMBER 30, 1996                                            COST    VALUE
   ------------------                                          --------- ------
   Due in one to five years...................................  $7,425   $7,452
                                                                ======   ======
   DECEMBER 31, 1995
   -----------------
   Due in less than one year..................................  $4,970   $4,966
   Due in one to five years...................................   1,500    1,522
                                                                ------   ------
                                                                $6,470   $6,488
                                                                ======   ======

  The Company receives payments on all mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 6 to 30 years.

  At September 30, 1996, mortgage-backed securities with carrying values of $22,779 and market values of approximately $22,247 were pledged to secure FHLB borrowings, merchant bankcard transactions, certain guarantees related to a loan securitization transaction and an interest-rate swap. There were no sales of securities in the nine months ended September 30, 1996. Gross gains from the sale of securities available for sale were $14 and $54 in the years ended December 31, 1995, and 1994, respectively, and there were no gross losses in these years. Of the total securities pledged, securities with fair values of approximately $20,110 were delivered to, and are held in custody of, Bankers Trust and the Federal Reserve Bank.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

3. LOANS, DISCOUNTED LOANS AND LOANS HELD FOR SALE

  The Company's loans comprise loans, discounted loans and loans held for sale. Following is a summary of each loan category by type:

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   LOANS
   Real estate loans:
     One to four units..............................   $ 49,047      $138,547
     Over four units................................     72,717        71,239
     Commercial.....................................     58,361        50,749
     Land...........................................      2,874         2,709
                                                       --------      --------
       Total loans secured by real estate...........    182,999       263,244
   Other loans......................................     30,698        19,832
                                                       --------      --------
                                                        213,697       283,076
   Less:
     Allowance for loan losses......................    (32,519)      (10,016)
     Deferred loan fees.............................       (196)         (245)
     Discount on purchased loans not included
      in allowance for loan losses..................     (3,702)      (13,988)
                                                       --------      --------
                                                       $177,280      $258,827
                                                       ========      ========
   DISCOUNTED LOANS
   Real estate loans:
     One to four units..............................   $  9,561      $ 18,380
     Commercial.....................................        482           863
                                                       --------      --------
       Total loans secured by real estate...........     10,043        19,243
   Other loans......................................        724           967
                                                       --------      --------
                                                         10,767        20,210
   Less:
     Allowance for loan losses......................     (5,716)       (3,855)
     Discount on purchased loans not included in
      allowance
      for loan losses...............................     (1,632)       (3,008)
                                                       --------      --------
                                                       $  3,419      $ 13,347
                                                       ========      ========
   LOANS HELD FOR SALE
   Real estate loans:
     One to four units..............................   $277,490      $ 33,497
     Commercial.....................................                      466
     Land...........................................                      194
                                                       --------      --------
       Total loans secured by real estate...........    277,490        34,157
   Other loans......................................                       12
                                                       --------      --------
                                                        277,490        34,169
   Less allowances, discounts and deferred fees.....    (16,686)      (15,572)
                                                       --------      --------
                                                       $260,804      $ 18,597
                                                       ========      ========

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

  As of September 30, 1996 and December 31, 1995, loans with adjustable rates of interest were $317,087 and $265,702, respectively, and loans with fixed rates of interest were $184,867 and $71,753, respectively. Adjustable-rate loans are generally indexed to the FHLB's Eleventh District Cost of Funds Index, LIBOR or Prime and are subject to limitations on the timing and extent of adjustment. Most loans adjust within six months of changes in the index.

  Activity in the allowance for loan losses is summarized as follows:

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
   Balance, beginning of year..................   $ 25,651    $ 7,701  $ 4,314
   Loans charged off...........................    (12,494)    (5,404)  (1,666)
   Recoveries..................................      1,424         81       71
   Provision for loan losses...................     15,751      4,266    2,173
   Allocations from purchased loan discounts...     15,972     19,007    2,809
                                                  --------    -------  -------
   Balance, end of year........................   $ 46,304    $25,651  $ 7,701
                                                  ========    =======  =======

  At September 30, 1996 and December 31, 1995, the Company had classified loans totaling $18,811 and $14,241, respectively, as impaired and had recorded specific valuation allowances to measure the impairments of those loans totaling $5,445 and $4,155, respectively. At the same dates, the Company had classified loans totaling $2,499 and $9,593, respectively, as impaired with no recorded specific valuation allowances. The average unpaid principal balances of impaired loans during the nine months ended September 30, 1996 and the year ended December 31, 1995 were $21,254 and $24,204, respectively. Interest income recognized on impaired loans during the same periods was $1,135 and $1,631, respectively, based on cash payments. These amounts exclude consideration of single-family residential and consumer loan pools evaluated for impairment on a pooled basis. Consumer loan pools include portfolios of sub-prime automobile loans purchased at par in 1995 and 1996. As of September 30, 1996, the Company had charged off all such loans that were more than 60 days delinquent. The remaining portfolio consists of loans that have performed over a period of approximately one year. Management considers the performing loans to be unimpaired, and interest on them is recognized on an accrual basis.

  Management estimates are required to determine the allowance for loan losses. Estimation is also involved in determining the ultimate recoverability of purchased loans and, consequently, the pricing of purchased loans and the adequacy of purchased discounts to provide allowances for credit risk. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic environment. Although management believes the levels of the allowance as of September 30, 1996 and December 31, 1995 are adequate to absorb losses inherent in the loan portfolio, rising interest rates, various other economic factors and regulatory requirements may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Banks' capital.

  The Company has a geographic concentration of mortgage loans in Southern California, which experienced declines in recent years. Substantially all loans originated or acquired by FBBH and GSB prior to their acquisition by the Company were collateralized by Southern California real estate. Performing mortgage loans acquired subsequently have also been concentrated in Southern California, but to a lesser degree, and the geographic diversification of the portfolio is generally widening through loan acquisitions.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

4. REAL ESTATE OWNED

  Real estate owned consists of property obtained through foreclosure. In the accompanying consolidated statements of financial condition, real estate owned is presented net of allowances for estimated losses. Activity in the allowance for estimated losses on real estate owned is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                SEPTEMBER 30, ---------------
                                                    1996       1995    1994
                                                ------------- -------  ------
   Allowance for losses on real estate owned,
    beginning of year..........................    $ 1,193    $   123  $  55
   Charge-offs.................................     (1,599)       (82)   (32)
   Allocation of purchase discount.............        762        554
   Provision for the year......................                   598    100
                                                   -------    -------  -----
   Allowance for losses on real estate owned,
    end of year................................    $   356    $ 1,193  $ 123
                                                   =======    =======  =====

5. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  Leasehold improvements and equipment consist of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Leasehold improvements............................    $  258        $  299
   Furniture and equipment...........................       877           718
                                                         ------        ------
   Total cost........................................     1,135         1,017
   Accumulated depreciation and amortization.........      (799)         (742)
                                                         ------        ------
                                                         $  336        $  275
                                                         ======        ======

6. DEPOSITS

  Deposits consist of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Passbook accounts.................................   $    371      $    304
   Money market accounts.............................        795         1,267
   NOW/checking......................................      6,103         5,111
   Time deposits:
     Less than $100..................................    386,264       247,814
     $100 or more....................................     94,002        49,028
                                                        --------      --------
     Total deposits..................................   $487,535      $303,524
                                                        ========      ========

  A summary of time deposits by maturity at September 30, 1996 is as follows:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1997 (including fourth quarter of 1996)........................... $425,084
    1998..............................................................   55,134
    Thereafter........................................................       48
                                                                       --------
                                                                       $480,266
                                                                       ========

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

7. BORROWINGS AND SUBORDINATED DEBT

  Borrowings at December 31, 1995 are repurchase agreements issued under a master repurchase agreement with Bear Stearns Mortgage Capital Corp. Proceeds from the agreements were used to acquire loan pools. The assets purchased by Bear Stearns include the loans acquired by the Banks with the proceeds as well as other assets. At December 31, 1995, the outstanding agreements were secured by loans with unpaid principal balances of $54,210. Loans purchased by Bear Stearns under the repurchase agreements are held in custody by a third party.

  Following is information about borrowings under repurchase agreements:

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
   Average balance during the period..........     $35,721    $ 4,122  $ 4,757
   Highest amount outstanding during the peri-
    od........................................      97,000     14,950   11,377
   Average interest rate during the period....         6.8%       5.6%     4.4%
   Average interest rate--end of period.......         --         6.7%     5.8%

    WAC's capitalization includes subordinated debt with majority stockholders in amounts up to $50,000. Subordinated debt pays interest at 14% per annum, compounded quarterly, has no stated maturity, and represents an unsecured general obligation of the Company. As of December 31, 1995, borrowings under the subordinated debt agreement were $11,000. As stated in
  Note 1, the Company's common stock was exchanged for the subordinated debt effective January 1, 1996.

8. INCOME TAXES

  The provisions for income tax (benefit) consist of the following:

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,  YEAR ENDED
                                                      1996      DECEMBER 31,
                                                  ------------- --------------
                                                                 1995    1994
                                                                ------  ------
   Current tax expense (benefit):
     Federal.....................................    $   (93)   $  434  $ (656)
     State.......................................          2        32      19
                                                     -------    ------  ------
                                                         (91)      466    (637)
                                                     -------    ------  ------
   Deferred tax expense (benefit):
     Federal.....................................     (3,081)     (250)     90
     State.......................................     (1,480)     (169)     21
                                                     -------    ------  ------
                                                      (4,561)     (419)    111
                                                     -------    ------  ------
   Total income tax provision (benefit)..........    $(4,652)   $   47  $ (526)
                                                     =======    ======  ======

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The difference between the effective tax rate implicit in the consolidated financial statements and the statutory federal income tax rate can be attributed to the following:

                                                 NINE MONTHS   YEAR ENDED
                                                    ENDED     DECEMBER 31,
                                                SEPTEMBER 30, --------------
                                                    1996       1995    1994
                                                ------------- ------  ------
   Federal income tax provision at statutory
    rate.......................................     (34.0)%     35.0%  (35.0)%
   State taxes (benefit), net of federal tax
    effect.....................................     (11.1)       4.0
   Valuation allowance.........................     (29.2)     (25.1)    8.8
   Change in prior year estimate...............      (5.2)      (7.8)
   Other.......................................      (1.6)       1.3    (3.4)
                                                    -----     ------  ------
   Effective income tax rate...................     (81.1)%      7.4%  (29.6)%
                                                    =====     ======  ======

  Deferred income taxes receivable (payable), which are included in income taxes receivable, net in the consolidated statements of financial condition, are summarized as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Deferred tax assets:
     Purchase discounts..............................    $ 2,378      $ 1,349
     Purchase accounting.............................        549          629
     Depreciation....................................         82           65
     Provision for loan loss.........................      1,232          408
     Net operating loss..............................      2,661          170
     Other...........................................        140           10
                                                         -------      -------
       Gross deferred tax assets.....................      7,042        2,631
                                                         -------      -------
   Deferred tax liabilities:
     Partnership income..............................        (44)         (44)
     Deferred loan fees..............................       (207)        (351)
     FHLB stock dividends............................       (285)        (242)
     State taxes.....................................       (620)
     Unrealized gains on securities..................       (694)
     Installment sales gain..........................       (344)
     Other...........................................       (118)         (98)
                                                         -------      -------
       Gross deferred tax liability..................     (2,312)        (735)
                                                         -------      -------
   Total deferred tax asset..........................      4,730        1,896
   Valuation allowance...............................        --        (1,726)
                                                         -------      -------
   Net deferred tax asset............................    $ 4,730      $   170
                                                         =======      =======

  At September 30, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $761, $1,391 and $4,758 expiring in the years 1997, 1998 and 1999, respectively, and net operating loss carryforwards for state income tax purposes of $1,617 and $1,143 expiring in 2000 and 2001, respectively.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

9. COMMITMENTS, CONTINGENCIES AND OFF-BALANCE-SHEET RISK

  Profit Sharing Plan--The Banks' employees participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Company's "control group." At the discretion of the Banks' Boards of Directors, the Banks may elect to contribute to the plan based on profits of the Banks or based on matching participants' contributions. For the year ended December 31, 1995, the Banks contributed $28 to the plan. There have been no contributions in 1996.

  Lease Commitments--The following is a schedule by year of future minimum rental payments:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1997 (including fourth quarter of 1996)............................... $281
    1998..................................................................  166
    1999..................................................................  157
    2000..................................................................   52
    2001..................................................................   30
                                                                           ----
      Total............................................................... $686
                                                                           ====

  Lease commitments include commitments to an affiliated company which require annual lease payments of $52 through 2001.

  Hedging Activity--The Banks are a party to an interest-rate swap agreement with off-balance-sheet risk in the normal course of business. There is a risk of loss (credit risk) if the counterparty fails to perform in the periodic settlement of amounts owed to the Banks, if any, under the terms of the swap. The swap is used to hedge interest-rate risk associated with fixed-rate loans. Changes in market value of the swap correlate with changes in the market value of the hedged loans. In April 1996, the Banks entered into an interest-rate swap with a $70,000 notional amount with Bear Stearns. The swap effectively converts $70,000 of purchased fixed-rate loans to variable-rate loans. The Banks pay 6.25% and receive a variable rate based on the one-month USD LIBOR plus .225%. The swap matures in April 2001 and has a cancellation trigger when the two-year constant maturity treasury equals or exceeds 9%. The notional principal amount amortizes at a rate of 1.2532% each month. At September 30, 1996, the notional principal is $65,614.

  Lending Commitments--At December 31, 1995, the Company had commitments to extend credit of $793. The Company did not have any commitments to extend credit at September 30, 1996. These commitments expose the Company to credit risk in excess of amounts reflected in the consolidated financial statements. The Company receives collateral to support loans and commitments to extend credit for which collateral is deemed necessary. The most significant category of collateral is certificates of deposit.

  Litigation--The Company is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company's financial position.

  Securitization Contingencies--A loan securitization in March 1996 involved the sale of discounted nonperforming loans with carrying amounts of approximately $18,600. The Banks are contingently liable for losses, if any, that could arise if the collectibility of any securitized loan is unenforceable solely due to the absence of original notes. In addition, the Banks are contingently liable to pay the interest due on the senior securities if the liquidation of the assets underlying the securities results in a shortfall on any due date; any such shortfall paid by the Banks would be reimbursable if liquidation proceeds were ultimately sufficient to cover the interest. Management believes that it is not probable that any losses will be incurred for these or other reasons involving the securitization.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

10. REGULATORY MATTERS

  Regulatory Agreement--On October 31, 1996, FBBH and GSB consented to separate but similar Orders to Cease and Desist (the "Orders") issued by the OTS. The Order issued to FBBH superseded a previously existing Supervisory Agreement between FBBH and the OTS issued June 8, 1995.

  The Orders require of both Banks that they not engage in unsafe and unsound practices and that they maintain minimum capital ratios required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). In addition, the Orders require the Banks to (I) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions; (II) develop plans to augment the depth and expertise of the management teams;
(III) revise business plans; (IV) modify certain policies concerning the accounting for loan discounts; (V) improve monitoring of (i) interest rate risk, (ii) balance sheet classifications of certain assets (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (VI) ensure compliance with the proper servicing of adjustable rate mortgages and escrow accounts; and (VII) enhance recordkeeping. In addition, the Banks may not increase their total assets beyond certain specified levels. Also, FBBH will be required to correct OTS-identified deficiencies in merchant bankcard operations. These requirements will be accompanied by related requirements that the Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information will be required. The Banks are currently in process of addressing these requirements. Management believes that the Banks are complying with those requirements that have taken effect.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Banks and their directors and officers to further enforcement actions, including termination of Federal Deposit Insurance Corporation insurance or civil money penalties.

  Capital Requirements--The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain actions by the regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of total tangible capital, core capital and total capital to risk-weighted assets as those terms are defined in OTS regulation. Under the regulatory framework for prompt corrective action, quantitative and qualitative measures are used by the OTS to determine whether an institution is categorized as "well capitalized," "adequately capitalized," "undercapitalized," or "significantly undercapitalized." Certain regulatory actions are mandated by law, depending on an institution's category. Quantitative measures include total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets, and Tier 1 capital to average assets, as those terms are defined in OTS regulation.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

  The Banks' actual and required capital amounts and ratios are as follows:

                                                                      TO BE
                                                              CATEGORIZED AS "WELL-
                                                               CAPITALIZED", UNDER
                                              FOR CAPITAL       PROMPT CORRECTIVE
                               ACTUAL      ADEQUACY PURPOSES    ACTION PROVISIONS
                            -------------  ------------------ ----------------------
                            AMOUNT  RATIO   AMOUNT    RATIO     AMOUNT      RATIO
                            ------- -----  --------- -------- ----------- ----------
   SEPTEMBER 30, 1996
   Total Capital to Risk-
    Weighted Assets:
     FBBH.................. $ 9,711 10.0%    $ 7,760   * 8.0%     $ 9,701     * 10.0%
     GSB...................  30,297 11.0%     22,010   * 8.0%      27,513     * 10.0%
   Tier 1 Capital to
    Risk-Weighted
     Assets:
     FBBH..................   8,434  8.7%   Not Applicable          5,820      * 6.0%
     GSB...................  26,739  9.7%   Not Applicable         16,508      * 6.0%
   Tier 1 Capital to
    Average
    Assets (Core Capital):
     FBBH..................   8,434  5.9%      5,706   * 4.0%       7,132      * 5.0%
     GSB...................  26,739  7.0%     15,320   * 4.0%      19,150      * 5.0%
   Tangible Capital:
     FBBH..................   8,434  6.0%      2,120   * 1.5%     Not Applicable
     GSB...................  26,739  6.8%      5,855   * 1.5%     Not Applicable
   DECEMBER 31, 1995
   Total Capital to Risk-
    Weighted
    Assets:
     FBBH.................. $ 9,820  9.8%    $ 7,999   * 8.0%     $ 9,998     * 10.0%
     GSB...................  15,523 10.4%     11,973   * 8.0%      14,967     * 10.0%
   Tier 1 Capital to
    Risk-Weighted
    Assets:
     FBBH..................   8,549  8.6%   Not Applicable          5,999      * 6.0%
     GSB...................  13,852  9.3%   Not Applicable          8,980      * 6.0%
   Tier 1 Capital to
    Average
    Assets (Core Capital):
     FBBH..................   8,549  6.4%      5,326   * 4.0%       6,657      * 5.0%
     GSB...................  13,852 10.3%      5,398   * 4.0%       6,748      * 5.0%
   Tangible Capital:
     FBBH..................   8,549  6.8%      3,075   * 1.5%     Not Applicable
     GSB...................  13,852  6.2%      2,066   * 1.5%     Not Applicable

* Greater than or equal to

  As of September 30, 1996, the Banks' capital ratios were sufficient for them to be categorized as "well capitalized" based solely on quantitative measures. However, because of the Orders discussed above, each Bank can be categorized by the OTS as no higher than "adequately capitalized." Because the Banks have minimum regulatory capital requirements and the additional requirements under the Orders discussed above, substantially all retained earnings of the Banks are restricted as to distribution to stockholders.

  At June 30, 1996, as a result of new legislation enacted to recapitalize the SAIF deposit insurance fund, the Company accrued approximately $1.4 million for a special assessment to be paid in the fourth quarter.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

11. RELATED PARTY TRANSACTIONS

  Substantially all loans are serviced by Wilshire Credit Corporation ("WCC"), which is affiliated with the Company by common ownership. Management believes that the terms of the servicing agreement are no less favorable to the Banks than terms offered by other servicers. Due from affiliate in the accompanying consolidated statements of financial condition represents the amount of loan payments collected by WCC but not yet remitted to the Banks at that date. Loan servicing fees and expenses shown in the consolidated statements of operations were paid to WCC, and include reimbursements for direct expenses borne by WCC on behalf of the Banks. Due to affiliates in the consolidated statements of financial condition primarily comprises amounts owed to WCC for WAC operating expenses paid by WCC. At September 30, 1996, due to affiliates also includes a liability to WCC for a servicing fee with deferred payment terms.

12. STOCK OPTIONS

  In 1994 and 1995, the Banks issued stock options for the benefit of certain directors, executives and consultants. FBBH granted 19,447 and 23,161 options in 1994 and 1995, respectively. GSB granted 69,724 options in 1995. All grants were made with exercise prices at least equal to the book value of the relevant bank's shares on the grant dates. Subsequent to September 30, 1996, these stock options were converted into 31,225 options to purchase the stock of WFSG. The options are exercisable at prices ranging from $5.58 to $14.90 per share no earlier than 60 days after the effective date of the initial public offering of WFSG stock discussed in Note 17, and have remaining terms of from two to three years. Their estimated fair value as of November 1, 1996 was $162; an amount no greater than this would have been reported as compensation expense during 1994 and 1995 if the fair value method of accounting discussed in SFAS No. 123 had been used to measure compensation expense. Assuming that all grants were made in 1995, 1995 net income reported in the consolidated statements of operations would have been $430 and earnings per share would have been $18.22 if the fair value method of accounting for the options had been used.

  Pursuant to the initial public offering, the Company adopted a new Stock Plan on November 1, 1996. Under the Stock Plan, the Company may grant options and other awards not to exceed 1,750,000 shares of common stock over a ten-year term. The options may be either incentive stock options or nonstatutory stock options granted at exercise prices not less than 100% of the fair value of WFSG common stock at the grant date (110% of fair value for incentive stock options granted to persons holding over 10% of the Company's shares). Restricted stock and stock appreciation rights may also be granted under the Stock Plan.

  The initial awards under the new Stock Plan are expected to be granted at the date of the initial public offering. Options for approximately 1,050,000 to 1,083,750 will be granted to the Company's two largest stockholders. The Stock Plan also provides that nonemployee Company directors will receive automatic nonstatutory stock option grants. The number of shares granted to nonemployee directors each quarter will be determined under a formula ($6 divided by the fair market value per share of WFSG common stock on each grant date).

13. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996
                              -------------------
                              CARRYING ESTIMATED
                               AMOUNT  FAIR VALUE
                              -------- ----------
   Assets:
     Cash and due from
      banks.................. $ 11,231  $ 11,231
     Federal funds sold......    9,300     9,300
     Mortgage-backed
      securities held to
      maturity...............   22,380    21,778
     Mortgage-backed
      securities available
      for sale...............    6,483     6,483
     Securities held to
      maturity...............    7,425     7,452
     Trading account
      securities.............    7,092     7,092
     Loans, net..............  177,280   173,938
     Discounted loans, net...    3,419     3,419
     Loans held for sale,
      net....................  260,804   264,180
     Federal Home Loan Bank
      stock..................    2,911     2,911
   Liabilities:
     Deposits................  487,535   487,821
     Borrowings..............      --        --
   Off-Balance Sheet
    Liabilities:
     Interest-rate swap......      --        714
                               DECEMBER 31, 1995
                              -------------------
                              CARRYING ESTIMATED
                               AMOUNT  FAIR VALUE
                              -------- ----------
   Assets:
     Cash and due from
      banks.................. $  3,382  $  3,382
     Federal funds sold......    1,100     1,100
     Mortgage-backed
      securities held to
      maturity...............   13,119    12,873
     Mortgage-backed
      securities available-
      for-sale...............    9,083     9,083
     Securities held to
      maturity...............    6,470     6,488
     Loans, discounted loans
      and loans held for
      sale, net..............  290,771   295,747
     Federal Home Loan Bank
      stock..................    1,421     1,421
   Liabilities:
     Deposits................  304,020   307,177
     Borrowings..............   13,000    13,000
     Subordinated debt.......   11,000    11,000

  The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

    Cash and Due From Banks and Federal Funds Sold--The carrying amounts approximate fair values, due to the short-term nature of these instruments.

    Securities and Mortgage-Backed Securities--The fair values of securities are generally obtained from market bids for similar or identical securities, or are obtained from independent security brokers or dealers.

    Loans, Discounted Loans and Loans Held for Sale--It is not practicable to estimate the fair value of discounted loans, which are predominately nonperforming loans, due to uncertainties as to the nature, timing and extent to which the loans will be either collected according to original terms, restructured, or foreclosed upon. For other loans, fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as fixed and adjustable rate interest terms. The fair values of fixed-rate mortgage loans are based on discounted cash flows utilizing applicable risk-adjusted spreads relative to the current pricing of similar fixed-rate loans as well as anticipated prepayment schedules. The fair values of

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES adjustable-rate mortgage loans are based on discounted cash flows utilizing discount rates that approximate the pricing of available mortgage-backed securities having similar rate and repricing characteristics, as well as anticipated prepayment schedules. No value adjustments have been made for changes in credit within the loan portfolio. It is management's opinion that the allowance for estimated loan losses pertaining to loans results in a fair value adjustment of the credit risk of such loans.

    Federal Home Loan Bank Stock--The carrying amounts approximate fair values because the stock may be sold back to the Federal Home Loan Bank at carrying value.

    Deposits--The fair values of deposits are estimated based on the type of deposit products. Demand accounts, which include passbook and transaction accounts, are presumed to have equal book and fair values, since the interest rates paid on these accounts are based on prevailing market rates. The estimated fair values of time deposits are determined by discounting the cash flows of settlements of deposits having similar maturities and rates, utilizing a yield curve that approximates the prevailing rates offered to depositors as of the reporting date.

    Borrowings--The carrying amounts of repurchase agreements approximates fair value due to the short-term nature of these instruments.

    Subordinated Debt--The fair value of subordinated debt issued to shareholders by WAC is assumed to be equal to carrying value because the debt terms were negotiated with related parties and there is no market for the debt at such terms with unrelated parties.

    Off-Balance-Sheet Liabilities--The fair value of an interest-rate swap (1996 only) is estimated at the net present value of the future payable, based on the current spread, discounted at a current rate. Fair values of off-balance sheet commitments to lend (1995 only) are estimated based on deferred fees associated with such commitments, which are immaterial as of the reporting date, and are therefore not presented.

  The fair value estimates presented herein are based on pertinent information available to management as of each reporting date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                       QUARTERS ENDED
                                              ---------------------------------
                                              SEPTEMBER 30, JUNE 30,  MARCH 31,
                                                  1996        1996     1996(1)
                                              ------------- --------  ---------
   Interest income..........................     $12,186    $12,407    $9,544
   Interest expense.........................       7,572      7,046     4,974
   Provision for estimated losses on loans..       4,883      5,483     5,385
                                                 -------    -------    ------
   Net interest loss after provision for es-
    timated losses on loans.................        (269)      (122)     (815)
   Non-interest income......................       1,240        917     4,220
   Non-interest expense.....................       5,398      2,625     2,882
                                                 -------    -------    ------
   (Loss) income before income taxes........      (4,427)    (1,830)      523
   Income tax benefit.......................       3,373        805       474
                                                 -------    -------    ------
   Net (loss) income........................     $(1,054)   $(1,025)   $  997
                                                 =======    =======    ======

                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1995         1995        1995     1995
                                 ------------ ------------- -------- ---------
   Interest income..............   $ 7,329       $6,173      $5,776   $5,103
   Interest expense.............     4,070        3,704       3,573    3,134
   Provision for estimated
    losses on loans.............     1,045        1,020       1,028    1,173
                                   -------       ------      ------   ------
   Net interest income (loss)
    after provision for
    estimated losses on loans...     2,214        1,449       1,175      796
   Non-interest income..........       373        1,684         556      494
   Non-interest expense.........     2,855        2,096       1,664    1,487
                                   -------       ------      ------   ------
   Income (loss) before income
    taxes.......................      (268)       1,037          67     (197)
   Income tax (expense)
    benefit.....................        21          (78)         (4)      14
                                   -------       ------      ------   ------
   Net income (loss)............   $  (247)      $  959      $   63   $ (183)
                                   =======       ======      ======   ======
                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1994         1994        1994     1994
                                 ------------ ------------- -------- ---------
   Interest income..............   $ 3,861       $2,108      $1,669   $1,931
   Interest expense.............     2,315        1,317         970      855
   Provision for estimated
    losses on loans.............     2,173          --          --       --
                                   -------       ------      ------   ------
   Net interest (loss) income
    after provision for
    estimated losses on loans...      (627)         791         699    1,076
   Non-interest income..........       641          336          78      172
   Non-interest expense.........     1,929        1,255       1,017      743
                                   -------       ------      ------   ------
   (Loss) income before income
    taxes.......................    (1,915)        (128)       (240)     505
   Income tax benefit...........       566           38          71     (149)
                                   -------       ------      ------   ------
   Net (loss) income............   $(1,349)      $  (90)     $ (169)  $  356
                                   =======       ======      ======   ======

--------

(1) The financial information for the quarter ended March 31, 1996 was restated to account for residual interests in loans sold as securitization transactions as trading account securities. The effect on quarterly earnings was an increase of $1,601.

15. PARENT COMPANY INFORMATION

 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   ASSETS
   Cash..............................................    $   --       $     1
   Investments in Banks..............................     35,310       18,777
   Prepaid expenses and other assets.................        715          153
                                                         -------      -------
                                                         $36,025      $18,931
                                                         =======      =======
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable and other liabilities............    $   764      $   317
   Due to affiliates.................................        707          575
   Subordinated debt to majority stockholders........        --        11,000
                                                         -------      -------
     Total liabilities...............................      1,471       11,892
                                                         -------      -------
   Contributed and retained equity...................     34,554        7,039
                                                         -------      -------
                                                         $36,025      $18,931
                                                         =======      =======

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ---------------
                                                    1996       1995    1994
                                                ------------- ------  -------
   Interest income.............................    $     2    $    9  $    24
   Interest expense............................         67       243       31
                                                   -------    ------  -------
   Net interest expense........................        (65)     (234)      (7)
   Noninterest income..........................        563     1,155      611
   Noninterest expense.........................        125       363      156
                                                   -------    ------  -------
   Income before equity in earnings (loss) of
    subsidiaries...............................        373       558      448
   Equity in (loss) earnings of subsidiaries...     (1,455)       34   (1,700)
                                                   -------    ------  -------
   Net (loss) income...........................    $(1,082)   $  592  $(1,252)
                                                   =======    ======  =======

 CONDENSED STATEMENTS OF CASH FLOWS

                                                  NINE MONTHS    YEAR ENDED
                                                     ENDED      DECEMBER 31,
                                                 SEPTEMBER 30, ---------------
                                                     1996       1995    1994
                                                 ------------- ------  -------
   CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net (loss) income..........................     $(1,082)   $  592  $(1,252)
    Adjustments to reconcile net income (loss)
     to
     net cash (used in) provided by operating
     activities:
     Amortization of purchase accounting
      adjustments..............................        (783)   (1,045)    (488)
     Equity in loss (earnings) of
      subsidiaries.............................       1,455       (34)   1,700
     Change in:
      Prepaid expenses and other assets........        (562)       51      495
      Accounts payable and other liabilities...         447        90     (111)
      Due to affiliates........................         132       (71)     (29)
      Other....................................         --         33      --
                                                    -------    ------  -------
       Net cash (used in) provided by operating
        activities.............................        (393)     (384)     315
                                                    -------    ------  -------
   CASH FLOWS FROM INVESTING ACTIVITIES:
    Net investment in subsidiaries.............     (17,358)   (9,000)  (4,746)
                                                    -------    ------  -------
   CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Issuance of capital stock..................      17,750       --     4,750
    Issuance of subordinated debt..............         --      9,000      --
    Dividends from subsidiary..................         --         65      --
                                                    -------    ------  -------
       Net cash provided by financing
        activities.............................      17,750     9,065    4,750
                                                    -------    ------  -------
   NET (DECREASE) INCREASE IN CASH AND
    CASH EQUIVALENTS...........................          (1)     (319)     319
   CASH:
    Beginning of year..........................           1       320        1
                                                    -------    ------  -------
    End of year................................     $   --     $    1  $   320
                                                    =======    ======  =======
   NONCASH FINANCING ACTIVITIES:
    Conversion of capital stock to subordinated
     debt......................................                $2,000
    Conversion of subordinated debt to capital
     stock.....................................     $11,000

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

16. PROFORMA INFORMATION CONCERNING ACQUISITIONS

  As discussed in Note 1, during 1994 WACII acquired GSB in a purchase accounting transaction. The results of GSB's operations are included in the Company's consolidated financial statements subsequent to the date of acquisition. The following proforma financial information shows the estimated results of the Company's operations for the year ended December 31, 1994 as though the GSB purchase had occurred as of the beginning of the year. The proforma amounts are not necessarily indicative of what would have actually occurred if the acquisition had occurred as of the beginning of the year.

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1994
                                                                    ------------
   Net interest income and non-interest revenue....................    $7,222
   Net loss........................................................      (920)

17. INITIAL PUBLIC OFFERINGS

  WFSG is making initial public offerings (the "IPOs") of common stock and debt, and has formed certain new subsidiaries to undertake the loan acquisition and servicing businesses currently being conducted by WCC and certain other affiliates of the Company. The loan acquisition activity, and any other business activity, that may be conducted by WFSG's new subsidiaries will be in addition to the activity already being performed by the Banks and reflected in these consolidated financial statements on an historical basis. The Company currently expects that the IPOs will be completed during 1996. Certain business developments related to the IPOs that may be significant to the operations of the Company are disclosed in other footnotes to these consolidated financial statements.

18. SUBSEQUENT EVENTS--LOAN ACQUISITIONS AND SALES

  In October and November 1996, GSB acquired approximately $279,000 in unpaid principal amount of discounted residential mortgage loans, and committed to acquire approximately $31,900 of additional discounted residential mortgage loans in December. Management expects to sell, prior to December 31, 1996, performing residential mortgage loans held for sale with market values approximately equivalent to the purchase prices of the discounted loans. Completion of the sales transactions by December 31, 1996 is necessary in order for GSB to meet the growth restrictions imposed by its Order (see Note
10).

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Girard Savings Bank F.S.B.
San Diego, California

  We have audited the accompanying consolidated statements of operations and of cash flows of Girard Savings Bank F.S.B. and Subsidiary (the "Bank") for the period from January 1, 1994 through November 8, 1994, the date of the Bank's acquisition by Wilshire Acquisitions Corporation II. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of Girard Savings Bank F.S.B. and Subsidiary for the period from January 1, 1994 through November 8, 1994, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP
March 10, 1995
Los Angeles, California

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
              PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                 (IN THOUSANDS)

INTEREST INCOME:
  Loans................................................................ $5,577
  Mortgage-backed securities...........................................    337
                                                                        ------
    Total interest income..............................................  5,914
                                                                        ------
INTEREST EXPENSE:
  Deposits.............................................................  3,006
  Borrowings...........................................................    292
                                                                        ------
    Total interest expense.............................................  3,298
                                                                        ------
NET INTEREST INCOME....................................................  2,616
PROVISION FOR ESTIMATED LOAN LOSSES....................................    827
                                                                        ------
NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOAN LOSSES..........  1,789
                                                                        ------
OTHER LOSS, Service charges and other fees.............................     (3)
                                                                        ------
OTHER EXPENSES:
  Compensation and other employee benefits.............................    512
  FDIC insurance premiums..............................................    262
  Depreciation and amortization........................................     14
  Amortization of excess of cost over net assets acquired..............    993
  Occupancy............................................................     57
  Professional services................................................    338
  Data processing......................................................     54
  Real estate owned, net...............................................    194
  Other general and administrative.....................................    143
                                                                        ------
    Total other expenses...............................................  2,567
                                                                        ------
LOSS BEFORE INCOME TAX PROVISION.......................................   (781)
INCOME TAX PROVISION...................................................    156
                                                                        ------
NET LOSS............................................................... $ (937)
                                                                        ======


                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
              PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                             $   (937)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation.......................................................       14
  Amortization of excess of cost over net assets acquired............      993
  Amortization of deferred interest and fees.........................      (56)
  Provision for loan losses..........................................      827
  Provision for real estate losses...................................       97
  Change in:
   Accrued interest receivable.......................................     (109)
   Prepaid expenses and other assets.................................      (52)
   Income taxes receivable...........................................      921
   Other liabilities.................................................      468
   Deferred taxes....................................................      212
                                                                      --------
    Net cash provided by operating activities........................    2,378
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan repayments, net................................................    5,503
 Proceeds from the maturity of investments securities................    3,497
 Purchases of investment securities and FHLB stock...................   (2,046)
 Investment in real estate...........................................     (107)
 Proceeds from real estate sold......................................    2,850
                                                                      --------
    Net cash provided by investing activities........................    9,697
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits..............................................   (2,402)
 Issuance of common stock............................................       13
 Proceeds from FHLB advances.........................................   12,000
 Payments of FHLB advances...........................................  (21,000)
                                                                      --------
    Net cash used in financing activities............................  (11,389)
                                                                      --------
NET DECREASE IN CASH AND CASH EQUIVALENTS............................      686
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.......................    2,903
                                                                      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................. $  3,589
                                                                      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
 Payments during the period for:
  Interest........................................................... $  3,300
NONCASH INVESTING ACTIVITIES:
 Loans originated to finance the sale of foreclosed real estate......    1,190

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                (IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of Girard Savings Bank F.S.B. and subsidiary (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

  Principles of Consolidation--The consolidated financial statements include the accounts of Girard Savings Bank F.S.B. and its wholly-owned subsidiary, Girard Financial Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include provisions for losses on loans and real estate owned.

  Investment Securities--As of January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement address the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified into three categories and accounted for as follows: (i) debt securities which the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (ii) debt and equity securities that are brought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of income taxes. Prior to the adoption of SFAS No. 115, all investment securities were classified as held for investment and valued at cost, adjusted for the accretion of discounts and amortization of premiums which were recognized as an adjustment to income. Subsequent to adoption, the Bank has classified all of its investment securities as held to maturity and accounts for them in the same manner.

  Loans Receivable--Loans are reported at the principal amounts outstanding, net of unearned income, net deferred loan origination fees and the allowance for loan losses. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs recognized in interest income over the term of the loan using a method that approximates the interest method. When recognized as interest income, loan origination fees are included in revenues as interest on loans.

  Discounts or premiums on acquired loans are accreted or amortized to operations over the lives of the loans using a method that approximates the level-yield method unless the loans are nonaccrual loans.

  Provision and Allowance for Loan Losses--The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

  The accompanying financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowance maintained by many banks in recognition of the inherent risk in the existing economic environment. The Bank's lending is concentrated in the Southern California area and specifically on loans collateralized by income-producing properties in that area. The area has recently experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrower's ability to repay loans. Additional decline in the local economy and/or rising interest rates may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Bank's capital.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Real Estate Owned--Real estate acquired in settlement of loans is stated at the lower of cost of fair value less estimated cost to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Any subsequent operating expense or income, reduction in estimated values, and gains or losses on disposition of such properties are charged to current operations.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and certificates of deposit with original maturities of three months or less.

2. SUBSEQUENT EVENT

  Acquisition and Recapitalization--On November 9, 1994, pursuant to a stock purchase agreement between Wilshire Acquisitions Corporation II ("WACII"), Girard Savings Bank F.S.B., (the "Bank"), Girard Financial Corporation, the stockholders of the Bank, and RT Holdings, Inc., WACII purchased 4,218,210 shares of the Bank's common stock held by the stockholders for $3,559. In addition, the Bank issued and sold to WACII nonvoting preferred stock for $1,000. WACII now owns 94.9% of the Bank's outstanding shares of common stock and 100% of the Bank's outstanding preferred stock.

  Prior to acquisition, the Bank wrote off $920 in goodwill associated with a prior acquisition that otherwise would have been amortized over the next 14 years. Such goodwill was deemed to be impaired due to the cessation of significant activity of the acquired business and disposition of its assets. In addition, the Bank incurred additional legal and professional expenses of approximately $256 related to its sale.

3. INCOME TAX PROVISION

  The provision for income taxes consists of the following:

   Current:
     Federal income tax benefit.......................................... $(61)
     State income taxes..................................................    5
                                                                          ----
       Total current benefit.............................................  (56)
                                                                          ----
   Deferred:
     Federal income taxes................................................  212
                                                                          ----
       Total income tax provisions....................................... $156
                                                                          ====

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

  The principal temporary differences creating deferred taxes are related to FHLB stock dividends, discounts on purchased loans, the allowance for loan losses, deferred loan fees, and partnership income, which are taxable or deductible in different years for tax and financial reporting purposes.

  The difference between the effective tax rate implicit in the consolidated statements of operations and the statutory income tax rate can be attributed to the following:

Federal income tax benefit at statutory rate............................ (35.0%)
Nondeductible goodwill..................................................  41.2
Valuation allowance.....................................................   7.6
Other...................................................................   6.2
                                                                         -----
Effective income tax benefit rate.......................................  20.0%
                                                                         =====

4. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--Subsequent to the acquisition by WACII, the Bank's employees began to participate in a defined contribution profit sharing and 401(k) plan sponsored by companies in the Wilshire Financial Services Group "control group". At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the plan based on profits of the Bank or based on matching participants' contributions.

  Lease Commitments--At November 8, 1994, there are no operating leases with initial or remaining noncancellable lease terms in excess of one year.

  Total rent expense from an operating lease was approximately $59 in 1994. The lease provides that the Bank pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises in excess of a predetermined base, in addition to the minimum monthly payments.

  Lending Commitments--At November 8, 1994, the Bank had no outstanding commitments to fund loans and no obligations under standby letters of credit or other off-balance-sheet items with credit risk.

  Litigation--The Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Bank's financial position.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Wilshire Credit Corporation and Affiliates
Portland, Oregon:

  We have audited the accompanying combined statements of financial condition of Wilshire Credit Corporation and Affiliates (the "Corporations") as of September 30, 1996 and December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Wilshire Credit Corporation and Affiliates as of September 30, 1996 and December 31, 1995, and the combined results of their operations and their cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP
November 13, 1996
Los Angeles, California

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       STATEMENTS OF FINANCIAL CONDITION

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
                                                           (IN THOUSANDS)
ASSETS
CASH AND CASH EQUIVALENTS...........................   $  6,638      $  3,577
SECURITIES:
  Trading account...................................     11,818           --
  Available for sale, at fair value (cost: $7,039
   and $2,486 in 1996
   and 1995, respectively)..........................      7,049         2,486
  Held to maturity, at amortized cost (fair value:
   $12,785 and $4,643 in 1996
   and 1995, respectively)..........................     12,771         4,643
LOANS:
  Loans, net........................................        --        121,420
  Discounted loans, net.............................      4,824        19,352
  Loans held for sale, net, at lower of cost or
   market...........................................    112,939           --
  Discounted loans held for sale, net, at lower of
   cost or market...................................    168,957        33,267
  Commercial notes receivable.......................     10,811         9,261
OTHER RECEIVABLES...................................      2,935         1,769
DUE FROM AFFILIATES, Net............................      2,473           759
PROPERTY, Net.......................................      8,953         6,717
OTHER ASSETS........................................      3,000         3,122
                                                       --------      --------
TOTAL...............................................   $353,168      $206,373
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Participating interests in loans and securities...   $143,424      $150,298
  Borrowings........................................    243,239        70,165
  Capital lease obligations.........................      1,445         1,126
  Due to affiliates.................................      8,431         3,698
  Accounts payable and accrued liabilities..........      7,592         4,887
                                                       --------      --------
    Total liabilities...............................    404,131       230,174
                                                       --------      --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock......................................        524           524
  Retained earnings (accumulated deficit)...........     (3,943)           78
  Distributions to stockholders.....................    (47,554)      (24,403)
  Unrealized gains on available-for-sale
   securities.......................................         10           --
                                                       --------      --------
    Total stockholders' equity (deficit)............    (50,963)      (23,801)
                                                       --------      --------
TOTAL...............................................   $353,168      $206,373
                                                       ========      ========

                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
                                                       (IN THOUSANDS)
REVENUES:
  Servicing fees...............................    $ 6,041    $ 9,739  $ 3,339
  Interest and dividend income.................      6,718      5,124    1,667
  Gain on sale of loans........................        935         43      465
  Rent and finance lease income................        607        625      192
  Other revenues (expense).....................         72       (194)     133
                                                   -------    -------  -------
    Total revenues.............................     14,373     15,337    5,796
                                                   -------    -------  -------
EXPENSES:
  Compensation and benefits....................      5,090      6,605    3,834
  Interest expense.............................      9,116      3,789      894
  Travel.......................................      1,032      1,233      177
  Depreciation and amortization................        766        504      208
  Professional services........................        537        898      311
  Portfolio servicing expense..................        281         52       32
  Rent.........................................        105        254      217
  Telephone....................................        189        349      262
  Postage......................................        120        143      206
  Advertising..................................        150         82       33
  Other general and administrative.............      1,008        909      684
                                                   -------    -------  -------
    Total expense..............................     18,394     14,818    6,858
                                                   -------    -------  -------
NET (LOSS) INCOME..............................    $(4,021)   $   519  $(1,062)
                                                   =======    =======  =======



                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           UNREALIZED GAINS
                                                            ON AVAILABLE-
                         COMMON RETAINED  DISTRIBUTIONS TO     FOR-SALE
                         STOCK  EARNINGS    SHAREHOLDERS      SECURITIES     TOTAL
                         ------ --------  ---------------- ---------------- --------
                                               (IN THOUSANDS)
BALANCE, JANUARY 1,
 1994...................  $524  $ 1,599       $ (4,584)          $--        $ (2,461)
  Net loss..............   --    (1,062)           --             --          (1,062)
  Distributions to
   shareholders.........   --       --          (7,576)           --          (7,576)
                          ----  -------       --------           ----       --------
BALANCE, DECEMBER 31,
 1994...................   524      537        (12,160)           --         (11,099)
  Net income............   --       519            --             --             519
  Distributions to
   shareholders.........   --       --         (12,243)           --         (12,243)
  Dividends.............   --      (978)           --             --            (978)
                          ----  -------       --------           ----       --------
BALANCE, DECEMBER 31,
 1995...................   524       78        (24,403)           --         (23,801)
  Net loss..............   --    (4,021)           --             --          (4,021)
  Distributions to
   shareholders.........   --       --         (23,151)           --         (23,151)
  Unrealized gain on se-
   curities
   available-for-sale...   --       --             --              10             10
                          ----  -------       --------           ----       --------
BALANCE, SEPTEMBER 30,
 1996...................  $524  $(3,943)      $(47,554)          $ 10       $(50,963)
                          ====  =======       ========           ====       ========



                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................   $ (4,021)   $    519  $ (1,061)
  Adjustments to reconcile net income (loss)
   to net cash provided by (used in) operating
   activities:
    Gain on sale of loans.....................       (935)        (43)     (465)
    Valuation adjustment--loans held for
     sale.....................................        --          --        254
    Interest capitalized on commercial notes..     (1,550)       (581)      --
    Depreciation and amortization.............        524         343       179
    Change in:
      Trading securities......................    (11,818)        --        --
      Security purchased under agreement to
       resell.................................        --       24,938   (24,938)
      Other receivables.......................     (1,166)        530      (756)
      Due from affiliates.....................     (1,714)       (386)     (373)
      Other assets............................        122      (1,912)   (1,126)
      Due to affiliates.......................      4,733         185     2,770
      Accounts payable and accrued
       liabilities............................      2,705       1,931     1,926
      Security sold but not yet purchased.....        --      (24,738)   24,738
      Other...................................        --           38       --
                                                 --------    --------  --------
        Net cash provided by (used in)
         operating activities.................    (13,130)        345     1,148
                                                 --------    --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of held-to-maturity securities....     (8,371)     (4,160)     (851)
  Proceeds from maturities of held-to-maturity
   securities.................................        243         368       --
  Purchase of available-for-sale securities...     (5,377)     (2,602)      --
  Proceeds from maturities of available-for-
   sale securities............................        824         116       --
  Acquisitions and originations of loans......   (258,771)   (168,558) (240,881)
  Proceeds from sale of loans.................    120,707     109,034     8,420
  Receipts of principal on loans..............     26,330     137,642    39,179
  Origination of commercial notes receivable..        --       (7,680)   (1,000)
  Purchase of property........................     (2,248)     (5,339)     (219)
                                                 --------    --------  --------
        Net cash provided by (used in)
         investing activities.................   (126,663)     58,828  (195,352)
                                                 --------    --------  --------


                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                 COMBINED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                               NINE MONTHS      YEAR ENDED
                                                  ENDED        DECEMBER 31,
                                              SEPTEMBER 30, -------------------
                                                  1996        1995       1994
                                              ------------- ---------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from participating interests.....    $     --    $  47,261  $179,938
  Payments of principal to participating
   interests................................       (6,874)   (102,234)  (36,564)
  Proceeds from borrowings..................      224,968      73,091    63,278
  Principal payments of borrowings..........      (51,894)    (63,867)   (3,050)
  Principal payments on capital leases......         (195)       (125)      (59)
  Cash dividends paid ......................          --         (978)      --
  Other distributions to stockholders.......      (23,151)    (12,243)   (7,576)
                                                ---------   ---------  --------
    Net cash provided by (used in) financing
     activities.............................      142,854     (59,155)  195,967
                                                ---------   ---------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...        3,061          18     1,763
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR.......................................        3,577       3,559     1,796
                                                ---------   ---------  --------
CASH AND CASH EQUIVALENTS, END OF YEAR......    $   6,638   $   3,577  $  3,559
                                                =========   =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
  Interest paid.............................    $   8,734   $   3,121  $    359
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Purchases of property through capital
   leases...................................    $     514   $     --   $    101


                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                   NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)
1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination--The combined financial statements of Wilshire Credit Corporation and Affiliates (the "Corporations") include the accounts of the following companies:

                                COMPANY                               IDENTIFIER
                                -------                               ----------
   Wilshire Credit Corporation.......................................   WCC
   Wilshire Leasing Limited..........................................   WLL
   Wilshire Properties I, Inc. ......................................   WP-I
   Wilshire Properties II, Inc. .....................................   WP-II
   Portland Servicing Corporation....................................   PSC
   Wilshire Securities Corporation...................................   WS
   Wilshire Funding Corporation 1994-1...............................   WF-4-1
   Wilshire Funding Corporation 1995-1...............................   WF-5-1
   Wilshire Funding Corporation 1995-2...............................   WF-5-2
   Wilshire Funding Corporation 1995-3 ..............................   WF-5-3
   Wilshire Funding Corporation 1996-1...............................   WF-6-1
   Wilshire Consumer Receivables Funding Corporation, LLC............   WCRFC
   Wilshire Manufactured Housing Funding Company, LLC................   WMHFC
   Wilshire Mortgage Funding Company, LLC............................   WMF
   WMFC, LLC.........................................................   WMFC
   Wilshire Funding Company, LLC.....................................   WF

  All of the above companies are under common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

  Nature of the Business--The Corporations acquire and service performing and nonperforming (discounted) loan portfolios and mortgage-backed securities. Funding for loan portfolio and mortgage-backed securities acquisitions is provided principally by third-party investors who hold participating interests in cash flows from specified portfolios and securities, generally on a nonrecourse basis, or who lend to the Corporations with specified portfolios and securities as collateral.

  WLL operates under the name of Portland Cellular, providing cellular telephone transmission for its customer base. Portland Cellular also provides phones to certain of its customers under operating leases.

  WP-I operates the Corporations' headquarters facilities, which were acquired under a capital lease with a bargain purchase option.

  WP-II owns and manages two commercial real estate properties located in Oregon.

  WS was formed for the purpose of engaging in broker/dealer activities, but has had no significant activity.

  WF-4-1, WF-5-1, WF-5-2, WF-5-3 and WF-6-1 were formed primarily for the purpose of acquiring and securitizing various loan portfolios.

  WCRFC, WMHFC and WMF were formed for the purpose of funding three securitizations during 1995: a $25,464 consumer loan-backed bond, a $30,757 manufactured housing-backed bond, and a $64,753 mortgage-backed bond, respectively.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  WMFC is the holding company for WF which, was formed for the purpose of acquiring and originating residential home mortgages.

  Cash and Cash Equivalents--The Corporations consider all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents consist primarily of cash in accounts with banks and brokers and in money market funds.

  Use of Estimates in the Preparation of the Combined Financial Statements-- The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Securities--Securities consist primarily of B-class pass-through mortgage and other asset-backed securities which were either purchased at discounts or represent residual interests in loans previously securitized by the Corporations, and U.S. Treasury securities. Until the third quarter of 1996, all securities were classified as held-to-maturity based on management's intent and the Corporations' ability to hold them to maturity, and differences between cost and fair value of the securities were immaterial. In the third quarter of 1996, purchases of B-class mortgage-backed securities were increased significantly. In connection with that activity, management reevaluated its intentions with respect to the various types of securities held, and the securities portfolio was segregated into three components, as follows:

    Held-to-Maturity--U.S. Treasury securities are pledged for certain borrowings and are classified as held-to-maturity based on the ability and intent to hold them to maturity for that purpose. These securities are carried at amortized cost.

    Trading--B-class and other securities representing retained interests in loans securitized by the Corporations are classified as trading securities. These securities are carried at fair value, and changes in unrealized gains or losses are recorded in the combined statements of operations.

    Available-for-Sale--B-class mortgage-backed securities purchased from third parties are classified as available-for-sale. These securities are carried at fair value, and changes in unrealized gains or losses are recorded in a separate stockholders' equity account in the combined balance sheets. The available-for-sale classification also includes an equity security-preferred stock of a privately-held company that does not have a readily determinable fair value, and for which fair value is assumed to approximate cost.

  When the securities held prior to the third quarter of 1996 were transferred from the held-to-maturity portfolio to the available-for-sale and trading portfolios during the third quarter, they were transferred at their fair values, which were not materially different than amortized cost.

  Loans--The Corporations' principal business involves acquiring loans, and to a significantly lesser extent, originating them. Acquired loans are generally purchased in pools, or portfolios, for prices at or below face value (i.e., unpaid principal balances plus accrued interest). Nonperforming and underperforming loan portfolios are generally acquired at deep discounts to face value and are classified as discounted loans in the combined statements of financial condition. Loans that have been identified as likely to be sold are classified as held-for-sale in the combined statements of financial condition. Loans other than discounted loans and loans held-for-sale are classified simply as loans.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Discounted loans are presented in the combined statements of financial condition inclusive of accrued interest (purchased interest and subsequently accrued interest) and net of unamortized discount. Discounted loans are accounted for on a portfolio basis, generally using the cost recovery method. The full extent of cash that will ultimately be collected on a specific discounted loan portfolio is subject to substantial uncertainty. Collections may be realized in various ways, such as negotiations with debtors resulting in resumption of payments under original or restructured terms, significant collections on one or a relatively few loans in a portfolio of many loans, legal judgments against debtors, or repossession and sale of collateral. Discounts are not accreted into income until the Corporations' initial net investment in the portfolio is fully recovered, except in the case of certain portfolios for which collections are more certain. For most portfolios, accretion is determined in proportion to cash receipts of principal relative to the total principal in the portfolios. .

  Loans other than discounted loans are presented in the combined statements of financial condition in the same manner as discounted loans except that discounts associated with purchased loans are accreted into income using a method approximating the interest method, and interest is recognized on an accrual basis.

  Loans held-for-sale are presented at lower of cost or market value, and cost is determined as described above depending on whether the loans held-for-sale are discounted loans or other loans. If market value is less than cost, a valuation allowance is recorded to reduce the carrying value.

  Commercial notes receivable comprise three originated loans to an unaffiliated corporation and its operating subsidiary. The loans are presented at cost, plus accrued compound interest capitalized in accordance with the terms of the loans. Interest on the loans is collectible in cash based on a formula relating to the earnings of the borrowers. The loans mature in August 2000.

  The Corporations do not evaluate individual loans, except for commercial notes receivable, for impairment under SFAS No. 114, "Accounting for Impairment of a Loan," because acquisition decisions and certain other loan management decisions are made on the basis of the value of each portfolio as a unit rather than on the basis of the value of specific loans. Also, a substantial majority of the loans purchased have small balances relative to the total portfolio and are homogeneous by type within each portfolio. Impairment is evaluated on a portfolio basis considering the projected net realizable value of the portfolio compared to the net carrying value of the portfolio. Credit risk related to each portfolio as a whole is one factor considered by management in determining the purchase price for the portfolio; therefore unaccreted discounts are assumed to provide a sufficient valuation allowance for credit risk unless management's analysis indicates otherwise. As of September 30, 1996 and December 31, 1995, no allowance for loan losses has been provided in the financial statements. Specific loans are charged off, with corresponding charges to loan discounts, when management determines they are uncollectible. A substantial portion of the total discounted loan portfolio consists of nonperforming and restructured loans. It is not practicable to estimate the additional income that might have been recognized had these loans performed under their original terms.

  Interest Income Recognition--Interest is accrued on both loans and discounted loans in accordance with their legal terms. However, to the extent there is a participation agreement associated with a loan portfolio, the liability to the participant is increased by the amount of interest accrued. To the extent that the Corporations have a nonparticipated interest in a discounted loan portfolio, interest income recognition is deferred and the loan discount account is increased by the amount of interest accrued. To the extent that the Corporations have a nonparticipated interest in commercial notes receivable and in a loan portfolio other than a discounted loan portfolio, interest income is recognized as the interest is accrued.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Other Receivables--Other receivables consist primarily of certain direct costs associated with collections of specific loans. The costs are generally reimbursable by participants in the loan portfolios, or are charged to the borrowers.

  Due from and Due to Affiliates--Due from affiliates primarily consists of amounts advanced for certain operating expenses to a savings and loan holding company affiliated with the Corporations by common ownership and control. At September 30, 1996, due from affiliates includes servicing fees, for which payment was deferred, owed to the Corporations from one of the subsidiaries of the savings and loan holding company. Due to affiliates primarily consists of loan payments collected by the Corporations as servicer but not yet remitted to the two subsidiaries of the bank holding company affiliate. These assets and liabilities are reflected at cost, and do not bear interest.

  Rental Income and Finance Lease Income--Rental income and finance lease income is derived from operating leases on commercial real estate and from cellular and portable telephone rentals.

  Property--Property is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets.

  Participating Interests in Loans and Securities--Participation liabilities represent amounts invested by third parties for an interest in cash flows from loan portfolios and mortgage-backed securities, net of the cash flows already remitted to the participants. Participants share credit risks and certain other risks associated with the assets that provide the source of repayment and potential income to the participants. If cash flows from specific assets proved to be insufficient to provide participants recovery of their initial investments or expected income on such investments, the Corporations' liability would be reduced without recourse. Included in participation liabilities as of September 30, 1996 and December 31, 1995 are $6,520 and $5,605, respectively, representing amounts collected from borrowers but not yet remitted to participants.

  Agreements with participants generally provide that, in exchange for the Corporations' servicing of assets, the Corporations retain a specified portion of portfolio cash flows allocable to the participants' investment in addition to cash flows relating to the Corporations' direct investment, if any. The Corporations' retained portion of cash flows allocable to participants' interests is recognized when received as servicing fee income. The Corporations' retained portion generally increases after the point at which participants have recouped their initial investments.

  Financial Instruments--The Corporations enter into transactions involving financial instruments both for speculative trading purposes and for hedging purposes.

  Premiums received or paid for writing or purchasing puts and calls for trading purposes are recorded as liabilities or assets representing the market value of the options. The liabilities or assets are subsequently marked to market at each balance sheet date, and unrealized as well as realized gains and losses are recorded in periodic income.

  Forward sales and short sales of securities and certain options and futures contracts are designated as hedges against future fluctuations in the market value of loans held for sale resulting from changes in interest rates. Changes in the market value of these instruments are deferred as adjustments to the cost basis of the hedged loans and thus are recognized in connection with the ultimate sale of such loans.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Income Taxes--Each of the companies whose operations are reflected in these combined financial statements are Subchapter S corporations for income tax purposes. Taxable income of the companies is passed through directly to the stockholders and is not taxed at the corporate level.

  Earnings per Share--Earnings per share data is omitted because each company in the combined group has an independent capital structure, and varying numbers of outstanding shares of stock.

  Reclassification--Certain amounts in the combined financial statements and related footnote disclosures for 1995 and 1994 were reclassified to conform to the 1996 presentation. These reclassifications do not materially affect the presentation.


2.SECURITIES

  Securities consist of the following at September 30, 1996 and December 31, 1995:

                                                    GROSS      GROSS
                                        AMORTIZED UNREALIZED UNREALIZED  FAIR
                                          COST      GAINS      LOSSES    VALUE
                                        --------- ---------- ---------- -------
   1996
   Available-for-sale securities:
     Mortgage-backed securities........  $ 4,553     $ 30       $ 20    $ 4,563
     Equity securities.................    2,486      --         --       2,486
                                         -------     ----       ----    -------
       Total available-for-sale........  $ 7,039     $ 30       $ 20    $ 7,049
                                         =======     ====       ====    =======
   Held-to-maturity--
     U.S. Treasury Securities..........  $12,771     $--        $--     $12,785
                                         =======     ====       ====    =======
   1995
   Available-for-sale--
     Equity securities.................  $ 2,486     $--        $--     $ 2,486
                                         =======     ====       ====    =======
   Held-to-maturity--
     U.S. Treasury Securities..........  $ 4,643     $--        $--     $ 4,643
                                         =======     ====       ====    =======

  The Company receives payments on mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 13 to 30 years. U.S. Treasury maturities held at September 30, 1996 mature within one year.

  There were no sales of securities in the nine months ended September 30, 1996 or the years ended December 31, 1995 and 1994.

  At September 30, 1996, all U.S. Treasury securities are pledged for certain borrowings. Substantially all other securities collateralize other borrowings and participating interests reflected as liabilities in the combined statements of financial condition.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.LOANS

  Loans, discounted loans and loans held for sale are as follows:

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   Loans at amortized cost:
     Gross unpaid principal........................                 $ 140,272
     Gross accrued interest........................                     3,054
     Discount......................................                   (21,906)
                                                                    ---------
     Loans, net....................................                 $ 121,420
                                                                    =========
   Discounted loans, at cost:
     Gross unpaid principal........................    $ 280,104    $ 341,269
     Gross accrued interest........................      234,562      221,394
     Discount......................................     (509,842)    (543,311)
                                                       ---------    ---------
     Discounted loans, net.........................    $   4,824    $  19,352
                                                       =========    =========
   Loans held for sale, at cost which is lower than
    market:
     Gross unpaid principal........................    $ 131,182
     Gross accrued interest........................        4,719
     Discounts and deferred hedging gains, or
      losses net of premiums.......................      (22,962)
                                                       ---------
     Loans held for sale, net......................    $ 112,939
                                                       =========
   Discounted loans held for sale, at cost which is
    lower than market:
     Gross unpaid principal........................    $ 210,657    $  69,818
     Gross accrued interest........................       27,336       13,573
     Discount and deferred hedging gains, or losses
      net of premiums..............................      (69,036)     (50,124)
                                                       ---------    ---------
     Discounted loans held for sale, net...........    $ 168,957    $  33,267
                                                       =========    =========

  Loans other than discounted loans consist primarily of loans secured by real estate, of which approximately 50% are single family residential properties. Discounted loans and discounted loans held for sale comprised both real estate secured (approximately 35%) and consumer loans (approximately 65% based on gross unpaid principal balances at September 30, 1996). Approximately 20% of loans are to borrowers in the northeastern U.S. and approximately 15% of loans are to borrowers in California. The remainder are to borrowers in diverse geographical areas.

  Substantially all loans collateralize participating interests and borrowings.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


4.PROPERTY

  Property consists of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Land..............................................    $2,550        $1,763
   Buildings.........................................     5,971         4,701
   Vehicles..........................................        48            48
   Furniture and equipment...........................     1,223           812
                                                         ------        ------
     Total...........................................     9,792         7,324
   Less accumulated depreciation.....................       839           607
                                                         ------        ------
   Property, net.....................................    $8,953        $6,717
                                                         ======        ======

  Land and buildings comprise the Corporations' headquarters, which secure a capital lease obligation (see Note 6), and two commercial real estate projects, which collateralize certain borrowings (see Note 5).

  The following table summarizes future minimum rental income under noncancelable operating leases as of September 30, 1996:

   1996.................................................................... $127
   1997....................................................................  322
   1998....................................................................  110
   1999....................................................................  116
   2000....................................................................  117
   Thereafter..............................................................   25
                                                                            ----
                                                                            $817
                                                                            ====

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


5. BORROWINGS

  The Corporations have various borrowing agreements, most of which are collateralized by loans and securities. These borrowings have either (a) repayment terms tied to cash receipts of the related collateral or (b) borrowing bases tied to the relative value of the collateral. Except certain borrowings (mortgages) secured by investment real estate, the borrowings do not have fixed repayment schedules. Following is a summary of borrowings by major type, showing their outstanding balances, interest rates and final maturity dates. Unless otherwise noted, the borrowings are secured by substantially all of the Corporations' unparticipated interest in loans and securities and/or the agreed-upon value of the servicing income to be derived from participated interests. Interest is payable at least monthly on substantially all borrowings.

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   Reverse repurchase agreements with rates ranging
    from 5.6% to LIBOR plus .75-2.5%, maturing
    October 1996...................................    $ 85,795      $ 5,918
   Borrowings with fixed rates of 12-12.5%,
    maturing beginning in 1998, renewable at the
    Corporations' option until 2005-6..............      81,085       38,996
   Mortgage-backed bonds issued to third parties
    with rates ranging from LIBOR plus .5-5.5% (11%
    cap), maturing in 2001.........................      50,381
   Warehouse line for loan originations at LIBOR
    plus 1.5%......................................      12,374
   Borrowings with rates of prime plus 5% and LIBOR
    plus 4%, maturing in 1998-1999.................       3,542       13,447
   Borrowings due on demand, interest at prime
    plus...........................................       3,500        3,500
   Other loan-secured borrowings...................                    2,750
   Borrowings secured by investment real estate
    with fixed rates from 9.75-10.63%, payable
    monthly and maturing in 1998 and 2005..........       5,345        4,477
   Related-party borrowings........................       1,217        1,077
                                                       --------      -------
   Total borrowings................................    $243,239      $70,165
                                                       ========      =======

  The mortgage-backed bonds shown above were issued in a securitization involving the Corporations' loans which was accounted for as a financing transaction rather than as a sale of loans due to the extent of the Corporations' residual interests in the transaction.

  Maturities of long-term borrowings (mortgages on investment real estate) are as follows:

   1997 (including fourth quarter of 1996).............................. $  110
   1998.................................................................     80
   1999.................................................................  1,195
   2000.................................................................     95
   2001.................................................................    940
   Thereafter...........................................................  2,925
                                                                         ------
                                                                         $5,345
                                                                         ======

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Following is information about the Corporations' borrowings under reverse repurchase agreements during the nine months ended September 30, 1996:

Average balance outstanding during the period.......................... $19,397
Highest balance outstanding during the period..........................  85,685
Average interest rate during the period................................    5,68%
Average interest rate at the end of the period.........................    7.36%

  Related party borrowings are borrowings from a trust managed on behalf of the Corporations' majority stockholder and a relative of the majority shareholder. During the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, the Corporations recognized interest expense of $129, $153 and $200, respectively.

  As of September 30, 1996, the Corporations have written borrowing commitments from various third parties totaling $350 million, of which approximately $82 million has been drawn and is included in borrowings above. In addition, the Corporations have unwritten commitments totaling an additional $150 million, of which approximately $5 million has been drawn and is included in borrowings above. Of the total commitments, $300 million is in the form of repurchase facilities, $100 million is in the form of a warehouse facility, and $100 million is in the form of a term loan. Pursuant to a reorganization of the Corporations and other commonly controlled entities (see
Note 14), management expects that undrawn amounts of these borrowing commitments will be transferred to subsidiaries of Wilshire Financial Services Group, Inc. ("WFSG") upon the effective date of WFSG's initial public offering of common stock and debt.

6. CAPITAL LEASE OBLIGATIONS

  The Corporations have purchased various assets, including its headquarters facility and certain automobiles and equipment, under capital leases. Future minimum lease payments for capital leases as of September 30, 1996 are as follows:

   1996................................................................. $  962
   1997.................................................................    156
   1998.................................................................    121
   1999.................................................................    113
   2000.................................................................    109
   Thereafter...........................................................     62
                                                                         ------
     Total..............................................................  1,523
     Less amount representing interest..................................     78
                                                                         ------
      Capital lease obligation.......................................... $1,445
                                                                         ======

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


7. FINANCIAL INSTRUMENTS

  The Corporations are parties to financial instruments with off-balance-sheet risk in the normal course of business, primarily for the purposes of reducing exposure to fluctuations in interest rates and changes in the market value of loans held for sale ("hedging activities") and, prior to 1996, for purposes of realizing short-term profits ("trading activities"). These financial instruments include short sales and forward sales of U.S. Treasury securities and short and long positions in option contracts and interest rate futures contracts of durations similar to the fixed rate loans held for sale that are being hedged. These instruments involve, to varying degrees, interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of these instruments reflect the extent of the Corporations' involvement in particular classes of financial instruments. The counterparties to these instruments are well-known international broker-dealers and the Corporations do not believe there is significant credit risk associated with the instruments.

  Substantially all activities in the aforementioned financial instruments during the nine months ended September 30, 1996 were hedging activities. At September 30, 1996, the Corporations had futures and options positions (primarily short positions) with notional amounts totalling $26,400 and $12,400, respectively, and net deferred hedging losses totalling $193.

  Substantially all activities in the aforementioned financial instruments during the year ended December 31, 1995 were trading activities. At December 31, 1995, the Corporations had futures and options positions (primarily short positions) with notional amounts totalling $3,122 and $10,603, respectively, and fair market values of $57. During the year ended December 31, 1995, the average fair values of these financial instruments were not material. Trading gains and losses are included in other revenues in the combined statements of operations

  The purchase or sale of options and futures contracts bears a high degree of market risk, subject to fluctuations in market values, rates or currencies in the instruments underlying the contracts. The potential market loss on options and futures are generally substantially in excess of the premium paid or received. The options and futures transactions entered into by the Corporations require cash margin deposits with the broker. As of September 30, 1996 and December 31, 1995, such margin requirements were $326 and $96, respectively.

8. OPERATING LEASES

  The Corporations maintain certain noncancelable operating leases on real property and other assets, which expire through 1999. Future minimum lease payments on such noncancelable operating leases as of September 30, 1996 are as follows:

   1996.................................................................. $  362
   1997..................................................................  1,448
   1998..................................................................  1,415
   1999..................................................................  1,357
   2000..................................................................    113
                                                                          ------
                                                                          $4,695
                                                                          ======


  The management fee portion of the annual lease payment for a corporate jet of $401 is subject to escalation on January 1 of each year based on the percentage change in the Consumer Price Index during the immediately preceding year.

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


9. LOAN SERVICING

  Loans serviced for others, except for participated loans acquired in the name of WCC, are not included in the combined statements of financial condition. The Corporations perform servicing for two affiliated savings banks as well as other unrelated parties. The unpaid principal balances of loans serviced for others are summarized as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Related parties...................................   $501,954      $337,455
   Others............................................     13,537        18,417
                                                        --------      --------
     Total...........................................   $515,491      $355,872
                                                        ========      ========

  At September 30, 1996 and December 31, 1995, WCC, in connection with the foregoing loan servicing and in connection with WCC-owned and participated loans, had made escrow payments in excess of amounts collected, which are included in other receivables.

10. COMMITMENTS AND CONTINGENCIES

  Profit-Sharing Plan--The Corporations' employees participate in a defined contribution profit-sharing and 401(k) plan. At the discretion of the Corporations' Boards of Directors, they may elect to contribute to the plan based on profits of the Corporations or based on matching participants' contributions. During 1996 and 1995, the Corporations contributed $97 and $46, respectively, to the plan.

  Litigation--The Corporations are defendants in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Corporations' financial position.

  Loan Purchase Commitments--At September 30, 1996, the Corporations were committed to purchase $9,323 of loans for $9,323. The Corporations also had a commitment from a participating investor to provide funding for the purchases.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimates presented herein are not necessarily indicative of the amounts the Corporations could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

  Cash and Cash Equivalents--The carrying amounts reported in the combined statements of financial condition for cash and cash equivalents approximate their fair values.

  Securities--Fair values of U.S. Treasury securities included in the held-to-maturity classification are based on quoted market prices. Fair values of B-class mortgage-backed securities included in the trading account and the available-for-sale classification, including both purchased securities and residual interests in loan

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

securitization transactions initiated by the Corporations, are estimated by management based on data provided by an independent pricing service, considering current interest rates, prepayments and other relevant factors. It is not practicable to estimate the fair value of preferred stock of a closely-held corporation included in the available-for-sale classification.

  Loans--It is not practicable to estimate the fair value of discounted loans (including discounted loans held for sale), which are predominantly non performing loans, due to uncertainties as to the nature, timing and extent to which the loans will be either collected according to original terms, restructured, or foreclosed upon. The fair values of loans and loans held for sale other than discounted loans and commercial notes using applicable risk-adjusted spreads relative to the current pricing of similar loans as well as anticipated prepayments. No value adjustments have been made for changes in credit risk within the loan portfolios. It is management's opinion that the allowance for estimated loan losses pertaining to loans results in a fair value adjustment of the credit risk of such loans. It is not practicable to estimate the fair value of commercial notes receivable. These loans were extended in a leveraged buyout transaction and bear interest at rates from 15-20%. The loans are repayable based on formulas tied to the earnings of the borrower, and mature in 2001.

  Participating Interests in Loans and Securities--It is not practicable to estimate the fair values of participating interests in loans and securities. These liabilities are payable from the cash flows generated by the related loans and securities, less the Corporations' retained servicing fees, which include a profit participation element. The fair values of the liabilities are therefore linked to the fair values of the related securities and loans, including discounted loans for which fair values are not reasonably estimable.

  Borrowings--Information pertinent to an evaluation of the fair value of borrowings is included in Note 5. Fair value is assumed to approximate the face amount outstanding because the principal borrowings have variable interest rates and generally mature as the loan collateral is collected or are repayable on demand.

  Off-Balance-Sheet Items--The fair value of options and futures used for hedging purposes are based on quoted market prices.

                                                             SEPTEMBER 30, 1996
                                                             -------------------
                                                             CARRYING ESTIMATED
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
   Assets:
     Cash and cash equivalents.............................. $  6,638  $  6,638
     Securities:
       Trading securities...................................   11,818    11,818
       Available for sale securities........................    7,039     7,049
       Held to maturity securities..........................   12,771    12,785
     Loans:
       Discounted loans, net................................    4,824     4,824
       Loans held for sale, net.............................  112,939   131,763
       Discounted loans held for sale, net..................  168,957   168,957
       Commercial notes.....................................   10,811    10,811
   Liabilities:
     Participating interests in loans and securities........  143,424   143,424
     Borrowings.............................................  243,239   243,239
   Off-balance-sheet items:
     Options................................................      --        (39)
     Futures................................................      --       (152)

PURCHASERS OF THE COMPANY'S COMMON STOCK WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


                                                              DECEMBER 31, 1995
                                                             -------------------
                                                             CARRYING ESTIMATED
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
   Assets:
     Cash and cash equivalents.............................. $  3,577  $  3,577
     Securities:
       Available for sale securities........................    2,486     2,486
       Held to maturity securities..........................    4,643     4,643
     Loans:
       Loans, net...........................................  121,420   121,420
       Discounted loans, net................................   19,352    19,352
       Discount loans held for sale, net....................   33,267    33,267
       Commercial notes.....................................    9,261     9,261
   Liabilities:
     Participating interests in loans and securities........  150,298   150,298
     Borrowings.............................................   70,165    70,165
   Off-balance-sheet items:
     Options................................................      --          8
     Futures................................................      --         46

12. SUBSEQUENT EVENTS--REORGANIZATION OF THE CORPORATIONS

  WFSG is affiliated with the Corporations by common ownership and control, and owns the two banks for which the Corporations service loans. WFSG is making an initial public offering ("IPO") of common stock and debt, and has formed certain new subsidiaries to undertake the loan acquisition and servicing businesses currently being conducted by the Corporations. At the effective date of WFSG's IPO, the Corporations will cease to acquire loans or otherwise to compete with WFSG. The Corporations will continue to hold their existing assets, and will continue to service loans for their own account and for WFSG and its subsidiaries for a period of approximately two to three years, when it is expected that WFSG's servicing subsidiary will have obtained the necessary licenses to assume the servicing business from the Corporations.

  Pursuant to the IPO and reorganization of the Corporations, and subsequent to September 30, 1996, the Corporations will transfer certain rights they have to future servicing income from a participation agreement with a third party. The servicing rights, which have no recorded basis in the statements of financial condition of the Corporations as of September 30, 1996, are the rights to varying percentages of cash flows from the collection or liquidation of loans and B-class mortgage-backed securities with principal balances totalling approximately $269,862 as of September 30, 1996.

  Management expects that support for existing commitments of the Corporations subsequent to the reorganization will be derived from a combination of the following: continued collection and liquidation of existing loans and securities; servicing income for the period during which the Corporations continue to conduct the servicing business; operating income from properties leased to WFSG and its subsidiaries and to third parties; stockholder loans, which are indirectly supported by the stockholders' interests in WFSG; and, potentially, other transactions or businesses that the Corporations might elect to pursue.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFOR-MATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

                               ----------------
                               TABLE OF CONTENTS
                               ----------------

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  11
The Company..............................................................  19
Recent Developments......................................................  20
Use of Proceeds..........................................................  22
Dividend Policy..........................................................  22
Dilution.................................................................  23
Capitalization...........................................................  24
Selected Financial Information...........................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  29
Business.................................................................  45
Regulation...............................................................  65
Taxation.................................................................  74
Management...............................................................  76
Principal Stockholders...................................................  84
Certain Relationships and Related Transactions...........................  85
Description of Capital Stock.............................................  87
Description of Notes Offering............................................  88
Shares Eligible for Future Sale..........................................  89
Underwriting.............................................................  90
Legal Matters............................................................  91
Experts..................................................................  91
Wilshire Credit Corporation..............................................  92
Index to Financial Statements............................................ F-1

  UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PAR-TICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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--------------------------------------------------------------------------------
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                        1,500,000 SHARES OF COMMON STOCK

                           ------------------------
                                   WILSHIRE
                           ------------------------
                           FINANCIAL SERVICES GROUP

                               ----------------
                                   PROSPECTUS
                               ----------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                       , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 18, 1996

PROSPECTUS
                                  $75,000,000

                           ------------------------
                                   WILSHIRE
                           ------------------------
                           Financial Services Group

                                 % NOTES DUE 2003

                                  -----------

  This Prospectus relates to the offering by Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG" and together with its subsidiaries, the
"Company") of $75 million principal amount of its    % Notes due 2003 (the
"Notes") of WFSG (the "Notes Offering"). Interest on the Notes will be payable
semiannually in arrears on             and             of each year, commencing
                . On and after              , 2001, the Notes will be
redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein. The Notes are not otherwise redeemable
prior to      , 2001 except that until     , 2001, the Company may redeem, at
its option, up to 35% of the original aggregate principal amount of the Notes
at a redemption price equal to    % of the principal amount thereof, plus
accrued and unpaid interest to the redemption date, from the net proceeds of one or more private or public sales of Qualified Capital Stock (as defined herein) if at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption. Upon the occurrence of a Change in Control Event (as defined herein), holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a
purchase price equal to   % of the aggregate principal amount thereof, plus
accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes."

  The Notes will be general unsecured obligations of WFSG. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, the Notes will be effectively subordinate to the claims of creditors of the subsidiaries. There is no established trading market for the Notes and WFSG does not intend to apply for a listing of the Notes on any national securities exchange or on Nasdaq.


  In addition, WFSG is concurrently offering 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock") of WFSG (the "Common Stock Offering"). The Common Stock Offering and the Notes Offering are each conditioned on the completion of the other offering.

  THE NOTES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 12 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.

                                  -----------

THE SECURITIES OFFERED HEREBY ARE NOT  SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND
 ARE NOT  INSURED OR GUARANTEED  BY THE FEDERAL DEPOSIT  INSURANCE CORPORATION
  ("FDIC"), ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), FDIC, THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, FDIC, OTS OR ANY STATE
 SECURITIES  COMMISSION  PASSED   UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS
 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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--------------------------------------------------------------------------------

                                           PRICE TO  UNDERWRITING  PROCEEDS TO
                                           PUBLIC(1) DISCOUNT(2)  THE COMPANY(3)
--------------------------------------------------------------------------------
Per Note.................................       %           %             %
Total (4)................................   $           $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Plus accrued interest, if any, from the date of issuance.
(2) See "Underwriting" for information relating to the indemnification of the Underwriter.
(3) Before deducting expenses payable by the Company estimated to be
    $           .
(4) WFSG has granted the Notes Underwriter an option, exercisable within 30 days of the date hereof, to purchase from WFSG up to $11,250,000 of additional Notes solely to cover over-allotments, if any. To the extent the option is exercised, WFSG will offer additional Notes to the public at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Company will be
    $    , $    , and $    , respectively. See "Underwriting."

    The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, the Underwriter, or in book-entry form through the facilities of The Depository Trust Company on or
  about                 , 1996.

                                  -----------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                   The date of this Prospectus is    , 1996.

  IN CONNECTION WITH THE COMMON STOCK OFFERING AND THE NOTES OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER THE COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  WFSG has filed with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance where such contract or other document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. As a result of the filing of the Registration Statement with the Commission, WFSG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. WFSG intends to furnish its stockholders annual reports containing audited financial statements and an opinion thereon expressed by WFSG's independent auditors as well as quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of the Registration Statement, including all exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including WFSG. The Company has applied for quotation of the Common Stock on Nasdaq. If the Common Stock is quoted on Nasdaq, reports, proxy and information statements and other information regarding the Company will be available for inspection at the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option to purchase additional shares of Common Stock. Unless the context otherwise requires, all references to the Company herein shall be deemed to include the Company and its subsidiaries. Unless otherwise indicated, all information in this Prospectus assumes that no outstanding stock options are exercised. The information contained in this Prospectus gives effect to certain transactions to be consummated prior to or simultaneously with the closing of the Common Stock Offering and the Notes Offering.

                                  THE COMPANY

GENERAL

  Wilshire Financial Services Group Inc. ("WFSG" and, together with its subsidiaries, the "Company") is a newly formed financial services holding company for certain companies and businesses previously held as a part of, and operated by, the Wilshire group of companies (the "Wilshire Companies") pursuant to a reorganization of the Wilshire Companies (the "Reorganization"). As part of the Reorganization, certain companies forming part of the Wilshire Companies will become subsidiaries of WFSG and therefore will be part of the publicly held group following the Common Stock Offering (the "Wilshire Public Companies") and certain companies, notably Wilshire Credit Corporation ("WCC"), will not become subsidiaries of WFSG and will remain privately held (the "Wilshire Private Companies"). The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of loan portfolios ("Loan Portfolios"), banking and non-traditional bankcard processing.

HISTORICAL STRUCTURE

  Prior to the Reorganization, the Wilshire Companies operated principally through two separate companies: (i) WCC, which conducted a substantial portion of the loan acquisition activities of and all of the loan servicing for the Wilshire Companies; and (ii) Wilshire Acquisitions Corporation ("WAC"), the holding company for two federally-chartered savings banks, First Bank of Beverly Hills, F.S.B. ("First Bank"), and Girard Savings Bank, F.S.B. ("Girard" and together with First Bank, the "Savings Banks"). The Wilshire Companies commenced Loan Portfolio acquisitions in 1990 funded primarily by lines of credit and joint ventures with institutional partners. Through October 21, 1996, the Wilshire Companies had purchased or committed to purchase approximately 409 Loan Portfolios, aggregating $2.4 billion in principal amount. In addition, at September 30, 1996 the Wilshire Companies serviced $1.4 billion of loans. The Wilshire Companies' income has been principally derived from ownership and servicing of, and profit participations in, Loan Portfolios.

  In the early 1990's, WCC acquired loans primarily from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation (the "RTC"), generally in auctions of pools of loans acquired from financial institutions which failed during the late 1980's and early 1990's. Although governmental agencies such as the FDIC and the Department of Housing and Urban Development ("HUD") continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Wilshire Companies purchased loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies.

  Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal owners of the Wilshire Companies (the "Principals"), purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC (the "Shareholder Loans"). The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Wilshire Companies. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. WAC has increased assets from $230.6 million at December 31, 1994 to $533.1 million at September 30, 1996 primarily through the acquisition of Loan Portfolios.

  The Principals have injected approximately $30 million into WAC since the acquisition of the Savings Banks to fund substantial asset growth and to maintain required capital levels given the substantial reserves taken on loans acquired as part of the acquisition of the Savings Banks (the "Inherited Loans") and approximately $24.5 million of sub-prime auto loans acquired in the fourth quarter of 1995 and the first quarter of 1996 (the "Sub-Prime Auto Loans"). As a result of the high level of loan loss reserves required in 1996, and other regulatory concerns regarding the management of the Savings Banks and the policies and procedures of the Savings Bank regarding internal asset reviews, allowances for loan and lease losses, loan purchases, internal audits and hedging transactions, the Office of Thrift Supervision (the "OTS"), on October 31, 1996 increased the level of regulatory supervision and imposed cease-and-desist orders (the "Orders") on and restricted further growth of assets at both Savings Banks. See "Regulation--Imposition of Cease and Desist Orders." The Company recently has hired additional management for the Savings Banks and taken other steps to address these regulatory concerns, but the Company will not be able to use the Savings Banks for growth until the Orders are lifted or modified. See "Risk Factors--Risks Related to Imposition of Cease and Desist Orders."

REORGANIZED STRUCTURE

  Following the Reorganization, WFSG will be the holding company for WAC, the Savings Banks, Wilshire Funding Corporation, a company formed to pursue loan acquisition and loan origination businesses similar to WCC following the Common Stock Offering and the Notes Offering ("WFC"), and Wilshire Servicing Corporation, a company formed to engage in the loan servicing business following the receipt of necessary licenses ("WSC"). As more fully described in the following paragraph, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG or transfer assets and liabilities to the Wilshire Public Companies as part of the Reorganization. The Company intends to build on the expertise of the Wilshire Companies and aggressively pursue the acquisition of Loan Portfolios. The Company evaluates Loan Portfolios based on anticipated future cash flows, available funding sources and minimum expected returns on equity. The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. The aggregate principal amount of the loans acquired by the Wilshire Companies during the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was approximately $501.4 million, $337.4 million, $388.5 million and $333.8 million, respectively, and the aggregate principal amount of the loans acquired by the Wilshire Public Companies during such period was approximately $242.6 million, $199.8 million, $147.6 million, and $2.2 million, respectively. As of September 30, 1996, the Company had $533.1 million of assets and stockholders' equity of $34.6 million.

  After giving effect to the Reorganization, the organizational structure of the Company will be as follows:


                    Wilshire Financial Services Group Inc.
--------------------------------------------------------------------------------
Wilshire Funding             Wilshire Servicing        Wilshire Acquisitions
   Corporation                  Corporation*              Corporation
-----------------------      ------------------     ----------------------------
European     Special                                First Bank of     Girard
Operations   Purpose                                   Beverly        Savings
             Entities**                              Hills F.S.B.   Bank, F.S.B.
--------
 *Expected to commence servicing activities in 2-3 years following receipt of necessary licenses.
**Entities to be formed for financings and to complete securitizations.

  In the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. See "The Company--The Reorganization." WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at a market rate. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize extensive leverage. Key elements of this strategy include:

  . Significant Growth in Loan Portfolio Investments. During the last four years, the Wilshire Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans and other consumer loans, and Subordinate Securities (as defined herein). The Company expects to utilize its available funding sources to aggressively pursue Loan Portfolio acquisitions in the United States and Western Europe, a substantial portion of which are expected to be non-performing Loan Portfolios purchased at a discount ("Discounted Loans"). In addition, the Company expects to increase its purchases of commercial real estate loans.

  . Utilization of Varied Funding Sources. The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, and repurchase facilities. As of the closing of the Common Stock Offering and the Notes Offering, certain existing undrawn lines of credit ($416.0 million as of September 30, 1996) of the Wilshire Private Companies will be transferred to the Company. Amounts currently drawn under such lines of credit by the Wilshire Private Companies ($84.0 million as of September 30, 1996) will be transferred to the Company once such amounts are repaid by the Wilshire Private Companies. Substantially all of the Company's Loan Portfolio investments are expected to utilize a high degree of borrowed funds, minimizing the Company's equity investment to the extent possible. Since the Wilshire Companies' initial use of securitization in 1995 through September 30, 1996, the Wilshire Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including securitizations of non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming mortgage loans. The Company expects to securitize its Loan Portfolios when advantageous.

  . Expansion into European Markets. The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for conducting servicing activities in the United Kingdom. The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems, detailed investor reporting and aggressive servicing and work-out approaches.

  . Capitalize on Servicing Expertise. The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its investment in proprietary software have allowed the Wilshire Companies to effectively value and price Loan Portfolios. As of September 30, 1996, WCC was servicing more than $1.4 billion principal amount of loans, including $502.0 million for the Savings Banks. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while the Company is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company generally at a market rate. Accordingly, the Company does not expect any significant servicing income until it commences servicing loans for its own account in two to three years.

  . Growth of Non-Traditional Bankcard Processing Operations. The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa (R) and Mastercard (R) transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation, which was commenced in the third quarter of 1994, have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $5.1 million during the nine months ended September 30, 1996. Management believes that there are opportunities to expand this business using the Company's existing infrastructure.

  . Development of Wholesale Origination Network. In late 1995, the Wilshire Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage and manufactured housing loans on a nationwide basis through correspondents. Originations to date have been modest. While the Company is obtaining necessary licensing, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans at acquisition cost to the Company. Currently, this program focuses on the origination of in park manufactured housing loans and conforming and non-conforming first and second lien mortgage loans. The Company is in the process of launching two new programs for loans to good-credit borrowers.

                               THE NOTES OFFERING

Amount offered..............  $75 million aggregate principal amount (plus up to $11.25 million subject to an over-allotment option).

Maturity date...............                , 2003.

Interest payment dates......                 and                of each year
                              commencing               , 1997.

Optional redemption.........  The Notes will be redeemable at the option of
                              WFSG, in whole or in part, at any time on or
                              after               , 2001 at the redemption
                              prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date.

Capital stock redemption....  Until          , 2001, the Company may redeem, as
                              its option, up to 35% of the original aggregate
                              principal amount of the Notes at       % of the
                              principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, from the net proceeds of one or more public or private sales of Qualified Capital Stock (as defined herein) if at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption and if such redemption occurs within 60 days after the closing of any such public or private sale. See "Description of Notes--Optional Redemption."

Mandatory redemption........  None.

Ranking.....................  The Notes will be general unsecured obligations of WFSG. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, including the Savings Banks, the right of WFSG (and therefore the right of WFSG's creditors and stockholders) to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of such subsidiaries, including any claims of WFSG as a creditor to the extent such claims may be recognized. As a result, the Notes will be effectively subordinate to the claims of creditors of WFSG's subsidiaries.

Change of control...........  Upon a Change of Control Event (as defined herein), holders of the Notes will have the option to require the Company to repurchase all outstanding Notes at 101% of their principal amount, plus accrued interest to the date of repurchase. A "Change of Control Event," as defined in the Indenture pursuant to which the Notes will be issued, includes the following events, among others: the acquisition by any person or group (other than the Existing Principal Stockholders (as defined) of the Company) of more than 40% of the Company's voting stock; a merger, consolidation or other business combination between the Company and another person in which more than 40% of the voting stock of the surviving or transferee company is owned by persons other than the Existing Principal Stockholders (as defined) of the Company or a change in a majority of the directors on the Board of Directors of the Company within a two-year period which is not approved by the incumbent directors. There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

Certain covenants...........  The Indenture pursuant to which the Notes will be issued will contain certain covenants that, among other things, require the Company to maintain certain levels of Consolidated Net Worth and liquid assets, limit the ability of the Company and its subsidiaries to incur certain indebtedness (not including secured indebtedness used to acquire or refinance the acquisition of loans or other financial assets), pay dividends or make other distributions, engage in transactions with affiliates, dispose of subsidiaries, create certain liens and guarantees with respect to pari passu or junior indebtedness and enter into any arrangement that would impose certain restrictions on the ability of subsidiaries to make dividend and other payments to the Company. The Indenture also will restrict the Company's ability to merge, consolidate or sell all of its assets. See "Description of Notes--Certain Covenants."

Use of proceeds.............  The net proceeds from the Notes Offering and the
                              Common Stock Offering are expected to be used by the Company to support leveraged acquisitions of Loan Portfolios and for other general corporate purposes, including expansion into Western Europe.

                           THE COMMON STOCK OFFERING

  Concurrently with the Notes Offering, the Company is separately offering an aggregate of 1,500,000 shares of Common Stock (plus up to 225,000 shares pursuant to the Common Stock underwriters' over-allotment option) in the Common Stock Offering. The Notes Offering and the Common Stock Offering are each conditioned on the completion of the other.

  In connection with the Common Stock Offering, the Common Stock has been approved for listing on the Nasdaq National Market under the symbol "WFSG."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective purchasers of the Notes offered hereby.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following tables present Summary Consolidated Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine month period ended September 30, 1996 and the years ended December 31, 1995 and 1994 have been derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus (the "Audited Financial Statements").

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII") acquired 94.9% of the common stock of Girard in a purchase accounting transactions.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated basis and includes the accounts of WAC, First Bank, and Girard. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  The historical income statement and data presented for the nine months ended September 30, 1995 has been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period of the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

                                  NINE MONTHS
                                     ENDED          YEAR ENDED
                                 SEPTEMBER 30,     DECEMBER 31,
                                ----------------  ----------------
                                 1996     1995     1995     1994
                                -------  -------  -------  -------
                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Total interest income.........  $34,137  $17,052  $24,381  $ 9,569
Total interest expense........   19,592   10,411   14,481    5,457
                                -------  -------  -------  -------
Net interest income...........   14,545    6,641    9,900    4,112
Provision for estimated losses
 on loans.....................   15,751    3,221    4,266    2,173
                                -------  -------  -------  -------
Net interest income (loss) af-
 ter provision for estimated
 losses on loans..............   (1,206)   3,420    5,634    1,939
Other income (loss):
Bankcard income(1)............    5,078    3,202    4,694      635
Bankcard processing expense...   (3,865)  (2,408)  (3,462)    (274)
Other, net....................    5,164    1,940    1,875      866
                                -------  -------  -------  -------
  Total other income (loss)...    6,377    2,734    3,107    1,227
Other expenses:
Other general and administra-
 tive expenses................   10,905    5,247    8,102    4,944
                                -------  -------  -------  -------
(Loss) income before income
 tax provision................   (5,734)     907      639   (1,778)
Income tax (benefit) provi-
 sion.........................   (4,652)      68       47     (526)
                                -------  -------  -------  -------
Net (loss) income ............  $(1,082) $   839  $   592  $(1,252)
                                =======  =======  =======  =======
Pro forma net (loss) in-
 come(5)......................  $(1,302)          $   112
                                =======           =======
Pro forma (loss) earnings per
 share(5).....................  $(16.90)          $  4.75
                                =======           =======

                                                             DECEMBER 31,
                                            SEPTEMBER 30, --------------------
                                                1996        1995       1994
                                            ------------- ---------  ---------
                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................    $ 533,109   $ 341,454  $ 230,636
Loan portfolio, net(2)....................      177,280     258,827    179,377
Discounted loan portfolio:
 Total loans..............................       10,767      20,210      2,995
 Unaccreted discount......................       (1,632)     (3,008)      (470)
 Allowance for loan losses................       (5,716)     (3,855)      (431)
 Discounted loans, net....................        3,419      13,347      2,094
Loans held for sale, net, at lower of cost
 or market(3).............................      260,804      18,597        --
Real estate owned, net....................        2,514       4,964      1,208
Deposits, net.............................      487,535     303,524    196,289
Borrowings................................          --       13,000     21,500
Stockholders' equity(4)...................       34,554       7,039      6,793

--------
(1) The Company began its bankcard operations in 1994.
(2) Does not include Discounted Loans.
(3) Loans held for sale increased due to the Company's intent to sell approximately $277.5 million of single-family residential loans in the fourth quarter of 1996.
(4) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for Subordinated Debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.

(5) Assumes management employments agreements were in place at beginning of period rather than as of November 1, 1996 and that base compensation payable thereunder was paid during period rather than actual compensation. See Note 1 to the Consolidated Financial Statements.

                                               NINE MONTHS     YEAR ENDED
                                                  ENDED       DECEMBER 31,
                                              SEPTEMBER 30,  ---------------
                                                  1996        1995     1994
                                              -------------  -------  ------
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.....................       (.22)%       .24%   (.92)%
Return on average equity.....................      (3.09)%      8.65% (31.03)%
Average interest rate on total loans.........       9.39%       9.57%   7.65%
Average equity to average assets.............       7.24%       2.72%   2.96%
Net interest spread(6).......................       3.15%       3.08%   2.85%
Net interest margin(7).......................       3.88%       3.72%   3.04%
Ratio of earnings to fixed charges(8):
 Including interest on deposits..............                   1.04
 Excluding interest on deposits..............                   2.19
Non-performing loans to loans at end of
 period(2)...................................       9.11%       4.46%   5.95%
Allowance for loan losses to total loans at
 end of period...............................        9.2%        7.6%    3.9%
                                               NINE MONTHS     YEAR ENDED
                                                  ENDED       DECEMBER 31,
                                              SEPTEMBER 30,  ---------------
                                                  1996        1995     1994
                                              -------------  -------  ------
                                                 (DOLLARS IN THOUSANDS)
LOAN ORIGINATIONS(9).........................    $ 2,280     $ 8,748  $4,345
LOAN ACQUISITION DATA(9):
Loans:
 Single-family residential...................    221,581(10) 121,883  36,462
 Multi-family residential....................        --          --   61,247
 Commercial and other mortgage loans.........        --        2,126  31,091
 Consumer and other loans(11)................     18,742      11,012  10,847
Discounted Loans.............................        -- (12)  55,995   3,624
LOANS SOLD(9)................................     27,965(10)  16,673     --

--------

(6) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.

(7) Net interest margin represents net interest income divided by total average earnings assets.

(8) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense. Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1994 were inadequate to cover fixed charges by $5,734 and $1,778, respectively.

(9) Unpaid principal balances.

(10) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."

(11) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.

(12) Girard recently purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors before deciding to make an investment in the Notes.

LIMITED SOURCES FOR PAYMENTS ON NOTES

  As a holding company, the ability of the WFSG to make payments of interest and principal on the Notes will depend primarily on the receipt of dividends or other distributions from its subsidiaries as well as any cash reserves and other liquid assets held by WFSG and any proceeds from any subsequent securities offering or other financing. There are various regulatory restrictions on the ability of the Savings Banks to pay dividends or make other distributions. See "Regulations--The Savings Banks--Restrictions on Capital Distributions" and "Affiliate Transactions." In light of the foregoing, there can be no assurance that WFSG would have sufficient funds available to repurchase any Notes that Noteholders may elect to tender upon the occurrence of a Change of Control Event, or to repay the principal and accrued interest of the Notes if the maturity of the Notes were to be accelerated upon the occurrence of an Event of Default under the Indenture.

AMOUNT OF SECURED DEBT; STRUCTURAL SUBORDINATION

  The Notes will be unsecured obligations of WFSG and will rank pari passu in right of payment with all existing and future unsecured indebtedness that is not by its terms, expressly subordinated in right of payment to the Notes. Any current and future secured indebtedness of WFSG will have priority over the Notes with respect to assets pledged as collateral therefor. The Indenture permits WFSG to grant liens to secure additional indebtedness permitted by the Indenture so long as such indebtedness is pari passu or junior in right to the Notes and permits subsidiaries of WFSG to grant liens to secure pari passu or junior indebtedness of the subsidiaries in certain circumstances. The Company and its Subsidiaries will be able to grant security interests in Loan Portfolios to the parties providing financing for such acquisitions. See "Description of the Notes--Certain Covenants--Limitations on Indebtedness" and "--Limitations on Liens."

  In addition, substantially all of the operations of the Company are conducted through subsidiaries and therefore the Company is dependent on the cash flow of its subsidiaries to meet its debt obligations, including its obligations under the Notes. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, the right of WFSG to participate in any distribution of assets of the subsidiaries, including the Savings Banks, upon their liquidation or reorganization or otherwise (and thus the ability of Holders of the Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of the subsidiaries, including, in the case of the Savings Banks, to the claims of depositors of the Savings Banks. Claims on WFSG's subsidiaries by creditors, other than WFSG, include substantial obligations with respect to deposit liabilities and other borrowings. At September 30, 1996, the Company's subsidiaries had liabilities aggregating $496.0 million (primarily consisting of $487.5 million of deposit liabilities), all of which constituted indebtedness permitted under the Indenture.

ABSENCE OF A PRIOR MARKET FOR THE NOTES

  The Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes through Nasdaq. Although the Underwriter for the Notes Offering has indicated its intention to make a market in the Notes following consummation of the Notes Offering, it is not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without prior notice. There can be no assurance as to liquidity of the trading markets for the Notes or as to the prices at which the Notes may trade in such market or that an active public market for the Notes will develop or be maintained.

RECENT LOSSES

  The Company reported a net loss of approximately $1.1 million for the nine months ended September 30, 1996, principally due to provisions for estimated losses on the Sub-Prime Auto Loans ($8.6 million) and the Inherited Loans ($4.8 million). A $1.4 million charge for the Savings Association Insurance Fund (the "SAIF") special assessment also contributed to the year-to-date loss. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Regulation--The Savings Banks--Recapitalization of SAIF."

NO ASSURANCE AS TO CONSISTENCY OF RESULTS OF OPERATIONS

  The results of operations of the Company may be significantly affected by required provisions for estimated loan losses, the timing and size of such provisions, variations in the volume of the Company's loan acquisitions, the volume of loans resolved, the differences between the Company's cost of funds and the average interest rates of the acquired loans, the effectiveness of the Company's hedging strategies, the interest rate for Senior Securities (as defined herein) issued in securitizations, and the timing and size of securitizations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Since the Company is not acquiring the assets and liabilities of WCC nor its servicing income, its result of operations in the short term following the closing of the Common Stock Offering in the Reorganization and the Notes Offering principally will be determined by the results of operations of the Savings Banks. Additionally, it is expected that the management of the Company will take approximately six months or more to fully utilize (through leverage) the proceeds of the Common Stock Offering and the Notes Offering.

RISKS RELATED TO RESULTS OF REGULATORY EXAMINATIONS

  Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to take actions to achieve compliance with certain laws and regulations and safe and sound practices and to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review, (iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS-West Region.

RISKS RELATED TO IMPOSITION OF CEASE-AND-DESIST ORDERS

  In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions; (b) develop plans to augment the depth and expertise of the management teams; (c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and (h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging a "big six" accounting firm to review management's implementation of corrective actions required by the OTS, (iii) increasing the size of the internal asset review department, and (iv) revising internal asset review policies. The Company is also in the process of hiring a manager to complete the development and implementation of an effective asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without modifications. Additionally there can be no assurances that the OTS will not impose further restrictions on the Savings Banks which could affect the Savings Banks ability to expand their lending and loan acquisition activities.

NO ASSURANCES OF EXPANSION

  A substantial amount of the net proceeds from the Common Stock Offering and the Notes Offering will be invested by the Company to support future expansion and growth of its lending activities and loan acquisition and servicing activities. There can be no assurance that the Company will be able to increase these activities in a manner which is consistent with management's business strategy and objectives or otherwise successfully expand its operations, which could have an adverse effect on the Company's results of operations.

RISKS RELATED TO AGGRESSIVE EXPANSION STRATEGY

  The Company, primarily through Girard, has had rapid growth during 1995 and the first nine months of 1996. The Savings Banks' deposits increased from $196.3 million at December 31, 1994 to $487.5 million at September 30, 1996. More than 73% of Girard's total loan portfolio was acquired in the five quarters ended September 30, 1996. Part of the Company's business strategy is to continue to aggressively pursue the acquisition of Loan Portfolios, a substantial portion of which are expected to be Loan Portfolios purchased at a discount. Additionally, the Company may decide to purchase loans with respect to which the Company does not have any prior loan acquisition experience. A substantial increase in the Company's total loan portfolio or the purchase of new categories of loans may increase the risk of loss on acquired loans and could have an adverse affect on the Company's results of operations.

IMPACT OF OTS GROWTH RESTRICTIONS

  Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, in excess of $145 million and $408 million, respectively, plus total net interest credited on deposit liabilities.

IMPACT OF FAILURE TO COMPLY WITH OTS GROWTH RESTRICTIONS

  Because the Orders prohibit the Savings Banks from increasing their total assets above specified levels as measured at the end of each calendar quarter, the Company may increase, and has currently increased total assets above such specified levels and is obligated to reduce its total assets to such specified levels at the end of the next calendar quarter. The increase of assets above specified levels could place the Savings Banks at a competitive disadvantage in the market place as they will have to dispose of certain assets prior to the end of each calendar quarter. As a result, the Savings Banks may not be able to obtain the best price or terms in connection with the disposition of assets and may be required to dispose of assets at a loss. In addition, failure to comply with the Orders at the end of any calendar quarter could have significant adverse consequences to the Savings Banks, including termination of FDIC insurance and civil money penalties.

RISK OF ADDITIONAL PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with the Company's acquisition of First Bank in 1993 and Girard in 1994 the Company acquired a substantial volume of impaired loans which required the Savings Banks to establish allowances for loan losses. For the nine months ended September 30, 1996 and for each of the years ended December 31, 1995, 1994, and 1993 First Bank was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.2 million, $2.6 million, $1.1 million and $1.1 million, respectively. For the nine months ended September 30, 1996 and for each of the years ended December 31, 1995 and 1994, Girard was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.6 million, $0.9 million, $1.1 million, respectively.

  In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations, the Savings Banks have been required to write off as a loss all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain rights in the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 50.7% of which have become greater than 30 days delinquent. The Savings Banks established reserves aggregating $8.6 million during the nine months ended September 30, 1996, including a 10% reserve on such loans which are current. As a result of the repossession of the collateral securing the loans, the Savings Banks now hold approximately 317 cars as assets, which they plan to sell as soon as practicable. The cars are not carried as assets on the Company's balance sheet since the loans were written off in full.

  Although the Company believes its allowances for loan losses are now adequate, no assurance can be given that future events will not require significant additional provisions for loan losses, for the Inherited Loans, Sub-Prime Auto Loans or otherwise at the Savings Banks. Future additions to these allowances may be required by the OTS, which periodically reviews the Savings Banks' allowances for losses and the carrying value of assets. Increases in the Company's or the Savings Banks' provisions for losses on loans would adversely affect the Company's results of operations and could result in losses in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATED TO A FAILURE TO MAINTAIN REQUIRED CAPITAL LEVELS AT THE SAVINGS BANKS

  The Orders require both Savings Banks to maintain "well-capitalized" status as measured at the end of each calendar quarter commencing December 31, 1996. The Principals have injected approximately $30 million into WAC since the acquisitions of the Savings Banks to fund the substantial asset growth and to maintain required capital levels given reserves taken on the Inherited Loans and the Sub-Prime Auto Loans.

  Failure to comply with the Orders could have significant adverse consequences to the Savings Banks. To the extent that either or both of the Savings Banks incur future losses, including losses as a result of required additional loan loss provisions, the Company may be required to inject additional capital into the Savings Banks to maintain compliance with the Orders, whether or not such capital can more effectively be utilized for other operations of the Company. Such additional capital contributions may have the effect of reducing or eliminating the Company's overall net income or requiring the Company to obtain additional debt or equity capital.

  OTS regulations permit the OTS to impose higher capital requirements on a savings bank if it determines that the capital level is or may become inadequate in view of such bank's circumstances. In making such determination, the OTS can take into account a number of factors, including the savings bank's loan portfolio quality, recent operating losses or anticipated losses, the condition of its holding company and whether the savings bank is receiving special supervisory attention, among other matters. Should the OTS impose an individual minimum capital requirement on either of the Savings Banks, the Company would be required to inject additional capital into such Savings Bank, whether or not such usage of capital is optimal for the Company.

RISKS RELATED TO EXTENSIVE USE OF FINANCIAL LEVERAGE

  The Company's acquisitions of Loan Portfolios through WFC are expected to be highly leveraged with full recourse to the Company. Performing Loan Portfolios are currently expected to generally be financed approximately 95% with secured borrowings and non-performing Loan Portfolios are currently expected to generally be financed approximately 90% with secured borrowings. Subject to certain assumptions, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of net proceeds to acquire Loan Portfolios. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity." While the highly leveraged nature of the Company's Loan Portfolios can offer the opportunity for increased rates of return on equity, it involves a greater degree of risk as relatively smaller declines in the value of a Loan Portfolio can reduce or eliminate the Company's capital invested in such Loan Portfolio. In addition, such declines can result in margin calls (i.e., demands by the Company's lenders for additional cash or assets as security for their lending) which can have an adverse impact on the Company's liquidity and capital resources. The high degree of leverage on the Company's Loan Portfolios also may make the Company more vulnerable to a downturn in business, real estate values or the economy generally. Though management would normally expect to repay any secured indebtedness incurred in connection with loan acquisitions from the proceeds of the Loan Portfolios acquired, such a downturn in the economy or real estate market could have an impact on the Company's ability to repay such indebtedness. An increase in market interest rates or a decline in the value of the collateral may have an adverse effect on the ability of the Company to satisfy its loan obligations and could therefore have a material adverse effect on the Company's results of operations. The Company's aggressive expansion strategy may result in the need for additional debt and/or equity financing in the future. Any additional debt financing could increase the Company's leverage over current levels.

UNCERTAINTIES AND RISKS OF DISCOUNTED LOAN ACQUISITION ACTIVITIES

  Since 1993, WCC has aggressively sought to increase its discounted loan portfolio. As of September 30, 1996, WCC's discounted loan portfolio included $490.8 million gross unpaid principal balances of Discounted Loans. The Company currently expects to continue to aggressively acquire non-performing loan portfolios. Although management of the Company has been actively involved in the acquisition of loans since 1991, the acquisition of non-performing ("discounted loans") and under-performing loans involves uncertainties and risks, including without limitation the risk that the discount on the loans acquired may not be sufficient to profitably resolve the loans.

  Discounted Loans become real estate owned when the Company forecloses on the collateral properties. The value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

DEPENDENCE ON WILSHIRE CREDIT CORPORATION

  Following the closing of the Common Stock Offering and the Notes Offering, the Company will not have the necessary licenses to conduct loan origination and loan servicing activities directly. Until necessary licenses are obtained, the Company will rely upon WCC to conduct loan origination and loan servicing activities for the Company pursuant to certain agreements with WCC. See "Certain Relationships and Related Transactions." Management expects to obtain the necessary licenses within two to three years, however there can be no assurances that management will obtain the licenses within such period, which would extend the period of the Company's dependence on WCC.

DEPENDENCE ON KEY PERSONNEL

  The Company's growth and development to date have been largely dependent upon the services of Andrew A. Wiederhorn, Chief Executive Officer of the Company and Lawrence A. Mendelsohn, President of the Company. Although the Company has been able to attract and retain other qualified management personnel, the loss of either Andrew Wiederhorn's or Lawrence Mendelsohn's services for any reason could have a material adverse effect on the Company. The Company has entered into employment agreements with each of Messrs. Wiederhorn and Mendelsohn, which contain non-competition agreements. See "Management-- Employment Agreements." The Company also maintains "key man" life insurance on the lives of Messrs. Wiederhorn and Mendelsohn.

RISKS RELATED TO MANAGEMENT OF GROWTH

  The Company has undergone a period of significant growth, and further expansion may significantly strain the Company's management, financial and other resources. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the necessary personnel to meet its business objectives. If the Company is unable to manage its growth effectively, the Company's business, operating results and financial condition could be materially and adversely affected.

RISKS RELATED TO FUNDING SOURCES

  The Company will fund the loans that it originates or purchases through borrowings under warehouse and repurchase financing facilities with certain national investment banking firms, brokered and wholesale deposits, secured term loans and internally generated funds. To the extent that the Company is not successful in maintaining or replacing its existing financing sources, it would have to curtail its loan acquisition activities or sell loans, which may have an adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS RELATED TO RELIANCE ON WHOLESALE AND BROKERED DEPOSITS.

  Though the Company as a whole has other sources of funding, the Savings Banks currently use brokered and wholesale deposits as a significant source of funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Funding Sources." The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its market. Because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits to fund their operations if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. In addition, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments.

NO PRIOR EXPERIENCE WITH INTERNATIONAL OPERATIONS; START-UP PERIOD

  The Company is expanding its activities internationally. Neither the Company nor the Wilshire Private Companies has previously conducted operations outside the United States. Risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, heightened risks of political and economic instability, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. There can be no assurance that one or more of these factors will not have a materially adverse effect on the Company's European operations. Since the Company's financial statements are stated in U.S. Dollars, and since not all the Company's expenses are incurred in U.S. Dollars, the Company's operations may be affected by fluctuations in currency exchange rates.

  The Company's international expansion will require significant capital which will initially result in losses for such operations. As a result, the Company does not expect its European operations to make a significant contribution to revenues or income in the near term.

HIGH-RISK NON-TRADITIONAL BANKCARD PROCESSING ACTIVITIES

  There is a higher risk of consumer charge-backs associated with non-traditional mail order, telephone order and audiotext bankcard processing activities because the consumer is not physically present at the time of the transaction.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS

  The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business or their real estate markets likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of its collateral. Moreover, earthquakes and other natural disasters could have similar effects.

RISKS RELATED TO CHANGES IN INTEREST RATES

  The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets plus accreted purchase discount and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate and purchase loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; and the Savings Banks' ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. An effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. The nature and timing of and the counter-party to a hedging transaction may impact the effectiveness of hedging strategies. Poorly designed strategies or improperly executed transactions may increase rather than mitigate the risk. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in periods of rising or fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, which could have a material adverse effect on the Company's results of operations.

RISKS RELATED TO CONCENTRATION OF LOAN PORTFOLIO IN THE STATE OF CALIFORNIA

  At September 30, 1996, approximately 54.9% of the Company's total loan portfolio was in the state of California, which from time to time, including recently, has experienced adverse economic conditions, including a decline in real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional declines in the local economy, rising interest rates and regulatory requirements could have a material adverse effect on the Company's result of operations. The concentration of the Company's total loan portfolio is expected to change in the near future. See "Recent Developments."

REGULATION

  The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured financial institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender (as defined herein) generally has the broadest authority to engage in various types of business activities with little to no restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. Multiple savings and loan holding companies are subject to activities limitations. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust;
(vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board (the "FRB") as permissible investment for bank holding companies. The Company is currently unable to merge First Bank and Girard, thereby becoming a unitary savings and loan holding company subject to fewer activities restrictions, until certain regulatory concerns regarding the Savings Banks are resolved. There can be no assurance that the Company will be able to merge the Savings Banks.

LIMITATIONS ON STOCK OWNERSHIP

  With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock of the Company or obtaining the ability to control in any manner the election of the directors or otherwise direct the management or policies of a savings and loan holding company or a savings institution, without prior notice or application to and approval of the OTS.

COMPETITION

  The businesses in which the Company is engaged generally are highly competitive. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. The acquisition of loans is particularly capital-intensive and is typically based on competitive bidding.

CONTROL OF CURRENT STOCKHOLDERS

  Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 78% of the combined voting power of all outstanding shares of Common Stock of the Company. As a result, these stockholders, acting together, would be able to effectively control virtually all matters requiring approval by the stockholders of the Company. This voting control may have the effect of discouraging offers to acquire the Company because the consummation of any such acquisition would require the consent of Andrew A. Wiederhorn and Lawrence A. Mendelsohn.

                                  THE COMPANY

GENERAL

  WFSG was recently formed as a financial services holding company for a group of companies previously held as a part of, and operated by, the Wilshire Companies. As part of the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG and will remain privately held. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional bankcard processing. The Company, as a savings and loan holding company, is subject to regulation by the OTS.

  Prior to the Reorganization, the Wilshire Companies operated principally through two separate companies: (i) WCC, which conducted the servicing and a portion of the loan acquisition activities; and (ii) WAC, the holding company for the Savings Banks. The Savings Banks are subject to regulation by the OTS, as their chartering authority, and by the FDIC as a result of their membership in the SAIF, which insures the Savings Banks' deposits up to the maximum extent permitted by law. The Savings Banks are also members of the Federal Home Loan Bank ("FHLB") of San Francisco, one of 12 regional banks which comprise the FHLB system.

  The Wilshire Companies began in 1987 as an equipment leasing company primarily involved in leasing cellular phones. WCC was formed in May 1989 to manage the Wilshire Companies' activities in the loan and lease servicing business and to service a third party's heavy industrial equipment leasing portfolio which consisted of leases of containers, railroad cars and other similar equipment. During the early 1990s, the Wilshire Companies sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by acquiring Loan Portfolios from the RTC, the FDIC and private sellers such as banks, thrifts, finance companies and leasing companies and selling participations in such Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such Loan Portfolios. The Principals purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC. The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Wilshire Companies. Both of the Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. More recently, the Company decided to expand its loan acquisitions and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. See "Business-- European Operations."

THE REORGANIZATION

  Following the Reorganization, the Company will be the holding company for WAC and the Savings Banks and its other subsidiaries will include WFC, a company formed to continue the loan acquisition and loan origination businesses of the Wilshire Companies following the Common Stock Offering and the Notes Offering, and WSC, a company formed to continue the loan servicing business of the Wilshire Companies following the receipt of necessary licenses. In the Reorganization, the Wilshire Private Companies, including WCC will not become subsidiaries of the Company or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans made to the Principals to fund acquisitions of, and certain capital contributions to, the Savings Banks. The Wilshire Private Companies are Subchapter S corporations under the Federal tax code, and the taxable income of the corporations is passed through to the shareholders (Messrs. Wiederhorn and Mendelsohn) and reported in the Messrs. Wiederhorn's and Mendelsohn's individual tax returns. Contribution of the Wilshire Private Companies, or of certain of the assets of the Wilshire Private Companies, to the new public entity, would have triggered taxable gains and have adverse tax consequences to Messrs. Wiederhorn and Mendelsohn. WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio of loans; provided, however, WCC will not compete with the Company for third party servicing. See "Business--Servicing Relationships." New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at market rates. Following such period, WSC will commence servicing loans for the Company and WCC, until such time as WCC has liquidated its existing portfolio of loans. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios. WCC will continue to operate its other businesses and may in the future enter into other lines of business. WCC's other businesses include, indirectly the leasing of cellular phone air time. WCC through its private affiliates is also involved in the business of ownership and management of office buildings and other similar long-term real estate investments.

  The Company's executive offices are located at 1776 SW Madison St., Portland, Oregon 97205, and the telephone number of its executive offices is
(503) 223-5600 and its facsimile number is (503) 223-8799.

                              RECENT DEVELOPMENTS

LOAN ACQUISITIONS

  During October 1996, the Company acquired or committed to acquire four Loan Portfolios aggregating $311.0 million principal amount, all of which were or will be acquired by the Savings Banks.

  In October 1996, Girard committed to purchase approximately $240.8 million unpaid principal amount of discounted residential mortgage loans offered by Citicorp North America Inc. and Citibank N.A. in a sealed bid auction (the "Citicorp Portfolio"). Such transaction settled on November 1, 1996 (the "Settlement Date"). Girard made a concurrent sale of approximately $38.8 million unpaid principal amount of the Citicorp Portfolio to an unaffiliated third party on the Settlement Date resulting in a gain. The remainder of the purchase price to Citicorp was financed by Girard under a master repurchase agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC") pursuant to which BSMCC has purchased certain performing and non-performing mortgage loans and Girard has simultaneously agreed to repurchase such loans on a specified date. The Company currently expects that Girard will repay such financing by selling certain performing residential mortgage loans to WFC, which in turn is expected to securitize such loans.

  In October 1996, Girard acquired approximately $38.2 million in unpaid principal amount of discounted residential mortgage loans from a successful bidder in an auction conducted by HUD. Girard also agreed to acquire in December 1996 approximately $31.9 million in unpaid principal amount of discounted residential mortgage loans to be sold by a successful bidder in an auction conducted by HUD.

  As a result, on completion of such series of transactions, Girard will have purchased approximately $272 million of unpaid principal balance discounted residential mortgage loans and sold an equivalent market value of performing residential mortgage loans. Although the Orders prohibit Girard from increasing its total assets above $408 million, the amount of total assets is only measured on a quarterly basis. Therefore, Girard may increase its assets so long as at the end of a quarter the assets are not in excess of the amount specified by the OTS. The Company had extensive negotiations with the OTS in connection with the issuance of the Orders during which the Orders were revised to apply an end-of-the-calendar-quarter test and to allow the Company to increase total assets above specified limits provided that the Company meets the test as of the end of the calendar quarter. The Company has subsequently confirmed this practice in conversations with the OTS prior to bidding and upon the acquisition of the Citicorp Portfolio.

  WFC has also agreed to acquire approximately $106 million unpaid principal amount of home equity loans, second lien mortgages, consumer loans and Subordinate Securities (the "Institutional Portfolio") from a major institutional investor (the "Institutional Investor") at a discount. The settlement of this transaction is expected to occur in the first quarter of 1997. WCC receives a small percentage of the initial cash flow and a portion of the profits as a servicing fee, which servicing fee will be assigned by WCC to WSC prior to the sale of the Institutional Portfolio to WFC.

ACQUISITION OF SERVICING RIGHTS

  In October 1996, the Company committed to acquire the servicing rights to a portfolio of approximately $292 million unpaid principal amount of residential mortgage loans offered by Merrill Lynch Credit Corporation through a competitive bid (the "Merrill Portfolio") and the servicing transfer is expected to be completed in the fourth quarter of 1996. The Company is expected to retain WCC as a subservicer of the Merrill Portfolio at below-market rates.

EUROPEAN EXPANSION

  The Company has agreed in principal with a major U.S. investment bank (the "J.V. Partner") to form a joint venture to service residential mortgage loans in the United Kingdom. Under the preliminary terms of the proposed joint venture, the Company would acquire a 50% interest in a United Kingdom servicing company (the "U.K. Servicer") for a nominal amount. The Company and the J.V. Partner would each appoint three directors, and the Company would manage the day-to-day operations of the U.K. Servicer. Each of the Company and the J.V. Partner are expected to agree to use the U.K. Servicer to service any U.K. residential mortgage loans acquired by such party or mortgage loans included in securitizations placed by the J.V. Partner to the extent that seller of such loans does not retain servicing. At September 30, 1996, the U.K. Servicer serviced approximately (Pounds)500 million (as of September 30, 1996 approximately US$780 million (source: Bloomberg Symbol BPUS)) principal amount of loans (or approximately 9,000 loans). The Company is currently negotiating the definitive terms of the joint venture with the J.V. Partner and expects that definitive documents will be executed in the fourth quarter of 1996 or the first quarter of 1997. There can be no assurance, however, that this joint venture will be completed, or as to the terms on which it may be completed.

                                USE OF PROCEEDS

  Net proceeds to be received by the Company from the Common Stock Offering currently are estimated to be $16.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company ($18.7 million, if the Common Stock Underwriters' over-allotment option is exercised in full). Net proceeds to be received by the Company from the Notes Offering currently are estimated to be $71.5 million after deducting the underwriting discount and estimated offering expenses payable by the Company ($82.3 million, if the Notes Underwriters' over-allotment is exercised in full).

  Substantially all of the net proceeds of the Common Stock Offering and Notes Offering will be used for leveraged acquisitions of Performing and Discounted Loan Portfolios (primarily single-family and multi-family residential secured by real estate) in the U.S. and Western Europe. Performing Loan Portfolios are expected to generally be financed approximately 95% with secured borrowings and Discounted Loan Portfolios are expected to generally be financed approximately 90% with secured borrowings. Although the Company expects to utilize the net proceeds to acquire approximately equal amounts of Performing and Discounted Loan Portfolios, market conditions may impact the composition of the Company's loan acquisitions. The Company expects to use its extensive funding sources, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios to fund its leveraged acquisitions of Loan Portfolios. See "Business--Funding Sources." Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is most cost effective. The actual dollar amount of secured borrowings incurred by the Company will vary depending on a number of factors, including the breakdown between performing and non-performing loans acquired by the Company, the amount of leverage lenders are willing to make available at the time a Loan Portfolio is acquired (which will be affected by market conditions), and management's determination as to the appropriate amount of leverage at the time a portfolio is acquired. Based on the Company's current business plan (which assumes that an equal amount of performing and non-performing loans will be acquired), assuming that the Company can locate and acquire sufficient Loan Portfolios and continue to obtain financing for 95% of Performing Loan Portfolios and 90% for Non-performing Portfolios and assuming no exercise of the over-allotment options, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of the net proceeds to acquire Loan Portfolios. In addition, the Company expects that approximately $5 million of the net proceeds from the Common Stock Offering and the Notes Offering will be for general corporate purposes, including expansion into Western Europe. Such net proceeds will give the Company increased flexibility in conducting the businesses in which it is engaged, including the acquisition and resolution of Discounted Loans and other loans. The Company expects that it will take approximately six months or more to fully utilize the net proceeds of the Common Stock Offering and Notes Offering.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1996 and as adjusted as of that date to give effect to (i) the Common Stock Offering and the Notes Offering and the application of the net proceeds therefrom as described under "Use of Proceeds"; (ii) no exercise of any over-allotment option; and (iii) the Reorganization pursuant to which certain of the Wilshire Companies became subsidiaries of the Company. This information below should be read in conjunction with the Consolidated Financial Statements and the Notes thereto which are included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Management--Executive Compensation" and "--Incentive Stock Plan."

                                                        SEPTEMBER 30, 1996
                                                      -------------------------
                                                       ACTUAL      AS ADJUSTED
                                                      ----------  -------------
                                                      (DOLLARS IN THOUSANDS)
Short-term debt:
  Repurchase agreements.............................. $      --    $       --
Long-term debt:
   % Notes due 2003..................................        --         75,000
                                                      ----------   -----------
      Total..........................................        --         75,000
                                                      ----------   -----------
Stockholders' equity:
  Preferred Stock, par value $0.01 per share;
   10,000,000 shares authorized; no shares outstand-
   ing...............................................        --            --
  Common Stock, par value $0.01 per share; 50,000,000
   shares authorized; 5,500,000 shares issued and
   outstanding (actual); 7,000,000 shares issued and
   outstanding (as adjusted) for the Common Stock Of-
   fering(1).........................................     35,550        51,690
  Retained earnings (accumulated deficit)............       (827)         (827)
  Unrealized gain on available for sale securities...       (169)         (169)
                                                      ----------   -----------
      Total stockholders' equity.....................     34,554        50,694
                                                      ----------   -----------
      Total capitalization........................... $   34,554   $   125,694
                                                      ==========   ===========
  Savings Banks' Regulatory Capital:
  Regulatory capital ratios of First Bank
    Tangible capital.................................        6.0%          6.0%
    Core capital.....................................        5.9%          5.9%
    Total capital to risk-weighted assets............       10.0%         10.0%
  Regulatory capital ratios of Girard
    Tangible capital.................................        6.8%          6.8%
    Core capital.....................................        7.0%          7.0%
    Total capital to risk-weighted assets............       11.0%         11.0%

--------
(1) Excludes shares of Common Stock issuable upon the exercise of options. See "Management--Incentive Stock Plan--Options to be Granted at Closing."

                        SELECTED FINANCIAL INFORMATION

  The following tables present Selected Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994 have been derived from the Audited Consolidated Financial Statements included elsewhere in this Prospectus.

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC, Wilshire Acquisitions Corporation II ("WACII") acquired 94.9% of the common stock of Girard in a purchase accounting transaction.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated basis and includes the accounts of WAC, First Bank, and Girard. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated."

  The historical income statement and data presented for the nine months ended September 30, 1995 has been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentations to the Company's results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

                              NINE MONTHS ENDED      YEAR ENDED
                                SEPTEMBER 30,       DECEMBER 31,
                              ------------------  -----------------
                                1996      1995      1995     1994
                              --------  --------  --------  -------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                 AMOUNTS)
INCOME STATEMENT DATA:
Interest Income:
 Loans......................  $ 31,686  $ 15,224  $ 21,821  $ 7,923
 Mortgage-backed
  securities................     1,280     1,099     1,359    1,361
 Investments and federal
  funds sold................     1,171       729     1,201      285
                              --------  --------  --------  -------
 Total interest income......    34,137    17,052    24,381    9,569
                              --------  --------  --------  -------
Interest expense:
 Deposits...................    17,448     9,979    13,944    5,017
 Borrowings.................     2,144       432       537      440
                              --------  --------  --------  -------
 Total interest expense.....    19,592    10,411    14,481    5,457
                              --------  --------  --------  -------
Net interest income.........    14,545     6,641     9,900    4,112
Provision for estimated
 losses on loans............    15,751     3,221     4,266    2,173
                              --------  --------  --------  -------
Net interest (loss) income
 after provision for
 estimated losses on loans..    (1,206)    3,420     5,634    1,939
                              --------  --------  --------  -------
Other Income:
 Bankcard income(1).........     5,078     3,202     4,694      635
 Bankcard processing
  expense...................    (3,865)   (2,408)   (3,462)    (274)
 Gain on sale of loans......     1,983       981       642      --
 Loan fees and charges......     1,217       522       610       43
 Trading account--unrealized
  gain......................     1,601       --        --       --
 Gain on sale of mortgage-
  backed securities
  available for sale........       --        --         14       54
 Amortization of deferred
  credits...................       346       346       460      388
 Other, net.................        17        91       149      381
                              --------  --------  --------  -------
 Total other income.........     6,377     2,734     3,107    1,227
                              --------  --------  --------  -------
Other Expenses:
 Compensation and employee
  benefits..................     2,955     1,716     2,516    1,922
 FDIC insurance premiums....     2,066       444       721      261
 Occupancy..................       218       221       385      319
 Professional services......       572       461     1,028      507
 Data processing and
  equipment rentals.........       189       146       232      162
 Real estate owned, net.....       231        46       170      241
 Loan service fees and
  expenses..................     3,522     1,015     1,958      242
 Other general and
  administrative expenses...     1,152     1,198     1,092    1,290
                              --------  --------  --------  -------
 Total other expenses.......    10,905     5,247     8,102    4,944
                              --------  --------  --------  -------
(Loss) income before income
 tax (benefit) provision....    (5,734)      907       639   (1,778)
Income tax (benefit)
 provision..................    (4,652)       68        47     (526)
                              --------  --------  --------  -------
Net (loss) income...........  $ (1,082) $    839  $    592  $(1,252)
                              ========  ========  ========  =======
Pro Forma net (loss) in-
 come(15)...................  $ (1,302)           $    112
                              ========            ========
Pro Forma (loss) earnings
 per share(15)..............  $ (16.90)           $   4.75
                              ========            ========

                                                               DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.................................    $533,109    $341,454  $230,636
Cash and due from banks......................      11,231       3,382     4,880
Federal funds sold...........................       9,300       1,100     3,950
Trading account securities...................       7,092         --        --
Investment securities held to maturity, at
 amortized cost..............................       7,425       6,470     4,505
Mortgage-backed securities available for
 sale, at fair value.........................       6,483       9,083    10,943
Mortgage-backed securities held to maturity,
 at amortized cost...........................      22,380      13,119    14,439
Loan portfolio, net(3).......................     177,280     258,827   179,377
Discounted loan portfolio:
 Total loans.................................      10,767      20,210     2,995
 Unaccreted discount.........................      (1,632)     (3,008)     (470)
 Allowance for loan losses...................      (5,716)     (3,855)     (431)
 Discounted loans, net.......................       3,419      13,347     2,094
Loans held for sale, net, at lower of cost or
 market......................................     260,804      18,597       --
Stock in FHLB of San Francisco, at cost......       2,911       1,421     1,612
Real estate owned, net.......................       2,514       4,964     1,208
Leasehold improvements and equipment.........         336         275       167
Due from affiliate(4)........................       8,357       4,514     4,062
Accrued interest receivable..................       4,268       3,042     1,599
Prepaid expenses and other assets............       3,887       1,724     1,026
Income taxes receivable, net.................       5,422       1,589       774
Deposits.....................................     487,535     303,524   196,289
Borrowings...................................         --       13,000    21,500
Due to affiliates(5).........................       2,286         759       652
Deferred credits(6)..........................         832       1,134     1,772
Subordinated debt(7).........................         --       11,000       --
Minority interest............................         277         600       574
Preferred stock in subsidiary held by oth-
 ers.........................................         --          --      1,000
Accounts payable and other liabilities.......       7,625       4,398     2,056
Stockholders' equity(7)......................      34,554       7,039     6,793

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                               --------------
                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,
                                                     1996      1995    1994
                                                 ------------- ------ -------
                                                   (DOLLARS IN THOUSANDS)
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.......................       (.22)%     .24%    (.92)%
Return on average equity.......................      (3.09)%    8.65%  (31.03)%
Average interest rate on total loans...........       9.39 %    9.57%    7.65 %
Average equity to average assets...............       7.24 %    2.72%    2.96 %
Net interest spread(8).........................       3.15 %    3.08%    2.85 %
Net interest margin(9).........................       3.88 %    3.72%    3.04 %
Ratio of earnings to fixed charges(10)(11):
 Including interest on deposits................                 1.04
 Excluding interest on deposits................                 2.19
Non-performing loans to loans at end of
 period(3).....................................       9.11 %    4.46%    5.95 %
Allowance for loan losses to total loans at end
 of period.....................................        9.2 %     7.6%     3.9 %

                                                  NINE MONTHS      YEAR ENDED
                                                     ENDED        DECEMBER 31,
                                                 SEPTEMBER 30,   ---------------
                                                     1996         1995    1994
                                                 -------------   ------- -------
LOAN ORIGINATIONS...............................   $  2,280      $ 8,748 $ 4,345
LOAN ACQUISITION DATA:
Loan Portfolio:
 Single-family residential......................    221,581(12)  121,883  36,462
 Multi-family residential.......................        --           --   61,247
 Commercial and other mortgage loans............        --         2,126  31,091
 Consumer and other loans(13)...................     18,742       11,012  10,847
Discounted Loans:
 Single-family residential......................        -- (14)   49,662   1,542
 Multi-family residential.......................        -- (14)       96     --
 Commercial and other mortgage loans............        --           869   1,843
 Consumer and other loans.......................        --         5,368     239
LOANS SOLD......................................     27,965       16,673     --

--------
 (1) The Company began its bankcard operations in 1994.
 (2) (Loss) earnings per share amounts are based on weighted average number of shares outstanding of WAC during the applicable periods. See Note 1 in the Company's Consolidated Financial Statements. The capital structure of WAC is substantially different from that of WFSG, which did not exist at or prior to September 30, 1996. There were no dividend payments on common stock by WAC during any periods presented.
 (3) This item does not include Discounted Loans.
 (4) Due from affiliate consists of amounts received by WCC from mortgagors on loans it is servicing for the Company and has not yet transferred to the Company.
 (5) Due to affiliates primarily consists of amounts owed to WCC for WAC operating expenses paid by WCC.
 (6) Deferred credits represent negative goodwill--the excess of the net fair values of the Savings Banks' assets and liabilities over the purchases prices paid by WAC for the Savings Banks.
 (7) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for subordinated debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
 (8) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
 (9) Net interest margin represents net interest income divided by total average earning assets.
(10) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense. Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1994 were inadequate to cover fixed charges by $5,734 and $1,778, respectively.
(11) Pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 and the year ended December 31, 1995 were less than 1:1.
(12) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(13) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(14) Girard has purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

(15) Assumes management employment agreements were in place at beginning of period rather than as of November 1, 1996 and that base compensation payable thereunder was paid during period rather than actual compensation. See Note 1 to the Consolidated Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with Selected Financial Information and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

  The Company's net interest income has increased substantially during the last three years primarily due to the growth in the Company's total loan portfolio resulting from the Company's strategy of aggressively acquiring Loan Portfolios and by the acquisition of First Bank in 1993 and Girard in 1994. The Company's total loan portfolio, net as of September 30, 1996 and December 31, 1995 and 1994 was $441.5 million, $290.8 million and $181.5 million, respectively. Net interest income for the nine month period ended September 30, 1996 and for the years ended December 31, 1995 and 1994 was $14.5 million, $9.9 million and $4.1 million, respectively.

  The Company has reported net losses and reduced net income in recent periods primarily as a result of significant additions to the Company's provision for estimated losses on loans, primarily Inherited Loans and Sub-Prime Auto Loans. The Company reported a net loss of approximately $1.1 million for the nine months ended September 30, 1996, compared to net income in the similar prior year period of $0.8 million. The Company reported net income of $0.6 million for the fiscal year ended December 31, 1995 compared to a loss in calendar 1994 of $1.3 million.

  The Company's net losses during the first nine months of fiscal year 1996 and the fiscal year 1994 and lower net income in fiscal year 1995 resulted primarily from provisions for losses on loans. Provisions for loan losses totaled approximately $15.8 million in the first nine months of 1996, $4.3 million for the year ended December 31, 1995 and $2.2 million in 1994. These loss provisions resulted primarily from deterioration in the Company's Inherited Loans and Sub-Prime Auto Loans. These loss provisions reflect the poor quality of the assets of the Savings Banks at the time they were acquired by the Company and loan loss provisions taken with respect to Sub-Prime Auto Loans. Following the addition of approximately $4.5 million of reserves taken in the third quarter of 1996, allowances for Sub-Prime Auto Loans as a percentage of the unpaid principal balances were 52.3% at September 30, 1996.

PRINCIPAL SOURCES OF REVENUE

  The principal component of the Company's revenues is interest income, with lesser contributions from gains on securitizations and income from bankcard processing operations. The following table sets forth the components of the Company's revenues for the periods indicated:

                              SOURCES OF REVENUE

                                          NINE MONTHS ENDED   YEAR ENDED
                                            SEPTEMBER 30,    DECEMBER 31,
                                          ----------------- ---------------
                                            1996     1995    1995    1994
                                          -------- -------- ------- -------
                                                 (DOLLARS IN THOUSANDS)
Interest income..........................  $34,137  $17,052 $24,381 $ 9,569
Gains on sale of loans...................    1,983      981     642     --
Bankcard income..........................    5,078    3,202   4,694     635
Other, net(1)............................    3,181      959   1,233     866
                                          -------- -------- ------- -------
  Total revenue..........................  $44,379  $22,194 $30,950 $11,070
                                          ======== ======== ======= =======

--------
(1) Other consists primarily of loan fees and charges, the amortization of negative goodwill and unrealized gain on trading securities.

  Net Interest Income. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received plus accreted purchase discount from its assets and the interest expense paid on its interest-bearing liabilities. Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities, the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities and timing of receipt of purchased principal discount. With respect to the Company's Discounted Loan portfolio, the Company treats accreted discount on Discounted Loans as interest for accounting purposes.

  The following table sets forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on quarterly balances during the indicated periods.

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                                                            YEAR ENDED DECEMBER 31,
                                 NINE MONTHS ENDED         -----------------------------------------------------------
                                SEPTEMBER 30, 1996                     1995                          1994
                          -------------------------------- ----------------------------- -----------------------------
                          AVERAGE               AVERAGE    AVERAGE             AVERAGE   AVERAGE             AVERAGE
                          BALANCE   INTEREST YIELD/RATE(1) BALANCE   INTEREST YIELD/RATE BALANCE   INTEREST YIELD/RATE
                          --------  -------- ------------- --------  -------- ---------- --------  -------- ----------
                                                           (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 28,934  $ 1,280      5.90%     $ 24,054  $ 1,359     5.65%   $ 23,515   $1,361     5.79%
Loan portfolio(2).......   449,947   31,686      9.39       227,970   21,821     9.57     103,583    7,923     7.65
Investment securities
 and other..............    21,242    1,171      7.35        14,216    1,201     8.45       7,969      285     3.58
                          --------  -------                --------  -------             --------   ------
Total interest-earning
 assets, interest
 income.................   500,123   34,137      9.10       266,240   24,381     9.16     135,067    9,569     7.08
Non-interest earning
 cash...................     5,218      --        --          1,868      --       --        2,053      --       --
Allowance for loan
 losses and unaccreted
 discount...............   (50,732)     --        --        (31,845)     --       --       (8,595)     --       --
Other assets............    29,225      --        --         15,277      --       --        7,646      --       --
                          --------  -------                --------  -------             --------   ------
 Total assets...........  $483,834  $34,137                $251,540  $24,381             $136,171   $9,569
                          ========  =======                ========  =======             ========   ======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $405,549  $17,448      5.74      $231,555  $13,944     6.02    $118,277   $5,017     4.24
FHLB advances...........     1,778      105      7.87         1,381      104     7.53       5,916      228     3.85
Subordinated debentures
 and other interest-
 bearing obligations....    31,697    2,039      8.58         5,383      433     8.04       4,757      212     4.46
                          --------  -------                --------  -------             --------   ------
 Total interest-bearing
  liabilities, interest
  expense...............   439,024   19,592      5.95       238,319   14,481     6.08     128,950    5,457     4.23
Non-interest bearing
 deposits...............     2,202      --        --          2,196      --       --        1,537      --       --
Escrow deposits.........       225      --        --            106      --       --           74      --       --
Other liabilities.......     7,364      --        --          4,077      --       --        1,582      --       --
                          --------  -------                --------  -------             --------   ------
 Total liabilities......   448,815   19,592                 244,698   14,481              132,143    5,457
Stockholders' equity....    35,019      --        --          6,842      --       --        4,028      --       --
                          --------  -------                --------  -------             --------   ------
 Total liabilities and
  stockholders' equity..  $483,834  $19,592                $251,540  $14,481             $136,171   $5,457
                          ========  =======                ========  =======             ========   ======
Net interest income.....            $14,545                          $ 9,900                        $4,112
Net interest spread.....                         3.15                            3.08                          2.85
Net interest margin.....                         3.88                            3.72                          3.04
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     113.9%                           111.7%                        104.7%
                          ========                         ========                      ========

--------
(1) Presented on an annualized basis.
(2) The average balances of the loan portfolio include Discounted Loans and non-performing loans, interest on which is recognized on a cash basis.

  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                        CHANGES IN NET INTEREST INCOME

                             NINE MONTHS ENDED
                          SEPTEMBER 30, 1996 VS.               YEAR ENDED DECEMBER 31,
                                YEAR ENDED           ------------------------------------------------
                             DECEMBER 31, 1995           1995 VS. 1994            1994 VS. 1993
                          -------------------------  -----------------------  -----------------------
                            INCREASE (DECREASE)       INCREASE (DECREASE)      INCREASE (DECREASE)
                                  DUE TO                     DUE TO                  DUE TO
                          -------------------------  -----------------------  -----------------------
                           RATE    VOLUME    TOTAL    RATE   VOLUME   TOTAL    RATE    VOLUME  TOTAL
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
                                                 (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
 Mortgage-backed
  securities............  $  (14) $    (65)  $  (79) $  (37) $    35 $    (2) $   168  $  975  $1,143
 Loan portfolio.........    (197)   10,062    9,865   2,405   11,493  13,898       60   6,480   6,540
 Investment securities
  and other.............      11       (41)     (30)    581      335     916     (112)    344     232
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
 Total interest-earning
  assets................    (200)    9,956    9,756   2,949   11,863  14,812      116   7,799   7,915
Interest-Bearing Liabil-
 ities:
 Interest-bearing depos-
  its...................    (236)    3,740    3,504   2,723    6,204   8,927    1,368   2,885   4,253
 FHLB advances..........     --          1        1    (626)     502    (124)     --      228     228
 Other interest-bearing
  obligations...........      22     1,584    1,606     191       30     221      146     (19)    127
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
 Total interest-bearing
  liabilities...........    (214)    5,325    5,111   2,288    6,736   9,024    1,514   3,094   4,608
                          ------  --------  -------  ------  ------- -------  -------  ------  ------
Increase (decrease) in
 net interest income....  $   14  $  4,631  $ 4,645  $  661  $ 5,127 $ 5,788  $(1,398) $4,705  $3,307
                          ======  ========  =======  ======  ======= =======  =======  ======  ======

          RESULTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1996
                  VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1995

NET INTEREST INCOME

  The Company's net interest income increased by approximately $7.9 million or 118.9% during the nine months ended September 30, 1996, as compared to the same period in the prior year. This increase resulted from an approximately $17.1 million or 100.2% increase to interest income due to an approximately $239.1 million or 91.6% increase in average interest-earning assets from period to period. The increase in interest income was offset in part by an approximately $9.2 million or 88.2% increase in interest expense due to an approximately $216.8 million or 97.6% increase in average interest-bearing liabilities, primarily certificates of deposit, and, to a lesser extent, a 21 basis point increase in the weighted average rate paid on interest-bearing liabilities.

  The increase in interest income during the nine months ended September 30, 1996, as compared to the same period in the prior year, reflects substantial increases in the average balances of the loan portfolio. The Company's business strategy currently contemplates continued strong growth in its total loan portfolio, with a particular emphasis on increasing its Discounted Loan portfolio. For information on the growth in the Company's total loan portfolio, including its Discounted Loan portfolio, see "--Changes in Financial Condition" below.

  The average balance of the Company's interest-bearing liabilities increased $216.8 million or 97.6% during the nine months ended September 30, 1996, as compared to the same period in the prior year, as a result of the Savings Banks' financing of growth of interest-bearing assets. As of the closing of the Common Stock Offering, the Company will have extensive funding sources available for investment and lending activities. See "Business--Funding Sources."

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the Discounted Loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolio and the Discounted Loan portfolio, historical loss experience, current economic conditions and other relevant factors. See "Business--Asset Quality-- Allowances for Loan Losses" for a discussion of management's methods of estimating loan loss provisions.

  The Company recorded provisions for estimated losses on loans totalling approximately $15.8 million for the nine months ended September 30, 1996, as compared to approximately $3.2 million for the comparable period in the prior year, an increase of 389.0%. The following table sets forth the Company's provision for estimated losses on loans for the nine months ended September 30, 1996:

                                                                           % OF
                                                               PROVISIONS TOTAL
                                                               ---------- ------
                                                                (IN THOUSANDS)
     Inherited Loans..........................................  $ 4,774    30.3%
     Sub-Prime Auto Loans.....................................    8,583    54.5%
     Other Purchased Loans....................................    2,394    15.2%
                                                                -------   ------
     Total provision for estimated losses on loans............  $15,751   100.0%
                                                                =======   ======

  Approximately $6.1 million of the increase in the provisions from 1995 to 1996 was made after discussions between the OTS and the Savings Banks concerning the appropriate provision for the Sub-Prime Auto Loans acquired by the Savings Banks in the fourth quarter of 1995 and the first quarter of 1996.

  The Company also made a provision of approximately $4.8 million in the nine months ended September 30, 1996 related to Inherited Loans owned by First Bank or Girard at the time the Savings Banks were acquired by the Company. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets.

  Although management attempts to utilize its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in non-performing asset trends, large movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and Discounted Loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income (loss) after provision for estimated losses on loans decreased 135.3% to a loss of approximately $(1.2) million for the nine months ended September 30, 1996 from income of approximately $3.4 million for the same period in 1995. This decrease was due to the substantial increase in provisions for estimated losses on loans.

OTHER INCOME

  The Company's other income was approximately $6.4 million for the nine months ended September 30, 1996 compared to approximately $2.7 million for the same period in the prior year, an increase of 133.3%. This increase was primarily attributable to revenue growth in the Company's bankcard operation and from gains on the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Other income:
       Bankcard income................................ $     5,078  $     3,202
       Bankcard processing expense....................      (3,865)      (2,408)
       Gain on sale of loans..........................       1,983          981
       Loan fees and charges..........................       1,217          522
       Amortization of deferred credits...............         346          346
       Trading account-unrealized gain................       1,601          --
       Other, net.....................................          17           91
                                                       -----------  -----------
         Total other income........................... $     6,377  $     2,734
                                                       ===========  ===========

  Bankcard Income and Processing Expense. The increase in other income for the nine months ended September 30, 1996 was due in part to an increase of approximately $1.9 million in bankcard income, from approximately $3.2 million for the nine months ended September 30, 1995 to approximately $5.1 million for the nine months ended September 30, 1996. The large increase in income from the Company's bankcard operations was primarily due to the development of a number of new accounts. Bankcard processing expense increased by approximately $1.5 million from approximately $2.4 million for the nine months ended September 30, 1995 to approximately $3.9 million for the nine months ended September 30, 1996. This increase resulted primarily from an increase in bankcard processing due to growth in merchant transactions evidenced by the growth in bankcard income.

  Gains on Sale of Loans. The increase in other income in 1996 was also due in part to an increase of approximately $1.0 million in gains on sales of loans, from $1.0 million for the nine months ended September 30, 1995 to approximately $2.0 million for the nine months ended September 30, 1996. This increase was due to gains from the securitization of approximately $33.1 million of non-performing and sub-performing mortgage loans and real estate owned.

  Gains or losses on Loan Portfolios sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors (the "Senior Securities") and the Company's cost basis allocated to the Senior Securities. The Company's cost basis in Loan Portfolios sold is allocated between the Senior Securities and the Subordinate Securities retained by the Company based on the relative fair values of the two types of securities. The cost basis of the loans securitized is determined by their acquisition cost (for purchased loans) or net carrying value (for originated loans). The Company carries Subordinate Securities at fair value. As such, the carrying value of these securities is impacted by changes in market interest rates and prepayment and loss experiences of these and similar securities. The Company determines the fair value of the Subordinate Securities utilizing prepayment and credit loss assumptions appropriate for each particular securitization. The range of values attributable to the factors used in determining fair value is broad. Accordingly, the Company's estimate of fair value is subjective.

  Other income also includes loan fees and charges (e.g. late fees, commitment fees). Loan fees and charges increased approximately $0.7 million, from approximately $0.5 million for the nine months ended September 30, 1995 to approximately $1.2 million for the nine months ended September 30, 1996. The increase was primarily due to an increase in loan volume.

OTHER EXPENSE

  The Company's other expenses totalled approximately $10.9 million for the nine months ended September 30, 1996 compared to approximately $5.2 million for the nine months ended September 30, 1995, an increase of 107.8%.

  Loan Service Fees and Expenses. The largest component of other expenses in 1996 was loan service fees and expense which increased by approximately $2.5 million from approximately $1.0 million for the nine months ended September 30, 1995 to approximately $3.5 million for the nine months ended September 30, 1996. Loan servicing fees and charges are paid to WCC and include (a) "normal" servicing fees, and (b) collection-related expenses incurred directly by WCC and reimbursed by the Company. Servicing fees for Discounted Loans have been based on a percentage of cash flows collected. Therefore, when Discounted Loans are sold, servicing fees increase substantially. The Savings Banks' volume of loans being serviced by WCC, and particularly the volume of Discounted Loans, increased substantially during 1996 compared to 1995 resulting from substantial growth in the Savings Banks' total loan portfolio. Also, due to a securitization of non-performing loans (primarily Discounted Loans) in March 1996, higher fees associated with the accelerated cash flows to the Savings Banks were paid to WCC in the first quarter. These factors accounted for the increase in servicing fees and charges in the nine months ended September 30, 1996 compared to the same period in 1995.

  Compensation and Employee Benefits. Other expense relating to compensation and employee benefits also increased from approximately $1.7 million for the nine months ended September 30, 1995 to approximately $3.0 million for the nine months ended September 30, 1996, an increase of approximately $1.3 million (or 72.2%). The increase in compensation and employee benefits during this period reflected normal salary adjustments and an increase in the average number of full-time equivalent employees from 37 for the nine months ended September 30, 1995 to 48 for the nine months ended September 30, 1996, reflecting the expansion of business activities, particularly loan acquisition activities and the growth of non-traditional bankcard activities. In addition, the Savings Banks' administrative offices were relocated to Portland, Oregon in August 1996 which resulted in approximately $0.7 million of additional employee compensation.

  FDIC Insurance Premiums. FDIC insurance premiums increased from approximately $0.4 million for the nine months ended September 30, 1995 to approximately $2.1 million for the nine months ended September 30, 1996, an increase of approximately $1.7 million (or 365.3%), as a result of growth in deposits outstanding and the SAIF special assessment.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $4.7 million during the nine months ended September 30, 1996 compared to a provision of less than $0.1 million during the nine months ended September 30, 1995. This increase was due primarily to assessment of the valuation allowances against deferred tax assets. The Company's effective tax rate amounted to (81.1%) and 7.5% during the nine months ended September 30, 1996 and 1995, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to (41%) and 41% during the nine months ended September 30, 1996 and 1995, respectively.

                 RESULTS OF OPERATIONS--1995 COMPARED TO 1994

NET INTEREST INCOME

  The Company's net interest income was $9.9 million for fiscal year 1995 compared to $4.1 million for the fiscal year 1994, an increase of 140.8%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $24.4 million for fiscal year 1995 compared to $9.6 million for fiscal year 1994, an increase of 154.8%. The increase in the Company's interest income from 1994 to 1995 was due primarily to an increase in interest received on loans from $7.9 million in 1994 to $21.8 million in 1995. The increase in interest received on loans was a result of an increase in the gross principal amount of the Company's total loan portfolio from $198.6 million in 1994 to $337.5 million in 1995, an increase of 69.9%. The Savings Banks made substantial acquisitions of Discounted Loans in June 1995 and performing single-family loans in the fourth quarter of 1995. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations only reflect two months of Girard's operations while 1995 results reflect a full year of operations by Girard. In addition, the average rate earned by the Company on its interest-bearing assets increased from 7.08% in 1994 to 9.16% in 1995.

  Interest Expense. The Company's interest expense was approximately $14.5 million for fiscal year 1995 compared to approximately $5.5 million in fiscal year 1994, an increase of 165.4%. The increase in interest expense from 1994 to 1995 was due primarily to an increase in average certificates of deposit outstanding from approximately $118.3 million in 1994 to approximately $231.6 million in 1995 (an increase of 104.4%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased due to the inclusion of Girard's results of operations for the full year ending December 31, 1995, compared to fiscal year 1994 which only reflected two months of Girard's operations. In addition, the average interest rate on the Company's borrowings increased from 4.23% to 6.08% from 1994 to 1995.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with its provision for estimated losses on loans the Company recorded an expense totalling approximately $4.3 million for fiscal year 1995 compared to approximately $2.2 million for fiscal year 1994, an increase of 96.3%.

  The increase in the provisions from 1994 to 1995 was primarily attributable to higher provisions related to the Inherited Loans and having a full year of Girard's operations presented in 1995. The increase in the provisions from 1994 to 1995 was also to a lesser degree attributable to the earthquake in Southern California in January 1994, which affected delinquency and collateral values in 1995. For a discussion of the Company's methods for establishing provisions for loan losses, see "Business--Asset Quality--Allowances for Loan Losses."

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased 190.6% to approximately $5.6 million for fiscal year 1995 from approximately $1.9 million for fiscal year 1994.

OTHER INCOME

  The Company's other income was approximately $3.1 million for fiscal year 1995 compared to approximately $1.2 million for fiscal year 1994, an increase of 153.2%. This increase was primarily attributable to growth in the Company's bankcard operation and gains from the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Other Income:
  Bankcard income.................................... $     4,694  $       635
  Bankcard processing expense........................      (3,462)        (274)
  Gain on sale of loans..............................         642          --
  Loan fees and charges..............................         610           43
  Gain on sale of mortgage-backed securities avail-
   able for sale.....................................          14           54
  Amortization of deferred credits...................         460          388
  Other, net.........................................         149          381
                                                      -----------  -----------
    Total other income............................... $     3,107  $     1,227
                                                      ===========  ===========

  The increase in other income in 1995 was due primarily to an increase of approximately $4.1 million in bankcard income, from approximately $0.6 million for fiscal year 1994 to approximately $4.7 million for fiscal year 1995. The large increase in income from the Company's bankcard operations reflects a full year of Bankcard operations in 1995 compared to a partial year for 1994, since bankcard operations commenced in mid-1994. bankcard processing expense increased by approximately $3.2 million from approximately $0.3 million for fiscal year 1994 to approximately $3.5 million for fiscal year 1995. The increase in bankcard processing expense was primarily the result of the same factors. The increase in other income in 1995 was also due in part to approximately $0.6 million in gains on sales of loans in fiscal year 1995 from no gains on sales of loans for fiscal 1994. This increase was due to gains from the 1995 sale of approximately $7.9 million of mortgage loans into a securitization. The increase in other income in 1995 was also due in part to an increase of approximately $0.6 million in loan fees and charges, from less than $0.1 million in 1994 to approximately $0.6 million in 1995. The increases in loan fees and charges are primarily attributable to an increase in the average Loan Portfolio from $103.6 million in 1994 to $228.0 million in 1995, an increase of 120.1%.

OTHER EXPENSE

  The Company's other expense totalled approximately $8.1 million for fiscal year 1995 compared to approximately $4.9 million for fiscal year 1994, an increase of 63.9%. The largest component of other expense was loan service fees and expenses which increased by approximately $1.8 million from approximately $0.2 million in fiscal year 1994 to $2.0 million in fiscal year 1995. This increase resulted from the substantially higher volume of loans being serviced in 1995, including a full year of operations of Girard, and the purchase of a portfolio of Discounted Loans in June 1995 which was serviced at higher fees. All of the key items of other expense (including loan service fees and expenses, compensation and employee benefits, FDIC insurance premiums and professional services) showed an increase from 1994 to 1995 except for real estate owned (net) and other general and administrative expenses. This increase was primarily attributable to growth in the Savings Banks.

  Other expense relating to compensation and employee benefits increased from approximately $1.9 million in 1994 to approximately $2.5 million in 1995, an increase of $0.6 million (or 30.9%), primarily as a result of an increase in the average number of full-time equivalent employees from 31 in 1994 to 44 in 1995 (including an entire year's compensation expenses for Girard in 1995).

  FDIC insurance premiums increased from $0.3 million in 1994 to $0.7 million in 1995, an increase of approximately $0.4 million (or 176.2%), as a result of growth in certificates of deposit outstanding. Other expense relating to professional services also increased from approximately $0.5 million in 1994 to approximately $1.0 million in 1995 primarily as a result of legal and accounting expenses incurred in connection with a proposed acquisition of another savings bank in 1995, which was not completed due to a failure of the principals ultimately to agree on terms.

  These increases in other expense were partially offset by a small decrease in expenses related to real estate owned (net). Other expenses related to real estate owned (net) were approximately $0.2 million in fiscal year 1994 and $0.2 million in fiscal year 1995. Other general and administrative expenses decreased from approximately $1.3 million in 1994 to approximately $1.1 million in 1995, a decrease of 15.3%.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to an expense of less than $0.1 million in 1995 compared to a benefit of approximately $0.5 million for 1994. The Company's effective tax rate amounted to 7.4% and (29.6)% during 1995 and 1994, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to 41% and (41)% during 1995 and 1994, respectively. For additional information regarding the Company's income tax provisions and tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

CHANGES IN FINANCIAL CONDITION

  The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                DECEMBER 31,
                                                SEPTEMBER 30, -----------------
                                                    1996        1995     1994
                                                ------------- -------- --------
                                                    (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents.....................    $ 20,531    $  4,482 $  8,830
Trading account securities....................       7,092         --       --
Securities held to maturity, at amortized
 cost.........................................       7,425       6,470    4,505
Mortgage-backed securities available for sale,
 at fair value................................       6,483       9,083   10,943
Mortgage-backed securities held to maturity,
 at amortized cost............................      22,380      13,119   14,439
Loans receivable, net.........................     177,280     258,827  181,471
Discounted loans net..........................       3,419      13,347      --
Loans held for sale, at lower of cost or mar-
 ket..........................................     260,804      18,597      --
Stock in Federal Home Loan Bank of San Fran-
 cisco, at cost...............................       2,911       1,421    1,612
Real estate owned, net........................       2,514       4,964    1,208
Leasehold improvements and equipment, net.....         336         275      167
Due from affiliate............................       8,357       4,514    4,062
Accrued interest receivable...................       4,268       3,042    1,599
Prepaid expenses and other assets.............       3,887       1,724    1,026
Income taxes receivable, net..................       5,422       1,589      774
                                                  --------    -------- --------
  Total Assets................................    $533,109    $341,454 $230,636
                                                  ========    ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits......................................    $487,535    $303,524 $196,289
Borrowings....................................         --       13,000   21,500
Accounts payable and other liabilities........       7,625       4,398    2,056
Subordinated debt.............................         --       11,000      --
Preferred stock in subsidiary held by others..         --          --     1,000
Deferred credits..............................         832       1,134    1,772
Minority interest in subsidiaries.............         277         600      574
Due from affiliates...........................       2,286         759      652
                                                  --------    -------- --------
  Total liabilities...........................     498,555     334,415  223,843
Stockholders' Equity..........................      34,554       7,039    6,793
                                                  --------    -------- --------
  Total Liabilities and Stockholders' Equity..    $533,109    $341,454 $230,636
                                                  ========    ======== ========

  Mortgage-Backed and Other Securities. The Company's mortgage-backed securities available for sale and trading account securities increased $4.4 million during the nine months ended September 30, 1996 primarily as a result of purchasing certain subordinated bonds associated with the sale of Discounted Loans. Investment securities and mortgage-backed securities held to maturity increased by approximately $1.0 million and $9.3 million, respectively, during the nine months ended September 30, 1996. United States Treasury securities are generally held for the purpose of meeting regulatory liquidity requirements. As the amount of deposits and borrowings increases, the regulatory liquidity requirement increases proportionately. The increase in mortgage-backed securities held to maturity resulted primarily from purchases of GNMA adjustable-rate mortgage securities to secure certain representations and warranties under a mortgage loan securitization and for collateral securing an interest-rate swap contract.

  Loans Receivable, Net. Since 1994, the Company has emphasized the acquisition of traditional performing mortgage loans as well as under-performing and non-performing loans which generally are purchased at a discount to both unpaid principal amount of the loan and the estimated value of the property securing the loan. As a result, the average balance of the Company's Total Loan Portfolio has increased significantly since 1993 as illustrated by the following table:

             AVERAGE BALANCE OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                             NINE MONTHS ENDED       DECEMBER 31,
                               SEPTEMBER 30,   ---------------------------
                                   1996          1995      1994     1993
                             ----------------- --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residen-
   tial.....................     $288,243      $ 93,350  $ 31,414  $20,254
  Multi-family residential..       74,131        70,631    36,089   25,567
  Commercial and other mort-
   gage loans...............       57,899        53,852    33,163   26,396
  Consumer and other........       29,675        10,137     2,917      383
                                 --------      --------  --------  -------
    Total loans.............      449,947       227,970   103,583   72,600
  Unaccreted discount.......      (17,281)      (10,254)   (4,086)    (988)
  Allowance for loan loss-
   es.......................      (33,451)      (21,591)   (4,509)  (4,314)
                                 --------      --------  --------  -------
                                 $399,215      $196,125  $ 94,988  $67,298
                                 ========      ========  ========  =======

  The Company's total loan portfolio, net of discounts and allowances, increased by approximately $150.7 million during the nine months ended September 30, 1996 primarily as a result of the Company's business strategy of aggressively acquiring loan portfolios of Discounted Loans and other mortgage loans. The Company's total loan portfolio, net of discounts and allowances, increased by approximately $109.3 million during 1995 primarily as a result of the Company's loan purchase strategy. Included in the amount of increases in the Company's total loan portfolio in the nine months ended September 30, 1996 and the year ended December 31, 1995 are a decrease of $26.9 million and an increase of $29.3 million, respectively, in the net carrying amount of Discounted Loans. The increase in 1995 reflected the initial implementation of the Discounted Loan acquisition strategy. The decrease in the first six months of 1996 reflected paydowns and other resolutions of some of the loans, and the sale of most of the Discounted Loans in a securitization transaction completed in March 1996.

  Loans Held For Sale. The Company's loans held for sale increased by $243.3 million during the nine months ended September 30,1996 due to the Company's intent to sell approximately $277.5 million of single-family residential loans in the fourth quarter of 1996.

  Real Estate Owned, Net. Real estate owned, net consists almost entirely of properties acquired by foreclosure or deed-in-lieu thereof on loans in the Company's total loan portfolio. Real estate owned decreased by approximately $2.5 million or 49.4% during the nine months ended September 30, 1996 as a result of the securitization of certain real estate owned and other resolution activities. The approximately $3.8 million increase in the Company's net real estate owned during 1995 primarily reflects increases in real estate owned related to the Company's Discounted Loan portfolio, which reflects the growth in the Company's Discounted Loan acquisition and resolution activities in recent periods.

  The Company actively manages its real estate owned. During the nine months ended September 30, 1996, the Company sold 57 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $6.6 million. During 1995, the Company sold 17 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $5.5 million, as compared to the sale of properties of real estate owned related to its total loan portfolio with carrying values of approximately $3.3 million during 1994.

  Due from Affiliate. Due from affiliate increased by approximately $3.8 million or 85.1% during the nine months ended September 30, 1996 primarily as a result of growth in loan portfolios. The balance in the account as of any month-end reflects the lag between receipts of loan payments by WCC, as servicer, and payment to the Company. Due from affiliate increased by approximately $0.5 million during 1995 for the same reason.

  Deposits. Deposits increased by approximately $184.0 million or 60.6% during the nine months ended September 30, 1996 primarily as a result of the Company's strategy to increase deposits to permit the Savings Banks to acquire loan portfolios. Deposits increased by approximately $107.2 million during 1995 primarily for the same reason.

  Borrowings. Borrowings decreased by approximately $13.0 million during 1996 as a result of replacing short-term borrowings with longer term deposits.

  Subordinated Debt. Subordinated debt decreased by approximately $11.0 million during the nine months ended September 30, 1996 because on January 1, 1996, the subordinated debt was exchanged for common stock.

  Stockholders' Equity. Stockholders' equity increased by $27.5 million during the nine months ended September 30, 1996 primarily as a result of the exchange of $11.0 million of outstanding subordinated debt for common stock and the infusion of approximately $17.8 million to support growth and maintain required regulatory capital ratios at the Savings Banks. Stockholders' equity increased during 1995 primarily as a result of the Company's net income during the period.

ASSET AND LIABILITY MANAGEMENT

  Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the asset and liability committees for the Company and the Savings Banks (the "Asset and Liability Committees") which meet regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and securitization activity, and maturities of investments and borrowings. The Asset and Liability Committees coordinate with the Savings Banks' boards of directors and the Company's investment committees with respect to overall asset and liability composition.

  Since most of the Company's assets and liabilities reprice relatively frequently, the Company's gap tends to be relatively easy to manage and the Company's interest rate risk analysis focuses less on managing the overall gap and more on ensuring that individual Loan Portfolios are properly hedged. In hedging the interest rate exposure of a fixed-rate or lagging-index asset that is held for sale, the Company creates a hedge which matches the principal amortization of such asset against the maturity of the Company's liabilities generally by entering into short sales or forward sales of U.S. Treasury securities, U.S. agency mortgage-backed securities or interest rate futures contracts. This results in market gains or losses on hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on loans being hedged. The Company evaluates the interest rate sensitivity of each Loan Portfolio and decides whether to hedge the interest rate exposure of a particular portfolio. In general, the Company tends to hedge its fixed-rate Loan Portfolios. The Company generally does not hedge the interest rate risk associated with holding non-lagging index adjustable-rate mortgages pending their sale or securitization due to the decreased significance of such risk. Though the Company's loan portfolio changes relatively frequently as a result of Loan Portfolio acquisitions and the sale of Loan Portfolios through securitization, the Company to date has not experienced any significant costs or problems in hedging its portfolio. In general, as a new Loan Portfolio is acquired, the Company will determine whether or not to hedge and, with respect to any sale or financing of Loan Portfolios through securitization, the Company will determine whether or not to discontinue its duration-matched hedging activities with respect to the relevant loans. In connection with the acquisition of the Citicorp Portfolio, the Company does not currently anticipate entering into any hedging transactions.

  The Asset and Liability Committees are authorized to utilize a wide variety of off-balance sheet financial techniques to assist them in the management of interest rate risk. These techniques include interest rate swap agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate swap agreements are utilized by the Company to protect against the narrowing of the interest spread between fixed rate loans and associated liabilities funding those loans. The Company had approximately $65.6 million notional principal amount of interest rate swap agreements outstanding at September 30, 1996, which had the effect of decreasing the Company's net interest income by approximately $0.1 million during the nine months ended September 30, 1996. For additional information see Note 9 to the Consolidated Financial Statements. There was no significant hedging activity in 1995.

  In addition, as required by OTS regulations, the Asset and Liability Committees also regularly review interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Boards of Directors of the Savings Banks. In addition, at June 30, 1996, management estimates based upon the MVPE analysis prepared by the OTS that the estimated percentage change in the Company's MVPE over the ensuing four-quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 15% decrease or 6% increase, respectively. The following table highlights the interest rate sensitivity of MVPE of a change in rates from 0 to 400 basis points ("bp").

               INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE

                     AT JUNE 30, 1996
                          Net Portfolio Value
            Change in  --------------------------
             Rates      Amount $ Change  % Change
            +400bp     $42,628 $(22,944)      -35%
            +300bp      49,563  (16,009)      -24%
            +200bp      55,986   (9,586)      -15%
            +100bp      61,464   (4,108)       -6%
              0bp       65,572      --
            -100bp      68,312    2,740         4%
            -200bp      69,521    3,949         6%
            -300bp      69,923    4,351         7%
            -400bp      70,738    5,166         8%

  Management of the Company believes that the assumptions (including pre-payment assumptions) used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity is the measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, purchase loans, purchase Discounted Loans, fund lending activities and for general business purposes. The Company's sources of cash flow include certificates of deposit, securitizations, net interest income and borrowings under its warehouse and repurchase financing facilities and from institutional investors and other lenders. In addition, the Savings Banks obtain funding through FHLB advances.

  The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset and Liability Committees and reviewed periodically by the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

  Sources of liquidity include wholesale and brokered certificates of deposit. As of September 30, 1996, the Company had approximately $480.3 million of certificates of deposit. As of September 30, 1996, scheduled maturities of certificates of deposit during the 12 months ending September 30, 1997 and thereafter amounted to approximately $425.1 million and approximately $55.2 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn by the investor upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. However, management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds.

  As of September 30, 1996, the Company's sources of borrowing included Master Repurchase Agreements between each of the Savings Banks and Bear Stearns Mortgage Capital Corporation as to which the parties have orally agreed that approximately $210 million in aggregate would be available for the purchase of loans. On closing of the Common Stock Offering and Notes Offering, the amounts available to the Wilshire Private Companies under a $100 million warehouse lending agreement (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. and certain repurchase arrangements will be made available to the Company or one of its subsidiaries, including $150 million under a repurchase agreement with First Boston Mortgage Capital Corporation. Such Repurchase Agreement will be increased to $250 million upon transfer to WFC. See "Business--Funding Sources."

  Sources of borrowings also include FHLB advances, which are required to be secured by single-family and/or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. As of September 30, 1996, the Company had no FHLB advances outstanding, and was eligible to borrow up to an aggregate of $11.6 million from the FHLB of San Francisco and had $2.0 million of single-family residential loans, approximately $16.6 million of multi-family residential loans and $2.6 million of commercial loans which were pledged as security for such advances. At the same date, the Company had a contractual relationship with the FHLB of San Francisco pursuant to which it could obtain funds from reverse repurchase agreements and had $7.6 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

  The Company's uses of cash include the funding of loan purchases and origination, payment of interest expenses, repayment of loans, funding of initial over-collateralization requirements for securitizations, operating and administrative expenses, income taxes and capital expenditures. The Company's purchases of loans is expected to utilize secured borrowings and be highly leveraged. The actual dollar amount of secured borrowings incurred by the Company will vary depending on a number of factors, including the breakdown between performing and non-performing loans acquired by the Company, the amount of leverage lenders are willing to make available at the time a Loan Portfolio is acquired (which will be affected by market conditions), and managements's determination as to the appropriate amount of leverage at the time a portfolio is acquired. Based on the Company's current business plan (which assumes that an equal amount of performing and non-performing loans will be acquired), assuming that the Company can locate and acquire sufficient Loan Portfolios and continue to obtain financing for 95% of Performing Loan Portfolios and 90% for Non-performing Portfolios and assuming no exercise of the overallotment options, the Company expects to incur approximately $1.15 billion of secured borrowings in connection with the application of the net proceeds to acquire Loan Portfolios. Management expects to repay any secured indebtedness incurred in connection with loan acquisitions from the proceeds of the Loan Portfolios acquired. Capital expenditures were immaterial for the nine months ended September 30, 1996 and the years ended December 31, 1995, and 1994. In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 9 to the Consolidated Financial Statements.

  The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis and other monitoring procedures.

  Adequate credit facilities and other sources of funding, including the ability of the Company to securitize loans, are essential to the continuation of the Company's ability to purchase and originate loans, and acquire Subordinate Securities. During the first nine months of 1996, and fiscal years 1995 and 1994, the Company used cash in the approximate amounts of $227.6 million, $186.9 million, and $41.6 million, respectively, for new loan purchases. During the first nine months of 1996 and fiscal year 1995, the Company received cash from the securitization of loans of approximately, $26.3 million and $16.7 million, respectively.

  After utilizing available working capital, deposits and any securitization proceeds, the Company borrows money to fund its loan purchases and originations. During the first nine months of 1996, and fiscal years 1995 and 1994, the Company used borrowings under various repurchase arrangements and FHLB advances in the approximate amounts of $308.1 million, $77.4 million and $41.7 million, respectively, for new loan purchases and origination. The Company's business plan generally calls for using a high degree of leverage in acquiring Loan Portfolios. With respect to Loan Portfolios of Discounted Loans and performing loans, the Company generally seeks to fund 90% and 95%, respectively, of the market value of such Loan Portfolios with borrowed money. See "Risk Factors--Risks Related to Extensive Use of Financial Leverage." The Company draws on a number of sources to obtain such funds including certificates of deposit and repurchase arrangements with Wall Street investment banks. As of the closing of the Common Stock Offering and the Notes Offering, certain existing lines of credit will be transferred to the Company. See "Business--Funding Sources."

  The Company believes that cash flow from operations, the net proceeds of the Common Stock Offering and the Notes Offering, the proceeds of certificates of deposit, the availability under the warehouse financing facility and other borrowings, and the net proceeds from securitizations will be sufficient to fund operating needs, commitments and capital expenditures.

  The Savings Banks are required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. First Bank's liquidity, as measured for regulatory purposes, amounted to 9.0% as of September 30, 1996 and averaged 11.4%, 9.1%, and 8.0% during the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, respectively. Girard's liquidity, as measured for regulatory purposes, amounted to 6.4% as of September 30, 1996 and averaged 6.4%, 11.2%, and 8.5% during the nine months ended September 30, 1996, the year ended December 31, 1995, and the quarter ended December 31, 1994, respectively.

REGULATORY CAPITAL REQUIREMENTS

  Federally-insured savings associations such as the Savings Banks are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Under the Orders, the Savings Banks are required to be "well-capitalized" as of December 31, 1996. See "Regulation--Imposition of Cease and Desist Orders."

  The following table sets forth the regulatory capital ratios of the Savings Banks at September 30, 1996.

                           REGULATORY CAPITAL RATIOS

                                                                      TO BE
                                                                   CATEGORIZED
                                                                     AS "WELL
                                                                   CAPITALIZED"
                                        OTS MINIMUM                 UNDER OTS
                             ACTUAL     REQUIREMENTS    EXCESS     REGULATIONS     EXCESS
                          ------------- ------------ ------------- ------------ ------------
                          AMOUNT  RATIO    RATIO     AMOUNT  RATIO    RATIO     AMOUNT RATIO
                          ------- ----- ------------ ------- ----- ------------ ------ -----
                                                (DOLLARS IN THOUSANDS)
Tangible Capital:
 First Bank.............  $ 8,434  6.0%     1.5%     $ 6,314 4.5%      N.A.       N.A. N.A.
 Girard.................   26,739  6.8%     1.5%      20,884 5.3%      N.A.       N.A. N.A.
Tier 1 Capital to Aver-
 age Assets:
 First Bank.............    8,434  5.9%     4.0%       2,728 1.9%      5.0%     $1,302  0.9%
 Girard.................   26,739  7.0%     4.0%      11,419 3.0%      5.0%      7,589  2.0%
Tier 1 Capital to Risk-
 Weighted Assets:
 First Bank.............    8,434  8.7%     N.A.        N.A. N.A.      6.0%      2,614  2.7%
 Girard.................   26,739  9.7%     N.A.        N.A. N.A.      6.0%     10,231  3.7%
Total Risk-Based Capital
 to Risk-Weighted As-
 sets:
 First Bank.............    9,711 10.0%     8.0%       1,951 2.0%       10%         10  0.0%
 Girard.................   30,297 11.0%     8.0%       8,287 3.0%       10%      2,784  1.0%

  In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Savings Banks' risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Savings Banks--Regulatory Capital Requirements" and Note 10 to the Consolidated Financial Statements.

                                   BUSINESS

GENERAL

  WFSG is a newly formed financial services holding company for certain companies and businesses previously held as part of, and operated by, the Wilshire Companies. As part of the Reorganization, the Wilshire Private Companies, including WCC, will not become subsidiaries of WFSG and will remain privately held. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional merchant credit card processing.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize extensive leverage. Key elements of this strategy include:

  . significant growth in Loan Portfolio investments;

  . utilize varied funding sources;

  . expansion into European markets;

  . utilize servicing expertise;

  . growth of non-traditional bankcard processing operations; and

  . develop wholesale origination network.

LOAN ACQUISITIONS

  General. During the last four years, the Wilshire Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans, other consumer loans and Subordinate Securities.

  In the early 1990's, the Wilshire Companies acquired loans primarily from the FDIC and the RTC, primarily in auctions of pools of loans acquired from financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Wilshire Companies purchased loans from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. Whether because a financial institution desires to reduce overhead costs, is not staffed to handle large volumes of Loan Portfolios or simply does not want to distract management and personnel with the intensive and time-consuming job of servicing Loan Portfolios, many financial institutions now recognize that outside contractors often are better staffed to manage and service Loan Portfolios. These financial institutions include multi-national, money center, super-regional and regional banking institutions as well as mortgage companies and insurance companies. Moreover, many financial institutions have embraced the concept of packaging and selling Loan Portfolios to investors as a means of disposing of non-performing and under-performing loans and improving a financial institution's balance sheet. Consolidations within the banking industry have reinforced this trend. Additionally, management believes that there is a market for management and resolution services for delinquent, sub-performing and non-performing loans.

  The Company intends to build on its expertise in loan acquisitions and aggressively pursue Loan Portfolio acquisitions in the United States and Europe, a substantial portion of which are expected to be Discounted Loans. The Company's acquisition of Loan Portfolios is expected to be highly leveraged. In addition, the Company expects to increase its purchases of commercial real estate loans above existing levels. The Company believes it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. Areas in which the Company views itself as having a competitive advantage include (i) under-performing, non-performing and charged-off loans which generally are purchased at substantial discount to both the unpaid principal amount of the loan and the estimated value of the properties securing the loans; (ii) single family and multi-family loan portfolios which do not comply with Federal National Mortgage Association (the "FNMA") or Federal Home Loan Mortgage Corporation (the "FHLMC") guidelines or may not meet preset securitization guidelines for certain mortgage loan conduit programs; (iii) manufactured housing loans; (iv) home equity or second lien loans; and (v) to a lesser degree, consumer and other loans.

  Loan Acquisition Procedures. Loans generally are acquired in pools ("Loan Portfolios") from a wide variety of sources, including private sellers such as banks, thrifts, finance companies, leasing companies, mortgage companies and governmental agencies. The Company expects to obtain information on available Loan Portfolios from several sources, such as referrals from Loan Portfolio sellers with whom the Wilshire Companies have transacted business in the past and from co-investors who seek the Company's participation in Loan Portfolio purchases. Management of the Company has developed relationships with banks, finance companies, mortgage companies and institutional investment banks which management believes will be a continuing source of information on available Loan Portfolios.

  Loan Portfolios generally are acquired through competitive bids in which there is often substantial competition or negotiated transactions. The competition for larger Loan Portfolios is generally more intense. In addition to bidding on and often acquiring large Loan Portfolios, the Company has often acquired small Loan Portfolios where competition is less. The average size of the Loan Portfolios acquired by the Company was $9.3 million for the first nine months of 1996 and $3.8 million for the year ended December 31, 1995. The Company believes that its funding flexibility, experienced personnel, proprietary software and mortgage loan database provide the Company with a competitive advantage in pricing and ultimately purchasing Loan Portfolios.

  Prior to making an offer to purchase a Loan Portfolio, the Company's employees who specialize in the analysis of loans will conduct an extensive investigation and evaluation of the individual loans in the Loan Portfolio. This examination typically consists of analyzing the information made available by the Loan Portfolio seller (generally, the respective credit and collateral files for the loans), reviewing other relevant material that may be available (including tax records), and analyzing the underlying collateral (including consulting the Company's United States mortgage loan database which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtaining value opinions from third parties and, in some cases, conducting site inspections). The Company also will review information on the local economy and real estate markets (including the amount of time required to foreclose on real property) in the area in which the loan collateral is located.

  The Company's senior acquisition personnel who conduct the due diligence on the Loan Portfolio will determine the amount to be offered by the Company to acquire the Loan Portfolio by using a proprietary modeling system which focuses on, among other things, the anticipated recovery amount, timing, type and quality of the servicing transfer and cost of the resolution of the loans. With respect to Discounted Loans and with certain other loans as well, the amount that will be offered by the Company will generally be at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment. The Company's Investment Committee which consists of senior management and the senior acquisition personnel that conducted the due diligence on the Loan Portfolio will review the due diligence file and make a final determination as to the amount of the offer. Loan acquisition decisions at the Savings Banks are made by their respective boards of directors.

LOAN PORTFOLIO

  General. The Company's total loan portfolio currently includes residential mortgage loans, multi-family residential loans, commercial real estate loans, manufactured housing loans, commercial and business loans, auto loans, boat loans and other consumer loans. As of September 30, 1996, the Company's total loan portfolio, net of unaccreted discount and allowance for loan losses amounted to $441.5 million. The Company expects to utilize its available funding sources to continue to aggressively expand its loan portfolio through the acquisition of Loan Portfolios from government agencies and private sector entities and through its mortgage conduit program. As part of the Reorganization, WCC will continue to originate mortgage loans for the Company, during the period of time that the Company is obtaining the necessary licenses to conduct the mortgage conduit program. See "--Loan Origination."

  The Company expects to securitize its Loan Portfolios when advantageous. The Company may also from time to time engage in whole loan sales or determine to hold loans until maturity. Loans not presented as held for sale in the Audited Consolidated Financial Statements are expected to be held to maturity.

 Activity in the Company's Loan Portfolio.

  The following table sets forth the activity in the gross principal amount of the Company's total loan portfolio during the periods indicated, excluding activity in the allowance for loan losses, deferred fees and unaccreted discount on purchased loans.

                ACTIVITY IN THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                              YEAR ENDED
                                      NINE MONTHS ENDED      DECEMBER 31,
                                        SEPTEMBER 30,      ------------------
                                             1996            1995    1994(1)
                                    ---------------------- --------  --------
                                    (DOLLARS IN THOUSANDS)
Balance at beginning of period.....        $337,455        $198,588  $ 74,045
Originations:
  Single-family residential........           1,906           3,508     1,478
  Multi-family residential.........             374           1,180       252
  Commercial and other mortgage
   loans...........................             --            4,060     2,615
  Consumer and other loans.........             --              --        --
                                           --------        --------  --------
    Total loans originated.........           2,280           8,748     4,345
Loan Purchases(3):
  Single-family residential........         221,581         121,883    36,462
  Multi-family residential.........             --              --     61,247
  Commercial and other mortgage
   loans...........................             --            2,126    31,091
  Consumer and other loans(2)......          18,742          11,012    10,847
                                           --------        --------  --------
    Total loans purchased..........         240,323         135,021   139,647
Discounted Loan Purchases:
  Single-family residential........             --           49,662     1,542
  Multi-family residential.........             --               96       --
  Commercial and other mortgage
   loans...........................             --              869     1,843
  Consumer and other loans.........             --            5,368       239
                                           --------        --------  --------
    Total Discounted Loans pur-
     chased........................             --           55,995     3,624
Sales..............................         (27,965)        (16,673)      --
Principal repayments, net of capi-
 talized interest..................         (37,789)        (27,464)  (14,813)
Transfer to real estate owned and
 other.............................         (12,350)        (16,760)   (8,260)
                                           --------        --------  --------
Net increase (decrease) in loans...         164,499         138,867   124,543
                                           --------        --------  --------
Balance at end of period...........        $501,954        $337,455  $198,588
                                           ========        ========  ========

--------
(1) Includes as purchases $90.6 million aggregate principal amount of loans held by Girard on the date that it was acquired by WACII.
(2) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(3) Excludes Discounted Loans.

  Composition of Total Loan Portfolio. As of September 30, 1996, the Company's total loan portfolio, net of unaccreted discount, deferred fees and allowance for loan losses, amounted to $441.5 million or 83.6% of the Company's total assets. The following table sets forth the composition of the Company's total loan portfolio by type of loan at the dates indicated.

               COMPOSITION OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                                   SEPTEMBER 30,        DECEMBER 31,
                                   -------------  ---------------------------
                                       1996         1995      1994     1993
                                   -------------  --------  --------  -------
                                           (DOLLARS IN THOUSANDS)
LOAN PORTFOLIO:
  Single-family residential.......   $324,910(2)  $139,566  $ 53,095  $20,657
  Multi-family residential........     72,717       71,239    77,884   26,076
  Commercial real estate..........     61,235       53,458    57,881   26,921
  Consumer and other..............     30,698       19,753     6,733      391
                                     --------     --------  --------  -------
Loan portfolio....................    489,560      284,016   195,593   74,045
Unaccreted discount and deferred
 fees.............................    (12,400)     (14,362)   (8,946)    (988)
Valuation allowance...............    (40,086)     (10,237)   (7,270)  (4,314)
                                     --------     --------  --------  -------
Loan portfolio, net...............   $437,074     $259,417  $179,377  $68,743
                                     ========     ========  ========  =======
DISCOUNTED LOAN PORTFOLIO:
  Single-family residential.......   $ 11,188(3)  $ 50,937  $    348  $   --
  Multi-family residential........        -- (3)       --        --       --
  Commercial real estate..........        482        1,523       432      --
  Consumer and other..............        724          979     2,215      --
                                     --------     --------  --------  -------
Discounted Loan portfolio.........     12,394       53,439     2,995      --
Unaccreted discount and deferred
 fees.............................     (1,747)      (6,671)     (470)     --
Valuation allowance(1)............     (6,218)     (15,414)     (431)     --
                                     --------     --------  --------  -------
Discounted Loan portfolio, net....   $  4,429     $ 31,354  $  2,094  $   --
                                     ========     ========  ========  =======

--------
(1) For discussion of the valuation allowance allocation for purchase discount, see "--Asset Quality--Allowances for Losses."
(2) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(3) Girard has purchased or committed to purchase approximately $272 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

  The real properties which secure the Company's mortgage loans are located throughout the United States. As of September 30, 1996, the five states with the greatest concentration of properties securing the Company's loans were California, New York, New Jersey, Florida and Texas, which had $274.2 million, $32.8 million, $21.9 million, $17.4 million and $10.8 million principal amount of loans, respectively. The real properties which secure the Company's Discounted Loans are located throughout the United States. As of September 30, 1996, the five states with the greatest concentration of properties securing the Company's Discounted Loans were Massachusetts, Connecticut, California, Texas and New Jersey, which had $3.8 million, $3.1 million, $1.2 million, $1.1 million and $.9 million principal amount of loans, respectively. The Company believes that the broad distribution of the real property in its Discounted Loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas. The geographic concentration of the Company's Discounted Loan portfolio is expected to change with the acquisition of the Citicorp Portfolio, which is concentrated in New York and New Jersey. See "Recent Developments."

  Contractual Principal Repayments. The following table sets forth certain information as of September 30, 1996 regarding the dollar amount of loans maturing in the Company's loan portfolio (excluding Discounted Loans) based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for undisbursed loan proceeds, unearned discounts and the allowance for loan losses.

                  MATURITY OF THE COMPANY'S LOAN PORTFOLIO(1)

                                               MATURING IN
                         -------------------------------------------------------
                         ONE YEAR   AFTER ONE YEAR   AFTER FIVE YEARS    AFTER
                         OR LESS  THROUGH FIVE YEARS THROUGH TEN YEARS TEN YEARS
                         -------- ------------------ ----------------- ---------
                                         (DOLLARS IN THOUSANDS)
Single-family residen-
 tial................... $ 6,999       $23,385            $15,681      $278,845
Multi-family residen-
 tial...................  16,226        26,205             15,943        14,343
Commercial and other
 mortgage loans.........  18,025        25,288             14,130         3,792
Consumer and other
 loans..................   6,019        23,589                370           720
Interest rate terms on
 amounts due after one
 year:
  Fixed.................     --         47,317             12,415        98,277
  Adjustable............     --         51,150             33,709       199,423

--------
(1) Excludes Discounted Loans.

  Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

LOAN ORIGINATION

  General. In late 1995, WCC launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. From the launch of the program in the fourth quarter of 1995 through September 30, 1996, WCC purchased or committed to purchase under its mortgage conduit program approximately $5.9 million principal amount of manufactured housing loans and $18.0 million principal amount of first and second lien mortgage loans. While the Company is obtaining necessary regulatory approvals, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans to the Company. The Company will simultaneously provide the funding for the newly originated residential mortgage loans. Although WCC will be originating mortgage loans for the Company's account while the Company obtains necessary licenses, the mortgage conduit program will be conducted by the Company.

  The mortgage conduit program currently focuses on the origination of manufactured housing loans, and conforming and non-conforming first and related second lien mortgage loans. All borrowers and the collateral must meet the Company's credit underwriting guidelines. The Company believes that the higher risk generally associated with non-agency borrowers is partially offset by the Company's strong credit underwriting guidelines and the better pricing associated with these loans. The Company is in the process of launching two new programs for loans to good credit borrowers. The Company expects to further expand the mortgage conduit program as it identifies market niches in the mortgage lending market where the Company believes it has a competitive advantage.

  The Company expects to securitize loans that it originates when advantageous. The Company may also from time to time sell whole loans or determine to hold loans until maturity. Loans not presented as held for sale in the Audited Consolidated Financial Statements are expected to be held to maturity.

  Correspondent Relationships. Mortgage loans are currently acquired by WCC through its correspondent relationships with mortgage banking firms and other financial services companies. WCC has entered into mortgage loan purchase agreements with each such correspondent which require specified minimum levels of experience in origination of non-conventional mortgage loans and provide representations, warranties and buy-back provisions identical to the representations and warranties required of the Wilshire Companies for the securitization of their own loans. Correspondent institutions originate loans based on guidelines provided by the Company and currently sell the loans to WCC on a servicing-released basis. As of October 1996, WCC had approximately seventy-eight approved correspondents. The Company's current strategy is to continue to solidify and expand the correspondent relationships, which are subject to a thorough due diligence and approval process to ensure quality sources of new business.

  Underwriting. The Company has adopted guidelines that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to borrowers. While the Company is in the process of obtaining necessary licenses, WCC will conduct the underwriting process for the Company. Once a correspondent has completed its underwriting process it will submit the initial loan application to WCC. Upon receipt of an application, WCC's underwriting department will review the application and perform its own underwriting. Evaluations of initial loan applications will be conducted by WCC's employees who specialize in the analysis of loans, often with further specialization based on geographic or collateral specific factors. Initial loan applications are reviewed for completeness, accuracy, and compliance with the Company's underwriting criteria and governmental regulations. The Company's underwriting criteria focuses on debt-to-income ratios, loan-to-value ratios, current credit reports of potential borrowers, property appraisals and a potential borrower's job history. As part of the underwriting process the Company requires an additional field review appraisal of the collateral to be conducted by an approved third party at the correspondent's expense.

  Loans which clearly conform to the Company's underwriting guidelines are approved by the underwriting department. Loans which clearly do not conform are rejected and returned to the correspondent. Loans that present certain underwriting issues may be returned to correspondents requesting changes or may be forward to underwriting managers for approval. Variations from the Company's underwriting guidelines must be approved by an appropriate officer of the Company.

EUROPEAN OPERATIONS

  The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. The Company's expansion strategy involves understanding each new market's regulatory requirements and tailoring the Company's acquisitions and servicing to comply with such requirements and identifying and training management and employees to run the Company's European operations. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for continuing and expanding the servicing activities of a company located in the United Kingdom. See "Recent Developments." The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's. The decline in the real estate market which began in the United States in 1987 and continued through the early 1990's occurred in the United Kingdom in late 1989 and France in 1992. Since the decline began in France in 1992 the value of real estate has fallen further than it did in the United States. In addition, there are currently only a few purchasers of distressed assets in the United Kingdom and France, which is similar to the way the market for distressed assets was in the United States when the RTC first began selling loans in the late 1980s. Based on these facts management believes that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.- style servicing with its automated systems and detailed investor reporting and aggressive servicing and work-out approaches. Most of the purchasers of distressed assets in the United Kingdom and France are U.S. based companies, which have utilized U.S.-style servicing and investor reporting in connection with the purchase of distressed assets in the United States and with the exception of recently originated loans, the servicing and reporting system in the United Kingdom and France for loans is generally less technologically developed and more labor intensive.

FUNDING SOURCES

  General. The Company, in addition to deposits at the Savings Bank, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective. Following the Common Stock Offering and Notes Offering, the Company will continue to rely on these sources of capital, in addition to the proceeds of the Common Stock Offering and Notes Offering, to finance its operations. As of the closing of the Common Stock Offering and Notes Offering, certain existing undrawn lines of credit ($416.0 million as of September 30, 1996) will be transferred to the Company. Amounts currently drawn under the lines of credit by the Wilshire Private Companies ($84.0 million as of September 30, 1996) will be transferred to the Company as such amounts are repaid by the Wilshire Private Companies.

  Deposits. The primary source of deposits for the Savings Banks currently is "wholesale" certificates of deposit. To a lesser extent the Savings Banks obtain brokered certificates of deposit from national investment banking firms which pursuant to agreements with the Savings Banks, solicit funds from their customers for deposit with the banks. As of September 30, 1996, $154.6 million or 31% of the Savings Banks' total deposits were brokered and $325.6 million or 67% were wholesale deposits. Wholesale deposits generally are obtained on more economically attractive terms to the Savings Banks than brokered deposits.

  The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its markets. The Savings Banks have been able to pursue this strategy because the general and administrative costs associated with operating the Savings Banks is significantly lower than traditional banks and savings institutions with branch office networks. The Savings Banks have generally accumulated deposits by participating in deposit rate surveys which list the Savings Banks among the higher rate paying insured institutions, and periodically advertising in various local market newspapers and other media. However, because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. The Orders issued by the OTS currently prohibit the Savings Banks from increasing their total assets above specified levels. See "Risk Factors--Risks Related to imposition of Cease and Desist Orders."

  The following table sets forth information relating to the Company's deposits at the dates indicated.

                            THE COMPANY'S DEPOSITS

                                                                 DECEMBER 31,
                           SEPTEMBER 30,    -------------------------------------------------------
                                1996               1995               1994              1993
                         ------------------ ------------------ ------------------ -----------------
                          AMOUNT  AVG. RATE  AMOUNT  AVG. RATE  AMOUNT  AVG. RATE AMOUNT  AVG. RATE
                         -------- --------- -------- --------- -------- --------- ------- ---------
                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing
 checking accounts...... $  5,192   0.00%   $  3,532   0.00%   $  3,045   0.00%   $   --     -- %
NOW and money market
 checking accounts......    1,706   1.82       2,846   2.99       3,170   3.28      3,633   2.96
Saving accounts.........      371   2.10         304   2.38         215   2.25        194   2.50
Certificates of depos-
 it.....................  480,266   5.89     296,842   6.15     189,859   5.48     80,994   3.86
                         --------   ----    --------   ----    --------   ----    -------   ----
 Total deposits......... $487,535   5.81%   $303,524   6.04%   $196,298   5.35%   $84,821   3.83%
                         ========   ====    ========   ====    ========   ====    =======   ====

  The following table sets forth by various interest rate categories the certificates of deposit in the Company at September 30, 1996.

      INTEREST RATE CATEGORIES FOR THE COMPANY'S CERTIFICATES OF DEPOSIT

                                                              SEPTEMBER 30,
                                                                   1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      3.50% or less......................................        $  1,070
      3.51-4.50..........................................              46
      4.51-5.50..........................................          50,126
      5.51-6.50..........................................         409,925
      6.51-7.50..........................................          16,232
      7.51-8.50..........................................           2,867
                                                                 --------
        Total............................................        $480,266
                                                                 ========

  The following table sets forth the amount and maturities of the certificates of deposit in the Company as of September 30, 1996.

              MATURITIES OF THE COMPANY'S CERTIFICATES OF DEPOSIT

                               ORIGINAL MATURITY IN MONTHS
                              -------------------------------
                              12 OR LESS 13 TO 26  37 OR MORE
                              ---------- --------  ----------
                                  (DOLLARS IN THOUSANDS)
   Balances Maturing in 3
    Months or Less..........   $145,202  $ 6,394      $  0
    Weighted Avg............       5.74%    6.57%      0.0%
   Balances Maturing in 4 to
    12 Months...............   $236,176  $36,866      $446
    Weighted Avg............       5.89%    6.32%     6.67%
   Balances Maturing in 13
    to 36 Months............        --   $54,637      $497
    Weighted Avg............                6.07%     6.98%
   Balances Maturing in 37
    or More Months..........        --       --       $ 48
    Weighted Avg............                          2.76%

  As of September 30, 1996, the Company had $13.2 million of certificates of deposit in amounts greater than $100,000 maturing as follows: $4.6 million within three months; $2.5 million over three months through six months; $4.1 million over six months through 12 months; and $2.0 million thereafter.

  Borrowings. The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                              DECEMBER 31,
                                           SEPTEMBER 30, ----------------------
                                               1996       1995    1994    1993
                                           ------------- ------- ------- ------
                                                  (DOLLARS IN THOUSANDS)
FHLB Advances.............................      $ 0      $    -- $13,000 $   --
Reverse Repurchase Agreements.............        0       13,000   8,500  6,608
                                                ---      ------- ------- ------
  Total...................................       $0      $13,000 $21,500 $6,608
                                                ===      ======= ======= ======

  The following table sets forth certain information related to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and repurchase agreements are the only categories for borrowings meeting this criteria. Averages determined by utilizing month-end balances.
                     SHORT-TERM BORROWINGS OF THE COMPANY

                                                          AT OR FOR THE
                                                            YEAR ENDED
                                     AT OR FOR THE         DECEMBER 31,
                                   NINE MONTHS ENDED  ------------------------
                                   SEPTEMBER 30, 1996  1995     1994     1993
                                   ------------------ -------  -------  ------
                                            (DOLLARS IN THOUSANDS)
FHLB advances:....................
  Average amount outstanding dur-
   ing the period.................      $ 2,396       $ 1,381  $ 5,916  $  --
  Maximum month-end balance out-
   standing during the period.....      $11,000       $ 8,000  $13,000  $  --
  Weighted average rate:
    During the period.............         5.80%         7.53%    3.85%    --
    At end of period..............          --            --      4.33%    --
Repurchase agreements:
  Average amount outstanding dur-
   ing the period.................      $35,721       $ 4,122  $ 4,757  $4,507
  Maximum month-end balance out-
   standing during the period.....      $97,000       $14,950  $11,377  $6,654
  Weighted average rate:
    During the period.............         6.83%         5.62%    4.44%   7.54%
    At end of period..............          0.0%         6.70%    5.81%   3.35%

  The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities. The following table sets forth the Company's post-Reorganization lending arrangements and amounts utilized by the Company and the Wilshire Private Companies as of September 30, 1996.

                                    CURRENT            BORROWER AFTER
         LENDER                    BORROWER            REORGANIZATION    AMOUNT       UTILIZED(2)
         ------          ----------------------------- -------------- ------------    -----------
COMMITTED FACILITIES:
 CS First Boston
  Mortgage Capital
  Corporation........... Wilshire Private Companies(1)   WFC          $250 million(5)   $67,012
 Prudential Securities
  Realty Funding
  Corp. ................ Wilshire Private Companies(1)   WFC(4)       $100 million      $12,374
UNCOMMITTED FACILI-
 TIES(3):
 Bear Stearns Mortgage
  Capital Corporation... First Bank                      First Bank   $ 10 million          --
 Bear Stearns Mortgage
  Capital
  Corporation........... Girard                          Girard       $200 million          --
 Bear, Stearns Interna-
  tional (U.K.)......... Wilshire Private Companies(1)   WFC(4)       $100 million      $ 1,673
 CS First Boston Corpo-
  ration
  (Hong Kong) Limited... Wilshire Private Companies(1)   WFC(4)       $ 50 million      $ 2,912
                                                                      ------------
TOTAL AMOUNT............                                              $710 million
                                                                      ============

--------
(1) On the closing of the Common Stock Offering and the Notes Offering, existing lines of credit will be transferred to the Company or a wholly owned Subsidiary of the Company.
(2) Amounts currently drawn under the lines of credit by the Wilshire Private Companies will be transferred to the Company as they become available.
(3) Though agreements governing such commitments do not specify a minimum or maximum amount available, the parties have agreed that such agreements may be used up to the specified amount. Any such agreement may be modified at any time.
(4) These facilities will be transferred to a wholly owned subsidiary of WFC.
(5) Amount will be increased to $250 million upon transfer to WFC.

  Repurchase Facilities. Each of First Bank and Girard entered into a Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC"). Pursuant to these agreements, the parties may enter into transactions in which First Bank or Girard agrees to transfer to BSMCC mortgage loans or other financial instruments against the transfer of funds by BSMCC, with a simultaneous agreement by BSMCC to retransfer such assets at a date certain or on demand, against the transfer of the borrowed funds by First Bank and Girard, as the case may be. Though such master repurchase agreements do not specify a maximum amount available under such agreements, the parties have currently agreed that such agreement may be used for up to $210 million of acquisitions in the aggregate. These agreements enable First Bank and/or Girard to purchase Loan Portfolios with immediate financing from BSMCC which can then be repaid as First Bank and/or Girard increases its deposits. See "-- Deposits" for a discussion of certain limitations on the ability of the Savings Banks to increase deposits.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with CS First Boston Mortgage Capital Corporation ("FBMCC") pursuant to which FBMCC has agreed to lend up to $150 million to the Private Companies for the purchase of portfolios of performing and non-performing mortgage loans. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any loans acquired with any funds lent by FBMCC and will be repaid out of the proceeds of any such structured transaction. This facility will be increased to $250 million as part of the transfer to WFC.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with an affiliate of Bear, Stearns & Co., Inc. pursuant to which such affiliate may lend money to the Wilshire Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $100 million of acquisitions. Pursuant to the agreement, Bear, Stearns & Co., Inc. may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by such affiliate and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Wilshire Private Companies entered into a master repurchase agreement with CS First Boston (Hong Kong) Limited pursuant to which such affiliate may lend money to the Wilshire Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $50 million of acquisitions. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by CS First Boston (Hong Kong) Limited and will be repaid out of the proceeds of any such structured transaction.

  Warehouse Facilities. The Wilshire Private Companies have a secured warehouse financing facility (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. ("Prudential Securities") of up to $100 million for the origination or purchase of residential first and second lien mortgage loans. Pursuant to the agreement, Prudential Securities may generally participate in the securitization of the mortgage loans acquired with any funds lent by Prudential Securities and will be repaid out of the proceeds of any such structured transaction.

  FHLB Advances. The Savings Banks obtain advances from the FHLB of San Francisco upon the security of certain of its assets, including FHLB stock, provided certain standards related to the creditworthiness of the Savings Banks have been met. FHLB advances are available to member financial institutions such as the Savings Banks for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and a range of maturities.

  Securitizations. Since the Wilshire Companies's initial use of securitization in 1995 through September 1996, the Wilshire Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming loans. Securitizations are expected to allow the Company to increase its loan acquisition and origination volume, reduce the risks associated with interest rate fluctuations and provide access to longer term funding sources. The Company currently intends to complete securitizations either through private placements or in public offerings when advantageous. The Company is currently in the process of securitizing a pool of consumer receivables and expects to securitize a portfolio of non-performing and under-performing assets in the near future.

  In a securitization, a company will generally transfer a pool of loans to a separate entity (a "Special Purpose Entity") in exchange for subordinate securities ("Subordinate Securities") in the Special Purpose Entity and cash, which constitutes the proceeds of Senior Securities issued by the Special Purpose Entity. The cash generally will be used to repay borrowings used to finance the pool of loans that were acquired by the company. Generally, the holders of the Senior Securities are entitled to receive scheduled principal collected on the pool of securitized loans and interest at the pass-through interest rate on the certificate balance. The Subordinate Securities represent the subordinated right to receive cash flows from the pool of securitized loans after payment of the required amounts to the holders of the Senior Securities and the costs associated with the securitization.

  The Company may arrange for credit enhancement for a transaction to achieve an improved credit rating on the Senior Securities issued if this improves the level of profitability for such transaction. This credit enhancement may take the form of an insurance and indemnity policy, insuring the holders of the Senior Securities of timely payment of the scheduled pass-through interest and principal. In addition, the pooling and servicing agreements that govern the distribution of cash flows from the loan pool included in the transaction typically require over-collateralization as an additional means of credit enhancement. Over-collateralization may in some cases also require an initial deposit, the sale of loans at less than par or retention in the Special Purpose Entity of collections from the pool until a specified over-collateralization amount has been attained. This retention of excess cash flow creates a faster amortization of the scheduled balance of the Senior Securities than the amortization of the principal balance of the securitized loan pool. The purpose of the over-collateralization is to provide a source of payment in the event of higher than anticipated credit losses. Losses resulting from defaults by borrowers on the payment of principal or interest on the loans in a securitized loan pool will reduce the over-collateralization to the extent that funds are available and may result in a reduction in the value of the Subordinate Securities.

  The Company intends to retain the servicing rights to the loans it securitizes and WCC will initially service such loans on the Company's behalf. See "--Servicing Relationships." In addition, the Company may, in the future, consider using Subordinated Securities that it purchases or acquires pursuant to a securitization in a structured transaction, including a securitization.

SERVICING RELATIONSHIPS

  The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its proprietary software and U.S. mortgage loan database has allowed the Wilshire Companies to more effectively value and price Loan Portfolios. As of September 30, 1996, WCC was servicing approximately $1.4 billion principal amount of loans, including approximately $502.0 million for the Savings Banks.

  The Company, WFC and WCC will enter into a non-exclusive loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Company or its affiliates (including new third party servicing) (the "Loans"). Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate based on comparable fees charged by unaffiliated third parties in arm's length transactions for similar types of loans at the time of acquisition. WCC has also agreed to license its proprietary computer software to the Company and WFC. WCC has agreed for a period of twenty years not to compete with or be engaged in the same business and in the same areas as currently conducted by the Company, including purchasing and servicing loans.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans and assume certain assets and liabilities of WCC relating thereto (the "Servicing Transfer"), provided that, the Company or one of its subsidiaries has obtained the appropriate regulatory approvals. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering, unless prohibited by applicable law. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. The fees and costs to be paid by WCC for the servicing of its loans shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each performing loan serviced (which the Company believes is a below-market rate). The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date. It is anticipated that the Savings Banks will terminate their agreements with WCC once WCC's servicing operations have been transferred to WSC. At such time the Savings Banks would enter into an agreement with WSC pursuant to which WSC would service the mortgage loans and other assets of the Savings Banks.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Discounted Loan portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Discounted Loan portfolios. To date each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to
(i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the Discounted Loan portfolios. Due to the OTS requirements, servicing fees for new Discounted Loan portfolios will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement on a portfolio basis.

  WCC's servicing staff has extensive experience in servicing all types of financial assets and over the years the WCC has developed clear cut servicing procedures designed to effectively service and if necessary liquidate a loan. The system, which is able to service a variety of loans, provides WCC with, among other things, payment-processing, cashiering, collection and reporting functions.

  In addition, the servicing system and procedures are structured to deal specifically with problem assets and discounted loans and to maximize in a timely manner cash recovery on each loan in a Loan Portfolio. If a loan becomes delinquent or once a non-performing loan is acquired, WCC enters information with respect to each loan that is acquired in its computer system. WCC then attempts to resolve each loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to WCC in lieu of foreclosure, and (iv) WCC forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the WCC. The general goal of WCC's asset resolution process is to maximize in a timely manner cash recovery on each loan.

  Under the Orders, the Savings Banks can terminate WCC's servicing agreement if WCC fails to complete a comprehensive audit of the Savings Banks' adjustable rate mortgages serviced by WCC, fails to correct certain information system items, or fails to deliver certain statements to borrowers.

NON-TRADITIONAL BANKCARD PROCESSING OPERATIONS

  The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa and Mastercard transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation which commenced in the third quarter have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $5.1 million during the nine months ended September 30, 1996. Management believes that there are opportunities to expand this business using its existing infrastructure.

ASSET QUALITY

  The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

  Non-Performing Loans. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio (excluding discounted loans) which are past due 90 days or more and to place such loans on non-accrual status. The Company does not accrue interest on Discounted Loans (unless such loan later becomes performing). Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

  The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated.

            NON-PERFORMING LOANS IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                          DECEMBER 31,
                                       SEPTEMBER 30, ------------------------
                                           1996       1995     1994     1993
                                       ------------- -------  -------  ------
                                              (DOLLARS IN THOUSANDS)
Non-performing loans:
  Single-family residential...........    $31,112    $10,996  $ 5,554  $1,285
  Multi-family residential............      1,583        270    1,471     379
  Commercial real estate and land.....      7,301        910    4,207   5,354
  Consumer and other loans............      4,586        503      400     175
                                          -------    -------  -------  ------
    Total.............................    $44,582    $12,679  $11,632  $7,193
                                          =======    =======  =======  ======
Non-performing loans as a percentage
 of:
  Total loans(2)......................       9.11%      4.46%    5.95%   9.71%
  Total assets........................       8.36%      3.71%    5.04%   7.27%
Allowance for loan losses as a per-
 centage of:
  Total loans(2)......................       8.19%      3.60%    3.72%   5.83%
  Non-performing loans................      89.92%     80.74%   62.50%  59.97%

--------
(1) This table does not include Discounted Loans although a substantial portion of such loans are non-performing.
(2) Total loans is exclusive of Discounted Loans, undisbursed loan proceeds, unaccreted discount and allowance for loan losses. For information relating to the Company's Discounted Loan portfolio, see "--Loan Portfolio."

  Real Estate Owned. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively.

  The following table sets forth certain information relating to the Company's real estate owned (by source of acquisition) at the dates indicated.

                       REAL ESTATE OWNED BY THE COMPANY

                                                            DECEMBER 31,
                                          SEPTEMBER 30, -----------------------
                                              1996       1995     1994    1993
                                          ------------- -------  ------  ------
                                                (DOLLARS IN THOUSANDS)
Discounted loan portfolio:
  Single-family residential..............    $  663(1)  $ 3,226  $  --   $  --
  Multi-family residential...............       --          --      --      --
  Commercial and other mortgage loans....       290          66     --      --
                                             ------     -------  ------  ------
    Total................................       953       3,292     --      --
Loan portfolio:
  Singe-family residential...............       787       1,676     613     764
  Multi-family residential...............       275         611     254     --
  Commercial and other mortgage loans....       855         578     464     328
                                             ------     -------  ------  ------
    Total Portfolio......................     1,917       2,865   1,331   1,092
    Total................................     2,870       6,157   1,331   1.092
Allowance for total losses...............      (356)     (1,193)   (123)    (55)
                                             ------     -------  ------  ------
Real estate owned, net...................    $2,514     $ 4,964  $1,208  $1,037
                                             ======     =======  ======  ======

--------
(1) The differences between the balance at December 31, 1995 and September 30, 1996 reflects the securitization of certain single-family residential loans and properties.

  The following table sets forth certain geographical information as of September 30, 1996 related to the Company's real estate owned attributable to the Company's total loan portfolio.

     REAL ESTATE OWNED ATTRIBUTABLE TO THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                            MULTI-FAMILY
                                                           RESIDENTIAL AND
                        SINGLE FAMILY RESIDENTIAL      COMMERCIAL REAL ESTATE
                        -----------------------------  --------------------------
                                           NO. OF                      NO. OF
                          AMOUNT         PROPERTIES     AMOUNT       PROPERTIES
                        -------------- --------------  ------------ -------------
                                     (DOLLARS IN THOUSANDS)
California.............           $399             10        $1,130            4
Connecticut............            366              5            91            1
Texas..................            325             10            29            5
New Jersey.............            --             --            170            1
New York...............            101              1           --           --
Other..................            259             18           --           --
                        --------------    -----------  ------------    ---------
  Total................         $1,450             44        $1,420           11
                        ==============    ===========  ============    =========

  Classified Assets. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

  Excluding assets which have been classified loss and fully reserved by the Savings Banks, the Savings Banks' classified assets as of September 30, 1996 consisted of $63.5 million of assets classified as substandard and $3.1 million of assets classified as doubtful. The substandard and doubtful asset classifications include $2.8 million and $3.1 million of Discounted Loans, respectively. In addition, at the same date, $41.6 million of assets were designated as special mention, which includes $10.9 million of Sub-Prime Auto Loans.

  Allowances for Losses. The Company maintains an allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. The allowance is increased by provisions for loan losses charged against operations, recoveries of previously charged off credits, and allocations of discounts on purchased loans, and is decreased by charge-offs. Loans are charged off when they are deemed to be uncollectible, or in the case of automobile and other consumer loans, when payments are delinquent by more than 120 days.

  The Company uses its internal asset review system to identify and evaluate impaired loans and to classify loans as special mention, substandard, doubtful, loss. These terms correspond to varying degrees of risk that the loans will not be collected in part or in full. The Company's policy is to evaluate smaller-balance, homogenous pools of loans for impairment on a pooled basis. These are primarily single-family residential and automobile and other consumer loans. All other loans, whether Discounted Loans or other loans, are evaluated for impairment on a loan-by-loan basis. All loans are subject to potential classification as special mention, substandard, doubtful, or loss. The frequency at which a specific loan is subjected to internal asset review depends on the type and size of the loan and the presence or absence of other risk factors, such as delinquency and changes in collateral values.

  The allowance for loan losses comprises specific valuation allowances established for impaired loans and for certain other classified loans, and general valuation allowances. Specific valuation allowances are based on the estimated fair value of the collateral for impaired or troubled collateral dependent loans, in most cases. General valuation allowances are based on management's periodic analyses of the composition of the loan portfolio, delinquencies, loan classifications, historical loss experience, peer group data, OTS guidelines, economic factors and other relevant information. These estimation techniques apply to allowances established for both loans and Discounted Loans.

  When the Company increases the allowance for loan losses related to loans other than Discounted Loans, it records a corresponding increase to the provision for loan losses in the statement of operations. For Discounted Loans, increases to the allowance for loan losses are recorded shortly after each acquisition of a pool by allocating a portion of the purchase discount deemed to be associated with measurable credit risk. The allocation is based on the analyses of specific and general valuation allowances discussed above. Amounts allocated to the allowance for loan losses from purchase discounts do not increase the provision for loan losses recorded in the statement of operations; rather they decrease the amounts of the purchase discounts that are accreted into the interest income over the lives of the loans. If, after the initial allocation of the purchase discount to the allowance for loan losses, management subsequently identifies the need for additional allowances against Discounted Loans, the additional allowances are established through charges to the provision for loan losses.

  Accretion of purchase discounts (excluding amounts allocated to the allowance for loan losses) and interest income on Discounted Loans are recorded based on cash receipts. The same income recognition policies apply to loans other than Discounted Loans when they are deemed to be non-performing, generally when they are 90 days or more delinquent.

  The Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and in the case of First Bank, an expected imminent regulatory takeover. As part of the acquisition, the Company acquired a substantial volume of impaired loans, which required the Savings Banks to establish allowances for loan losses. In addition, the OTS, as part of its examination process, periodically reviews the Savings Banks' allowances for losses and the carrying values of assets.

  First Bank and Girard increased their allowances for loan losses with respect to the Inherited Loans by $4.8 million through September 30, 1996. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become delinquent. The Savings Banks have established reserves aggregating $8.6 million through the third quarter of 1996, including a 10% reserve on such loans which are current.

  In the third quarter of 1996, the Company established $4.5 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. Although the Company believes its allowances for loan losses are now adequate, future additions to these allowances, in the form of provisions for losses on loans, may be necessary due to changes in economic conditions, increases in the size of the Company's loan portfolio and the performance of the loan portfolio. The following table sets forth the Company's provision for estimated losses on loans, net of recoveries, for the nine months ended September 30, 1996.

                                                                       % OF
                                                        PROVISIONS     TOTAL
                                                       ------------- ----------
                                                       (DOLLARS IN THOUSANDS)
                                                       ------------------------
     Inherited Loans..................................  $     4,774       30.3%
     Sub-Prime Auto Loans.............................        8,583       54.5%
     Other Purchased Loans............................        2,394       15.2%
                                                        -----------  ----------
     Total provision for estimated losses on loans....  $    15,751      100.0%
                                                        ===========  ==========

  The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and Discounted Loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated. The Company's allowances for losses includes purchased discount.

                     COMPANY'S TOTAL ALLOWANCES FOR LOSSES

                                                    YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30, ------------------------
                                          1996          1995        1994
                                      ------------- ------------ -----------
                                                (DOLLARS IN THOUSANDS)
Loan portfolio:
Real estate..........................    $34,825    $      9,830 $     6,948
Non-real estate......................      5,261             407         322
Discounted Loan portfolio............      6,218(1)       15,414         431
                                         -------    ------------ -----------
  Total Allowances...................    $46,304    $     25,651 $     7,701
                                         =======    ============ ===========

--------
(1)The difference between the balance at December 31, 1995 and September 30, 1996 reflects a securitization.

  The following table sets forth an analysis of activity in the allowance for losses relating to the Company's total loan portfolio during the periods indicated.

                  ACTIVITY IN COMPANY'S ALLOWANCES FOR LOSSES

                                               YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30, --------------------------
                                     1996          1995          1994
                                 ------------- ------------   -----------
                                           (DOLLARS IN THOUSANDS)
Balance, beginning of period...     $25,651    $      7,701   $     4,314
Provision for loan losses......      15,751           4,266         2,173
Allocation from purchased loan
 discounts.....................      15,972          19,007         2,809
Charge-offs:
  Real estate..................      10,394           5,096         1,620
  Non-real estate..............       2,100             308            46
                                    -------    ------------   -----------
  Total charge-offs............      12,494           5,404         1,666
Recoveries:
  Real estate..................       1,361              81            71
  Non-real estate..............          63             --            --
                                    -------    ------------   -----------
  Total Recoveries.............       1,424              81            71
                                    -------    ------------   -----------
Net (charge-offs) recoveries...     (11,070)         (5,323)       (1,595)
                                    -------    ------------   -----------
Balance, end of period.........     $46,304    $     25,651   $     7,701
                                    =======    ============   ===========
Net (charge-offs) recoveries as
 a percentage of average loan
 portfolio.....................        (2.5)%          (2.2)%        (1.4)%

  Delinquency. The table below sets forth the delinquency status of the Company's loan portfolio (excluding Discounted Loans) at each of the dates indicated.

                DELINQUENCY IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                        DECEMBER 31,
                         NINE MONTHS ENDED  -------------------------------------
                         SEPTEMBER 30, 1996        1995               1994
                         ------------------ ------------------ ------------------
                                 PERCENT OF         PERCENT OF         PERCENT OF
                         BALANCE PORTFOLIO  BALANCE PORTFOLIO  BALANCE PORTFOLIO
                         ------- ---------- ------- ---------- ------- ----------
                                          (DOLLARS IN THOUSANDS)
Period of Delinquency:
  30-59 days............ $17,956     3.7%   $ 3,726    1.3%    $ 4,513    2.4%
  60-89 days............  10,577     2.2      3,037    1.1       2,202    1.1
  90 days or more(2)....  44,582     9.1     12,679    4.5      11,632    6.1
                         -------    ----    -------    ---     -------    ---
    Total loans delin-
     quent.............. $73,115    15.0%   $19,442    6.9%    $18,347    9.6%
                         =======            =======            =======

--------
(1) This table excludes Discounted Loans.
(2) All loans delinquent 90 days or more were on nonaccrual status.
(3) Increase is primarily due to Inherited Loans, Sub-Prime Auto Loans and purchased sub-performing residential loans.

INVESTMENT ACTIVITIES

  Investment Securities. Investment securities consist primarily of U.S. Government securities and required investment in FHLB stock.

  The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated:

                      THE COMPANY'S INVESTMENT SECURITIES

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,      DECEMBER 31,
                                       ------------- -----------------------
                                           1996       1995    1994    1993
                                       ------------- ------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Available for sale:
  Mortgage-backed securities..........    $ 6,483    $ 9,083 $10,943 $ 6,632
Held to maturity
  U.S. Government securities..........      7,425      6,470   4,505     --
  Mortgage-backed securities..........     22,380     13,119  14,439  14,787
  FHLB stock(1).......................      2,911      1,421   1,612     564
                                          -------    ------- ------- -------
    Total.............................     32,716     21,010  20,556  15,351
                                          -------    ------- ------- -------
  Total investment securities.........    $39,199    $30,093 $31,499 $21,983
                                          =======    ======= ======= =======

--------
(1) As a member of the FHLB of San Francisco, the Savings Banks are required to purchase and maintain stock in the FHLB of San Francisco in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 3% of borrowings, whichever is greater.

PROPERTIES

  The Company's corporate headquarters are located in Portland, Oregon, where the Company leases approximately 5,000 square feet of office space from a corporation which is beneficially owned by Andrew A. Wiederhorn and Lawrence
A. Mendelsohn. See "Certain Relationships and Related Transactions." The Savings Banks also rent approximately 8,000 sq. ft. of office space in two locations in Portland, Oregon from a corporation which is beneficially owned by Messrs. Wiederhorn and Mendelsohn. See "Certain Relationships and Related Transactions." Girard leases its branch office in La Jolla, California pursuant to a lease expiring May 31, 1997. First Bank leases its branch office in Beverly Hills, California and office space for its merchant bankcard operations in Calabasas, California pursuant to leases expiring February 29, 2000 and November 30,

1999, respectively. The Company also leases office space in London, England pursuant to a month-to-month lease. The Company believes its facilities are both suitable and adequate for its current business purposes.

COMPUTER SYSTEMS AND OTHER EQUIPMENT

  The Company believes that its use of information technology is a key factor in achieving a competitive advantage in acquiring Loan Portfolios, minimizing operating costs and increasing overall profitability. The Company uses proprietary software which was developed over a period of years by the Wilshire Companies. In addition to standard industry software applications, the Wilshire Companies have internally developed fully integrated proprietary applications designed to provide decision support and automation of portfolio tracking and reporting. The Company's systems have significant additional capacity for expansion without commensurate cost increases.

  The proprietary software packages developed for asset resolution use advanced financial models to support the resolution strategy, as well as track performance against specified timeliness for each procedure. The system permits immediate access to pertinent loan information and the automatic preparation of letters and notices to borrowers. The Company also maintains a centralized data warehouse.

EMPLOYEES

  As of September 30, 1996, the Savings Banks had 46 employees. As of the closing of the Common Stock Offering and the Notes Offering the Company and its subsidiaries are expected to have approximately 80 full-time and shared employees in the United States and 6 employees in the United Kingdom. The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

ENVIRONMENTAL MATTERS

  To date, the Company has not been required to perform any investigation or clean-up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

  In the course of its business, the Company has acquired and may acquire in the future, properties securing loans that are in default. Although to date the Company primarily lends to owners of and purchases loans secured by residential properties, there is a risk that the Company could be required to investigate and clean-up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

COMPETITION

  The Company's competition in the financial services business includes mortgage banking companies, mortgage brokers, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. Competition in loan markets can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees, and interest rates. The Company believes that it is able to compete on the basis of providing prompt and responsive service and its ability to analyze and purchase performing, sub-performing and discounted loans secured by varied collateral.

  The Company also faces competition in its discounted loan acquisition activities. Discounted loans are generally acquired in auctions or competitive bid circumstances. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in servicing and resolving troubled loans, its large investment in proprietary software, technology and other resources which are necessary to conduct its business, and the strategic relationships and contacts which it has developed in connection with these activities.

                                  REGULATION

  Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Savings Banks and the Company can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Savings Banks and the Company, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

  The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

  The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Savings Banks and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review,
(iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS--West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank, also effective October 31, 1996. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well- capitalized" under OTS regulations. The Orders further require that the Savings Banks appropriately risk-weight their assets and off-balance sheet items pursuant to OTS regulations and establish and thereafter maintain internal controls sufficient to ensure the accuracy and integrity of the calculation of their regulatory capital ratios. The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions;

(b) develop plans to augment the depth and expertise of the management teams;
(c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and
(h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Specifically, among other things, the Orders require that the Savings Banks revise and submit to the OTS their internal asset review policies and procedures (the "IAR Policies") to provide guidance on identifying and classifying troubled, collateral dependent loans under OTS regulatory guidance and, for purposes of ensuring the independence of the internal asset review process, to require that loan underwriting, servicing and purchasing functions be generally segregated from the credit review function. The Savings Banks delivered copies of their revised IAR Policies to the OTS prior to October 31, 1996. In addition, the Orders require the Savings Banks to develop, implement and maintain an effective internal asset review system that provides for adequate internal controls to ensure that management timely reviews and classifies assets under the IAR Policies. Management of the Savings Banks is in the process of finalizing its IAR system and fully expects that it will be implemented by December 31, 1996.

  The Orders also require the Savings Banks to revise and submit to the OTS their policies and procedures for allowances for loan and lease losses (the "ALLL Policies") regarding the factors considered in setting loan loss allowances and to provide adequate internal controls to ensure that management and the Savings Banks comply with the revised ALLL Policies. Under the Orders, when the Savings Banks report quarterly to the OTS on their progress in implementing the ALLL Policies, the Savings Banks must also submit their reserve analyses for the preceding calendar quarter.

  The Orders also require that the Savings Banks revise and submit to the OTS their loan purchase policies and procedures (the "Loan Purchase Policies") to provide specific guidance on due diligence scope and sampling, assign personnel to oversee due diligence activities and require such personnel to ensure that all diligence is completed in accordance with the Loan Purchase Policies and to provide specific guidance regarding the use and reliance on broker price opinions. Under the Orders, the Savings Banks are directed to establish and maintain sufficient internal controls to confirm that loan data for all purchased loans meet certain minimum standards set by the Savings Banks and to identify loan documentation deficiencies prior to purchase.

  The Orders require that the Savings Banks submit to the OTS an amended accounting policy that requires management to establish and adhere to appropriate guidance and procedures for the amortization of discounts on Discounted Loans, to establish appropriate reserves on Discounted Loans prior to recognizing the yield adjustment on such loans into income and to demonstrate the accuracy of the yield adjustment component of the discount.

  In connection with the requirements of the Orders regarding asset liability management, the Savings Banks are required to submit to the OTS a hedging policy that fully complies with relevant accounting guidance and that establishes written guidelines to ensure the Savings Banks document their hedging strategy. In addition, the Savings Banks are required to submit to the OTS a plan to develop or obtain internal expertise and resources necessary to measure, monitor and model the Savings Banks' interest rate risk.

  The Orders provide that the Savings Banks must submit a plan detailing how WCC will complete a comprehensive audit of certain of its servicing activities for the Savings Banks and take such action to ensure that WCC fully implements the results of such audit. Further, the Orders require that the Savings Banks take corrective actions specified, and adhere to the controls developed, in the audit.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging Arthur Andersen LLP to review management's implementation of corrective actions required by the OTS,
(iii) increasing the size of the internal asset review department, and (iv) revising the internal asset review policy. The Company is also in the process of hiring a manager to complete the development and implementation of an effective internal asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without further modification or will not impose further restrictions on the Savings Banks.

  OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, above $145 million and $408 million, respectively, unless such increase is an amount that represents the total net interest credited on deposit liabilities earned during that quarter plus any increase permitted under the Orders in prior quarters.

SAVINGS AND LOAN HOLDING COMPANIES

  The Company is a savings and loan holding company that is regulated and subject to examination by the OTS. The activities of savings and loan holding companies are governed by the provisions of the Home Owners' Loan Act, as amended (the "HOLA"). Pursuant to the HOLA, a savings and loan holding company may not (i) acquire control of a savings association or savings and loan holding company without prior OTS approval; (ii) acquire, except with prior OTS approval, by process of merger, consolidation, or purchase of assets of another savings association or savings and loan holding company, all or substantially all of the assets of any such association or holding company; or
(iii) acquire, by purchase or otherwise, more than 5% of the voting shares of a savings association that is not a subsidiary, or of a savings and loan holding company that is not a subsidiary. In considering whether to grant approval for any such transaction, the OTS will take into consideration a number of factors, including the competitive effects of the transaction, the financial and managerial resources and future prospects of the holding company and the institution involved, and the compliance records of such subsidiaries with the Community Reinvestment Act ("CRA").

  Federal law empowers the Director of the OTS to take substantive action when he determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of any particular activity constitutes a serious risk to the financial safety, soundness or stability of a savings and loan holding company's subsidiary savings institutions. In addition, the Director of the OTS has oversight authority with respect to all holding company affiliates. Specifically, the Director of the OTS may, as necessary
(i) limit the payment of dividends by the savings institutions; (ii) limit transactions between the savings institutions, the holding company and the subsidiaries or affiliates of either; or (iii) limit any activities of the savings institutions that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institutions. Any such limits would be issued in the form of a directive having the legal effect of a cease and desist order.

  Activities Limitations--The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender ("QTL"), described below, generally has the broadest authority to engage in various types of business activities with few restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. A holding company that owns two or more financial institutions, such as the Company, or whose sole subsidiary fails to meet the QTL test is subject to the activities limitations applicable to multiple savings and loan holding companies. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the FRB as permissible investment for bank holding companies.

  Restrictions on Transactions with the Savings Banks--The Savings Banks are subject to restrictions in their dealings with the Company and the Company's non-bank subsidiaries under HOLA and certain provisions of the Federal Reserve Act ("FRA") that are made applicable to savings institutions by HOLA and OTS regulations.

  A savings institution's transactions with its affiliates are subject to limitations set forth in the HOLA and OTS regulations, which incorporate Sections 23A, 23B, 22(g) and 22(h) of the FRA and Regulation O adopted by the FRB. Under Section 23A, an "affiliate" of an institution is defined generally as (i) any company that controls the institution and any other company that is controlled by the company that controls the institution, (ii) any company that is controlled by the shareholders who control the institution or any company that controls the institution or (iii) any company that is determined by regulation or order to have a relationship with the institution (or any subsidiary or affiliate of the institution) such that "covered transactions" with the company may be affected by the relationship to the detriment of the institution. "Control" is determined to exist if a percentage stock ownership test is met or if there is control over the election of directors or the management or policies of the company or institution. "Covered transactions" generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions.

THE SAVINGS BANKS

  General. The Savings Banks are federally-chartered savings banks organized under HOLA. As such, the Savings Banks are subject to regulation, supervision and examination by the OTS. The deposit accounts of the Savings Banks are insured up to applicable limits by the FDIC through the SAIF and, as a result, the Savings Banks also are subject to regulation, supervision and examination by the FDIC.

  The business and affairs of the Savings Banks are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Savings Banks may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Savings Banks and changes in control of the Savings Banks.

  Regulatory Capital Requirements. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. The Orders require that both Savings Banks maintain minimum capital ratios required of institutions to be deemed "well-capitalized" commencing December 31, 1996.

  Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For these purposes, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights. Since neither Savings Bank had intangibles at September 30, 1996, tangible Capital was the same as core Capital for both Savings Banks. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus' minority interests in the equity accounts of fully consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits.

  A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt which meets specified requirements, subject to certain limitations, and loan and lease loss general valuation allowances. General valuation allowances can generally be included up to 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

  OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities.) Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited to taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Savings Banks' regulatory capital as of September 30, 1996.

  The OTS promulgated a regulation that requires that an interest-rate ("IRR") risk component be included in the risk-based capital regulation. However, the effective date of the interest-rate risk component has been delayed. Under the rule, an institution with a greater than specified level of interest rate risk is subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution would be required to maintain additional capital in order to comply with the risk-based capital requirement. Had the interest-rate risk component been in effect at June 30, 1996, the Savings Banks' capital ratios would not have been affected by this rule.

  Insurance of Accounts. As an FDIC-insured institution, the Savings Banks are required to pay deposit insurance premiums to the SAIF as administered by the FDIC. The SAIF maintains a fund to insure deposits of savings institutions, including the Savings Banks. The SAIF also maintains a fund to insure the deposits of institutions, such as the Savings Banks, that were previously insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"). The SAIF historically has had three major obligations: to fund losses associated with the failure of institutions with SAIF-insured deposits; to increase the SAIF's reserves to 1.25% of insured deposits; and to make interest payments on debt incurred to provide funds to the FSLIC (the "FICO debt"). Under current FDIC regulations, institutions are assigned to one of three capital groups based on the level of an institution's capital, "well-capitalized," "adequately capitalized," or "undercapitalized," which are defined in the same manner as in the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the institution's primary federal banking regulator, resulting in nine assessment classifications. Deposit insurance premium assessment rates currently range from .23% for well capitalized institutions with only a few supervisory concerns to .31% for undercapitalized institutions with substantial supervisory concerns.

  Recently proposed FDIC regulations would reduce future semi-annual SAIF assessments for savings institutions such as the Savings Banks. The proposed reduced assessment schedule would reduce rates to .18% for well capitalized with only a few minor supervisory concerns to .27% for undercapitalized institutions with substantial supervisory concerns for the period October 1, 1996 through December 31, 1996 and thereafter to .0% to .27%, respectively. In addition, savings institutions such as the Savings Banks will pay an additional .0645% in semi-annual premiums to cover costs of the FICO debt.

  Recapitalization of SAIF. The SAIF, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain the statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996, provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC currently estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment at 67.5 basis points resulted in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million.

  The law also provides that the SAIF and the Bank Insurance Fund ("BIF") BIF shall be merged on January 1, 1999, provided that all savings associations have converted to banks by that date, but does not provide legislation to implement such a conversion. The law further provides that between January 1, 1997, and December 31, 1999 (or the date the last savings association ceases to exist, whichever is earlier), the interest costs for FICO debt will be shared by SAIF and BIF assessments, with SAIF institutions paying about 60% of the dollar amount and BIF institutions paying about 40% of the dollar amount. If the BIF and SAIF have not merged by January 1, 2000, these FICO interest costs will be assessed pro rata, with all insured institutions paying the same rate. The law also includes a provision intended to limit "deposit shifting" from a SAIF-insured institution to a BIF-insured affiliate.

  The FDIC may terminate the deposit insurance of any insured depository institution, including the Savings Banks, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Savings Banks' deposit insurance.

  Prompt Corrective Action. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii)

"undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.00%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0.% The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. As of September 30, 1996, the Savings Banks were "well capitalized" institutions under the prompt corrective action regulations of the OTS.

  Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

  Brokered Deposits. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are not subject to any brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited.

  Restrictions on Capital Distributions. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. The regulations establish a tiered system of regulation with the greatest flexibility being afforded to well-capitalized institutions.

  An institution that meets its fully phased-in capital requirements is permitted to make capital distributions during a calendar year, without prior OTS approval, of up to the greater of (i) 100% of its net income during the calendar year, plus the amount that would reduce by not more than one-half its "surplus capital ratio" at the beginning of the calendar year (the amount by which the institution's actual capital exceeded its fully phased-in capital requirement at that date) or (ii) 75% of its net income over the most recent four-quarter period. An institution that meets its current minimum capital requirements but not its fully phased-in capital requirements may make capital distributions, without prior OTS approval, of up to 75% of its net income over the most recent four-quarter period, as reduced by the amounts of any capital distributions previously made during such period. An institution that does not meet its minimum regulatory capital requirements prior to, or on a pro forma basis after giving effect to, a proposed capital distribution, or that the OTS has notified as needing more than normal supervision, is not authorized to make any capital distributions unless it receives prior written approval from the OTS or the distributions are in accordance with the express terms of an approved capital plan.

  The OTS has proposed an amendment to its capital distribution regulation to conform to its PCA regulations by replacing the current "tiered" approach summarized above with one that would allow institutions to make capital distributions that would not result in the institution falling below the PCA "adequately capitalized" capital category. Under this proposal, an institution would be able to make a capital distribution (i) without notice or application, if the institution is not held by a savings and loan holding company and received a sufficiently favorable regulatory rating of 1 or 2,
(ii) by providing notice to the OTS if, after the capital distribution, the institution would remain at least "adequately capitalized," or (iii) by submitting an application to the OTS.

  The OTS retains the authority to prohibit any capital distribution otherwise authorized under its regulations if the OTS determines that the capital distribution would constitute an unsafe or unsound practice. The regulations also apply to direct and indirect distributions to affiliates, including those occurring in connection with corporation reorganizations.

  Affiliate Transactions. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Savings Banks.

  Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

  Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the FRB has determined to be permissible for bank holding companies. Savings associations are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

  Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

  Qualified Thrift Lender Test. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank;
(iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank.

Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

  Historically, the QTL test has required that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. As of September 30, 1996, the qualified thrift investments of the First Bank and Girard were approximately 83.2% and 85.7%, respectively, of their portfolio assets. Recently enacted legislation provides that certain education, small business and consumer loans may be included as qualified thrift investments for purposes of the QTL test.

  Loans-to-One Borrower. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Savings Banks to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

  As of September 30, 1996, First Bank's and Girard's unimpaired capital and surplus amounted to $11.1 million and $26.7 million, respectively, resulting in a general loans-to-one borrower limitation of $1.7 million and $4.0 million, respectively under applicable laws and regulations. See "Business-- Loan Portfolio."

COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS

  Truth in Lending. The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain certain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Company and the Savings Banks. Management of the Company and the Savings Banks believes that they are in compliance with TILA in all material respects. If the Company and the Savings Banks were found not to be in compliance with TILA, aggrieved borrowers could have the right to rescind their loans and to demand, among other things, the return of finance charges and fees paid to the Company.

  Other Lending Laws. The Company is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on certain prohibited bases, including race, color, religion, national origin, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. Among other things, it also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. In addition, the Company is subject to the Fair Housing Act and regulations thereunder, which broadly prohibit certain discriminatory practices in connection with the Company's business. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures that must be followed by, mortgage lenders and services, and disclosures that must be made to consumer borrowers. Failure to comply with such laws, as well as with the laws described above, may result in civil and criminal liability.

  Community Reinvestment Act. Under the CRA, as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate- income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institutions, to assess the institution's CRA rating and requires that the OTS provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The four ratings are "outstanding record of meeting community credit needs," "satisfactory record of meeting community credit needs," "needs to improve record of meeting community credit needs" and "substantial non-compliance in meeting community credit needs." An institution's CRA rating is taken into account in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Poor CRA performance maybe the basis for denying an application. First Bank and Girard each received a "needs to improve record of meeting community credit needs" rating during their respective most recent OTS examinations.

                                   TAXATION

FEDERAL TAXATION

  The Company and its subsidiaries will file a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

  Savings institutions such as the Savings Banks, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, are permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Savings Banks' taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (i.e., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to non-qualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

  Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income. As of December 31, 1995, approximately 84.5% of Girard's and 82.0% of First Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code. Girard and First Bank anticipate that at least 75% and 80%, respectively of Girard's and First Bank's assets, respectively will continue to be qualifying assets in the immediate future. If this ceases to be the case, the Savings Banks may be required to restore their bad debt reserve to taxable income in the future.

  The amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method is subject to certain limitations. These limitations are not expected to restrict the Bank from taking maximum advantage of the percentage of taxable income method in the future, although there can be no assurances in this regard. As of December 31, 1995, the Savings Banks' total bad debt reserve was approximately $6.1 million.

  To the extent (i) a savings association's reserve for losses on real property loans under the percentage of taxable income method exceeds the amount that would have been allowed under the experience method and (ii) a savings association makes distributions to stockholders (including distributions in redemption, dissolution or liquidation) that are considered to result in withdrawals from that excess bad debt reserve, the amounts considered withdrawn will be included in the savings association's taxable income. The amount that would be deemed withdrawn from such reserves upon such distribution and which would be subject to taxation at the savings association level at the normal corporate tax rate would be an amount equal to the amount distributed plus the amount necessary to pay the corporate income tax with respect to the withdrawal. Dividends will not be considered to result in withdrawals from an association's bad debt reserves to the extent of current or accumulated earnings and profits as calculated for federal income tax purposes. Dividends in excess of a savings association's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation will be considered to come first from its bad debt reserve. The Savings Banks have no intention of paying dividends or taking any other action which would result in recapture of its bad debt reserves for tax purposes.

  Recently enacted legislation repealed the special bad debt rules applicable to savings associations for taxable years beginning after December 31, 1995. Under the new provisions, savings associations will follow the same rules for purposes of computing allowable bad debt deductions as banks. To the extent the bad debt reserve of the savings association exceeds the allowable reserve as computed under the rules applicable to banks, such excess will be subject to recapture. Such amount, for the Savings Banks, is approximately $6.0 million as of December 31, 1995. There is an exception that, in general, grandfathers the balance of the savings associations reserve balance as of December 31, 1987. Under the newly enacted law, if a savings association converts to a bank or is merged into a bank, the associations bad debt reserve will not be automatically subject to recapture. Recapture of the grandfathered bad debt reserve would still occur in the event of certain distributions as previously discussed. Such amount, for the Savings Banks, is approximately $0.1 million.

  In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

STATE TAXATION

  For additional information regarding taxation, see Note 8 to the Consolidated Financial Statements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the directors and executive officers of the Company as of October 28, 1996.

           NAME             AGE                      OFFICE
           ----             ---                      ------
Andrew A. Wiederhorn.......  30 Chairman of the Board, Chief Executive Officer,
                                 Secretary and Treasurer
Lawrence A. Mendelsohn.....  35 President and Director
Bo G. Aberg................  48 Senior Vice President, European Operations
Donald J. Berchtold........  51 Senior Vice President, Administration
Kenneth R. Kepp............  41 Senior Vice President, Operations
Sheryl Anne Morehead.......  48 Senior Vice President, S&L Group and Chief
                                 Executive Officer of the Savings Banks
Chris Tassos...............  39 Senior Vice President and Chief Financial
                                 Officer
Phillip D. Vincent.........  42 Senior Vice President, Loan Servicing
Don H. Coleman.............  58 Director
Philip G. Forte............  32 Director
David Dale-Johnson.........  49 Director

  All of the executive officers of the Company were elected at a meeting of the Board of Directors held in October 1996. Their terms of office continue until the next annual meeting of the Board of Directors and until their successors shall have been elected and qualified.

  Andrew A. Wiederhorn is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Wiederhorn founded the Wilshire Companies in 1987 and continues to serve as the Chief Executive Officer of the Wilshire Private Companies. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

  Lawrence A. Mendelsohn is a director and the President of the Company. Since February 1993 Mr. Mendelsohn has been the Executive Vice President of the Wilshire Companies. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992 Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for JP Morgan and Co./JP Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and is a Ph.D./ABD in Finance from the University of Southern California.

  Bo G. Aberg is the Senior Vice President, European Operations of the Company. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. From January 1982 to September 1992 Mr. Aberg held several positions within the PK Group (a Swedish banking group), and from September 1974 to January 1982 he was a Chartered Accountant for Hagstroms Revisions Byra AB Sweden (now Ernst & Young). Mr. Aberg received the equivalent of a B.S. degree in Economics (Ekonomexanon) and an academic degree in Law (Jurkandexamen) both from the University of Stockholm, Sweden.

  Donald J. Berchtold is the Senior Vice President, Administration. From March 1992 until October 1996 Mr. Berchtold was the Senior Vice President, Administration of the Wilshire Companies. From February 1991 until November 1992 he was a consultant to Entertainment Publications Inc.-- CUC International Inc. Mr. Berchtold received a BSc. degree in
Business/Finance and Marketing from Santa Clara University. Mr. Berchtold is Mr. Wiederhorn's father-in-law by marriage.

  Kenneth R. Kepp is the Senior Vice President, Operations. From November 1991 until October 1996 Mr. Kepp was the Senior Vice President--Operations of the Wilshire Companies. From June 1990 until November 1991 Mr. Kepp was the Managing Director of Network Associates International, a consulting company to the leasing industry. Mr. Kepp received a B.S. degree in Finance from Northern Illinois University.

  Sheryl Anne Morehead is the Senior Vice President, S&L Group of the Company and Chief Executive Officer of the Savings Banks. From December 1993 until October 1996, Ms. Morehead was the Chief Credit Officer/Chief Operating Officer of First Los Angeles Bank/San Paulo Bank Group, a savings bank. From August 1990 until December 1993, Ms. Morehead was the Chief Credit Officer/Executive Vice President of First Federal Bank, a savings bank. Ms. Morehead received a B.S. degree from Boston University and an M.B.A. degree from Harvard Graduate School of Business.

  Chris Tassos is the Senior Vice President and Chief Financial Officer of the Company. Since August 1995 Mr. Tassos has been the Senior Vice President of Finance of the Wilshire Companies. From March 1992 until February 1995 he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton. From July 1979 until April 1984 and May 1985 until September 1990 Mr. Tassos was an auditor for Deloitte & Touche LLP.

  Phillip D. Vincent is Senior Vice President, Loan Servicing of the Company. Mr. Vincent was Senior Vice President and Chief Administrative Officer of The J.E. Robert Company, Inc., one of the largest real estate and mortgage investment managers in the U.S. from April 1995 until July 1996, Senior Vice President and Managing Officer of The J.E. Robert Company, Inc. from June 1992 until September 1995, and Vice President and Division Manager of The J.E. Robert Company, Inc. from 1991 until May 1992. Mr. Vincent is a member of the American Institute of Certified Public Accountants. Mr. Vincent received a B.S. degree in Finance from Oklahoma State University.

  Don H. Coleman is a director of the Company. Since March 1994 Mr. Coleman has been the President of International Manufacturing and Licensing, Inc., a subsidiary of the ICT Group, Inc., a supplier of wireless phone equipment worldwide. From January 1988 until March 1994, Mr. Coleman was President of Liquid Spring Corporation, a manufacturer of automobile components. From 1984 to 1986, Mr. Coleman was President of Clarion Corporation of America, a major supplier of automotive sound systems and electronics. Mr. Coleman is a director of ICT Group, Inc., and Fabricated Metals, Inc., a materials handling equipment manufacturer. Mr. Coleman received a B.A. degree in Economics and an M.B.A. degree from Stanford University.

  Philip G. Forte is a director of the Company. Mr. Forte has been the President of Wilshire Cellular, Inc., a cellular phone leasing company, since June 1994. Wilshire Cellular, Inc. is not part of the Wilshire Private Companies, nor is it an affiliate of the Company. From March 1992 until June 1994, Mr. Forte was the Vice President, Sales and Marketing of Vinyl Chem International, Inc., a textile chemical repair manufacturer. From September 1989 until March 1992 Mr. Forte was the Vice President, Sales and Marketing of Pacific Western University. Mr. Forte received a B.S. degree in Business Administration from the University of Southern California.

  David Dale-Johnson is a director of the Company. Since 1988 Mr. Dale-Johnson has been the Director, Program in Real Estate, School of Business Administration, University of Southern California. Mr. Dale-Johnson is also a consultant for several public and private companies and government agencies. Mr. Dale-Johnson received his B.A. degree in Art History from the University of British Columbia, M. Sc. degree in Business Administration from the University of British Columbia and a Ph.D. degree in Business Administration from the University of California, Berkeley.

CERTAIN KEY EMPLOYEES

  Stuart Adair is the Vice President, European Loan Acquisitions of WFC. From 1993 until September 1996 Mr. Adair was the Vice President, Loan Acquisitions of the Wilshire Companies. From 1989 until 1993 Mr. Adair was an asset manager of the Federal Deposit Insurance Corporation. Mr. Adair received a B.A. degree from the University of Washington.

  Glenn J. Ohl is the Chief Financial Officer of WFC. From August 1995 until October 1996 Mr. Ohl was the Senior Vice President and Corporate Treasurer of CWM Mortgage Holdings, Inc., an affiliate of Countrywide Credit Industries Inc., a residential financing company. From September 1992 until August 1995 Mr. Ohl was the Executive Vice President and Chief Financial Officer of ARCS Mortgage, Inc., a financing company. Mr. Ohl received a B.A. degree from Franklin and Marshall College and an M.B.A. degree from New York University.

  Peter O'Kane is the Vice President, Loan Acquisitions. From May 1994 until October 1996 Mr. O'Kane was the Vice President, Loan Acquisitions of the Wilshire Companies. From September 1992 until April 1994 Mr. O'Kane was an Asset Manager, Investment Division of J.E. Robert Company, Inc. From September 1991 until September 1992 Mr. O'Kane was a staff consultant with Arthur Andersen & Company. From March 1990 until August 1991 Mr. O'Kane was an analyst for GranCorp, Inc., a real estate investment company. Mr. O'Kane received a B.A. degree from the University of Washington.

  Richard A. Papworth is the Chief Financial Officer of Girard and First Bank. From May 1996 until August 1996 Mr. Papworth was the Chief Financial Officer of Girard. From October 1995 until May 1996 Mr. Papworth was the Director of Finance for Maintenance Warehouse America Corp., a national building maintenance supply company. From October 1994 until October 1995 Mr. Papworth was an Independent Financial Consultant. From July 1993 until October 1994 Mr. Papworth was the Acting Chief Financial Officer and Treasurer of George Wimpey Inc. and the Assistant Treasurer from April 1989 until July 1993. Mr. Papworth received a B.S. degree in Accounting and a M.Acc. degree in Taxation from Brigham Young University.

  R. Scott Stevenson is the President of the Girard and First Bank. From June 1991 until October 1996 he was the President and Chief Executive Officer of Girard. From January 1986 until June 1991 he held various positions at Girard including Chief Operating Officer, Chief Financial Officer and a Loan Officer. Mr. Stevenson received a B.S. degree in Accounting and an M.S. degree in Taxation from Brigham Young University.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  Audit Committee. The Audit Committee, which consists of a majority of independent directors who are not affiliated with the Principals ("Independent Directors"), makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Messrs. Wiederhorn, Coleman and Dale-Johnson are the members of the Audit Committee.

ELECTION OF DIRECTORS

  Prior to the first annual meeting of the stockholders of the Company, the Company's Board of Directors will be divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. No determination has been made as to which directors will be members of each class.

COMPENSATION OF DIRECTORS

  The Company intends to pay its directors who are not employees of the Company a per meeting fee of $1,000 for each Directors' meeting and a per hour fee for each committee meeting attended which is not on a regularly scheduled meeting date. Under the Company's Stock Incentive Plan, each non-employee director has been granted, effective as of the date on which the initial public offering price is determined, a non-qualified option to purchase at the initial public offering price a number of shares of Common Stock equal to 6,250 divided by the initial public offering price, and each new non-employee director upon the date of his or her election or appointment will be granted a non-qualified option to purchase at the fair market value on the date of grant a number of shares of Common Stock equal to 6,250 divided by the fair market value on the date of grant.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Determinations regarding compensation of the Company's employees are made by the Compensation Committee of the Board of Directors. David Dale-Johnson and Don H. Coleman are the members of the Compensation Committee. Neither David Dale-Johnson nor Don Coleman participated in the compensation decisions relating to Messrs. Wiederhorn's and Mendelsohn's base salary for fiscal 1996 and 1997. Messrs. Wiederhorn and Mendelsohn actively participated in such decisions. Messrs. Dale-Johnson and Coleman will determine the bonuses to be paid by the Company to executive officers in fiscal 1996 and 1997 and Messrs. Wiederhorn and Mendelsohn will not participate in such decisions.

 Leases

  The Company leases office space for its corporate headquarters from Wilshire Properties I, Incorporated, an Oregon corporation ("WPI"). Andrew A. Wiederhorn and Lawrence A. Mendelsohn are the beneficial owners of WPI. The lease agreement provides for an aggregate annual rent payment in 1997 of approximately $90,000 and expires December 31, 2001. In addition to base rent the Company is required to pay its proportionate share of operating expenses incurred by WPI in connection with the operations of the building. The Savings Banks lease approximately 8,000 sq. ft. of office space in two locations pursuant to lease which provides for an aggregate annual rental payment in 1997 of approximately $96,000 and expires December 31, 1997.

 Stock Transactions

  Upon the closing of the Common Stock Offering and Notes Offering, certain executive officers and directors will exchange 5.1% of the capital stock of Girard, 5.1% of the capital stock of First Bank, and approximately 99% of the capital stock of WAC (which itself owns 94.9% of the capital stock of Girard and First Bank), for 5,447,901 shares of Common Stock of WFSG.

 Loan Servicing Agreement between the Company, WFC, WSC and WCC

  The Company, WFC, WSC and WCC (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC) entered into a non-exclusive loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all Loans. WCC has also agreed to license its proprietary computer software to the Company, WSC and WFC. Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate based on comparable fees charged by unaffiliated third parties in arm's length transactions for similar types of loans at the time of acquisition. WCC has agreed for a period of twenty years not to compete with or be engaged in the same business in the same areas as currently conducted by the Company, including purchasing and servicing loans.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans (the "Servicing Transfer"), provided that the Company or one of its subsidiaries has obtained the appropriate licenses. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering and Notes Offering. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. Following the Servicing Transfer, the fees and costs to be paid by WCC for the servicing of its loans and the loans of persons other than the Company shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

 Loan Servicing Agreement between the Savings Banks and WCC

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC) pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each loan serviced. The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific discounted Loan Portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Loan Portfolios. To date, each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to (i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan Portfolios (other than escrow payments, if any) which is in excess of the initial payments made by the Savings Banks to acquire the Discounted Loan Portfolios. Servicing fees for new Discounted Loan portfolio servicing agreements will be chosen by the boards of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third-party servicing agreement.

 Administrative Services Agreement

  Pursuant to the Administrative Services Agreement, WCC and its private affiliates (Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC and its private affiliates) and the Company have agreed to provide, commencing with the completion of the Common Stock Offering and the Notes Offering, certain services to each other, including, among other things, certain financial reporting functions, legal compliance, banking, risk management and operational and strategic matters. The Administrative Services Agreement will provide for the payment of a market rate plus reimbursement of any third party expenses for any services rendered by one party for another. The term "market rate" means the rate determined by the parties as being the rate charged by independent third parties for providing similar services in an arm's-length transaction. The initial term of the Administrative Services Agreement will expire on December 31, 1997; it will continue for successive one year renewal periods unless terminated by either of the parties on not less than 90 days notice prior to the end of any period. The parties to the Administrative Service Agreement have agreed to indemnify each other against liability arising out of the willful misconduct or gross negligence of the indemnifying party.

 Employment with WCC

  Messrs. Wiederhorn and Mendelsohn are the principal owners of WCC. Messr. Wiederhorn is also the sole director of WCC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while the Company is in the process of obtaining the necessary licensing approvals for its servicing operations certain executive officers of the Company, including Messrs. Wiederhorn, Mendelsohn, Kepp, Berchtold, Tassos and Vincent, will also continue to be executive officers of WCC. Such executive officers will receive minimal compensation from WCC. Following receipt of the necessary licensing approvals only Messrs. Wiederhorn and Mendelsohn, the shareholders of WCC will continue to be executive officers of WCC.

EXECUTIVE COMPENSATION

  The following table shows compensation received from the Wilshire Private Companies by the Company's Chief Executive Officer and the three other most highly paid executive officers for the fiscal years ended December 31, 1995. The Company's Chief Executive Officer and such other officers received no compensation from the Wilshire Public Companies in 1995. There were no other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1995.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                ------------------------------
                   NAME AND
              PRINCIPAL POSITION                YEAR SALARY($)(1)  BONUS($)(1)
              ------------------                ---- ------------  -----------
Andrew A. Wiederhorn........................... 1995    51,992(2)       --
 Chairman of the Board, Chief Executive
 Officer, Secretary and Treasurer
Lawrence A. Mendelsohn ........................ 1995    68,293(2)       --
 President
Donald J. Berchtold ........................... 1995   146,451       44,260
 Senior Vice President, Corporate
 Development
Kenneth R. Kepp ............................... 1995   135,012       50,000
 Senior Vice President, Operations

--------
(1) For the year ended December 31, 1995 the Chief Executive Officer and the three other most highly paid executive officers derived their salaries from the Wilshire Private Companies taken as a whole and therefore salaries and bonuses paid for the year do not necessarily reflect the amount of salary and bonus attributable to work performed for WAC and the Savings Banks, if any.
(2) Mr. Wiederhorn and Mr. Mendelsohn elected in the past to receive minimal compensation from the Wilshire Private Companies to maintain capital in the Wilshire Private Companies and have received shareholder loans from the Wilshire Private Companies to fund their investment in WAC and certain other expenses.

EMPLOYMENT AGREEMENTS

  The Company has entered into substantially similar employment agreements, effective November 1, 1996, with Andrew A. Wiederhorn ("Mr. Wiederhorn") (as Chief Executive Officer) and Lawrence A. Mendelsohn ("Mr. Mendelsohn") (as President) (each individually, an "Executive" and collectively, the "Executives"). Each agreement provides for an initial three-year term which is automatically renewable for successive two-year terms (the "Employment Term") unless either party gives written notice to the other at least ninety days prior to the expiration of the then Employment Term. During the Employment Term, each Executive will be obligated to devote a significant portion of his business time, energy, skill and efforts to the performance of his duties under the agreement and shall faithfully serve the Company, subject to his right to serve as an employee and/or board member of certain companies and to manage his personal financial and legal affairs.

  The agreement provides for an annual base salary of $300,000 for Mr. Wiederhorn and $300,000 for Mr. Mendelsohn (which may be increased, but not decreased, by the Compensation Committee of the Board of Directors) and an annual bonus. The bonus payable to Mr. Wiederhorn and Mr. Mendelsohn will be determined by the Compensation Committee of the Board of Directors and may not exceed in the aggregate 20% of the pre-tax profits of the Company. Mr. Wiederhorn and Mr. Mendelsohn share will share equally in the first $400,000 of any such bonus and thereafter their respective bonus will be two-thirds and one-third. The agreement also provides that Mr. Wiederhorn and Mr. Mendelsohn may participate in the Company's Incentive Stock Plan. See "--Stock Incentive Plan."

  The agreement also provides that during the Employment Term and thereafter, the Company will indemnify the Executive to the fullest extent permitted by law, in connection with any claim against the Executive as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company in or with regard to any other entity, employee benefit plan or enterprise. Following the Executive's termination of employment, the Company will continue to cover the Executive even if the Executive has ceased to serve in such capacity.

  If any payment to the Executive together with certain other amounts paid to the Executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the agreements provide that the Executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a "grossed up" basis.

  The agreement may be terminated at any time by the Executive for Good Reason or with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs) or by the Company with or without Cause (as each capitalized term is defined in the agreement).

  If the Executive terminates his employment with the Company for Good Reason, with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs), the Executive is terminated without Cause, or the Executive's employment terminates as a result of the Company giving notice of nonextention of the Employment Term, he will receive severance pay (i) in an amount equal to three times Base Salary in effect at termination and three times the highest annual bonus paid or payable for any of the previous three years, (ii) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) three years of additional service credit that the Executive would otherwise have been credited under any pension type qualified or nonqualified pension plan, (v) three years of the maximum Company contribution under any qualified or nonqualified 401(k) type plan and (vi) continued medical benefits for three years. The agreement provides that Executive will have no obligation to mitigate the Company's financial obligations in the event of his termination due to death, disability, termination for Good Reason, termination with or without Good Reason during the Change in Control Protection Period or termination without Cause, and there will be no offset against the Company's financial obligations for other amounts earned by the Executive.

  If termination is the result of Executive's death, the Company will pay to the Executive (or his estate), an amount equal (i) any earned but not yet paid compensation, (ii) a pro-rated bonus, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) payment on a monthly basis of 6 months of base salary to Executive's spouse or dependents and (v) continued medical coverage for the Executive's spouse and dependents for three years. In addition, the Executive will receive accelerated full vesting under all outstanding equity-based and long-term incentive plans. If Executive's employment is terminated by reason of disability, the Executive will be entitled to receive payments and benefits to which his representatives would be entitled in the event of his termination by reason of death, provided that the payment of base salary will be reduced by any long-term disability payments under any policy maintained by the Company.

INCENTIVE STOCK PLAN

  The following is a summary of certain features of the Company's Incentive Stock Plan (the "Stock Plan"). This summary is qualified by reference to the Stock Plan itself. A copy of the Stock Plan is an exhibit to the Registration Statement.

  The Company's Board of Directors adopted the Stock Plan on October 28, 1996. The Company's stockholders approved it on October 28, 1996. The purpose of the Stock Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with equity participation in the Company. Accordingly, the Stock Plan permits the company to grant incentive stock options ("ISOs"), non-statutory stock options ("NSOs"), restricted stock and stock appreciation rights (collectively "Awards") to employees, directors and consultants of the Company and subsidiaries of the Company. The Stock Plan will terminate on October 28, 2006 unless terminated earlier by the Board of Directors.

  Administration of the Plan. The Stock Plan will be administered by the Company's Board of Directors, a committee appointed by the board (the "Committee") or a combination of the two. References below to the "Administrator" are to the body that administers the plan. For the present, the Board of Directors has delegated administration of the Stock Plan to a committee consisting of David Dale-Johnson and Don Coleman, two of the Company's non-employee directors.

  Securities Subject to the Plan. During the ten-year term of the Stock Plan, the Company may grant Awards for a maximum of 1,750,000 shares of Common Stock subject to adjustment in the case of stock splits and similar events. No one person may receive Awards covering more than a cumulative total of 900,000 shares of Common Stock under the Stock Plan.

  Employee Options. Under the Stock Plan, the Company may grant ISOs (under
Section 422 of the Code) and NSOs. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. However, the exercise price of ISOs granted to holders of more than 10% of the Company's outstanding stock may not be less than 110% of that fair market value. Options will not be transferable other than by will or the laws of descent and distribution or, in the case of NSOs, under qualified domestic relations orders.

  The Administrator will select the persons to whom options will be granted, the number of shares subject to each option and the other terms and conditions of each option, but in all cases consistent with the Stock Plan. The Option Agreement evidencing each option will specify whether the option is intended to be an ISO or an NSO. The Administrator may provide that options will be exercisable in full at grant or become exercisable over time in accordance with a vesting schedule. Options must expire no later than ten years after they are granted (five years in the case of ISOs granted to holders of more than 10% of the Company's outstanding stock). The exercise price of options will be payable in cash or, if the Administrator permits, by the optionee's full recourse promissory note, the surrender of shares of the Common Stock already owned by the optionee or the "netting" of stock covered by the option (the surrender of a portion of the option in payment of the exercise price).

  Options granted as ISOs will be intended to qualify for special tax status under Section 422 of the Code. An optionee will not have taxable income upon the grant or exercise of an ISO (although exercise will result in income for purposes of the alternative minimum tax), and the Company will receive no income tax deduction at grant or exercise. The optionee will be entitled to long-term capital gain treatment upon the sale of the option shares if the shares are held more than two years after the grant date and more than one year after the shares are transferred to the optionee. If the shares are sold within either period, the difference between the exercise price and the market value at the exercise date (but not more than the actual gain on sale) may be taxable as ordinary income. Any additional gain would be a capital gain. Any capital gain would be long-term if the optionee held the shares more than one year. The Company will receive no deduction in connection with ISOs, except to the extent an employee recognizes taxable ordinary income upon disposition of option shares.

  Upon the grant of an NSO, an optionee will not recognize taxable income for federal income tax purposes and the Company will not be entitled to any federal income tax deduction. Upon the exercise of an NSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction. Special rules may govern the timing of the recognition of income by optionees subject to Section 16 of the Exchange Act.

  Director Options. On the last trading day of each calendar quarter beginning March 31, 1997, the Company will automatically grant each director who is not also an employee of the Company or a subsidiary of the Company (a "non-employee director") an NSO to purchase that number of shares of Common Stock that equals $6,250 divided by the fair market value per share of Common Stock (its market price) on the date of grant. The exercise price of these options will be that fair market value. Each of these director options will be fully exercisable beginning six months after the date of grant and will terminate (unless sooner terminated under the terms of the Stock Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, these options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Stock Plan, the Company could grant Awards to non-employee directors in addition to these "automatic" quarterly option grants.

  Restricted Stock. Under the Stock Plan, the Administrator may also grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). In general, shares subject to a restricted stock Award may not be sold, assigned, transferred or pledged until the restrictions have lapsed and rights to the shares have vested.

  Stock Appreciation Rights. The Administrator may also grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or (if the Administrator so permits) Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Administrator in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Administrator will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

  Terms and Conditions to Which All Awards Are Subject. If there is a stock dividend, stock split, reverse stock split or reclassification of Common Stock, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan and each outstanding Award, and the exercise price of each outstanding Award. Each such adjustment will be determined by the Administrator in its sole discretion.

  In addition, new Awards may be substituted for Awards previously granted, or the Company's obligations respecting outstanding Awards may be assumed by an employer corporation other than the Company, in connection with any merger, consolidation or sale of substantial assets (but not a merger or consolidation in which the Company is the continuing corporation which does not result in any reclassification or exchange of the Common Stock). Further, in the event of such a merger, consolidation or sale, the Administrator may decide to pay cash to plan participants and terminate their Awards, or terminate their Awards after giving them notice of the merger or other event to give them an opportunity to exercise their Awards before the event.

  Subject to the special rules described previously regarding the options to be granted quarterly to non-employee directors, the Administrator will establish the effect of employment termination on vested Awards.

  Amendment and Termination. The Board of Directors at any time may amend or terminate the Stock Plan. However, in general, amendments and termination would not affect Awards previously granted. Certain amendments would be subject to stockholder approval.

  Initial Awards. As of the date of this preliminary Prospectus, the Company had not granted any Awards. The day before the Commission declares the Registration Statement effective, the Company will grant options under the Stock Plan to Messrs. Wiederhorn and Mendelsohn. If, by that date, the underwriters have not notified the Company that the underwriters will exercise their over-allotment option, those options will cover 1,050,000 shares of Common Stock for Messrs. Wiederhorn and Mendelsohn combined. If the underwriters by that date have notified the Company that they will exercise their over-allotment option in full, those options will cover a total of 1,083,750 shares of Common Stock. A partial exercise of the over-allotment option will result in option amounts between 1,050,000 and 1,083,750 shares. A portion of these options are intended to be ISOs. The balance will be NSOs. The exercise price of the ISOs will be $ per share (110% of the initial offering price to the public in the Common Stock Offering). The exercise price for a portion of the NSOs will be $ per share (100% of the initial offering price to the public in the Common Stock Offering). The remainder of the NSOs
will be at an exercise price of $    per share (125% of the initial offering
price to the public in the Common Stock Offering). Approximately 65.6% of the NSOs will be priced at 100% of the initial offering price. All of these options will be fully vested by January 2, 1997. The ISOs will have a five-year term and the NSOs will have a ten-year term. The options will not terminate earlier if the optionee ceases to be employed by the Company.

  The following table sets forth information concerning the options to be granted to Messrs. Wiederhorn and Mendelsohn before the Registration Statement becomes effective.

                       OPTIONS TO BE GRANTED AT CLOSING

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                        PERCENT OF                             STOCK PRICE
                          NUMBER OF       TOTAL                               APPRECIATION
                            SHARES       OPTIONS                               FOR OPTION
                          UNDERLYING    GRANTED TO   EXERCISE                    TERM (3)
                           OPTIONS     EMPLOYEES IN PRICES PER EXPIRATION ---------------------
          NAME             GRANTED     FISCAL 1996    SHARE      DATES        5%        10%
          ----            ----------   ------------ ---------- ---------- ---------- ----------
                                                                             (IN THOUSANDS)
Andrew A. Wiederhorn....   700,000(1)       67%        $--          (2)
Lawrence A. Mendelsohn..   350,000(4)       33%         --          (2)

--------
(1) This figure will be 722,536 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.
(2) Five years after the closing of the Common Stock Offering for the ISOs
    (      shares for Mr. Wiederhorn and        shares for Mr. Mendelsohn) and
    ten years for the NSOs (      shares for Mr. Wiederhorn and        shares
    for Mr. Mendelsohn). If the options are increased as indicated in notes
    (1) above and (4) below, the ISO figures become    shares for Mr.
    Wiederhorn and    shares for Mr. Mendelsohn and the NSO figures become
    shares for Mr. Wiederhorn and    shares for Mr. Mendelsohn.
(3) These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock.
(4) This figure will be 361,214 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.

  The following table contains additional information regarding cumulative activity under the Stock Plan based on the same assumptions used for the previous table.

                           CUMULATIVE OPTION STATUS

                                                                TOTAL OPTION VALUES
                                               ------------------------------------------------------
                                               NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                            SHARES                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           ACQUIRED    VALUE   ---------------------------- -------------------------
          NAME            ON EXERCISE REALIZED EXERCISABLE(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- -------------- ------------- ----------- -------------
Andrew A. Wiederhorn....        0       $ 0       700,000(2)         0          $ 0           --
Lawrence A. Mendelsohn..        0         0       350,000(3)         0            0           --

--------
(1) By January 2, 1997.
(2) See note (1) to the previous table.
(3) See note (4) to the previous table.

  Deductibility of Executive Compensation. Under Section 162(a) of the Code, a corporation may deduct "a reasonable allowance for salaries or other compensation for personal services actually rendered." However, Section 162(m) generally limits the deduction for compensation paid to the chief executive officer and certain other officers of a publicly-held corporation to $1 million in any taxable year. The corporation cannot deduct the compensation paid to a covered officer in excess of $1 million.

  In general, the excess of the fair market value of stock received on exercise of Awards (other than ISOs) over the option exercise price is treated as compensation for this purpose. Accordingly, the deduction for that excess may be disallowed. However, this principle does not apply to "qualified performance-based compensation." In addition, a special rule applies to compensation paid under a plan that existed before the corporation became publicly held. Options granted under the Stock Plan for a period of approximately three and one-half years after the closing of the Common Stock Offering will be intended to qualify under this special rule. In addition, the Company may choose to cause options and other Awards granted after the Company becomes publicly-held and which do not qualify under this special rule to qualify for exemption from Section 162(m) as "qualified performance-based compensation." However, there are no assurances that any or all Awards will not be subject to the limitation of Section 162(m).

                            PRINCIPAL STOCKHOLDERS

  The following table presents certain information regarding the beneficial ownership of Common Stock as of the date of this Prospectus by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each executive officer, and (d) all directors and executive officers as a group.

                          OWNERSHIP PRIOR TO OFFERING     OWNERSHIP AFTER OFFERING
                          ------------------------------  ---------------------------
                           AMOUNT AND                      AMOUNT AND
                            NATURE OF                      NATURE OF
  NAME AND ADDRESS OF      BENEFICIAL       PERCENT OF     BENEFICIAL     PERCENT OF
  BENEFICIAL OWNERS(1)      OWNERSHIP          CLASS       OWNERSHIP       CLASS(2)
  --------------------    ---------------  -------------  -------------  ------------
Andrew A. Wiederhorn....        3,617,127          65.77%     3,617,127        51.67%
Lawrence A. Mendelsohn..        1,808,330          32.88%     1,808,330        25.83%
Bo G. Aberg.............              --              --            --            --
Donald J. Berchtold.....              --              --            --            --
Sheryl Anne Morehead....              --              --            --            --
Kenneth E. Kepp.........              --              --            --            --
Chris Tassos............              --              --            --            --
Phillip D. Vincent......              --              --            --            --
Don H. Coleman..........           11,222             .2%        11,222          .16%
Philip G. Forte.........              --              --            --            --
David Dale-Johnson......           11,222             .2%        11,222          .16%
All directors and execu-
 tive officers as a
 group (11 persons).....        5,447,901          99.05%     5,447,901        77.82%

--------
(1) The address for each of the named officers and directors is c/o Wilshire Financial Services Group Inc., 1776 SW Madison, Portland, Oregon 97205.
(2) Assumes no exercise of the Common Stock Underwriters' over-allotment option.

  Except as noted in the footnotes above (i) none of such shares is known by the Company to be shares with respect to which such beneficial ownership and
(ii) the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For a discussion of certain other relationships and related transactions see "Compensation Committee Interlocks and Insider Participation."

                             DESCRIPTION OF NOTES

GENERAL

  The Notes will be issued pursuant to an Indenture (the "Indenture") between WFSG and Bankers Trust Company, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summary of all material provisions of the Indenture set forth below are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever sections or defined terms of the Indenture are referred to, such sections or defined terms are hereby incorporated herein by such reference.

  The Notes will be limited in aggregate original principal amount to $75 million (plus up to $11,250,000 subject to the Notes Underwriter's over-
allotment option). The Notes will mature on               , 2003 (the "Stated
Maturity"). The Notes will rank pari passu with all other general unsecured obligations of the Company and will be issued in book-entry form only in denominations of $1,000 and integral multiples in excess thereof.

  The Notes will bear interest from the date of their initial issuance, at the rate per annum set forth on the cover page of this Prospectus, payable semi-
annually in arrears on                and                of each year (each an
"Interest Payment Date"), commencing               , 1997, to the holders of
record at the close of business on the                or
(whether or not a business day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  The Notes are not savings accounts or deposits and are not insured by the FDIC or by the United States or any agency or fund thereof. The Notes will not be secured by the assets of WFSG or any of its Subsidiaries, including the Savings Banks, or otherwise and will not have the benefit of a sinking fund for the retirement of principal or interest. Because WFSG is a holding company that currently conducts substantially all of its operations through its Subsidiaries, the right of WFSG to participate in any distribution of assets of the Subsidiaries, including the Savings Banks, upon their liquidation or reorganization or otherwise (and thus the ability of Holders of the Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of the Subsidiaries, including, in the case of the Savings Banks, to the claims of depositors of the Savings Banks. Claims on WFSG's Subsidiaries by creditors, other than WFSG, include substantial obligations with respect to deposit liabilities and other borrowings. Additionally, distributions to WFSG by the Savings Banks, whether in liquidation, reorganization or otherwise, will be subject to regulatory restrictions and, under certain circumstances, may be prohibited. See "Regulation--The Savings Banks--Restrictions on Capital Distributions" and "--Affiliate Transactions."

GLOBAL NOTES, DELIVERY AND FORM

  The Notes offered hereby will be represented by one or more Global Notes deposited with the Depositary, and will trade in the Depositary's Same-Day Funds Settlement System ("SDFS System") until maturity. The Notes will not be exchangeable for certificated notes, except in the circumstances described below.

  The Depository Trust Company, New York, New York ("DTC"), will be the initial Depositary with respect to the Notes. DTC has advised the Company and the Underwriters that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom y(and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

  Upon the issuance of the Notes represented by the Global Notes, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by the Global Notes to the accounts of participants. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and such laws may impair the ability of holders of the Notes to transfer beneficial interests in the Global Notes.

  So long as the Depositary for the Global Notes, or its nominee, is the registered owner of the Global Notes, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Notes represented by the Global Notes will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

  So long as the Notes are represented by a Global Note, payments of principal and interest on the Notes will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing the Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of such Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Global Notes representing the Notes, will credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Notes as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary is at any time unwilling, ineligible or unable to continue as Depositary under the Indenture and a successor Depositary is not appointed in respect thereof within 90 days, the Company will issue definitive Notes in exchange for the Notes represented by the Global Notes. In addition, the Company may at any time and in its sole discretion determine to discontinue use of the Global Notes and, in such event, will issue definitive securities in exchange for the securities represented by the Global Notes. Notes so issued will be issued in registered form only, in denominations of $1,000 and integral multiples thereof, without coupons.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made in immediately available funds. All payments of principal and interest on the Notes will be made by WFSG in immediately available funds. The Notes will trade in the Depositary's SDFS System until maturity, and, therefore, the Depositary will require secondary trading activity in the Notes to be settled in immediately available funds.

OPTIONAL REDEMPTION

  The Notes may not be redeemed prior to         , 2001 except as described
below. On or after such date, the Notes may be redeemed, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to (but excluding) the redemption date, if redeemed during the 12-month period beginning
            , of the years indicated below:

                   REDEMPTION
            YEAR     PRICE
            ----   ----------
            2001         %
            2002         %

  In addition, the Company may redeem, at its option, up to 35% of the original aggregate principal amount of the Notes at any time and from time to
time until         , 2001, with the Net Cash Proceeds received by the Company from one or more public or private sales of Qualified Capital Stock at a
redemption price of        % of the principal amount of the Notes redeemed,
plus accrued and unpaid interest thereon; provided, however, that at least 65% of the original aggregate principal amount of Notes must remain outstanding after each such redemption, and provided further, that such redemption must occur within 60 days after the closing date of any such public or private sale of Qualified Capital Stock.

  If at any time fewer than all of the Notes then outstanding are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by any method the Trustee shall deem fair and reasonable. Notes in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. Notice of redemption will be mailed to each Holder of Notes to be redeemed at such Holder's registered address at least 30, but not more than 60, days before the redemption date. On or after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

  In addition to permitted redemptions, the Company may from time to time purchase the Notes in the open market, in private transactions or otherwise, as permitted by applicable law.

NO SINKING FUND OR MANDATORY REDEMPTION

  The Notes will not be entitled to the benefit of any sinking fund or mandatory redemption.

CERTAIN COVENANTS

  The Indenture will contain, among others, the following covenants:

  Net Worth Maintenance. On the Issue Date and at all times thereafter, determined at the end of each fiscal quarter, the Company shall maintain Consolidated Net Worth, equal to (i) $40 million plus (ii) the cumulative amount equal to twenty-five percent (25%) of the Consolidated Net Income (but not loss), if any, of the Company and its Subsidiaries for each fiscal quarter commencing with the quarter ending March 31, 1997.

  Limitations on Indebtedness.

    (a) WFSG shall not incur, directly or indirectly, any Indebtedness or issue any Disqualified Capital Stock; provided, however, that WFSG may incur Indebtedness or Disqualified Capital Stock if, on the date of such incurrence and after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio does not exceed 2.0 to 1.0.

    (b) The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of principal of the Notes.

    (c) The Savings Banks will not, and will not permit any of their Subsidiaries to, create or incur any Indebtedness or issue any Preferred Stock that in either case would qualify as regulatory capital for the

  Savings Banks under 12 C.F.R. Part 567 or any successor regulation, except to WFSG or its Subsidiaries or to the extent that after giving effect to the creation or incurrence of such Indebtedness or the issuance of such Preferred Stock the total of the Savings Banks' aggregate Indebtedness and Preferred Stock that qualifies as capital under 12 C.F.R. Part 567 does not exceed 65% of the Savings Banks' aggregate tangible common equity.

    (d) The Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Disqualified Capital Stock.

    (e) The foregoing provisions shall not apply to:

      (1) Permitted Acquisition Indebtedness of the Company and its
    Subsidiaries;

      (2) Permitted Repurchase Facilities of the Company and its
    Subsidiaries;

      (3) Guarantees by the Company of (1) and (2);

      (4) Intercompany Indebtedness between the Company and any of its Subsidiaries;

      (5) Incurrence by the Company of its obligations under the Notes;

      (6) Non-Recourse Indebtedness of the Company and its Subsidiaries;

      (7) Securities issued in a securitization by a Securitization Entity formed by or on behalf of the Company or its Subsidiaries, regardless of whether such securities are treated as indebtedness for tax purposes, provided that neither the Company nor any Subsidiary (other than the Securitization Entity formed solely for the purpose of such securitization) is directly or indirectly liable as a guarantor or otherwise (excluding the provision of Credit Support) for such securities or obligations of the Securitization Entity;

      (8) Deposit liabilities of any insured depository Subsidiary;

      (9) Unsecured Indebtedness of the Savings Banks having an initial term to maturity in excess of one year, provided, however, that such Indebtedness shall be considered to be Indebtedness of WFSG for the purpose of the Leverage Ratio;

      (10) Unsecured working capital loans of Subsidiaries, not to exceed $5.0 million in the aggregate, provided, however, that such Indebtedness shall be considered to be Indebtedness of WFSG for the purpose of the Leverage Ratio;

      (11) Acquired Indebtedness of Subsidiaries, provided, however, that such Acquired Indebtedness shall be considered to be Indebtedness of WFSG for the purpose of the Leverage Ratio;

      (12) Indebtedness secured by Permitted Liens; or


      (13) Hedging Obligations directly related to: (i) Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the Indenture; (ii) loans held by the Company or its Subsidiaries pending sale; or (iii) loans with respect to which the Company or any Subsidiary has an outstanding purchase offer or commitment, financing commitment or security interest.

    (f) For purposes of determining compliance with the foregoing covenant:
  (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and be required to include the amount and type of such Indebtedness in one of the above clauses; and
  (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  Liquidity Maintenance. WFSG shall, at all times when the Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the Notes on the next two succeeding semi-annual Interest Payment Dates. Liquid Assets of a Subsidiary (other than the Savings Banks or other depository institution Subsidiary) may be included in such calculation only to the extent that such Liquid Assets may at such time be distributed to WFSG without restriction or notice to any Person. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self-insurance maintained by the Company.

  Limitations on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

  (a) a Default or Event of Default shall have occurred and be continuing; or

  (b) either Savings Bank would fail to meet any of the Regulatory Capital Requirements; or

  (c) the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described above under "Liquidity Maintenance"; or

  (d) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the relevant Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution filed with the Trustee) declared and made after the issue date of the Notes would exceed the sum of

    (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the Notes occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

    (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the Notes; plus

    (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the Notes; plus

    (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the issue date of the Notes that is thereafter converted into or exchanged for Qualified Capital Stock of the Company; or

  (e) the Unsecured Debt Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment is less than 2.00 to 1.00, determined after giving effect to such Restricted Payment; provided, however, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or (y) any Permitted Payment, or (z) tax sharing payments by the Company or any of its Subsidiaries pursuant to the existing tax sharing agreement among the Company and its Subsidiaries (or any subsequently adopted tax sharing agreement the terms of which are not materially less favorable in the aggregate to the Company than the terms of such existing tax sharing agreement).

  Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries (other than a Securitization Entity) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to

  (a) pay any dividends or make any other distribution on its Capital Stock;

  (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

  (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

  other than, in the case of (a), (b) and (c),

    (1) restrictions imposed by applicable law or regulation or by the OTS or FDIC;

    (2) restrictions existing under agreements in effect on the date of the Indenture;

    (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

    (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

    (5) restrictions on the transfer of assets which are subject to Liens;

    (6) restrictions existing under agreements evidencing Permitted Acquisition Indebtedness or Permitted Repurchase Facilities of any Subsidiary that is formed for the sole purpose of acquiring or holding a portfolio of assets, if such Indebtedness (i) is made without recourse to, and with no cross-collateralization (which shall not include Guarantees), against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be; and

    (7) restrictions existing under any agreement that refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and
  (6); provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

  Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) unless: (i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the relevant Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $500,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the relevant Board of Directors of the Company or such Subsidiary, as the case may be; and
(iii) with respect to any transaction or series of related transaction involving aggregate payments in excess of $2,500,000, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of the Indenture and any renewals or extensions thereof not involving modifications materially adverse to the Company or any Subsidiary,
(ii) normal banking relationships with an Affiliate on an arms' length basis,
(iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. Section 1468(b) and any rules and regulations of the OTS thereunder, (v) any Restricted Payment or Permitted Payment, (vi) any transaction or series of transactions in which the total amount involved does not exceed $125,000, (vii) purchases on or before March 31, 1997 of loan portfolios acquired by an Affiliate after July 31, 1996 where the purchase price does not exceed the lower of two current independent bids for the loan portfolios or
(viii) services rendered and obligations incurred by the Company or any of its Subsidiaries pursuant to existing agreements or agreements between the Company and/or any of its Subsidiaries and WCC and/or Affiliates of WCC entered into in connection with the closing of the Common Stock Offering and the Notes Offering.

  Limitations on Liens and Guarantees. WFSG will not create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any of the Company's assets (including the Capital Stock of any Subsidiary) as security for Indebtedness, without effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness.

  In addition, the Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien (other than a Permitted Lien) to secure, any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

  Offer to Purchase upon a Change of Control. If a Change of Control Event shall occur at any time, then each Holder will have the right to require the Company to repurchase such Holder's Notes (pursuant to an offer made to all Holders), in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes upon the occurrence of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

  Additional Covenants. The Indenture will also contain covenants with respect to, among other things, the following matters: (i) payment of principal, premium and interest; (ii) maintenance of corporate existence; (iii) payment of taxes and other claims; (iv) maintenance of properties; and (v) maintenance of insurance.

MERGER AND CONSOLIDATION

  The Indenture will provide that the Company may not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons unless (a) either (i) the Company shall be the continuing entity, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (the "Surviving Entity") is organized under the laws of the United States or a state thereof or the District of Columbia and such Surviving Entity assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes and under the Indenture, (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing, (c) the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness without violating the Leverage Ratio described above under "Limitation on Indebtedness" and (d) the Company or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon, or change the coin or currency in which any Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Notes required for such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or (iv) waive a default in payment with respect to any Note (other than a default in payment that is due solely because of acceleration of the maturity of the Notes).

  Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company and the Trustee may modify or amend the Indenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes in accordance with the "Merger and Consolidation" provisions of the Indenture; (ii) to add any additional Events of Default, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company in the Indenture or in the Notes; (iii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in the Notes, provided that any such action shall not adversely affect in any material respect the interests of any Holder of any Note; (iv) to secure the Notes or add a guarantor under the Indenture pursuant to the provisions of the covenant on "Limitations on Liens and Guarantees" described above; (v) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (vi) to make any other provisions with respect to matters or questions arising under the Indenture or the Notes, provided that such provisions shall not adversely affect in any material respect the interests of any Holder of any Note.

  The Holders of greater than 50% in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

EVENTS OF DEFAULT

  An Event of Default will be defined in the Indenture to include:

    (i) failure by the Company to pay interest on any Note when due and payable, if such failure continues for a period of 30 days;

    (ii) failure by the Company to pay the principal on any Note when due and payable at maturity or upon redemption, acceleration or otherwise;

    (iii) failure by the Company to comply with any other agreement or covenant contained in the Indenture if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;

    (iv) indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case, the total amount of such indebtedness unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Net Worth at the quarter end preceding the end of such grace period of such acceleration;

    (v) failure by, as the case may be, either or both of the Savings Banks to comply with any of their Regulatory Capital Requirements; provided, that an Event of Default under this clause (v) shall not be deemed to have occurred (a) during the 60 day period following the first day on which either or both of the Savings Banks, as the case may be, fails or fail to comply with any of their Regulatory Capital Requirements, if within such 60 day period the Savings Bank or the Savings Banks files or file a capital plan with the OTS, (b) during the 90 day period following the initial submission of a capital plan to the OTS by either or both of the Savings Banks, as the case may be (or, if the OTS notifies the Savings Bank or Savings Banks in writing that it needs a longer period of time to determine whether to approve such capital plan or plans, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Savings Bank or Savings Banks of its determination not to approve such capital plan or plans, or (c) during the period that the Savings Bank is, or the Savings Banks are, as the case may be, operating in material compliance with a capital plan or plans approved by the OTS;

    (vi) occurrence of certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary; and

    (vii) existence of one or more judgments against the Company or either of the Savings Banks or any of their Subsidiaries in excess of 5% of the Company's Consolidated Net Worth, either individually or in the aggregate, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired in excess, either individually or in the aggregate of 5% of the Company's Consolidated Net Worth as of the quarter end preceding the end of such 60-day period.

  The Company will covenant in the Indenture to file annually with the Trustee a statement regarding compliance by the Company with the terms of the Indenture and specifying any defaults of which the signers may have knowledge.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice to the Company (and to the Trustee if given by the Holders). Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind such a declaration.

PROVISION OF REPORTS

  The Company will furnish to the Holders of Notes, upon request, whether or not required by the rules and regulations of the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURE

  The Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to the outstanding Notes discharged ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and certain provisions of the Indenture with respect to the registration and transfer of the Notes. In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to certain covenants described in the Indenture released ("covenant defeasance") and thereafter any failure to comply with such covenants shall not constitute a Default or an Event of Default. In the event of a covenant defeasance, certain other events (not including prepayment, bankruptcy, receivership or insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the Notes.

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof (collectively, the "trust fund"), in such amounts as will be sufficient (without considering any reinvestment of amounts earned on such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge interest on the outstanding Notes as it becomes due and to pay and discharge the principal of and premium, if any, on the outstanding Notes at redemption or maturity; (ii) in the case of defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default may have occurred and be continuing on the date of such deposit and after giving effect thereto; (v) such defeasance or covenant defeasance may not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company; (vi) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a Default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (vii) the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, fraudulent and avoidable transfers); (viii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company; (ix) no event or condition may exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes, on the date of such deposit; and
(x) the Company must deliver to the Trustee an officers' certificate and an opinion of independent counsel in the United States, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

TRUSTEE

  Bankers Trust Company, the Trustee under the Indenture, may from time to time enter into ordinary correspondent and other banking relationships with the Company. The address of the principal corporate trust office of the Trustee is 4 Albany Street, New York, NY 10006.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

  "Change of Control Event" means an event or series of events by which

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Principal Stockholders, is or becomes after the date of issuance of the Notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

    (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

(2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

in each case, with the effect that a person or group, other than the Existing Principal Stockholders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

    (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office; or

    (d) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

  "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period plus (a) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (d) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period less (e) without duplication, non-cash items increasing Consolidated Net Income (Loss) of such Person for such period in each case, on a consolidated basis for such Person in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, other than interest expense on deposits, Permitted Acquisition Indebtedness and Permitted Repurchase Facilities, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

  "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period, (ii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and (iv) solely for the purpose of determining Consolidated Net Income (Loss) in connection with the calculation of Restricted Payments permitted to be made hereunder, the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

  "Consolidated Net Worth" of any Person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP.

  "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

  "Credit Support" means credit support designed to enhance the likelihood of payment on securities issued in connection with a securitization of loans or other assets which are generally funded with the proceeds of such securitization, including without limitation subordination of certain classes of securities, insurance policies, representations and warranties, reserve funds, liquidity reserves, lost- and missing- note reserves and letters of credit.

  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

  "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

  "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

  "Existing Principal Stockholders" means, individually or collectively, Andrew A. Wiederhorn and Lawrence A. Mendelsohn and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the Voting Stock thereof.

  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

  "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) Consolidated Interest Expense of such Person for such period, and (ii) the product of (A) all cash dividend payments on any series of

Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

  "GAAP" means generally accepted accounting principles.

  "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holders" means the registered holders of the Notes.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, but excluding trade payables arising in the ordinary course of business, (iv) all obligations under interest rate agreements of such Person, (v) all Capital Lease Obligations of such Person,
(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person, and
(ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses
(i) through (viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

  "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

  "Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness and Disqualified Capital Stock of the Company, excluding (A) Indebtedness and Guarantees thereof permitted to be incurred pursuant to clauses (e) (1), (2), (3), (6) and (7) of "Certain Covenants--Limitation on Indebtedness," (B) Hedging Obligations permitted to be incurred pursuant to clause (e)(13) of the covenant described under "Certain Covenants--Limitation on Indebtedness" and (C) Junior Indebtedness of the Company to (ii) the Consolidated Net Worth of the Company.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

  "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or (c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

  "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under "Certain Covenants, Limitation on Restricted Payments," the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

  "Non-Recourse Indebtedness" is defined to mean, with respect to any Person, Indebtedness of such Person for which (i) the sole recourse for collection of principal and interest on such Indebtedness is against the specific assets identified in the instruments evidencing or securing such Indebtedness, (ii) such assets were acquired with the proceeds of such Indebtedness or such Indebtedness was incurred concurrently with the acquisition of such assets; and (iii) no other assets (other than Credit Support) of such Person or of any other Person may be realized upon or in collection of principal or interest on such Indebtedness.

  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

  "Permitted Acquisition Indebtedness" means any secured funding arrangement with a financial institution or other lender to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of loans, real estate owned or other financial assets by the Company or a Subsidiary.

  "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens imposed by law and arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, progress payments, development obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or otherwise constituting a liability in accordance with GAAP); (v) with respect to property of the Company or any Subsidiary, Liens granted on such property or assets in favor of the Person from whom the Company or such Subsidiary acquired such property or assets which Liens secure the payment of a contingent portion of the purchase price of such property so long as such Liens are granted and such arrangement is entered into in the ordinary course of business of the Company; (vi) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings; (vii) easements, rights-of-way, restrictions, homeowners association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the ordinary course of business of the Company or any Subsidiary or the value of such real property for the purpose of such business; (ix) Liens in favor of the Company or any Subsidiary that is a Wholly Owned Subsidiary of the Company; (x) Liens existing on the Closing Date; (xi) Liens securing Non-Recourse Indebtedness of the Company or a Subsidiary thereof; (xii) Liens with respect to the property or assets of the Company or a Subsidiary securing Indebtedness permitted to be incurred pursuant to clauses (e)(1), (2), (3), (6) and (7) of "Certain Covenants-- Limitations on Indebtedness"; (xiii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Subsidiaries created in favor of the Holders; (xiv) Liens with respect to the property or assets of a Subsidiary granted by such Subsidiary to the Company to secure Indebtedness owing to the Company; (xv) Liens securing Indebtedness which is incurred to refinance Permitted Indebtedness, provided that such Liens constitute Permitted Liens under this clause (xv) only to the extent that they do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;
(xvi) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company or any of its Subsidiaries;
(xvii) other Liens securing obligations not exceeding $1,000,000; and (xviii) Liens securing Hedging Obligations of the Company or such Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations.

  "Permitted Payment" means, so long as no Default or Event of Default is continuing,

  (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (d)(iii) of the covenant described under "Covenants, Limitation on Restricted Payments" above; and

  (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness by the Company (such a transaction, a "refinancing"); provided, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or
(B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Notes; and (iii) is (A) made expressly subordinated to or pari passu with the Notes to substantially the same extent as the Indebtedness being refinanced or
(B) expressly subordinate to such refinanced Indebtedness.

  "Permitted Repurchase Facilities" includes purchase and sale facilities pursuant to which the Company or a Subsidiary sells loans, real estate owned or other financial assets to a financial institution or other entity and agrees to repurchase such loans, real estate owned or financial assets.


  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

  "Regulatory Capital Requirements" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Savings Banks pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, or such higher amount of capital as either Savings Bank, respectively, is required to maintain in order to meet any individual minimum capital standard applicable to the Savings Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 or to comply with any enforcement action, including but not limited to the Orders, issued pursuant to 12 U.S.C. Section 1818(b) (and any amendment to any of the foregoing) or any successor law or regulation.

  "Restricted Payment" means

  (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

  (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person); or

  (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness.

  "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, real estate owned or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust, real estate mortgage investment conduit, real estate investment trust or collateralized bond obligation.

  "Significant Subsidiary" means, with respect to any Person, any consolidated Subsidiary of such Person for which the net income of such Subsidiary was more than 25% of the Consolidated Net Income of such Person in both of the two prior fiscal years.

  "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

  "Unsecured Debt Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Indebtedness (including any Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Unsecured Debt Coverage Ratio is being calculated but prior to the event for which the calculation of the Unsecured Debt Coverage Ratio is made (the "Calculation Date"), then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period, including an assumption of investment returns at the rate equal to the higher of the six-month Treasury bill rate or six-month LIBOR at the beginning of such four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

  "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

  "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement with respect to the Notes Offering (the "Notes Underwriting Agreement") between WFSG and Friedman, Billings, Ramsey & Co., Inc. (the "Notes Underwriter"), WFSG has agreed to sell and the Notes Underwriter has agreed to purchase from WFSG the aggregate principal amount of Notes offered hereby.

  The Notes Underwriting Agreement provides that, subject to the terms and conditions set forth therein (including the completion of the Common Stock Offering), the Notes Underwriter will purchase all of the Notes offered hereby if any such Notes are purchased.

  The Notes Underwriter proposes to offer the Notes directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of    % of the principal amount. The Notes Underwriter may allow, and
such dealers may reallow, a concession not in excess of    % of the principal
amount on sales to certain other dealers. The offering of the Notes is made for delivery when, as and if accepted by the Notes Underwriter and is subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Notes Underwriter reserves the right to reject any order, in whole or in part, for the purchase of Notes. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the Notes Underwriter.

  The Notes Underwriter does not intend to confirm sales to any account over which it exercises discretionary authority.

  The Company has agreed to indemnify the Notes Underwriter against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Notes Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

  The legality of the Notes offered hereby will is being passed on for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with the Notes offered hereby will be passed upon for the Notes Underwriter by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

  The audited consolidated financial statements of the Company and its subsidiaries at and for the nine months ended September 30, 1996, and at December 31, 1995 and 1994 and for the two years then ended, the audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the period from January 1 through November 8, 1994, and the audited combined financial statements of Wilshire Credit Corporation and Affiliates at and for the nine months ended September 30, 1996 and at December 31, 1995 and 1994 and for the two years then ended, have been included herein in reliance upon the reports of Deloitte & Touche LLP, independent auditors, upon the authority of said firm as experts in auditing and accounting.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                          WILSHIRE CREDIT CORPORATION

WCC'S LOAN ACTIVITY

  Since the Company has and will be engaged in the loan acquisition and origination businesses similar to those conducted by WCC, this section contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans (including servicing rights) are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. The financial statements of WCC are included as an appendix since the Company will carry on certain similar business operations with some of the same management as WCC. However, the Company does not believe that the historical results of operations of WCC are representative of future results of operations of the Company or WFC. In addition, there can be no assurance that the results of operations of WCC will be indicative of future performance or that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

                    ACTIVITY IN WCC'S TOTAL LOAN PORTFOLIO

                                       NINE MONTHS
                                          ENDED      YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30, --------------------------
                                          1996        1995     1994     1993
                                      ------------- -------- -------- --------
                                               (DOLLARS IN THOUSANDS)
LOAN ACQUISITION AND ORIGINATION
 DATA:
Loan purchases and originations:
  Single-family residential..........  $  143,581   $  5,742 $ 57,832 $  1,059
  Multi-family residential...........         --         983      667      --
  Commercial and other mortgage
   loans.............................       3,915      2,671   39,002    1,964
  Consumer and other.................          45     14,223  101,890   39,330
                                       ----------   -------- -------- --------
    Total............................     147,541     23,619  199,391   42,353
Discounted loan purchases:
  Single-family residential..........      92,444     36,653   26,342       95
  Multi-family residential...........       1,158      4,773    1,392      191
  Commercial and other mortgage
   loans.............................      16,598     22,252    8,087    4,322
  Consumer and other.................       1,030     50,345    5,669  284,663
                                       ----------   -------- -------- --------
    Total............................     111,230    114,023   41,490  289,271
                                       ----------   -------- -------- --------
Total loan acquisitions and
 originations........................  $  258,771   $137,642 $240,881 $331,624
                                       ==========   ======== ======== ========
LOANS SOLD...........................  $  138,429   $133,500 $  9,000 $    --
LOANS SERVICED-END OF PERIOD.........  $1,418,507   $894,649 $889,585 $606,122

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  The following table sets forth the composition of WCC's total gross loan portfolio at the end of the periods indicated.

                   COMPOSITION OF WCC'S TOTAL LOAN PORTFOLIO

                                  SEPTEMBER 30,         DECEMBER 31,
                                  ------------- ------------------------------
                                      1996        1995       1994       1993
                                  ------------- ---------  ---------  --------
                                            (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residential......   $  72,425   $  60,951  $ 138,063  $    197
  Multi-family residential.......       1,838       2,196        721       --
  Commercial and other mortgage
   loans.........................      26,079      25,277     36,276       242
  Consumer and other.............      30,841      51,848     96,980    50,563
                                    ---------   ---------  ---------  --------
    Loan Portfolio...............     131,183     140,272    272,040    51,002
Discounted Loan Portfolio:
  Single-family residential......     112,972      79,636     19,939        68
  Multi-family residential.......       6,265       8,835        699       135
  Commercial and other mortgage
   loans.........................      58,027      60,736      8,905     2,008
  Consumer and other.............     313,496     261,880    324,358   453,693
                                    ---------   ---------  ---------  --------
    Discounted Loan Portfolio....     490,760     411,087    353,901   455,904
Accrued Interest.................     266,617     238,021    210,050   210,667
Unaccreted discount (1)..........    (601,840)   (615,341)  (583,870) (658,946)
                                    ---------   ---------  ---------  --------
Total Loan Portfolio, net .......   $ 286,720   $ 174,039  $ 252,121  $ 58,627
                                    =========   =========  =========  ========

--------
(1) Includes unaccreted discount for principal and accrued interest.

WCC'S FINANCIAL INFORMATION

  General. The following tables present Summary Combined Financial Information for WCC and affiliates at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993 have been derived from the audited combined financial statements of WCC and affiliates included elsewhere in this Prospectus (the "WCC Audited Financial Statements").

  Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the WCC Financial Statements and related notes as set forth elsewhere herein.

  Management believes that WCC's historical financial statements are only relevant to the extent that such financial statements give an indication of the ability of management to acquire Loan Portfolios and that such historical financial information is not directly relevant in evaluating the Company's results of operations because (i) the servicing revenues of WCC--its primary source of revenues--are significantly different from the servicing revenues that the Company may generate in the future, (ii) the public investors will acquire no interest in the historical assets or liabilities of WCC and the earnings on such assets are substantially different from that which might be expected for the Company, and (iii) the Company is not expected to generate significant servicing revenues for at least two years.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  Significant Differences in Servicing Revenues. The servicing revenues expected to be derived by the Company in the future are expected to be a fixed rate per performing loan on the principal amount of such loan or a specified dollar amount per month and a fixed rate as a percentage of the principal amount or cash flow for a non-performing loan, in each case consistent with standard industry practice. Servicing revenues generated by WCC in the past are very different from those expected to be generated by the Company since a substantial percentage of loans owned and serviced by WCC were participated out to third party investors pursuant to participation agreements. These participation agreements provided that WCC would generally receive 5-10% of cash flow from each asset until the investors had received their capital and thereafter WCC was generally entitled to receive 15-35% of the cash flow. Accordingly, WCC's servicing revenues included an element of profit participation which is not expected to be present in a typical servicing arrangement for the Company and WCC's servicing revenues would be expected to be higher than the servicing revenues expected to be generated by the Company in the future.

  No Transfer of Historical Assets and Liabilities. As part of the Reorganization, the public investors will acquire no interest in the historical assets or liabilities of WCC, nor in any income to be derived from those assets or expense associated with those liabilities. As mentioned above, the most significant assets on the WCC balance sheet are the loans subject to participation agreements, which agreements have a significant impact on WCC's rights to such assets and the income stream generated by such assets. It is currently anticipated that the Company will seek to acquire assets outright and not engage in participation agreements (in order to obtain all of the benefit (and risk) of such assets).

  Timing of Servicing Revenues. Following the completion of the Common Stock Offering and the Notes Offering, WCC would service at market rates any loans acquired by the Company for at least two years following the offering and possibly longer (up to three years). Accordingly, the Company would have a servicing expense (the fee payable to WCC) during such period and WCC would generate the profits associated with such servicing (the servicing fee less the cost of servicing).

                                   NINE MONTHS
                                      ENDED           DECEMBER 31,
                                  SEPTEMBER 30, --------------------------
WCC SELECTED FINANCIAL                1996        1995      1994     1993
INFORMATION                       ------------- --------  --------  ------
                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Servicing fees..................    $  6,041    $  9,739  $  3,339  $1,356
Interest and dividend income....       6,718       5,124     1,667     560
Other revenues..................       1,542         668       657   4,509
Compensation and other general
 and administrative expenses....      (9,278)    (11,029)   (5,964) (4,509)
Interest expense................      (9,116)     (3,789)     (894)   (339)
Other...........................          72        (194)      133     --
                                    --------    --------  --------  ------
Net income (loss)...............    $ (4,021)   $    519  $ (1,062) $1,577
                                    ========    ========  ========  ======
BALANCE SHEET DATA:
Total assets....................    $353,168    $206,373  $288,004
Loan portfolio, net.............         --      121,420   125,942
Discounted Loan portfolio, net..       4,824      19,352    17,188
Loans held for sale, at lower of
 cost or market.................     281,896      33,267   108,991
Participation liabilities.......     143,424     150,298   205,331
Borrowings......................     243,239      70,165    60,941
Stockholders' equity (deficit)..     (50,963)    (23,801)  (11,099)

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

  Servicing Fees and Income from Investments in Loans and Securities. WCC's servicing fees decreased by $1.7 million, and income from investments in loans and securities increased by $3.8 million, during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995. These changes are related to a shift between mid-1995 and mid-1996 to a strategy of acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding. Participation arrangements entail greater servicing income, whereas direct ownership in loans entails more interest income.

  Other Revenues. Other revenues are derived from various sources including rental income from commercial properties and gains on sales of loans. Total other revenues increased during the first nine months of 1996 compared to the year ended December 31, 1995 due to the sale of loans which resulted in a gain of approximately $0.9 million.

  General and Administrative Expense. WCC's general and administrative expense increased by approximately $1.3 million during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995 as a result of the increased cost in acquiring and servicing a greater number of loan portfolios.

  Interest Expense. WCC's interest expense increased by approximately $8.4 million during the nine months ended September 30, 1996 (annualized basis) compared to the year ended December 31, 1995 as a result of increased borrowings to acquire loan portfolios and to fund shareholder loans to capitalize the Savings Banks.

  Performing and Discounted Loans. WCC's loans increased by approximately $112.7 million during the nine months ended September 30, 1996 as a result of the Company's business strategy of aggressively acquiring loan portfolios of discounted loans and performing mortgage loans.

  Participations. Participations decreased by approximately $6.9 million during the nine months ended September 30, 1996 primarily as a result of securitization of portfolios or the resolution of outstanding loans and decreased reliance on participation funding for acquiring loan portfolios.

  Borrowings. Borrowings increased by approximately $173.1 million during the nine months ended September 30, 1996 as a result of WCC securitizing certain loans (accounted for as a financing), acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding, and distributions to shareholders.

  Stockholders' Equity. Stockholders' equity decreased by approximately $27.2 million during the nine months ended September 30, 1996 primarily as a result of distributions to shareholders, primarily for the purpose of adding capital to affiliated banks to fund growth and for other purposes.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................  F-2
 Consolidated Financial Statements:
  Consolidated Statements of Financial Condition--September 30, 1996 and
   December 31, 1995......................................................  F-3
  Consolidated Statements of Operations--Nine Months Ended September 30,
   1996 and
   Years Ended December 31, 1995 and 1994 ................................  F-4
  Pro Forma Consolidated Statements of Operations--Nine Months Ended
   September 30, 1996 and Year Ended December 31, 1995 (Unaudited)........  F-5
  Consolidated Statements of Cash Flows--Nine Months Ended September 30,
   1996 and
   Years Ended December 31, 1995 and 1994.................................  F-6
  Consolidated Statements of Stockholders' Equity--Nine Months Ended
   September 30, 1996
   and Years Ended December 31, 1995 and 1994.............................  F-7
  Notes to Consolidated Financial Statements..............................  F-8
GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY
  Independent Auditors' Report............................................ F-28
 Consolidated Financial Statements:
  Consolidated Statements of Operations for the Period from January 1,
   1994 through
   November 8, 1994....................................................... F-29
  Consolidated Statements of Cash Flows for the Period from January 1,
   1994 through
   November 8, 1994....................................................... F-30
  Notes to Consolidated Financial Statements.............................. F-31
WILSHIRE CREDIT CORPORATION AND AFFILIATES
  Independent Auditors' Report............................................ F-34
 Combined Financial Statements:
  Combined Statements of Financial Condition--September 30, 1996 and
   December 31, 1995...................................................... F-35
  Combined Statements of Operations--Nine Months Ended September 30, 1996
   and the
   Years Ended December 31, 1995 and 1994 ................................ F-36
  Combined Statements of Stockholders' Equity--Nine Months Ended September
   30, 1996
   and the Years Ended December 31, 1995 and 1994......................... F-37
  Combined Statements of Cash Flows--Nine Months Ended September 30, 1996
   and
   the Years Ended December 31, 1995 and 1994............................. F-38
  Notes to Combined Financial Statements.................................. F-40

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Wilshire Financial Services Group Inc. and Subsidiaries

  We have audited the accompanying consolidated statements of financial condition of Wilshire Financial Services Group Inc. and Subsidiaries (the "Company") as of September 30, 1996 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Wilshire Financial Services Group Inc. and Subsidiaries as of September 30, 1996 and December 31, 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

  As discussed in Note 10 to the consolidated financial statements, the Company's subsidiaries, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B., are operating under regulatory agreements with the Office of Thrift Supervision that require them to meet certain prescribed requirements.

                                          /s/ Deloitte & Touche LLP
November 13, 1996
Los Angeles, California

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
                                                           (IN THOUSANDS)
ASSETS
  Cash and due from banks...........................   $ 11,231      $  3,382
  Federal funds sold................................      9,300         1,100
                                                       --------      --------
    Total cash and cash equivalents.................     20,531         4,482
  Mortgage-backed securities held to maturity, at
   amortized cost (fair values: September 30, 1996,
   $21,778; December 31, 1995, $12,873).............     22,380        13,119
  Mortgage-backed securities available for sale, at
   fair value (amortized cost: September 30, 1996,
   $6,652; December 31, 1995, $9,099)...............      6,483         9,083
  Securities held to maturity, at amortized cost
   (fair values:
   September 30, 1996, $7,452; December 31, 1995,
   $6,488)..........................................      7,425         6,470
  Trading account securities........................      7,092           --
  Loans, net........................................    177,280       258,827
  Discounted loans, net.............................      3,419        13,347
  Loans held for sale, net, at lower of cost or
   market...........................................    260,804        18,597
  Stock in Federal Home Loan Bank of San Francisco,
   at cost..........................................      2,911         1,421
  Real estate owned, net............................      2,514         4,964
  Leasehold improvements and equipment, net.........        336           275
  Due from affiliate................................      8,357         4,514
  Accrued interest receivable.......................      4,268         3,042
  Prepaid expenses and other assets.................      3,887         1,724
  Income taxes receivable, net......................      5,422         1,589
                                                       --------      --------
TOTAL...............................................   $533,109      $341,454
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits..........................................   $487,535      $303,524
  Borrowings........................................        --         13,000
  Accounts payable and other liabilities............      7,625         4,398
  Subordinated debt.................................        --         11,000
  Deferred credits..................................        832         1,134
  Minority interest in subsidiaries.................        277           600
  Due to affiliates.................................      2,286           759
                                                       --------      --------
    Total liabilities...............................    498,555       334,415
                                                       --------      --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock...................................        --            --
  Common stock......................................     35,550         6,800
  Retained earnings (accumulated deficit)...........       (827)          255
  Unrealized loss on available-for-sale securities,
   net of tax.......................................       (169)          (16)
                                                       --------      --------
    Total stockholders' equity......................     34,554         7,039
                                                       --------      --------
TOTAL...............................................   $533,109      $341,454
                                                       ========      ========

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
                                                    (IN THOUSANDS, EXCEPT
                                                   PER SHARE INFORMATION)
INTEREST INCOME:
  Loans.......................................     $31,686    $21,821  $ 7,923
  Mortgage-backed securities..................       1,280      1,359    1,361
  Securities and federal funds sold...........       1,171      1,201      285
                                                   -------    -------  -------
    Total interest income.....................      34,137     24,381    9,569
                                                   -------    -------  -------
INTEREST EXPENSE:
  Deposits....................................      17,448     13,944    5,017
  Borrowings..................................       2,144        537      440
                                                   -------    -------  -------
    Total interest expense....................      19,592     14,481    5,457
                                                   -------    -------  -------
NET INTEREST INCOME...........................      14,545      9,900    4,112
PROVISION FOR ESTIMATED LOSSES ON LOANS.......      15,751      4,266    2,173
                                                   -------    -------  -------
NET INTEREST (LOSS) INCOME AFTER PROVISION FOR
 ESTIMATED LOSSES ON LOANS....................      (1,206)     5,634    1,939
                                                   -------    -------  -------
OTHER INCOME (LOSS):
  Bankcard income.............................       5,078      4,694      635
  Bankcard processing expense.................      (3,865)    (3,462)    (274)
  Gain on sale of loans.......................       1,983        642      --
  Loan fees and charges.......................       1,217        610       43
  Trading account--unrealized gain............       1,601        --       --
  Gain on sale of mortgage-backed securities
   available for sale.........................         --          14       54
  Amortization of deferred credits............         346        460      388
  Other, net..................................          17        149      381
                                                   -------    -------  -------
    Total other income (loss).................       6,377      3,107    1,227
                                                   -------    -------  -------
OTHER EXPENSES:
  Compensation and employee benefits..........       2,955      2,516    1,922
  FDIC insurance premiums.....................       2,066        721      261
  Occupancy...................................         218        385      319
  Professional services.......................         572      1,028      507
  Data processing and equipment rentals.......         189        232      162
  Real estate owned, net......................         231        170      241
  Loan service fees and expenses paid to
   affiliate..................................       3,522      1,958      242
  Other general and administrative expenses...       1,152      1,092    1,290
                                                   -------    -------  -------
    Total other expenses......................      10,905      8,102    4,944
                                                   -------    -------  -------
(LOSS) INCOME BEFORE INCOME TAX PROVISION.....      (5,734)       639   (1,778)
INCOME TAX (BENEFIT) PROVISION................      (4,652)        47     (526)
                                                   -------    -------  -------
NET (LOSS) INCOME.............................     $(1,082)   $   592  $(1,252)
                                                   =======    =======  =======

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

        PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                     NINE MONTHS
                                                        ENDED      YEAR ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1996          1995
                                                    ------------- ------------
                                                      (IN THOUSANDS, EXCEPT
                                                      PER SHARE INFORMATION)
INTEREST INCOME:
  Loans............................................    $31,686      $21,821
  Mortgage-backed securities.......................      1,280        1,359
  Securities and federal funds sold................      1,171        1,201
                                                       -------      -------
    Total interest income..........................     34,137       24,381
                                                       -------      -------
INTEREST EXPENSE:
  Deposits.........................................     17,448       13,944
  Borrowings.......................................      2,144          537
                                                       -------      -------
    Total interest expense.........................     19,592       14,481
                                                       -------      -------
NET INTEREST INCOME................................     14,545        9,900
PROVISION FOR ESTIMATED LOSSES ON LOANS............     15,751        4,266
                                                       -------      -------
NET INTEREST (LOSS) INCOME AFTER PROVISION FOR
 ESTIMATED LOSSES ON LOANS.........................     (1,206)       5,634
                                                       -------      -------
OTHER INCOME (LOSS):
  Bankcard income..................................      5,078        4,694
  Bankcard processing expense......................     (3,865)      (3,462)
  Gain on sale of loans............................      1,983          642
  Loan fees and charges............................      1,217          610
  Trading account--unrealized gain.................      1,601          --
  Gain on sale of mortgage-backed securities
   available for sale..............................        --            14
  Amortization of deferred credits.................        346          460
  Other, net.......................................         17          149
                                                       -------      -------
    Total other income (loss)......................      6,377        3,107
                                                       -------      -------
OTHER EXPENSES:
  Compensation and employee benefits (See Note 1)..      3,285        2,996
  FDIC insurance premiums..........................      2,066          721
  Occupancy........................................        218          385
  Professional services............................        572        1,028
  Data processing and equipment rentals............        189          232
  Real estate owned, net...........................        231          170
  Loan service fees and expenses paid to
   affiliate.......................................      3,522        1,958
  Other general and administrative expenses........      1,152        1,092
                                                       -------      -------
    Total other expenses...........................     11,235        8,582
                                                       -------      -------
(LOSS) INCOME BEFORE INCOME TAX PROVISION..........     (6,064)         159
INCOME TAX (BENEFIT) PROVISION.....................     (4,762)          47
                                                       -------      -------
NET (LOSS) INCOME..................................    $(1,302)     $   112
                                                       =======      =======
(LOSS) EARNINGS PER SHARE..........................    $(16.90)     $  4.75
                                                       =======      =======

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, -----------------
                                                   1996        1995     1994
                                               ------------- --------  -------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...........................   $ (1,082)   $    592  $(1,252)
  Reconciliation of net (loss) income to net
   cash (used in) provided by operating
   activities:
    Provision for estimated losses on loans...     15,751       4,266    2,173
    Provision for real estate owned losses....        --          598      100
    Depreciation and amortization.............        116         241      121
    Loss (gain) on sale of real estate owned..        164         (97)     406
    Gain from sale of mortgage-backed
     securities available
     for sale ................................        --          (14)     (54)
    Gain on sale of loans.....................     (1,983)       (642)     --
    Amortization of discounts and deferred
     fees.....................................     (2,126)     (1,246)    (600)
    Amortization of deferred credits..........       (346)       (460)    (388)
    FHLB stock dividend.......................        (64)        (40)     (39)
    Change in:
      Trading account.........................     (6,526)        --       489
      Accrued interest receivable.............     (1,226)     (1,443)    (238)
      Prepaid expenses and other assets.......     (2,163)       (698)     483
      Due from affiliates.....................     (3,843)       (452)  (2,833)
      Due to affiliates.......................      1,527         107     (210)
      Current income taxes receivable.........        728        (396)     591
      Deferred income taxes...................     (4,561)       (419)     111
      Accounts payable and other liabilities..      3,227       1,846     (474)
      Minority interest.......................       (323)         26      --
      Other...................................         43        (180)     --
                                                 --------    --------  -------
        Net cash (used in) provided by
         operating activities.................     (2,687)      1,589   (1,614)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of loans...........................   (227,632)   (186,895) (41,561)
  Loan repayments, net of originations........     35,521      49,035   16,836
  Proceeds from sale of loans.................     26,335      16,673      --
  Purchase of mortgage-backed securities
   available for sale.........................        --          --   (10,655)
  Proceeds from maturity of securities held to
   maturity...................................      5,000       1,000      --
  Purchase of mortgage-backed securities held
   to maturity................................    (11,182)        --    (4,198)
  Repayments of mortgage-backed securities
   held to maturity...........................      1,820         824      643
  Proceeds from sale of mortgage-backed
   securities available for sale..............        --        1,496    3,963
  Repayments of mortgage-backed securities
   available for sale.........................      1,871       1,528      --
  Purchases of securities and FHLB stock......     (7,344)     (2,965)    (105)
  Proceeds from sale of FHLB stock............        --          231      --
  Proceeds from sale of real estate owned.....      5,763       5,254      569
  Purchase of subsidiary net of cash and cash
   equivalents................................        --          --      (346)
  Purchases of leasehold improvements and
   equipment..................................       (177)       (349)    (184)
                                                 --------    --------  -------
        Net cash used in investing
         activities...........................   (170,025)   (114,168) (35,038)

                                                                     (continued)
                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits......................   $ 184,011   $107,731  $ 26,181
  Proceeds from issuance of common stock......      17,750        --      3,750
  Issuance of subordinated debt...............         --       9,000       --
  Proceeds from other borrowings..............     308,109     77,419    41,677
  Repayments of other borrowings..............    (321,109)   (85,919)  (30,285)
  Issuance of preferred stock.................         --         --      1,000
                                                 ---------   --------  --------
    Net cash provided by (used in) financing
     activities...............................     188,761    108,231    42,323
                                                 ---------   --------  --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................      16,049     (4,348)    5,671
CASH AND CASH EQUIVALENTS:
  Beginning of year...........................       4,482      8,830     3,159
                                                 ---------   --------  --------
  End of year.................................   $  20,531   $  4,482  $  8,830
                                                 =========   ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid (received) during the period for:
  Interest....................................   $  18,772   $ 13,833  $  5,479
  Income taxes................................         216        365       110
NONCASH INVESTING ACTIVITIES:
  Additions to real estate owned acquired in
   settlement of loans........................       4,377      9,878     3,122
  Loans to facilitate the sale of real estate
   owned......................................         --         367     2,352
NONCASH FINANCING ACTIVITIES:
  Exchange of subordinated debt for common
   stock......................................      11,000        --        --
  Exchange of preferred stock for subordinated
   debt.......................................         --       2,000       --


                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          UNREALIZED
                                                                             GAIN
                                                                          (LOSS) ON
                                                               RETAINED   AVAILABLE-
                          PREFERRED STOCK      COMMON STOCK    EARNINGS    FOR-SALE
                         -------------------  -------------- (ACCUMULATED SECURITIES
                           SHARES    AMOUNT   SHARES AMOUNT    DEFICIT)   NET OF TAX  TOTAL
                         ----------  -------  ------ ------- ------------ ---------- -------
BALANCE, January 1,
 1994...................        --   $   --    6,644 $ 3,050   $   915      $(159)   $ 3,806
 Net loss...............                                        (1,252)               (1,252)
 Unrealized loss on
  available-for-sale
  securities--net of
  tax...................                                                     (511)      (511)
 Issuance of stock......  1,000,000    1,000  16,952   3,750                           4,750
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, December 31,
 1994...................  1,000,000    1,000  23,596   6,800      (337)      (670)     6,793
 Net income.............                                           592                   592
 Unrealized gain on
  available-for-sale
  securities--net of
  tax...................                                                      654        654
 Exchange of preferred
  stock for
  subordinated debt..... (1,000,000)  (1,000)                                         (1,000)
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, December 31,
 1995...................                      23,596   6,800       255        (16)     7,039
 Net loss...............                                        (1,082)               (1,082)
 Unrealized loss on
  available-for-sale
  securities--net of tax
  ......................                                                     (153)      (153)
 Exchange of
  subordinated debt for
  common stock..........                      29,142  11,000                          11,000
 Issuance of common
  stock ................                      47,025  17,750                          17,750
                         ----------  -------  ------ -------   -------      -----    -------
BALANCE, September 30,
 1996...................        --   $   --   99,763 $35,550   $  (827)     $(169)   $34,554
                         ==========  =======  ====== =======   =======      =====    =======


                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Wilshire Financial Services Group Inc. and subsidiaries (the "Company") operate two savings banks (the "Banks") located in Southern California and have administrative headquarters in Portland, Oregon. The Banks are federally chartered savings institutions regulated by the Office of Thrift Supervision ("OTS"). The Company's primary sources of revenue are real estate and consumer loans acquired in purchase transactions, mortgage-backed securities, loan securitization transactions, and merchant bankcard operations.

  Principles of Consolidation and Combination--Wilshire Financial Services Group Inc. ("WFSG") was incorporated in 1996 to be the holding company for Wilshire Acquisitions Corporation ("WAC"), which is the holding company for the Banks. WFSG has had no historical operations other than those of WAC and its subsidiaries, but has formed other subsidiaries that will conduct other operations in the future.

  On October 7, 1993, WAC acquired 94.9% of the common stock of First Bank of Beverly Hills, F.S.B. ("FBBH") in a purchase accounting transaction. On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII")--acquired 94.9% of the common stock of Girard Savings Bank, F.S.B. and subsidiary ("GSB") in a purchase accounting transaction.

  Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the period from November 9 through December 31, 1994. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of September 30, 1996 and December 31, 1995 and for the nine months and year then ended, respectively, is presented on a consolidated or combined basis and includes the accounts of WAC, FBBH and GSB. With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  The purchase prices of the Banks were less than the fair values of the net assets acquired. As a result, the Company recorded deferred credits, or negative goodwill, totaling $2,156. These credits are being amortized over five years on a straight-line basis. The other material purchase accounting adjustment relates to the carrying value of GSB loans; the difference between the carrying value and the estimated fair value of the loans at the date of acquisition is being amortized over the expected lives of the related loans.

  Pro Forma Consolidated Statements of Operations (Unaudited).--The accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 differ from the historical consolidated statements of operations in that they reflect, on a pro forma basis, additional compensation costs related to the employment agreements for the two principal shareholders of the Company that will be in effect after the closing of the initial public offerings discussed in Note 17.

  These employment agreements provide for annual base salaries of $300,000 to each shareholder and an annual bonus determined by the Board of Directors, not to exceed in the aggregate 20% of the pre-tax profits of the Company. The Pro Forma Consolidated Statements of Operations reflect increased compensation for these agreements of $330,000 and $480,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. The pro forma amounts do not include a provision for an annual bonus due to the operating results of the Company during those periods.

  Use of Estimates in the Preparation of the Consolidated Financial Statements--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES amount of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation allowances for loans and real estate owned, merchant bankcard charge-back reserves and fair values of certain financial instruments for which there is not an active market.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

  Securities and Mortgage-Backed Securities--The Company's securities portfolios consist of mortgage-backed and other securities that are classified as held-to-maturity, trading account and available-for-sale securities. Securities are classified as held-to-maturity when management believes the Company has the ability and the positive intent to hold the securities to maturity. Securities classified as held-to-maturity are carried on an historical cost basis, adjusted for the amortization of premiums and accretion of discounts using a method that approximates the interest method. Securities classified as trading account securities are residual interests in loan securitization transactions initiated by the Company. Trading account securities are carried at estimated fair value, and unrealized gains and losses are recorded in current operations. Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time, but not necessarily to maturity. Securities classified as available-for-sale are reported at their fair values. Unrealized holding gains and losses on securities available-for-sale are reported, net of tax, as a separate component of stockholders' equity. Realized gains and losses from the sales of available-for-sale securities are reported separately in the consolidated statements of operations and are calculated using the specific identification method.

  Loans, Discounted Loans, Loans Held for Sale and Allowance for Loan Losses-- The Company's principal business involves acquiring loans, including loans that are nonperforming when acquired. Acquired loans are generally purchased in pools, or portfolios, for prices at or below face value (i.e., unpaid principal balances plus accrued interest). Nonperforming loans are generally acquired at deep discounts to face value and are classified as discounted loans in the consolidated statements of financial condition. Loans that have been identified as likely to be sold are classified as held-for-sale in the consolidated statements of financial condition. Loans other than discounted loans and loans held for sale are classified simply as loans.

  Discounted loans are presented in the consolidated statements of financial condition net of unamortized discount and the portion of the allowance for loan losses established for those loans. When discounted loans are purchased, discounts are segregated into (a) valuation allowances for estimated losses on specific loans ("specific valuation allowances"), (b) valuation allowances for the inherent risk of losses in the loan portfolio that have yet to be specifically identified ("general valuation allowances") and (c) portions of the discounts regarded as yield adjustments. The allocated specific and general valuation allowances are included in the allowance for loan losses. The allowance for loan losses is also increased by additional provisions for losses that are recorded in current operations. The portion of purchase discounts regarded as yield adjustments is accreted into income in proportion to cash receipts of principal. Accrued interest on discounted loans is recognized in income only when collected in cash.

  Loans other than discounted loans are presented in the consolidated statements of financial condition in substantially the same manner as discounted loans except that discounts associated with purchased loans are accreted into income using a method approximating the interest method, and interest income is recognized on an accrual basis. That portion of the total loan portfolio representing originated loans is carried net of unamortized deferred origination fees. Deferred fees are recognized in interest income over the terms of the loans using a method that approximates the interest method.

  Loans held for sale are presented at lower of cost or market value, and cost is determined as described above depending on whether the loans held for sale are discounted loans or other loans. If market value is less than cost, a valuation allowance is recorded to reduce the carrying value. Gains or losses on loans sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES to outside investors and the Company's cost basis allocated to such interests in the loans. The percentage allocation of the loan pools' cost basis between the portions sold and subordinated interests retained is based on the relative fair values of those portions.

  The Company evaluates commercial and multi-family real estate loans (whether purchased or originated and whether classified as loans or discounted loans) for impairment under SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. Commercial and multi-family real estate loans are considered to be impaired, for financial reporting purposes, when it is probable that the Company will be unable to collect all principal or interest when due. Specific valuation allowances are established, either through allocations of purchase discount or through provisions for losses, as described above, for impaired loans with estimated fair values that are less than the face value of the loans. Fair values of impaired loans are estimated based on the fair value of the real estate collateral.

  The Company evaluates single-family real estate, consumer and other loans for impairment on a pooled basis. These loans are considered to be smaller-balance, homogeneous loans, and are evaluated on a portfolio basis considering the projected net realizable value of the portfolio compared to the net carrying value of the portfolio.

  All specific and general valuation allowances established for loans and discounted loans are recorded in the allowance for loan losses. The allowance is decreased by the amount of loans charged off and is increased by recoveries of previously charged-off loans. The allowance is maintained at a level believed adequate by management to absorb potential losses in the total loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the portfolio and other relevant factors.

  Derivative Financial Instruments--Beginning in 1996, the Company utilizes interest-rate swaps as a component of its interest-rate risk hedging strategy. Swaps are matched against fixed-rate loans, effectively converting them to variable-rate loans. Settlements with the counterparty to the swaps increase or reduce loan interest income reported in the statements of operations.

  Real Estate Owned--Real estate acquired in settlement of loans is originally recorded at fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Allowances are recorded to provide for estimated declines in fair value subsequent to the date of acquisition. Any subsequent operating expenses or income, as well as gains or losses on disposition of such properties, are charged to current operations.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Income Taxes--The Company files consolidated federal income tax returns with its subsidiaries. Deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is recorded against deferred tax assets when there is not presumptive evidence that it is more likely than not that the deferred tax assets will be realized.

  Bankcard Operations--Bankcard income includes merchant discounts and transaction fees for processing Visa and Mastercard transactions. Bankcard expense consists primarily of fees paid to the Company's third-party processors and interchange fees paid to card-issuing banks. Other direct and indirect costs of Bankcard operations are included in various other categories of expenses and are not specifically allocated separately from other operating expenses of the Company.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

  Capital Structure--In the accompanying consolidated statements of stockholders' equity, shares of common stock issued and outstanding are presented based on the actual number of shares issued by WAC, and the number of shares issued by WACII adjusted to their WAC equivalents as determined when the two entities merged in 1995. As of September 30, 1996 and December 31, 1995, WAC has the following types of authorized shares of stock:
   50,000,000 shares of common, $0.01 par value
  200,000,000 shares of preferred, $0.01 par value

  Of the 200,000,000 shares of preferred stock authorized, 100,000,000 has been designated as Series A. The Series A preferred stock has a $1 per share liquidation preference and a dividend rate of $.14 per share per annum, noncumulative. No cash dividends have been declared or paid on such stock at any point when it has been outstanding.

  Preferred stock issued and outstanding at December 31, 1994 consisted of Series A preferred stock of WACII, which was exchanged for Series A preferred stock of WAC in 1995, pursuant to the merger of the two companies. All common stock of WACII was also exchanged in the merger. The preferred stock of a subsidiary (FBBH) held by the majority stockholders of WAC as of December 31, 1994 was also exchanged for WAC Series A preferred in 1995. All of the WAC Series A preferred was then exchanged for subordinated debt issued by the majority stockholders. Effective January 1, 1996, all subordinated debt was exchanged for WAC's common stock.

  Subsequent to September 30, 1996, all outstanding common stock of WAC was exchanged by WAC stockholders for common stock of WFSG, and all minority interests in common stock of FBBH and GSB were exchanged for common stock of WFSG. Outstanding shares of WFSG, prior to an initial public offering of common stock (see Note 17), total 5,500,000.

  Pro Forma Earnings Per Share (unaudited)--Historical earnings per share have been omitted from the accompanying financial statements; rather, pro forma earnings per share are presented in the pro forma consolidated statements of operations that give effect to new shareholder employment agreements, as previously discussed in this footnote. Pro forma earnings per share are calculated based on the weighted average number of shares of WAC common stock outstanding during the year giving effect to the exercise of stock options using the treasury stock method if such effect is not anti-dilutive. The weighted average number of shares outstanding for the nine months ended September 30, 1996 and for the year ended 1995 was 77,024 and 23,596, respectively.

  Recent Accounting Standards--In 1996, the Company adopted SFAS Nos. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, SFAS No. 122, Accounting for Mortgage Servicing Rights, and SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 121 and 122 did not have a material effect on the Company's financial statements.

  As permitted by SFAS No. 123, the Company did not adopt the provisions of that statement relating to the accounting method used for stock options. The Company will continue to use the intrinsic value method of accounting for its stock options rather than the fair value method, and will make the disclosures required by the statement (see Note 12).

  SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Financial Liabilities, is generally effective for relevant transactions occurring after December 31, 1996, and must be applied prospectively. Earlier application is not permitted. Based on the types of transactions the Company has engaged in historically, the pronouncement is expected to be relevant to similar future transactions and may affect both the accounting for, and disclosures about, such transactions. Transactions affected may include sales of loans, particularly sales affected through securitization transactions, and repurchase agreements. The Company

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES does not currently service financial assets and does not expect to be immediately affected by the provisions of SFAS No. 125 related to servicing. The Company does not believe that the pronouncement would have had a material effect on any transactions reflected in the accompanying financial statements, if its provisions had been previously adopted.

  Reclassifications--Certain amounts in the consolidated financial statements for 1995 and 1994 have been reclassified to conform to the 1996 presentation.

2. SECURITIES

  The amortized cost, fair value and gross unrealized gains and losses on U.S. Treasury notes and mortgage-backed securities as of September 30, 1996 and December 31, 1995 are shown below. Fair value estimates were obtained from an independent pricing service.

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  FAIR
   SEPTEMBER 30, 1996                    COST      GAINS      LOSSES    VALUE
   ------------------                  --------- ---------- ---------- -------
   Available-for-sale mortgage-backed
    securities........................  $ 6,652    $ --        $169    $ 6,483
                                        =======    =====       ====    =======
   Held-to-maturity:
     U.S. Treasury notes..............    7,425       27        --       7,452
     Mortgage-backed securities.......   22,380      --         602     21,778
                                        -------    -----       ----    -------
       Total held-to-maturity.........  $29,805    $  27       $602    $29,230
                                        =======    =====       ====    =======
   DECEMBER 31, 1995
   -----------------
   Available-for-sale mortgage-backed
    securities........................  $ 9,099    $ --        $ 16    $ 9,083
                                        =======    =====       ====    =======
   Held-to-maturity:
     U.S. Treasury notes..............    6,470       22          4      6,488
     Mortgage-backed securities.......   13,119      --         246     12,873
                                        -------    -----       ----    -------
       Total held-to-maturity.........  $19,589    $  22       $250    $19,361
                                        =======    =====       ====    =======

  The amortized cost and estimated fair value of securities held to maturity other than mortgage-backed securities at September 30, 1996, and December 31, 1995 by contractual maturity, are as follows:

                                                               AMORTIZED  FAIR
   SEPTEMBER 30, 1996                                            COST    VALUE
   ------------------                                          --------- ------
   Due in one to five years...................................  $7,425   $7,452
                                                                ======   ======
   DECEMBER 31, 1995
   -----------------
   Due in less than one year..................................  $4,970   $4,966
   Due in one to five years...................................   1,500    1,522
                                                                ------   ------
                                                                $6,470   $6,488
                                                                ======   ======

  The Company receives payments on all mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 6 to 30 years.

  At September 30, 1996, mortgage-backed securities with carrying values of $22,779 and market values of approximately $22,247 were pledged to secure FHLB borrowings, merchant bankcard transactions, certain guarantees related to a loan securitization transaction and an interest-rate swap. There were no sales of securities in the nine months ended September 30, 1996. Gross gains from the sale of securities available for sale were $14 and $54 in the years ended December 31, 1995, and 1994, respectively, and there were no gross losses in these years. Of the total securities pledged, securities with fair values of approximately $20,110 were delivered to, and are held in custody of, Bankers Trust and the Federal Reserve Bank.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

3. LOANS, DISCOUNTED LOANS AND LOANS HELD FOR SALE

  The Company's loans comprise loans, discounted loans and loans held for sale. Following is a summary of each loan category by type:

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   LOANS
   Real estate loans:
     One to four units..............................   $ 49,047      $138,547
     Over four units................................     72,717        71,239
     Commercial.....................................     58,361        50,749
     Land...........................................      2,874         2,709
                                                       --------      --------
       Total loans secured by real estate...........    182,999       263,244
   Other loans......................................     30,698        19,832
                                                       --------      --------
                                                        213,697       283,076
   Less:
     Allowance for loan losses......................    (32,519)      (10,016)
     Deferred loan fees.............................       (196)         (245)
     Discount on purchased loans not included
      in allowance for loan losses..................     (3,702)      (13,988)
                                                       --------      --------
                                                       $177,280      $258,827
                                                       ========      ========
   DISCOUNTED LOANS
   Real estate loans:
     One to four units..............................   $  9,561      $ 18,380
     Commercial.....................................        482           863
                                                       --------      --------
       Total loans secured by real estate...........     10,043        19,243
   Other loans......................................        724           967
                                                       --------      --------
                                                         10,767        20,210
   Less:
     Allowance for loan losses......................     (5,716)       (3,855)
     Discount on purchased loans not included in
      allowance
      for loan losses...............................     (1,632)       (3,008)
                                                       --------      --------
                                                       $  3,419      $ 13,347
                                                       ========      ========
   LOANS HELD FOR SALE
   Real estate loans:
     One to four units..............................   $277,490      $ 33,497
     Commercial.....................................                      466
     Land...........................................                      194
                                                       --------      --------
       Total loans secured by real estate...........    277,490        34,157
   Other loans......................................                       12
                                                       --------      --------
                                                        277,490        34,169
   Less allowances, discounts and deferred fees.....    (16,686)      (15,572)
                                                       --------      --------
                                                       $260,804      $ 18,597
                                                       ========      ========

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

  As of September 30, 1996 and December 31, 1995, loans with adjustable rates of interest were $317,087 and $265,702, respectively, and loans with fixed rates of interest were $184,867 and $71,753, respectively. Adjustable-rate loans are generally indexed to the FHLB's Eleventh District Cost of Funds Index, LIBOR or Prime and are subject to limitations on the timing and extent of adjustment. Most loans adjust within six months of changes in the index.

  Activity in the allowance for loan losses is summarized as follows:

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
   Balance, beginning of year..................   $ 25,651    $ 7,701  $ 4,314
   Loans charged off...........................    (12,494)    (5,404)  (1,666)
   Recoveries..................................      1,424         81       71
   Provision for loan losses...................     15,751      4,266    2,173
   Allocations from purchased loan discounts...     15,972     19,007    2,809
                                                  --------    -------  -------
   Balance, end of year........................   $ 46,304    $25,651  $ 7,701
                                                  ========    =======  =======

  At September 30, 1996 and December 31, 1995, the Company had classified loans totaling $18,811 and $14,241, respectively, as impaired and had recorded specific valuation allowances to measure the impairments of those loans totaling $5,445 and $4,155, respectively. At the same dates, the Company had classified loans totaling $2,499 and $9,593, respectively, as impaired with no recorded specific valuation allowances. The average unpaid principal balances of impaired loans during the nine months ended September 30, 1996 and the year ended December 31, 1995 were $21,254 and $24,204, respectively. Interest income recognized on impaired loans during the same periods was $1,135 and $1,631, respectively, based on cash payments. These amounts exclude consideration of single-family residential and consumer loan pools evaluated for impairment on a pooled basis. Consumer loan pools include portfolios of sub-prime automobile loans purchased at par in 1995 and 1996. As of September 30, 1996, the Company had charged off all such loans that were more than 60 days delinquent. The remaining portfolio consists of loans that have performed over a period of approximately one year. Management considers the performing loans to be unimpaired, and interest on them is recognized on an accrual basis.

  Management estimates are required to determine the allowance for loan losses. Estimation is also involved in determining the ultimate recoverability of purchased loans and, consequently, the pricing of purchased loans and the adequacy of purchased discounts to provide allowances for credit risk. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic environment. Although management believes the levels of the allowance as of September 30, 1996 and December 31, 1995 are adequate to absorb losses inherent in the loan portfolio, rising interest rates, various other economic factors and regulatory requirements may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Banks' capital.

  The Company has a geographic concentration of mortgage loans in Southern California, which experienced declines in recent years. Substantially all loans originated or acquired by FBBH and GSB prior to their acquisition by the Company were collateralized by Southern California real estate. Performing mortgage loans acquired subsequently have also been concentrated in Southern California, but to a lesser degree, and the geographic diversification of the portfolio is generally widening through loan acquisitions.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

4. REAL ESTATE OWNED

  Real estate owned consists of property obtained through foreclosure. In the accompanying consolidated statements of financial condition, real estate owned is presented net of allowances for estimated losses. Activity in the allowance for estimated losses on real estate owned is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                SEPTEMBER 30, ---------------
                                                    1996       1995    1994
                                                ------------- -------  ------
   Allowance for losses on real estate owned,
    beginning of year..........................    $ 1,193    $   123  $  55
   Charge-offs.................................     (1,599)       (82)   (32)
   Allocation of purchase discount.............        762        554
   Provision for the year......................                   598    100
                                                   -------    -------  -----
   Allowance for losses on real estate owned,
    end of year................................    $   356    $ 1,193  $ 123
                                                   =======    =======  =====

5. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  Leasehold improvements and equipment consist of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Leasehold improvements............................    $  258        $  299
   Furniture and equipment...........................       877           718
                                                         ------        ------
   Total cost........................................     1,135         1,017
   Accumulated depreciation and amortization.........      (799)         (742)
                                                         ------        ------
                                                         $  336        $  275
                                                         ======        ======

6. DEPOSITS

  Deposits consist of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Passbook accounts.................................   $    371      $    304
   Money market accounts.............................        795         1,267
   NOW/checking......................................      6,103         5,111
   Time deposits:
     Less than $100..................................    386,264       247,814
     $100 or more....................................     94,002        49,028
                                                        --------      --------
     Total deposits..................................   $487,535      $303,524
                                                        ========      ========

  A summary of time deposits by maturity at September 30, 1996 is as follows:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1997 (including fourth quarter of 1996)........................... $425,084
    1998..............................................................   55,134
    Thereafter........................................................       48
                                                                       --------
                                                                       $480,266
                                                                       ========

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

7. BORROWINGS AND SUBORDINATED DEBT

  Borrowings at December 31, 1995 are repurchase agreements issued under a master repurchase agreement with Bear Stearns Mortgage Capital Corp. Proceeds from the agreements were used to acquire loan pools. The assets purchased by Bear Stearns include the loans acquired by the Banks with the proceeds as well as other assets. At December 31, 1995, the outstanding agreements were secured by loans with unpaid principal balances of $54,210. Loans purchased by Bear Stearns under the repurchase agreements are held in custody by a third party.

  Following is information about borrowings under repurchase agreements:

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
   Average balance during the period..........     $35,721    $ 4,122  $ 4,757
   Highest amount outstanding during the peri-
    od........................................      97,000     14,950   11,377
   Average interest rate during the period....         6.8%       5.6%     4.4%
   Average interest rate--end of period.......         --         6.7%     5.8%

    WAC's capitalization includes subordinated debt with majority stockholders in amounts up to $50,000. Subordinated debt pays interest at 14% per annum, compounded quarterly, has no stated maturity, and represents an unsecured general obligation of the Company. As of December 31, 1995, borrowings under the subordinated debt agreement were $11,000. As stated in
  Note 1, the Company's common stock was exchanged for the subordinated debt effective January 1, 1996.

8. INCOME TAXES

  The provisions for income tax (benefit) consist of the following:

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,  YEAR ENDED
                                                      1996      DECEMBER 31,
                                                  ------------- --------------
                                                                 1995    1994
                                                                ------  ------
   Current tax expense (benefit):
     Federal.....................................    $   (93)   $  434  $ (656)
     State.......................................          2        32      19
                                                     -------    ------  ------
                                                         (91)      466    (637)
                                                     -------    ------  ------
   Deferred tax expense (benefit):
     Federal.....................................     (3,081)     (250)     90
     State.......................................     (1,480)     (169)     21
                                                     -------    ------  ------
                                                      (4,561)     (419)    111
                                                     -------    ------  ------
   Total income tax provision (benefit)..........    $(4,652)   $   47  $ (526)
                                                     =======    ======  ======

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The difference between the effective tax rate implicit in the consolidated financial statements and the statutory federal income tax rate can be attributed to the following:

                                                 NINE MONTHS   YEAR ENDED
                                                    ENDED     DECEMBER 31,
                                                SEPTEMBER 30, --------------
                                                    1996       1995    1994
                                                ------------- ------  ------
   Federal income tax provision at statutory
    rate.......................................     (34.0)%     35.0%  (35.0)%
   State taxes (benefit), net of federal tax
    effect.....................................     (11.1)       4.0
   Valuation allowance.........................     (29.2)     (25.1)    8.8
   Change in prior year estimate...............      (5.2)      (7.8)
   Other.......................................      (1.6)       1.3    (3.4)
                                                    -----     ------  ------
   Effective income tax rate...................     (81.1)%      7.4%  (29.6)%
                                                    =====     ======  ======

  Deferred income taxes receivable (payable), which are included in income taxes receivable, net in the consolidated statements of financial condition, are summarized as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Deferred tax assets:
     Purchase discounts..............................    $ 2,378      $ 1,349
     Purchase accounting.............................        549          629
     Depreciation....................................         82           65
     Provision for loan loss.........................      1,232          408
     Net operating loss..............................      2,661          170
     Other...........................................        140           10
                                                         -------      -------
       Gross deferred tax assets.....................      7,042        2,631
                                                         -------      -------
   Deferred tax liabilities:
     Partnership income..............................        (44)         (44)
     Deferred loan fees..............................       (207)        (351)
     FHLB stock dividends............................       (285)        (242)
     State taxes.....................................       (620)
     Unrealized gains on securities..................       (694)
     Installment sales gain..........................       (344)
     Other...........................................       (118)         (98)
                                                         -------      -------
       Gross deferred tax liability..................     (2,312)        (735)
                                                         -------      -------
   Total deferred tax asset..........................      4,730        1,896
   Valuation allowance...............................        --        (1,726)
                                                         -------      -------
   Net deferred tax asset............................    $ 4,730      $   170
                                                         =======      =======

  At September 30, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $761, $1,391 and $4,758 expiring in the years 1997, 1998 and 1999, respectively, and net operating loss carryforwards for state income tax purposes of $1,617 and $1,143 expiring in 2000 and 2001, respectively.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

9. COMMITMENTS, CONTINGENCIES AND OFF-BALANCE-SHEET RISK

  Profit Sharing Plan--The Banks' employees participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Company's "control group." At the discretion of the Banks' Boards of Directors, the Banks may elect to contribute to the plan based on profits of the Banks or based on matching participants' contributions. For the year ended December 31, 1995, the Banks contributed $28 to the plan. There have been no contributions in 1996.

  Lease Commitments--The following is a schedule by year of future minimum rental payments:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1997 (including fourth quarter of 1996)............................... $281
    1998..................................................................  166
    1999..................................................................  157
    2000..................................................................   52
    2001..................................................................   30
                                                                           ----
      Total............................................................... $686
                                                                           ====

  Lease commitments include commitments to an affiliated company which require annual lease payments of $52 through 2001.

  Hedging Activity--The Banks are a party to an interest-rate swap agreement with off-balance-sheet risk in the normal course of business. There is a risk of loss (credit risk) if the counterparty fails to perform in the periodic settlement of amounts owed to the Banks, if any, under the terms of the swap. The swap is used to hedge interest-rate risk associated with fixed-rate loans. Changes in market value of the swap correlate with changes in the market value of the hedged loans. In April 1996, the Banks entered into an interest-rate swap with a $70,000 notional amount with Bear Stearns. The swap effectively converts $70,000 of purchased fixed-rate loans to variable-rate loans. The Banks pay 6.25% and receive a variable rate based on the one-month USD LIBOR plus .225%. The swap matures in April 2001 and has a cancellation trigger when the two-year constant maturity treasury equals or exceeds 9%. The notional principal amount amortizes at a rate of 1.2532% each month. At September 30, 1996, the notional principal is $65,614.

  Lending Commitments--At December 31, 1995, the Company had commitments to extend credit of $793. The Company did not have any commitments to extend credit at September 30, 1996. These commitments expose the Company to credit risk in excess of amounts reflected in the consolidated financial statements. The Company receives collateral to support loans and commitments to extend credit for which collateral is deemed necessary. The most significant category of collateral is certificates of deposit.

  Litigation--The Company is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company's financial position.

  Securitization Contingencies--A loan securitization in March 1996 involved the sale of discounted nonperforming loans with carrying amounts of approximately $18,600. The Banks are contingently liable for losses, if any, that could arise if the collectibility of any securitized loan is unenforceable solely due to the absence of original notes. In addition, the Banks are contingently liable to pay the interest due on the senior securities if the liquidation of the assets underlying the securities results in a shortfall on any due date; any such shortfall paid by the Banks would be reimbursable if liquidation proceeds were ultimately sufficient to cover the interest. Management believes that it is not probable that any losses will be incurred for these or other reasons involving the securitization.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

10. REGULATORY MATTERS

  Regulatory Agreement--On October 31, 1996, FBBH and GSB consented to separate but similar Orders to Cease and Desist (the "Orders") issued by the OTS. The Order issued to FBBH superseded a previously existing Supervisory Agreement between FBBH and the OTS issued June 8, 1995.

  The Orders require of both Banks that they not engage in unsafe and unsound practices and that they maintain minimum capital ratios required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). In addition, the Orders require the Banks to (I) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions; (II) develop plans to augment the depth and expertise of the management teams;
(III) revise business plans; (IV) modify certain policies concerning the accounting for loan discounts; (V) improve monitoring of (i) interest rate risk, (ii) balance sheet classifications of certain assets (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (VI) ensure compliance with the proper servicing of adjustable rate mortgages and escrow accounts; and (VII) enhance recordkeeping. In addition, the Banks may not increase their total assets beyond certain specified levels. Also, FBBH will be required to correct OTS-identified deficiencies in merchant bankcard operations. These requirements will be accompanied by related requirements that the Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information will be required. The Banks are currently in process of addressing these requirements. Management believes that the Banks are complying with those requirements that have taken effect.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Banks and their directors and officers to further enforcement actions, including termination of Federal Deposit Insurance Corporation insurance or civil money penalties.

  Capital Requirements--The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain actions by the regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of total tangible capital, core capital and total capital to risk-weighted assets as those terms are defined in OTS regulation. Under the regulatory framework for prompt corrective action, quantitative and qualitative measures are used by the OTS to determine whether an institution is categorized as "well capitalized," "adequately capitalized," "undercapitalized," or "significantly undercapitalized." Certain regulatory actions are mandated by law, depending on an institution's category. Quantitative measures include total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets, and Tier 1 capital to average assets, as those terms are defined in OTS regulation.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

  The Banks' actual and required capital amounts and ratios are as follows:

                                                                      TO BE
                                                              CATEGORIZED AS "WELL-
                                                               CAPITALIZED", UNDER
                                              FOR CAPITAL       PROMPT CORRECTIVE
                               ACTUAL      ADEQUACY PURPOSES    ACTION PROVISIONS
                            -------------  ------------------ ----------------------
                            AMOUNT  RATIO   AMOUNT    RATIO     AMOUNT      RATIO
                            ------- -----  --------- -------- ----------- ----------
   SEPTEMBER 30, 1996
   Total Capital to Risk-
    Weighted Assets:
     FBBH.................. $ 9,711 10.0%    $ 7,760    *8.0%     $ 9,701     * 10.0%
     GSB...................  30,297 11.0%     22,010    *8.0%      27,513     * 10.0%
   Tier 1 Capital to
    Risk-Weighted
     Assets:
     FBBH..................   8,434  8.7%   Not Applicable          5,820      * 6.0%
     GSB...................  26,739  9.7%   Not Applicable         16,508      * 6.0%
   Tier 1 Capital to
    Average
    Assets (Core Capital):
     FBBH..................   8,434  5.9%      5,706   * 4.0%       7,132      * 5.0%
     GSB...................  26,739  7.0%     15,320   * 4.0%      19,150      * 5.0%
   Tangible Capital:
     FBBH..................   8,434  6.0%      2,120   * 1.5%     Not Applicable
     GSB...................  26,739  6.8%      5,855   * 1.5%     Not Applicable
   DECEMBER 31, 1995
   Total Capital to Risk-
    Weighted
    Assets:
     FBBH.................. $ 9,820  9.8%    $ 7,999   * 8.0%     $ 9,998     * 10.0%
     GSB...................  15,523 10.4%     11,973   * 8.0%      14,967     * 10.0%
   Tier 1 Capital to
    Risk-Weighted
    Assets:
     FBBH..................   8,549  8.6%   Not Applicable          5,999      * 6.0%
     GSB...................  13,852  9.3%   Not Applicable          8,980      * 6.0%
   Tier 1 Capital to
    Average
    Assets (Core Capital):
     FBBH..................   8,549  6.4%      5,326   * 4.0%       6,657      * 5.0%
     GSB...................  13,852 10.3%      5,398   * 4.0%       6,748      * 5.0%
   Tangible Capital:
     FBBH..................   8,549  6.8%      3,075   * 1.5%     Not Applicable
     GSB...................  13,852  6.2%      2,066   * 1.5%     Not Applicable

* Greater than or equal to.

  As of September 30, 1996, the Banks' capital ratios were sufficient for them to be categorized as "well capitalized" based solely on quantitative measures. However, because of the Orders discussed above, each Bank can be categorized by the OTS as no higher than "adequately capitalized." Because the Banks have minimum regulatory capital requirements and the additional requirements under the Orders discussed above, substantially all retained earnings of the Banks are restricted as to distribution to stockholders.

  At June 30, 1996, as a result of new legislation enacted to recapitalize the SAIF deposit insurance fund, the Company accrued approximately $1.4 million for a special assessment to be paid in the fourth quarter.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

11. RELATED PARTY TRANSACTIONS

  Substantially all loans are serviced by Wilshire Credit Corporation ("WCC"), which is affiliated with the Company by common ownership. Management believes that the terms of the servicing agreement are no less favorable to the Banks than terms offered by other servicers. Due from affiliate in the accompanying consolidated statements of financial condition represents the amount of loan payments collected by WCC but not yet remitted to the Banks at that date. Loan servicing fees and expenses shown in the consolidated statements of operations were paid to WCC, and include reimbursements for direct expenses borne by WCC on behalf of the Banks. Due to affiliates in the consolidated statements of financial condition primarily comprises amounts owed to WCC for WAC operating expenses paid by WCC. At September 30, 1996, due to affiliates also includes a liability to WCC for a servicing fee with deferred payment terms.

12. STOCK OPTIONS

  In 1994 and 1995, the Banks issued stock options for the benefit of certain directors, executives and consultants. FBBH granted 19,447 and 23,161 options in 1994 and 1995, respectively. GSB granted 69,724 options in 1995. All grants were made with exercise prices at least equal to the book value of the relevant bank's shares on the grant dates. Subsequent to September 30, 1996, these stock options were converted into 31,225 options to purchase the stock of WFSG. The options are exercisable at prices ranging from $5.58 to $14.90 per share no earlier than 60 days after the effective date of the initial public offering of WFSG stock discussed in Note 17, and have remaining terms of from two to three years. Their estimated fair value as of November 1, 1996 was $162; an amount no greater than this would have been reported as compensation expense during 1994 and 1995 if the fair value method of accounting discussed in SFAS No. 123 had been used to measure compensation expense. Assuming that all grants were made in 1995, 1995 net income reported in the consolidated statements of operations would have been $430 and earnings per share would have been $18.22 if the fair value method of accounting for the options had been used.

  Pursuant to the initial public offering, the Company adopted a new Stock Plan on November 1, 1996. Under the Stock Plan, the Company may grant options and other awards not to exceed 1,750,000 shares of common stock over a ten-year term. The options may be either incentive stock options or nonstatutory stock options granted at exercise prices not less than 100% of the fair value of WFSG common stock at the grant date (110% of fair value for incentive stock options granted to persons holding over 10% of the Company's shares). Restricted stock and stock appreciation rights may also be granted under the Stock Plan.

  The initial awards under the new Stock Plan are expected to be granted at the date of the initial public offering. Options for approximately 1,050,000 to 1,083,750 will be granted to the Company's two largest stockholders. The Stock Plan also provides that nonemployee Company directors will receive automatic nonstatutory stock option grants. The number of shares granted to nonemployee directors each quarter will be determined under a formula ($6 divided by the fair market value per share of WFSG common stock on each grant date).

13. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

                              SEPTEMBER 30, 1996
                              -------------------
                              CARRYING ESTIMATED
                               AMOUNT  FAIR VALUE
                              -------- ----------
   Assets:
     Cash and due from
      banks.................. $ 11,231  $ 11,231
     Federal funds sold......    9,300     9,300
     Mortgage-backed
      securities held to
      maturity...............   22,380    21,778
     Mortgage-backed
      securities available
      for sale...............    6,483     6,483
     Securities held to
      maturity...............    7,425     7,452
     Trading account
      securities.............    7,092     7,092
     Loans, net..............  177,280   173,938
     Discounted loans, net...    3,419     3,419
     Loans held for sale,
      net....................  260,804   264,180
     Federal Home Loan Bank
      stock..................    2,911     2,911
   Liabilities:
     Deposits................  487,535   487,821
     Borrowings..............      --        --
   Off-Balance Sheet
    Liabilities:
     Interest-rate swap......      --        714
                               DECEMBER 31, 1995
                              -------------------
                              CARRYING ESTIMATED
                               AMOUNT  FAIR VALUE
                              -------- ----------
   Assets:
     Cash and due from
      banks.................. $  3,382  $  3,382
     Federal funds sold......    1,100     1,100
     Mortgage-backed
      securities held to
      maturity...............   13,119    12,873
     Mortgage-backed
      securities available-
      for-sale...............    9,083     9,083
     Securities held to
      maturity...............    6,470     6,488
     Loans, discounted loans
      and loans held for
      sale, net..............  290,771   295,747
     Federal Home Loan Bank
      stock..................    1,421     1,421
   Liabilities:
     Deposits................  304,020   307,177
     Borrowings..............   13,000    13,000
     Subordinated debt.......   11,000    11,000

  The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

    Cash and Due From Banks and Federal Funds Sold--The carrying amounts approximate fair values, due to the short-term nature of these instruments.

    Securities and Mortgage-Backed Securities--The fair values of securities are generally obtained from market bids for similar or identical securities, or are obtained from independent security brokers or dealers.

    Loans, Discounted Loans and Loans Held for Sale--It is not practicable to estimate the fair value of discounted loans, which are predominately nonperforming loans, due to uncertainties as to the nature, timing and extent to which the loans will be either collected according to original terms, restructured, or foreclosed upon. For other loans, fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as fixed and adjustable rate interest terms. The fair values of fixed-rate mortgage loans are based on discounted cash flows utilizing applicable risk-adjusted spreads relative to the current pricing of similar fixed-rate loans as well as anticipated prepayment schedules. The fair values of

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES adjustable-rate mortgage loans are based on discounted cash flows utilizing discount rates that approximate the pricing of available mortgage-backed securities having similar rate and repricing characteristics, as well as anticipated prepayment schedules. No value adjustments have been made for changes in credit within the loan portfolio. It is management's opinion that the allowance for estimated loan losses pertaining to loans results in a fair value adjustment of the credit risk of such loans.

    Federal Home Loan Bank Stock--The carrying amounts approximate fair values because the stock may be sold back to the Federal Home Loan Bank at carrying value.

    Deposits--The fair values of deposits are estimated based on the type of deposit products. Demand accounts, which include passbook and transaction accounts, are presumed to have equal book and fair values, since the interest rates paid on these accounts are based on prevailing market rates. The estimated fair values of time deposits are determined by discounting the cash flows of settlements of deposits having similar maturities and rates, utilizing a yield curve that approximates the prevailing rates offered to depositors as of the reporting date.

    Borrowings--The carrying amounts of repurchase agreements approximates fair value due to the short-term nature of these instruments.

    Subordinated Debt--The fair value of subordinated debt issued to shareholders by WAC is assumed to be equal to carrying value because the debt terms were negotiated with related parties and there is no market for the debt at such terms with unrelated parties.

    Off-Balance-Sheet Liabilities--The fair value of an interest-rate swap (1996 only) is estimated at the net present value of the future payable, based on the current spread, discounted at a current rate. Fair values of off-balance sheet commitments to lend (1995 only) are estimated based on deferred fees associated with such commitments, which are immaterial as of the reporting date, and are therefore not presented.

  The fair value estimates presented herein are based on pertinent information available to management as of each reporting date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                       QUARTERS ENDED
                                              ---------------------------------
                                              SEPTEMBER 30, JUNE 30,  MARCH 31,
                                                  1996        1996     1996(1)
                                              ------------- --------  ---------
   Interest income..........................     $12,186    $12,407    $9,544
   Interest expense.........................       7,572      7,046     4,974
   Provision for estimated losses on loans..       4,883      5,483     5,385
                                                 -------    -------    ------
   Net interest loss after provision for es-
    timated losses on loans.................        (269)      (122)     (815)
   Non-interest income......................       1,240        917     4,220
   Non-interest expense.....................       5,398      2,625     2,882
                                                 -------    -------    ------
   (Loss) income before income taxes........      (4,427)    (1,830)      523
   Income tax benefit.......................       3,373        805       474
                                                 -------    -------    ------
   Net (loss) income........................     $(1,054)   $(1,025)   $  997
                                                 =======    =======    ======

                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1995         1995        1995     1995
                                 ------------ ------------- -------- ---------
   Interest income..............   $ 7,329       $6,173      $5,776   $5,103
   Interest expense.............     4,070        3,704       3,573    3,134
   Provision for estimated
    losses on loans.............     1,045        1,020       1,028    1,173
                                   -------       ------      ------   ------
   Net interest income (loss)
    after provision for
    estimated losses on loans...     2,214        1,449       1,175      796
   Non-interest income..........       373        1,684         556      494
   Non-interest expense.........     2,855        2,096       1,664    1,487
                                   -------       ------      ------   ------
   Income (loss) before income
    taxes.......................      (268)       1,037          67     (197)
   Income tax (expense)
    benefit.....................        21          (78)         (4)      14
                                   -------       ------      ------   ------
   Net income (loss)............   $  (247)      $  959      $   63   $ (183)
                                   =======       ======      ======   ======
                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1994         1994        1994     1994
                                 ------------ ------------- -------- ---------
   Interest income..............   $ 3,861       $2,108      $1,669   $1,931
   Interest expense.............     2,315        1,317         970      855
   Provision for estimated
    losses on loans.............     2,173          --          --       --
                                   -------       ------      ------   ------
   Net interest (loss) income
    after provision for
    estimated losses on loans...      (627)         791         699    1,076
   Non-interest income..........       641          336          78      172
   Non-interest expense.........     1,929        1,255       1,017      743
                                   -------       ------      ------   ------
   (Loss) income before income
    taxes.......................    (1,915)        (128)       (240)     505
   Income tax benefit...........       566           38          71     (149)
                                   -------       ------      ------   ------
   Net (loss) income............   $(1,349)      $  (90)     $ (169)  $  356
                                   =======       ======      ======   ======

--------

(1) The financial information for the quarter ended March 31, 1996 was restated to account for residual interests in loans sold as securitization transactions as trading account securities. The effect on quarterly earnings was an increase of $1,601.

15. PARENT COMPANY INFORMATION

 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   ASSETS
   Cash..............................................    $   --       $     1
   Investments in Banks..............................     35,310       18,777
   Prepaid expenses and other assets.................        715          153
                                                         -------      -------
                                                         $36,025      $18,931
                                                         =======      =======
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable and other liabilities............    $   764      $   317
   Due to affiliates.................................        707          575
   Subordinated debt to majority stockholders........        --        11,000
                                                         -------      -------
     Total liabilities...............................      1,471       11,892
                                                         -------      -------
   Contributed and retained equity...................     34,554        7,039
                                                         -------      -------
                                                         $36,025      $18,931
                                                         =======      =======

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ---------------
                                                    1996       1995    1994
                                                ------------- ------  -------
   Interest income.............................    $     2    $    9  $    24
   Interest expense............................         67       243       31
                                                   -------    ------  -------
   Net interest expense........................        (65)     (234)      (7)
   Noninterest income..........................        563     1,155      611
   Noninterest expense.........................        125       363      156
                                                   -------    ------  -------
   Income before equity in earnings (loss) of
    subsidiaries...............................        373       558      448
   Equity in (loss) earnings of subsidiaries...     (1,455)       34   (1,700)
                                                   -------    ------  -------
   Net (loss) income...........................    $(1,082)   $  592  $(1,252)
                                                   =======    ======  =======

 CONDENSED STATEMENTS OF CASH FLOWS

                                                  NINE MONTHS    YEAR ENDED
                                                     ENDED      DECEMBER 31,
                                                 SEPTEMBER 30, ---------------
                                                     1996       1995    1994
                                                 ------------- ------  -------
   CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net (loss) income..........................     $(1,082)   $  592  $(1,252)
    Adjustments to reconcile net income (loss)
     to
     net cash (used in) provided by operating
     activities:
     Amortization of purchase accounting
      adjustments..............................        (783)   (1,045)    (488)
     Equity in loss (earnings) of
      subsidiaries.............................       1,455       (34)   1,700
     Change in:
      Prepaid expenses and other assets........        (562)       51      495
      Accounts payable and other liabilities...         447        90     (111)
      Due to affiliates........................         132       (71)     (29)
      Other....................................         --         33      --
                                                    -------    ------  -------
       Net cash (used in) provided by operating
        activities.............................        (393)     (384)     315
                                                    -------    ------  -------
   CASH FLOWS FROM INVESTING ACTIVITIES:
    Net investment in subsidiaries.............     (17,358)   (9,000)  (4,746)
                                                    -------    ------  -------
   CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Issuance of capital stock..................      17,750       --     4,750
    Issuance of subordinated debt..............         --      9,000      --
    Dividends from subsidiary..................         --         65      --
                                                    -------    ------  -------
       Net cash provided by financing
        activities.............................      17,750     9,065    4,750
                                                    -------    ------  -------
   NET (DECREASE) INCREASE IN CASH AND
    CASH EQUIVALENTS...........................          (1)     (319)     319
   CASH:
    Beginning of year..........................           1       320        1
                                                    -------    ------  -------
    End of year................................     $   --     $    1  $   320
                                                    =======    ======  =======
   NONCASH FINANCING ACTIVITIES:
    Conversion of capital stock to subordinated
     debt......................................                $2,000
    Conversion of subordinated debt to capital
     stock.....................................     $11,000

            WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES

16. PROFORMA INFORMATION CONCERNING ACQUISITIONS

  As discussed in Note 1, during 1994 WACII acquired GSB in a purchase accounting transaction. The results of GSB's operations are included in the Company's consolidated financial statements subsequent to the date of acquisition. The following proforma financial information shows the estimated results of the Company's operations for the year ended December 31, 1994 as though the GSB purchase had occurred as of the beginning of the year. The proforma amounts are not necessarily indicative of what would have actually occurred if the acquisition had occurred as of the beginning of the year.

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1994
                                                                    ------------
   Net interest income and non-interest revenue....................    $7,222
   Net loss........................................................      (920)

17. INITIAL PUBLIC OFFERINGS

  WFSG is making initial public offerings (the "IPOs") of common stock and debt, and has formed certain new subsidiaries to undertake the loan acquisition and servicing businesses currently being conducted by WCC and certain other affiliates of the Company. The loan acquisition activity, and any other business activity, that may be conducted by WFSG's new subsidiaries will be in addition to the activity already being performed by the Banks and reflected in these consolidated financial statements on an historical basis. The Company currently expects that the IPOs will be completed during 1996. Certain business developments related to the IPOs that may be significant to the operations of the Company are disclosed in other footnotes to these consolidated financial statements.

18. SUBSEQUENT EVENTS--LOAN ACQUISITIONS AND SALES

  In October and November 1996, GSB acquired approximately $279,000 in unpaid principal amount of discounted residential mortgage loans, and committed to acquire approximately $31,900 of additional discounted residential mortgage loans in December. Management expects to sell, prior to December 31, 1996, performing residential mortgage loans held for sale with market values approximately equivalent to the purchase prices of the discounted loans. Completion of the sales transactions by December 31, 1996 is necessary in order for GSB to meet the growth restrictions imposed by its Order (see Note
10).

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Girard Savings Bank F.S.B.
San Diego, California

  We have audited the accompanying consolidated statements of operations and of cash flows of Girard Savings Bank F.S.B. and Subsidiary (the "Bank") for the period from January 1, 1994 through November 8, 1994, the date of the Bank's acquisition by Wilshire Acquisitions Corporation II. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of Girard Savings Bank F.S.B. and Subsidiary for the period from January 1, 1994 through November 8, 1994, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP
March 10, 1995
Los Angeles, California

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
              PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                 (IN THOUSANDS)

INTEREST INCOME:
  Loans................................................................ $5,577
  Mortgage-backed securities...........................................    337
                                                                        ------
    Total interest income..............................................  5,914
                                                                        ------
INTEREST EXPENSE:
  Deposits.............................................................  3,006
  Borrowings...........................................................    292
                                                                        ------
    Total interest expense.............................................  3,298
                                                                        ------
NET INTEREST INCOME....................................................  2,616
PROVISION FOR ESTIMATED LOAN LOSSES....................................    827
                                                                        ------
NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOAN LOSSES..........  1,789
                                                                        ------
OTHER LOSS, Service charges and other fees.............................     (3)
                                                                        ------
OTHER EXPENSES:
  Compensation and other employee benefits.............................    512
  FDIC insurance premiums..............................................    262
  Depreciation and amortization........................................     14
  Amortization of excess of cost over net assets acquired..............    993
  Occupancy............................................................     57
  Professional services................................................    338
  Data processing......................................................     54
  Real estate owned, net...............................................    194
  Other general and administrative.....................................    143
                                                                        ------
    Total other expenses...............................................  2,567
                                                                        ------
LOSS BEFORE INCOME TAX PROVISION.......................................   (781)
INCOME TAX PROVISION...................................................    156
                                                                        ------
NET LOSS............................................................... $ (937)
                                                                        ======


                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
              PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                             $   (937)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation.......................................................       14
  Amortization of excess of cost over net assets acquired............      993
  Amortization of deferred interest and fees.........................      (56)
  Provision for loan losses..........................................      827
  Provision for real estate losses...................................       97
  Change in:
   Accrued interest receivable.......................................     (109)
   Prepaid expenses and other assets.................................      (52)
   Income taxes receivable...........................................      921
   Other liabilities.................................................      468
   Deferred taxes....................................................      212
                                                                      --------
    Net cash provided by operating activities........................    2,378
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan repayments, net................................................    5,503
 Proceeds from the maturity of investments securities................    3,497
 Purchases of investment securities and FHLB stock...................   (2,046)
 Investment in real estate...........................................     (107)
 Proceeds from real estate sold......................................    2,850
                                                                      --------
    Net cash provided by investing activities........................    9,697
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits..............................................   (2,402)
 Issuance of common stock............................................       13
 Proceeds from FHLB advances.........................................   12,000
 Payments of FHLB advances...........................................  (21,000)
                                                                      --------
    Net cash used in financing activities............................  (11,389)
                                                                      --------
NET DECREASE IN CASH AND CASH EQUIVALENTS............................      686
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.......................    2,903
                                                                      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................. $  3,589
                                                                      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
 Payments during the period for:
  Interest........................................................... $  3,300
NONCASH INVESTING ACTIVITIES:
 Loans originated to finance the sale of foreclosed real estate......    1,190

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                                (IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of Girard Savings Bank F.S.B. and subsidiary (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

  Principles of Consolidation--The consolidated financial statements include the accounts of Girard Savings Bank F.S.B. and its wholly-owned subsidiary, Girard Financial Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include provisions for losses on loans and real estate owned.

  Investment Securities--As of January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement address the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified into three categories and accounted for as follows: (i) debt securities which the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (ii) debt and equity securities that are brought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of income taxes. Prior to the adoption of SFAS No. 115, all investment securities were classified as held for investment and valued at cost, adjusted for the accretion of discounts and amortization of premiums which were recognized as an adjustment to income. Subsequent to adoption, the Bank has classified all of its investment securities as held to maturity and accounts for them in the same manner.

  Loans Receivable--Loans are reported at the principal amounts outstanding, net of unearned income, net deferred loan origination fees and the allowance for loan losses. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs recognized in interest income over the term of the loan using a method that approximates the interest method. When recognized as interest income, loan origination fees are included in revenues as interest on loans.

  Discounts or premiums on acquired loans are accreted or amortized to operations over the lives of the loans using a method that approximates the level-yield method unless the loans are nonaccrual loans.

  Provision and Allowance for Loan Losses--The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

  The accompanying financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowance maintained by many banks in recognition of the inherent risk in the existing economic environment. The Bank's lending is concentrated in the Southern California area and specifically on loans collateralized by income-producing properties in that area. The area has recently experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrower's ability to repay loans. Additional decline in the local economy and/or rising interest rates may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Bank's capital.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Real Estate Owned--Real estate acquired in settlement of loans is stated at the lower of cost of fair value less estimated cost to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Any subsequent operating expense or income, reduction in estimated values, and gains or losses on disposition of such properties are charged to current operations.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and certificates of deposit with original maturities of three months or less.

2. SUBSEQUENT EVENT

  Acquisition and Recapitalization--On November 9, 1994, pursuant to a stock purchase agreement between Wilshire Acquisitions Corporation II ("WACII"), Girard Savings Bank F.S.B., (the "Bank"), Girard Financial Corporation, the stockholders of the Bank, and RT Holdings, Inc., WACII purchased 4,218,210 shares of the Bank's common stock held by the stockholders for $3,559. In addition, the Bank issued and sold to WACII nonvoting preferred stock for $1,000. WACII now owns 94.9% of the Bank's outstanding shares of common stock and 100% of the Bank's outstanding preferred stock.

  Prior to acquisition, the Bank wrote off $920 in goodwill associated with a prior acquisition that otherwise would have been amortized over the next 14 years. Such goodwill was deemed to be impaired due to the cessation of significant activity of the acquired business and disposition of its assets. In addition, the Bank incurred additional legal and professional expenses of approximately $256 related to its sale.

3. INCOME TAX PROVISION

  The provision for income taxes consists of the following:

   Current:
     Federal income tax benefit.......................................... $(61)
     State income taxes..................................................    5
                                                                          ----
       Total current benefit.............................................  (56)
                                                                          ----
   Deferred:
     Federal income taxes................................................  212
                                                                          ----
       Total income tax provisions....................................... $156
                                                                          ====

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

  The principal temporary differences creating deferred taxes are related to FHLB stock dividends, discounts on purchased loans, the allowance for loan losses, deferred loan fees, and partnership income, which are taxable or deductible in different years for tax and financial reporting purposes.

  The difference between the effective tax rate implicit in the consolidated statements of operations and the statutory income tax rate can be attributed to the following:

Federal income tax benefit at statutory rate............................ (35.0%)
Nondeductible goodwill..................................................  41.2
Valuation allowance.....................................................   7.6
Other...................................................................   6.2
                                                                         -----
Effective income tax benefit rate.......................................  20.0%
                                                                         =====

4. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--Subsequent to the acquisition by WACII, the Bank's employees began to participate in a defined contribution profit sharing and 401(k) plan sponsored by companies in the Wilshire Financial Services Group "control group". At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the plan based on profits of the Bank or based on matching participants' contributions.

  Lease Commitments--At November 8, 1994, there are no operating leases with initial or remaining noncancellable lease terms in excess of one year.

  Total rent expense from an operating lease was approximately $59 in 1994. The lease provides that the Bank pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises in excess of a predetermined base, in addition to the minimum monthly payments.

  Lending Commitments--At November 8, 1994, the Bank had no outstanding commitments to fund loans and no obligations under standby letters of credit or other off-balance-sheet items with credit risk.

  Litigation--The Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Bank's financial position.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Wilshire Credit Corporation and Affiliates
Portland, Oregon:

  We have audited the accompanying combined statements of financial condition of Wilshire Credit Corporation and Affiliates (the "Corporations") as of September 30, 1996 and December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Wilshire Credit Corporation and Affiliates as of September 30, 1996 and December 31, 1995, and the combined results of their operations and their cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP
November 13, 1996
Los Angeles, California

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       STATEMENTS OF FINANCIAL CONDITION

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
                                                           (IN THOUSANDS)
ASSETS
CASH AND CASH EQUIVALENTS...........................   $  6,638      $  3,577
SECURITIES:
  Trading account...................................     11,818           --
  Available for sale, at fair value (cost: $7,039
   and $2,486 in 1996
   and 1995, respectively)..........................      7,049         2,486
  Held to maturity, at amortized cost (fair value:
   $12,785 and $4,643 in 1996
   and 1995, respectively)..........................     12,771         4,643
LOANS:
  Loans, net........................................        --        121,420
  Discounted loans, net.............................      4,824        19,352
  Loans held for sale, net, at lower of cost or
   market...........................................    112,939           --
  Discounted loans held for sale, net, at lower of
   cost or market...................................    168,957        33,267
  Commercial notes receivable.......................     10,811         9,261
OTHER RECEIVABLES...................................      2,935         1,769
DUE FROM AFFILIATES, Net............................      2,473           759
PROPERTY, Net.......................................      8,953         6,717
OTHER ASSETS........................................      3,000         3,122
                                                       --------      --------
TOTAL...............................................   $353,168      $206,373
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Participating interests in loans and securities...   $143,424      $150,298
  Borrowings........................................    243,239        70,165
  Capital lease obligations.........................      1,445         1,126
  Due to affiliates.................................      8,431         3,698
  Accounts payable and accrued liabilities..........      7,592         4,887
                                                       --------      --------
    Total liabilities...............................    404,131       230,174
                                                       --------      --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock......................................        524           524
  Retained earnings (accumulated deficit)...........     (3,943)           78
  Distributions to stockholders.....................    (47,554)      (24,403)
  Unrealized gains on available-for-sale
   securities.......................................         10           --
                                                       --------      --------
    Total stockholders' equity (deficit)............    (50,963)      (23,801)
                                                       --------      --------
TOTAL...............................................   $353,168      $206,373
                                                       ========      ========

                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                                                 NINE MONTHS    YEAR ENDED
                                                    ENDED      DECEMBER 31,
                                                SEPTEMBER 30, ----------------
                                                    1996       1995     1994
                                                ------------- -------  -------
                                                       (IN THOUSANDS)
REVENUES:
  Servicing fees...............................    $ 6,041    $ 9,739  $ 3,339
  Interest and dividend income.................      6,718      5,124    1,667
  Gain on sale of loans........................        935         43      465
  Rent and finance lease income................        607        625      192
  Other revenues (expense).....................         72       (194)     133
                                                   -------    -------  -------
    Total revenues.............................     14,373     15,337    5,796
                                                   -------    -------  -------
EXPENSES:
  Compensation and benefits....................      5,090      6,605    3,834
  Interest expense.............................      9,116      3,789      894
  Travel.......................................      1,032      1,233      177
  Depreciation and amortization................        766        504      208
  Professional services........................        537        898      311
  Portfolio servicing expense..................        281         52       32
  Rent.........................................        105        254      217
  Telephone....................................        189        349      262
  Postage......................................        120        143      206
  Advertising..................................        150         82       33
  Other general and administrative.............      1,008        909      684
                                                   -------    -------  -------
    Total expense..............................     18,394     14,818    6,858
                                                   -------    -------  -------
NET (LOSS) INCOME..............................    $(4,021)   $   519  $(1,062)
                                                   =======    =======  =======



                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           UNREALIZED GAINS
                                                            ON AVAILABLE-
                         COMMON RETAINED  DISTRIBUTIONS TO     FOR-SALE
                         STOCK  EARNINGS    SHAREHOLDERS      SECURITIES     TOTAL
                         ------ --------  ---------------- ---------------- --------
                                               (IN THOUSANDS)
BALANCE, JANUARY 1,
 1994...................  $524  $ 1,599       $ (4,584)          $--        $ (2,461)
  Net loss..............   --    (1,062)           --             --          (1,062)
  Distributions to
   shareholders.........   --       --          (7,576)           --          (7,576)
                          ----  -------       --------           ----       --------
BALANCE, DECEMBER 31,
 1994...................   524      537        (12,160)           --         (11,099)
  Net income............   --       519            --             --             519
  Distributions to
   shareholders.........   --       --         (12,243)           --         (12,243)
  Dividends.............   --      (978)           --             --            (978)
                          ----  -------       --------           ----       --------
BALANCE, DECEMBER 31,
 1995...................   524       78        (24,403)           --         (23,801)
  Net loss..............   --    (4,021)           --             --          (4,021)
  Distributions to
   shareholders.........   --       --         (23,151)           --         (23,151)
  Unrealized gain on se-
   curities
   available-for-sale...   --       --             --              10             10
                          ----  -------       --------           ----       --------
BALANCE, SEPTEMBER 30,
 1996...................  $524  $(3,943)      $(47,554)          $ 10       $(50,963)
                          ====  =======       ========           ====       ========



                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                NINE MONTHS     YEAR ENDED
                                                   ENDED       DECEMBER 31,
                                               SEPTEMBER 30, ------------------
                                                   1996        1995      1994
                                               ------------- --------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................   $ (4,021)   $    519  $ (1,061)
  Adjustments to reconcile net income (loss)
   to net cash provided by (used in) operating
   activities:
    Gain on sale of loans.....................       (935)        (43)     (465)
    Valuation adjustment--loans held for
     sale.....................................        --          --        254
    Interest capitalized on commercial notes..     (1,550)       (581)      --
    Depreciation and amortization.............        524         343       179
    Change in:
      Trading securities......................    (11,818)        --        --
      Security purchased under agreement to
       resell.................................        --       24,938   (24,938)
      Other receivables.......................     (1,166)        530      (756)
      Due from affiliates.....................     (1,714)       (386)     (373)
      Other assets............................        122      (1,912)   (1,126)
      Due to affiliates.......................      4,733         185     2,770
      Accounts payable and accrued
       liabilities............................      2,705       1,931     1,926
      Security sold but not yet purchased.....        --      (24,738)   24,738
      Other...................................        --           38       --
                                                 --------    --------  --------
        Net cash provided by (used in)
         operating activities.................    (13,130)        345     1,148
                                                 --------    --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of held-to-maturity securities....     (8,371)     (4,160)     (851)
  Proceeds from maturities of held-to-maturity
   securities.................................        243         368       --
  Purchase of available-for-sale securities...     (5,377)     (2,602)      --
  Proceeds from maturities of available-for-
   sale securities............................        824         116       --
  Acquisitions and originations of loans......   (258,771)   (168,558) (240,881)
  Proceeds from sale of loans.................    120,707     109,034     8,420
  Receipts of principal on loans..............     26,330     137,642    39,179
  Origination of commercial notes receivable..        --       (7,680)   (1,000)
  Purchase of property........................     (2,248)     (5,339)     (219)
                                                 --------    --------  --------
        Net cash provided by (used in)
         investing activities.................   (126,663)     58,828  (195,352)
                                                 --------    --------  --------

                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                 COMBINED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                               NINE MONTHS      YEAR ENDED
                                                  ENDED        DECEMBER 31,
                                              SEPTEMBER 30, -------------------
                                                  1996        1995       1994
                                              ------------- ---------  --------
                                                       (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from participating interests.....    $     --    $  47,261  $179,938
  Payments of principal to participating
   interests................................       (6,874)   (102,234)  (36,564)
  Proceeds from borrowings..................      224,968      73,091    63,278
  Principal payments of borrowings..........      (51,894)    (63,867)   (3,050)
  Principal payments on capital leases......         (195)       (125)      (59)
  Cash dividends paid ......................          --         (978)      --
  Other distributions to stockholders.......      (23,151)    (12,243)   (7,576)
                                                ---------   ---------  --------
    Net cash provided by (used in) financing
     activities.............................      142,854     (59,155)  195,967
                                                ---------   ---------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...        3,061          18     1,763
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR.......................................        3,577       3,559     1,796
                                                ---------   ---------  --------
CASH AND CASH EQUIVALENTS, END OF YEAR......    $   6,638   $   3,577  $  3,559
                                                =========   =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
  Interest paid.............................    $   8,734   $   3,121  $    359
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Purchases of property through capital
   leases...................................    $     514   $     --   $    101


                  See notes to combined financial statements.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                   NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                    YEARS ENDED DECEMBER 31, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)
1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination--The combined financial statements of Wilshire Credit Corporation and Affiliates (the "Corporations") include the accounts of the following companies:

                                COMPANY                               IDENTIFIER
                                -------                               ----------
   Wilshire Credit Corporation.......................................   WCC
   Wilshire Leasing Limited..........................................   WLL
   Wilshire Properties I, Inc. ......................................   WP-I
   Wilshire Properties II, Inc. .....................................   WP-II
   Portland Servicing Corporation....................................   PSC
   Wilshire Securities Corporation...................................   WS
   Wilshire Funding Corporation 1994-1...............................   WF-4-1
   Wilshire Funding Corporation 1995-1...............................   WF-5-1
   Wilshire Funding Corporation 1995-2...............................   WF-5-2
   Wilshire Funding Corporation 1995-3 ..............................   WF-5-3
   Wilshire Funding Corporation 1996-1...............................   WF-6-1
   Wilshire Consumer Receivables Funding Corporation, LLC............   WCRFC
   Wilshire Manufactured Housing Funding Company, LLC................   WMHFC
   Wilshire Mortgage Funding Company, LLC............................   WMF
   WMFC, LLC.........................................................   WMFC
   Wilshire Funding Company, LLC.....................................   WF

  All of the above companies are under common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

  Nature of the Business--The Corporations acquire and service performing and nonperforming (discounted) loan portfolios and mortgage-backed securities. Funding for loan portfolio and mortgage-backed securities acquisitions is provided principally by third-party investors who hold participating interests in cash flows from specified portfolios and securities, generally on a nonrecourse basis, or who lend to the Corporations with specified portfolios and securities as collateral.

  WLL operates under the name of Portland Cellular, providing cellular telephone transmission for its customer base. Portland Cellular also provides phones to certain of its customers under operating leases.

  WP-I operates the Corporations' headquarters facilities, which were acquired under a capital lease with a bargain purchase option.

  WP-II owns and manages two commercial real estate properties located in Oregon.

  WS was formed for the purpose of engaging in broker/dealer activities, but has had no significant activity.

  WF-4-1, WF-5-1, WF-5-2, WF-5-3 and WF-6-1 were formed primarily for the purpose of acquiring and securitizing various loan portfolios.

  WCRFC, WMHFC and WMF were formed for the purpose of funding three securitizations during 1995: a $25,464 consumer loan-backed bond, a $30,757 manufactured housing-backed bond, and a $64,753 mortgage-backed bond, respectively.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  WMFC is the holding company for WF which, was formed for the purpose of acquiring and originating residential home mortgages.

  Cash and Cash Equivalents--The Corporations consider all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents consist primarily of cash in accounts with banks and brokers and in money market funds.

  Use of Estimates in the Preparation of the Combined Financial Statements-- The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Securities--Securities consist primarily of B-class pass-through mortgage and other asset-backed securities which were either purchased at discounts or represent residual interests in loans previously securitized by the Corporations, and U.S. Treasury securities. Until the third quarter of 1996, all securities were classified as held-to-maturity based on management's intent and the Corporations' ability to hold them to maturity, and differences between cost and fair value of the securities were immaterial. In the third quarter of 1996, purchases of B-class mortgage-backed securities were increased significantly. In connection with that activity, management reevaluated its intentions with respect to the various types of securities held, and the securities portfolio was segregated into three components, as follows:

    Held-to-Maturity--U.S. Treasury securities are pledged for certain borrowings and are classified as held-to-maturity based on the ability and intent to hold them to maturity for that purpose. These securities are carried at amortized cost.

    Trading--B-class and other securities representing retained interests in loans securitized by the Corporations are classified as trading securities. These securities are carried at fair value, and changes in unrealized gains or losses are recorded in the combined statements of operations.

    Available-for-Sale--B-class mortgage-backed securities purchased from third parties are classified as available-for-sale. These securities are carried at fair value, and changes in unrealized gains or losses are recorded in a separate stockholders' equity account in the combined balance sheets. The available-for-sale classification also includes an equity security-preferred stock of a privately-held company that does not have a readily determinable fair value, and for which fair value is assumed to approximate cost.

  When the securities held prior to the third quarter of 1996 were transferred from the held-to-maturity portfolio to the available-for-sale and trading portfolios during the third quarter, they were transferred at their fair values, which were not materially different than amortized cost.

  Loans--The Corporations' principal business involves acquiring loans, and to a significantly lesser extent, originating them. Acquired loans are generally purchased in pools, or portfolios, for prices at or below face value (i.e., unpaid principal balances plus accrued interest). Nonperforming and underperforming loan portfolios are generally acquired at deep discounts to face value and are classified as discounted loans in the combined statements of financial condition. Loans that have been identified as likely to be sold are classified as held-for-sale in the combined statements of financial condition. Loans other than discounted loans and loans held-for-sale are classified simply as loans.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Discounted loans are presented in the combined statements of financial condition inclusive of accrued interest (purchased interest and subsequently accrued interest) and net of unamortized discount. Discounted loans are accounted for on a portfolio basis, generally using the cost recovery method. The full extent of cash that will ultimately be collected on a specific discounted loan portfolio is subject to substantial uncertainty. Collections may be realized in various ways, such as negotiations with debtors resulting in resumption of payments under original or restructured terms, significant collections on one or a relatively few loans in a portfolio of many loans, legal judgments against debtors, or repossession and sale of collateral. Discounts are not accreted into income until the Corporations' initial net investment in the portfolio is fully recovered, except in the case of certain portfolios for which collections are more certain. For most portfolios, accretion is determined in proportion to cash receipts of principal relative to the total principal in the portfolios. .

  Loans other than discounted loans are presented in the combined statements of financial condition in the same manner as discounted loans except that discounts associated with purchased loans are accreted into income using a method approximating the interest method, and interest is recognized on an accrual basis.

  Loans held-for-sale are presented at lower of cost or market value, and cost is determined as described above depending on whether the loans held-for-sale are discounted loans or other loans. If market value is less than cost, a valuation allowance is recorded to reduce the carrying value.

  Commercial notes receivable comprise three originated loans to an unaffiliated corporation and its operating subsidiary. The loans are presented at cost, plus accrued compound interest capitalized in accordance with the terms of the loans. Interest on the loans is collectible in cash based on a formula relating to the earnings of the borrowers. The loans mature in August 2000.

  The Corporations do not evaluate individual loans, except for commercial notes receivable, for impairment under SFAS No. 114, "Accounting for Impairment of a Loan," because acquisition decisions and certain other loan management decisions are made on the basis of the value of each portfolio as a unit rather than on the basis of the value of specific loans. Also, a substantial majority of the loans purchased have small balances relative to the total portfolio and are homogeneous by type within each portfolio. Impairment is evaluated on a portfolio basis considering the projected net realizable value of the portfolio compared to the net carrying value of the portfolio. Credit risk related to each portfolio as a whole is one factor considered by management in determining the purchase price for the portfolio; therefore unaccreted discounts are assumed to provide a sufficient valuation allowance for credit risk unless management's analysis indicates otherwise. As of September 30, 1996 and December 31, 1995, no allowance for loan losses has been provided in the financial statements. Specific loans are charged off, with corresponding charges to loan discounts, when management determines they are uncollectible. A substantial portion of the total discounted loan portfolio consists of nonperforming and restructured loans. It is not practicable to estimate the additional income that might have been recognized had these loans performed under their original terms.

  Interest Income Recognition--Interest is accrued on both loans and discounted loans in accordance with their legal terms. However, to the extent there is a participation agreement associated with a loan portfolio, the liability to the participant is increased by the amount of interest accrued. To the extent that the Corporations have a nonparticipated interest in a discounted loan portfolio, interest income recognition is deferred and the loan discount account is increased by the amount of interest accrued. To the extent that the Corporations have a nonparticipated interest in commercial notes receivable and in a loan portfolio other than a discounted loan portfolio, interest income is recognized as the interest is accrued.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Other Receivables--Other receivables consist primarily of certain direct costs associated with collections of specific loans. The costs are generally reimbursable by participants in the loan portfolios, or are charged to the borrowers.

  Due from and Due to Affiliates--Due from affiliates primarily consists of amounts advanced for certain operating expenses to a savings and loan holding company affiliated with the Corporations by common ownership and control. At September 30, 1996, due from affiliates includes servicing fees, for which payment was deferred, owed to the Corporations from one of the subsidiaries of the savings and loan holding company. Due to affiliates primarily consists of loan payments collected by the Corporations as servicer but not yet remitted to the two subsidiaries of the bank holding company affiliate. These assets and liabilities are reflected at cost, and do not bear interest.

  Rental Income and Finance Lease Income--Rental income and finance lease income is derived from operating leases on commercial real estate and from cellular and portable telephone rentals.

  Property--Property is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets.

  Participating Interests in Loans and Securities--Participation liabilities represent amounts invested by third parties for an interest in cash flows from loan portfolios and mortgage-backed securities, net of the cash flows already remitted to the participants. Participants share credit risks and certain other risks associated with the assets that provide the source of repayment and potential income to the participants. If cash flows from specific assets proved to be insufficient to provide participants recovery of their initial investments or expected income on such investments, the Corporations' liability would be reduced without recourse. Included in participation liabilities as of September 30, 1996 and December 31, 1995 are $6,520 and $5,605, respectively, representing amounts collected from borrowers but not yet remitted to participants.

  Agreements with participants generally provide that, in exchange for the Corporations' servicing of assets, the Corporations retain a specified portion of portfolio cash flows allocable to the participants' investment in addition to cash flows relating to the Corporations' direct investment, if any. The Corporations' retained portion of cash flows allocable to participants' interests is recognized when received as servicing fee income. The Corporations' retained portion generally increases after the point at which participants have recouped their initial investments.

  Financial Instruments--The Corporations enter into transactions involving financial instruments both for speculative trading purposes and for hedging purposes.

  Premiums received or paid for writing or purchasing puts and calls for trading purposes are recorded as liabilities or assets representing the market value of the options. The liabilities or assets are subsequently marked to market at each balance sheet date, and unrealized as well as realized gains and losses are recorded in periodic income.

  Forward sales and short sales of securities and certain options and futures contracts are designated as hedges against future fluctuations in the market value of loans held for sale resulting from changes in interest rates. Changes in the market value of these instruments are deferred as adjustments to the cost basis of the hedged loans and thus are recognized in connection with the ultimate sale of such loans.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Income Taxes--Each of the companies whose operations are reflected in these combined financial statements are Subchapter S corporations for income tax purposes. Taxable income of the companies is passed through directly to the stockholders and is not taxed at the corporate level.

  Earnings per Share--Earnings per share data is omitted because each company in the combined group has an independent capital structure, and varying numbers of outstanding shares of stock.

  Reclassification--Certain amounts in the combined financial statements and related footnote disclosures for 1995 and 1994 were reclassified to conform to the 1996 presentation. These reclassifications do not materially affect the presentation.


2.SECURITIES

  Securities consist of the following at September 30, 1996 and December 31, 1995:

                                                    GROSS      GROSS
                                        AMORTIZED UNREALIZED UNREALIZED  FAIR
                                          COST      GAINS      LOSSES    VALUE
                                        --------- ---------- ---------- -------
   1996
   Available-for-sale securities:
     Mortgage-backed securities........  $ 4,553     $ 30       $ 20    $ 4,563
     Equity securities.................    2,486      --         --       2,486
                                         -------     ----       ----    -------
       Total available-for-sale........  $ 7,039     $ 30       $ 20    $ 7,049
                                         =======     ====       ====    =======
   Held-to-maturity--
     U.S. Treasury Securities..........  $12,771     $--        $--     $12,785
                                         =======     ====       ====    =======
   1995
   Available-for-sale--
     Equity securities.................  $ 2,486     $--        $--     $ 2,486
                                         =======     ====       ====    =======
   Held-to-maturity--
     U.S. Treasury Securities..........  $ 4,643     $--        $--     $ 4,643
                                         =======     ====       ====    =======

  The Company receives payments on mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 13 to 30 years. U.S. Treasury maturities held at September 30, 1996 mature within one year.

  There were no sales of securities in the nine months ended September 30, 1996 or the years ended December 31, 1995 and 1994.

  At September 30, 1996, all U.S. Treasury securities are pledged for certain borrowings. Substantially all other securities collateralize other borrowings and participating interests reflected as liabilities in the combined statements of financial condition.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.LOANS

  Loans, discounted loans and loans held for sale are as follows:

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   Loans at amortized cost:
     Gross unpaid principal........................                 $ 140,272
     Gross accrued interest........................                     3,054
     Discount......................................                   (21,906)
                                                                    ---------
     Loans, net....................................                 $ 121,420
                                                                    =========
   Discounted loans, at cost:
     Gross unpaid principal........................    $ 280,104    $ 341,269
     Gross accrued interest........................      234,562      221,394
     Discount......................................     (509,842)    (543,311)
                                                       ---------    ---------
     Discounted loans, net.........................    $   4,824    $  19,352
                                                       =========    =========
   Loans held for sale, at cost which is lower than
    market:
     Gross unpaid principal........................    $ 131,182
     Gross accrued interest........................        4,719
     Discounts and deferred hedging gains, or
      losses net of premiums.......................      (22,962)
                                                       ---------
     Loans held for sale, net......................    $ 112,939
                                                       =========
   Discounted loans held for sale, at cost which is
    lower than market:
     Gross unpaid principal........................    $ 210,657    $  69,818
     Gross accrued interest........................       27,336       13,573
     Discount and deferred hedging gains, or losses
      net of premiums..............................      (69,036)     (50,124)
                                                       ---------    ---------
     Discounted loans held for sale, net...........    $ 168,957    $  33,267
                                                       =========    =========

  Loans other than discounted loans consist primarily of loans secured by real estate, of which approximately 50% are single family residential properties. Discounted loans and discounted loans held for sale comprised both real estate secured (approximately 35%) and consumer loans (approximately 65% based on gross unpaid principal balances at September 30, 1996). Approximately 20% of loans are to borrowers in the northeastern U.S. and approximately 15% of loans are to borrowers in California. The remainder are to borrowers in diverse geographical areas.

  Substantially all loans collateralize participating interests and borrowings.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


4.PROPERTY

  Property consists of:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Land..............................................    $2,550        $1,763
   Buildings.........................................     5,971         4,701
   Vehicles..........................................        48            48
   Furniture and equipment...........................     1,223           812
                                                         ------        ------
     Total...........................................     9,792         7,324
   Less accumulated depreciation.....................       839           607
                                                         ------        ------
   Property, net.....................................    $8,953        $6,717
                                                         ======        ======

  Land and buildings comprise the Corporations' headquarters, which secure a capital lease obligation (see Note 6), and two commercial real estate projects, which collateralize certain borrowings (see Note 5).

  The following table summarizes future minimum rental income under noncancelable operating leases as of September 30, 1996:

   1996.................................................................... $127
   1997....................................................................  322
   1998....................................................................  110
   1999....................................................................  116
   2000....................................................................  117
   Thereafter..............................................................   25
                                                                            ----
                                                                            $817
                                                                            ====

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


5. BORROWINGS

  The Corporations have various borrowing agreements, most of which are collateralized by loans and securities. These borrowings have either (a) repayment terms tied to cash receipts of the related collateral or (b) borrowing bases tied to the relative value of the collateral. Except certain borrowings (mortgages) secured by investment real estate, the borrowings do not have fixed repayment schedules. Following is a summary of borrowings by major type, showing their outstanding balances, interest rates and final maturity dates. Unless otherwise noted, the borrowings are secured by substantially all of the Corporations' unparticipated interest in loans and securities and/or the agreed-upon value of the servicing income to be derived from participated interests. Interest is payable at least monthly on substantially all borrowings.

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   Reverse repurchase agreements with rates ranging
    from 5.6% to LIBOR plus .75-2.5%, maturing
    October 1996...................................    $ 85,795      $ 5,918
   Borrowings with fixed rates of 12-12.5%,
    maturing beginning in 1998, renewable at the
    Corporations' option until 2005-6..............      81,085       38,996
   Mortgage-backed bonds issued to third parties
    with rates ranging from LIBOR plus .5-5.5% (11%
    cap), maturing in 2001.........................      50,381
   Warehouse line for loan originations at LIBOR
    plus 1.5%......................................      12,374
   Borrowings with rates of prime plus 5% and LIBOR
    plus 4%, maturing in 1998-1999.................       3,542       13,447
   Borrowings due on demand, interest at prime
    plus...........................................       3,500        3,500
   Other loan-secured borrowings...................                    2,750
   Borrowings secured by investment real estate
    with fixed rates from 9.75-10.63%, payable
    monthly and maturing in 1998 and 2005..........       5,345        4,477
   Related-party borrowings........................       1,217        1,077
                                                       --------      -------
   Total borrowings................................    $243,239      $70,165
                                                       ========      =======

  The mortgage-backed bonds shown above were issued in a securitization involving the Corporations' loans which was accounted for as a financing transaction rather than as a sale of loans due to the extent of the Corporations' residual interests in the transaction.

  Maturities of long-term borrowings (mortgages on investment real estate) are as follows:

   1997 (including fourth quarter of 1996).............................. $  110
   1998.................................................................     80
   1999.................................................................  1,195
   2000.................................................................     95
   2001.................................................................    940
   Thereafter...........................................................  2,925
                                                                         ------
                                                                         $5,345
                                                                         ======

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Following is information about the Corporations' borrowings under reverse repurchase agreements during the nine months ended September 30, 1996:

Average balance outstanding during the period.......................... $19,397
Highest balance outstanding during the period..........................  85,685
Average interest rate during the period................................    5,68%
Average interest rate at the end of the period.........................    7.36%

  Related party borrowings are borrowings from a trust managed on behalf of the Corporations' majority stockholder and a relative of the majority shareholder. During the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, the Corporations recognized interest expense of $129, $153 and $200, respectively.

  As of September 30, 1996, the Corporations have written borrowing commitments from various third parties totaling $350 million, of which approximately $82 million has been drawn and is included in borrowings above. In addition, the Corporations have unwritten commitments totaling an additional $150 million, of which approximately $5 million has been drawn and is included in borrowings above. Of the total commitments, $300 million is in the form of repurchase facilities, $100 million is in the form of a warehouse facility, and $100 million is in the form of a term loan. Pursuant to a reorganization of the Corporations and other commonly controlled entities (see
Note 14), management expects that undrawn amounts of these borrowing commitments will be transferred to subsidiaries of Wilshire Financial Services Group, Inc. ("WFSG") upon the effective date of WFSG's initial public offering of common stock and debt.

6. CAPITAL LEASE OBLIGATIONS

  The Corporations have purchased various assets, including its headquarters facility and certain automobiles and equipment, under capital leases. Future minimum lease payments for capital leases as of September 30, 1996 are as follows:

   1996................................................................. $  962
   1997.................................................................    156
   1998.................................................................    121
   1999.................................................................    113
   2000.................................................................    109
   Thereafter...........................................................     62
                                                                         ------
     Total..............................................................  1,523
     Less amount representing interest..................................     78
                                                                         ------
      Capital lease obligation.......................................... $1,445
                                                                         ======

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


7. FINANCIAL INSTRUMENTS

  The Corporations are parties to financial instruments with off-balance-sheet risk in the normal course of business, primarily for the purposes of reducing exposure to fluctuations in interest rates and changes in the market value of loans held for sale ("hedging activities") and, prior to 1996, for purposes of realizing short-term profits ("trading activities"). These financial instruments include short sales and forward sales of U.S. Treasury securities and short and long positions in option contracts and interest rate futures contracts of durations similar to the fixed rate loans held for sale that are being hedged. These instruments involve, to varying degrees, interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of these instruments reflect the extent of the Corporations' involvement in particular classes of financial instruments. The counterparties to these instruments are well-known international broker-dealers and the Corporations do not believe there is significant credit risk associated with the instruments.

  Substantially all activities in the aforementioned financial instruments during the nine months ended September 30, 1996 were hedging activities. At September 30, 1996, the Corporations had futures and options positions (primarily short positions) with notional amounts totalling $26,400 and $12,400, respectively, and net deferred hedging losses totalling $193.

  Substantially all activities in the aforementioned financial instruments during the year ended December 31, 1995 were trading activities. At December 31, 1995, the Corporations had futures and options positions (primarily short positions) with notional amounts totalling $3,122 and $10,603, respectively, and fair market values of $57. During the year ended December 31, 1995, the average fair values of these financial instruments were not material. Trading gains and losses are included in other revenues in the combined statements of operations

  The purchase or sale of options and futures contracts bears a high degree of market risk, subject to fluctuations in market values, rates or currencies in the instruments underlying the contracts. The potential market loss on options and futures are generally substantially in excess of the premium paid or received. The options and futures transactions entered into by the Corporations require cash margin deposits with the broker. As of September 30, 1996 and December 31, 1995, such margin requirements were $326 and $96, respectively.

8. OPERATING LEASES

  The Corporations maintain certain noncancelable operating leases on real property and other assets, which expire through 1999. Future minimum lease payments on such noncancelable operating leases as of September 30, 1996 are as follows:

   1996.................................................................. $  362
   1997..................................................................  1,448
   1998..................................................................  1,415
   1999..................................................................  1,357
   2000..................................................................    113
                                                                          ------
                                                                          $4,695
                                                                          ======


  The management fee portion of the annual lease payment for a corporate jet of $401 is subject to escalation on January 1 of each year based on the percentage change in the Consumer Price Index during the immediately preceding year.

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


9. LOAN SERVICING

  Loans serviced for others, except for participated loans acquired in the name of WCC, are not included in the combined statements of financial condition. The Corporations perform servicing for two affiliated savings banks as well as other unrelated parties. The unpaid principal balances of loans serviced for others are summarized as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Related parties...................................   $501,954      $337,455
   Others............................................     13,537        18,417
                                                        --------      --------
     Total...........................................   $515,491      $355,872
                                                        ========      ========

  At September 30, 1996 and December 31, 1995, WCC, in connection with the foregoing loan servicing and in connection with WCC-owned and participated loans, had made escrow payments in excess of amounts collected, which are included in other receivables.

10. COMMITMENTS AND CONTINGENCIES

  Profit-Sharing Plan--The Corporations' employees participate in a defined contribution profit-sharing and 401(k) plan. At the discretion of the Corporations' Boards of Directors, they may elect to contribute to the plan based on profits of the Corporations or based on matching participants' contributions. During 1996 and 1995, the Corporations contributed $97 and $46, respectively, to the plan.

  Litigation--The Corporations are defendants in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Corporations' financial position.

  Loan Purchase Commitments--At September 30, 1996, the Corporations were committed to purchase $9,323 of loans for $9,323. The Corporations also had a commitment from a participating investor to provide funding for the purchases.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimates presented herein are not necessarily indicative of the amounts the Corporations could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

  Cash and Cash Equivalents--The carrying amounts reported in the combined statements of financial condition for cash and cash equivalents approximate their fair values.

  Securities--Fair values of U.S. Treasury securities included in the held-to-maturity classification are based on quoted market prices. Fair values of B-class mortgage-backed securities included in the trading account and the available-for-sale classification, including both purchased securities and residual interests in loan

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

securitization transactions initiated by the Corporations, are estimated by management based on data provided by an independent pricing service, considering current interest rates, prepayments and other relevant factors. It is not practicable to estimate the fair value of preferred stock of a closely-held corporation included in the available-for-sale classification.

  Loans--It is not practicable to estimate the fair value of discounted loans (including discounted loans held for sale), which are predominantly non performing loans, due to uncertainties as to the nature, timing and extent to which the loans will be either collected according to original terms, restructured, or foreclosed upon. The fair values of loans and loans held for sale other than discounted loans and commercial notes using applicable risk-adjusted spreads relative to the current pricing of similar loans as well as anticipated prepayments. No value adjustments have been made for changes in credit risk within the loan portfolios. It is management's opinion that the allowance for estimated loan losses pertaining to loans results in a fair value adjustment of the credit risk of such loans. It is not practicable to estimate the fair value of commercial notes receivable. These loans were extended in a leveraged buyout transaction and bear interest at rates from 15-20%. The loans are repayable based on formulas tied to the earnings of the borrower, and mature in 2001.

  Participating Interests in Loans and Securities--It is not practicable to estimate the fair values of participating interests in loans and securities. These liabilities are payable from the cash flows generated by the related loans and securities, less the Corporations' retained servicing fees, which include a profit participation element. The fair values of the liabilities are therefore linked to the fair values of the related securities and loans, including discounted loans for which fair values are not reasonably estimable.

  Borrowings--Information pertinent to an evaluation of the fair value of borrowings is included in Note 5. Fair value is assumed to approximate the face amount outstanding because the principal borrowings have variable interest rates and generally mature as the loan collateral is collected or are repayable on demand.

  Off-Balance-Sheet Items--The fair value of options and futures used for hedging purposes are based on quoted market prices.

                                                             SEPTEMBER 30, 1996
                                                             -------------------
                                                             CARRYING ESTIMATED
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
   Assets:
     Cash and cash equivalents.............................. $  6,638  $  6,638
     Securities:
       Trading securities...................................   11,818    11,818
       Available for sale securities........................    7,039     7,049
       Held to maturity securities..........................   12,771    12,785
     Loans:
       Discounted loans, net................................    4,824     4,824
       Loans held for sale, net.............................  112,939   131,763
       Discounted loans held for sale, net..................  168,957   168,957
       Commercial notes.....................................   10,811    10,811
   Liabilities:
     Participating interests in loans and securities........  143,424   143,424
     Borrowings.............................................  243,239   243,239
   Off-balance-sheet items:
     Options................................................      --        (39)
     Futures................................................      --       (152)

PURCHASERS OF THE COMPANY'S NOTES WILL NOT ACQUIRE ANY INTEREST IN WILSHIRE CREDIT CORPORATION

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


                                                              DECEMBER 31, 1995
                                                             -------------------
                                                             CARRYING ESTIMATED
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
   Assets:
     Cash and cash equivalents.............................. $  3,577  $  3,577
     Securities:
       Available for sale securities........................    2,486     2,486
       Held to maturity securities..........................    4,643     4,643
     Loans:
       Loans, net...........................................  121,420   121,420
       Discounted loans, net................................   19,352    19,352
       Discount loans held for sale, net....................   33,267    33,267
       Commercial notes.....................................    9,261     9,261
   Liabilities:
     Participating interests in loans and securities........  150,298   150,298
     Borrowings.............................................   70,165    70,165
   Off-balance-sheet items:
     Options................................................      --          8
     Futures................................................      --         46

12. SUBSEQUENT EVENTS--REORGANIZATION OF THE CORPORATIONS

  WFSG is affiliated with the Corporations by common ownership and control, and owns the two banks for which the Corporations service loans. WFSG is making an initial public offering ("IPO") of common stock and debt, and has formed certain new subsidiaries to undertake the loan acquisition and servicing businesses currently being conducted by the Corporations. At the effective date of WFSG's IPO, the Corporations will cease to acquire loans or otherwise to compete with WFSG. The Corporations will continue to hold their existing assets, and will continue to service loans for their own account and for WFSG and its subsidiaries for a period of approximately two to three years, when it is expected that WFSG's servicing subsidiary will have obtained the necessary licenses to assume the servicing business from the Corporations.

  Pursuant to the IPO and reorganization of the Corporations, and subsequent to September 30, 1996, the Corporations will transfer certain rights they have to future servicing income from a participation agreement with a third party. The servicing rights, which have no recorded basis in the statements of financial condition of the Corporations as of September 30, 1996, are the rights to varying percentages of cash flows from the collection or liquidation of loans and B-class mortgage-backed securities with principal balances totalling approximately $269,862 as of September 30, 1996.

  Management expects that support for existing commitments of the Corporations subsequent to the reorganization will be derived from a combination of the following: continued collection and liquidation of existing loans and securities; servicing income for the period during which the Corporations continue to conduct the servicing business; operating income from properties leased to WFSG and its subsidiaries and to third parties; stockholder loans, which are indirectly supported by the stockholders' interests in WFSG; and, potentially, other transactions or businesses that the Corporations might elect to pursue.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFOR-MATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

                                ---------------

                               TABLE OF CONTENTS

                                ---------------

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  12
The Company..............................................................  20
Recent Developments......................................................  21
Use of Proceeds..........................................................  23
Capitalization...........................................................  24
Selected Financial Information...........................................  25
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  29
Business.................................................................  45
Regulation...............................................................  65
Taxation.................................................................  74
Management...............................................................  76
Principal Stockholders...................................................  84
Certain Relationships and Related Transactions...........................  85
Description of Notes.....................................................  87
Underwriting............................................................. 106
Legal Matters............................................................ 106
Experts.................................................................. 106
Wilshire Credit Corporation.............................................. 108
Index to Financial Statements............................................ F-1

  UNTIL               , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES OFFERED HEREBY, WHETHER OR NOT PAR-TICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $75,000,000

                                    WILSHIRE
                            ------------------------
                            Financial Services Group

                                  % NOTES DUE 2003

                                ---------------
                                   PROSPECTUS
                                ---------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                           , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LC962980.025

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth an itemized statement of all estimated expenses in connection with the registration, offering and sale of the securities being registered hereby other than underwriting discounts and commissions.

      SEC registration fee.......................................... $   27,181
      NASD and NASDAQ fees..........................................     44,000
      Accounting fees and expenses..................................    600,000
      Legal fees and expenses.......................................    400,000
      Blue sky fees and expenses (including counsel fees)...........     15,000
      Printing and engraving expenses...............................    150,000
      Transfer agent's fees.........................................     10,000
      Miscellaneous expenses........................................    125,000
                                                                     ----------
          Total..................................................... $1,371,181
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article NINTH of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Registrant and may indemnify to the fullest extent not prohibited by law any current or former employee or agent of the Registrant who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including and action, suit or proceeding by or in the right of the Registrant), by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or a fiduciary of any employee benefit plan of the Registrant, or serves or served at the request of the Registrant as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Registrant shall pay for or reimburse the reasonable expenses incurred by such current of former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current of former employee or agent in such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification pursuant to the Certificate of Incorporation. Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for breach of fiduciary duty as a director. The Registrant also provides its directors and officers coverage under a director's and officer's liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  In connection with the formation of the Company on October 28, 1996, the Company sold two shares of Common Stock to Andrew A. Wiederhorn and one share of Common Stock to Lawrence A. Mendelsohn at a purchase price of $5.00 per share, pursuant to an exemption from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

                                                                           PAGE
                                                                           ----
   +1.1  Form of Underwriting Agreement relating to the Common Stock
   +1.2  Form of Underwriting Agreement relating to the Notes
   +3.1  Certificate of Incorporation
   +3.2  By-laws
   +4.2  Form of Indenture, dated as of    , 1996 among Wilshire
          Financial Services Group Inc. and Bankers Trust Corporation
   +4.3  Form of Notes (included in Exhibit 4.2)
   +5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP
  +10.1  Form of Employment Agreement dated November 15, 1996 among the
          Company and Andrew A. Wiederhorn
  +10.2  Form of Employment Agreement dated November 15, 1996 among the
          Company and Lawrence A. Mendelsohn
  +10.3  Incentive Stock Plan
  +10.11 Cease and Desist Order
  +10.12 Servicing Agreement dated as of November 15, 1996 among
          Wilshire Credit Corporation and Wilshire Financial Services
          Group
  +10.13 Master Repurchase Agreement dated as of July 29, 1996 among
          Wilshire Credit Corporation and CS First Boston Capital
          Corporation
  +10.14 Additional Supplemental Terms to Master Repurchase Agreement,
          dated as of July 29, 1996 between CS First Boston Mortgage
          Capital Corp. and Wilshire Credit Corporation
  +10.15 Interim Warehouse & Security Agreement, dated as of December 1,
          1995, between Wilshire Funding Company, L.L.C. and Prudential
          Securities Realty Funding Corp
  +10.16 Amendment to Interim Warehouse and Security Agreement dated
          June 28, 1996 between Wilshire Funding Company, L.L.C. and
          Prudential Securities Realty Funding Corp
  +10.17 Amendment No. 2 to Interim Warehouse and Security Agreement
          dated September 27, 1996 between Wilshire Funding Company,
          L.L.C. and Prudential Securities Realty Funding Corp
  +10.18 Master Repurchase Agreement between First Bank of Beverly
          Hills, F.S.B. and Bear Stearns Mortgage Capital Corporation
          dated as of May 22, 1996
  +10.19 Supplemental Terms and Conditions dated as of May 22, 1996 among First Bank of Beverly Hills, F.S.B. and Bear Stearns
          Mortgage Capital Corporation
  +10.20 Master Repurchase Agreement between Girard Savings Bank FSB and
          Bear Stearns Mortgage Capital Corporation dated as of December
          22, 1995
  +10.21 Master Repurchase Agreement dated as of November 15, 1996 between CS First Boston Mortgage Capital Corp. and Wilshire
          Funding Corp.
  +10.22 Interim Warehouse and Security Agreement by and between
          Prudential Securities Credit Corporation and WMFC 1997-2, Inc.
          dated as of November 15, 1996
  +11    Statement regarding earnings per share
  +12    Statement regarding the computation of the ratio of earnings to fixed charges
  +21.1  Subsidiaries
  +23.1  Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
          Exhibit 5.1)
 **23.2  Consent of Deloitte & Touche LLP
 **23.3  Consent of Deloitte & Touche LLP
  +23.4  Consent of KPMG Peat Marwick LLP
  +24    Power of Attorney (see page II-4)
  +25    Form T-1
  +27    Financial Data Schedule

--------
 +Previously filed.
**Refiled herewith.

  (b) Financial Statement Schedules:

  The Financial Statement Schedules have been omitted because the information required is not applicable or is included in the financial statements or notes thereto. Columns omitted from schedules filed are omitted because the information is not applicable.

ITEM 17. UNDERTAKINGS.

  The undersigned Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and the State of Oregon, on this 16th day of December, 1996.

                                          Wilshire Financial Services Group
                                           Inc.

                                                 /s/ Andrew A. Wiederhorn
                                          By: _________________________________
                                                Andrew A. Wiederhorn Chief
                                                     Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in their capacities on December 16, 1996.

              SIGNATURE                                 TITLE

      /s/ Andrew A. Wiederhorn            Chairman of the Board, Chief
-------------------------------------      Executive Officer, Secretary and
        ANDREW A. WIEDERHORN               Treasurer (Principal Executive
                                           Officer)

     /s/ Lawrence A. Mendelsohn           President and Director
-------------------------------------
       LAWRENCE A. MENDELSOHN

                  *                       Director
-------------------------------------
          DONALD H. COLEMAN

                  *                       Director
-------------------------------------
         DAVID DALE-JOHNSON

                  *                       Director
-------------------------------------
           PHILIP G. FORTE

                  *                       Senior Vice President and Chief
-------------------------------------      Financial Officer (Principal
            CHRIS TASSOS                   Accounting and Financial Officer)

     /s/ Lawrence A. Mendelsohn
  ----------------------------------
*By:
 LAWRENCE A. MENDELSOHN ATTORNEY-IN-
                FACT

                                 EXHIBIT INDEX

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

                                                                           PAGE
                                                                           ----
   +1.1  Form of Underwriting Agreement relating to the Common Stock
   +1.2  Form of Underwriting Agreement relating to the Notes
   +3.1  Certificate of Incorporation
   +3.2  By-laws
   +4.2  Form of Indenture, dated as of    , 1996 among Wilshire
          Financial Services Group Inc. and Bankers Trust Corporation
   +4.3  Form of Notes (included in Exhibit 4.2)
   +5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP
  +10.1  Form of Employment Agreement dated November 15, 1996 among the
          Company and Andrew A. Wiederhorn
  +10.2  Form of Employment Agreement dated November 15, 1996 among the
          Company and Lawrence A. Mendelsohn
  +10.3  Incentive Stock Plan
  +10.11 Cease and Desist Order
  +10.12 Servicing Agreement dated as of November 15, 1996 among
          Wilshire Credit Corporation and Wilshire Financial Services
          Group
  +10.13 Master Repurchase Agreement dated as of July 29, 1996 among
          Wilshire Credit Corporation and CS First Boston Capital
          Corporation
  +10.14 Additional Supplemental Terms to Master Repurchase Agreement,
          dated as of July 29, 1996 between CS First Boston Mortgage
          Capital Corp. and Wilshire Credit Corporation
  +10.15 Interim Warehouse & Security Agreement, dated as of December 1,
          1995, between Wilshire Funding Company, L.L.C. and Prudential
          Securities Realty Funding Corp
  +10.16 Amendment to Interim Warehouse and Security Agreement dated
          June 28, 1996 between Wilshire Funding Company, L.L.C. and
          Prudential Securities Realty Funding Corp
  +10.17 Amendment No. 2 to Interim Warehouse and Security Agreement
          dated September 27, 1996 between Wilshire Funding Company,
          L.L.C. and Prudential Securities Realty Funding Corp
  +10.18 Master Repurchase Agreement between First Bank of Beverly
          Hills, F.S.B. and Bear Stearns Mortgage Capital Corporation
          dated as of May 22, 1996
  +10.19 Supplemental Terms and Conditions dated as of May 22, 1996 among First Bank of Beverly Hills, F.S.B. and Bear Stearns
          Mortgage Capital Corporation
  +10.20 Master Repurchase Agreement between Girard Savings Bank FSB and
          Bear Stearns Mortgage Capital Corporation dated as of December
          22, 1995
  +10.21 Master Repurchase Agreement dated as of November 15, 1996 between CS First Boston Mortgage Capital Corp. and Wilshire
          Funding Corp.
  +10.22 Interim Warehouse and Security Agreement by and between
          Prudential Securities Credit Corporation and WMFC 1997-2, Inc.
          dated as of November 15, 1996
  +11    Statement regarding earnings per share
  +12    Statement regarding the computation of the ratio of earnings to fixed charges
  +21.1  Subsidiaries
  +23.1  Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
          Exhibit 5.1)
 **23.2  Consent of Deloitte & Touche LLP
 **23.3  Consent of Deloitte & Touche LLP
  +23.4  Consent of KPMG Peat Marwick LLP
  +24    Power of Attorney (see page II-4)
  +25    Form T-1
  +27    Financial Data Schedule

--------
 +Previously filed.
**Refiled herewith.